                                                                   Exhibit 10.24

                                                                       EXECUTION





                                  $345,000,000
                              AUTOTOTE CORPORATION
                      AMENDED AND RESTATED CREDIT AGREEMENT


            This AMENDED AND RESTATED CREDIT AGREEMENT is dated as of October 6, 2000, and entered into by and among AUTOTOTE CORPORATION, a Delaware corporation ("COMPANY"), THE LENDERS PARTIES HERETO (each individually referred to herein as a "LENDER" and collectively as "LENDERS"), DLJ CAPITAL FUNDING, INC. ("DLJ"), as administrative agent for Lenders (in such capacity, "ADMINISTRATIVE AGENT"), DLJ, as syndication agent for Lenders (in such capacity, "SYNDICATION AGENT"), Lead Arranger and Sole Book Running Manager, LEHMAN COMMERCIAL PAPER INC., ("LCPI"), as documentation agent for Lenders (in such capacity, "DOCUMENTATION AGENT"), and LEHMAN BROTHERS INC. ("Lehman") as Co-Arranger. Capitalized terms used herein without definition shall have the meanings set forth therefor in subsection 1.1.

                             PRELIMINARY STATEMENTS

            o Company, Lenders, Administrative Agent, Syndication Agent, and Documentation Agent are parties to that certain Credit Agreement dated as of September 6, 2000 (the "CLOSING DATE CREDIT AGREEMENT").

            o Company, Lenders, Administrative Agent, Syndication Agent and Documentation Agent desire to amend and restate the Closing Date Credit Agreement in its entirety in order to, among other things,
               (i) complete the syndication of the Lenders and (ii) provide that the terms and provisions of the Closing Date Credit Agreement shall otherwise be modified as set forth herein.

            o Company agrees that its existing pledge and grant of a security interest in substantially all of its present and future real and personal property pursuant to the Security Agreement dated as of September 6, 2000 by and among Company, certain of Company's Subsidiaries and Administrative Agent shall be continued without interruption and shall be amended and restated in its entirety.

            o Each Subsidiary Guarantor agrees that its existing guaranty of the Obligations of Company under the Closing Date Credit Agreement pursuant to the Subsidiary Guaranty dated as of September 6, 2000 entered into by the Subsidiary Guarantors in favor of the Administrative Agent for the benefit of

               Lenders shall be continued without interruption and shall be amended and restated in its entirety.

             o  All modifications to the Closing Date Credit Agreement and the other Loan Documents made hereby require the concurrence of all Lenders and the Loan Parties. The Lenders identified on the signature pages hereof have acquired all of the loans and commitments under the Closing Date Credit Agreement as indicated in Schedule 2.1.

            NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, Company, Lenders, Administrative Agent, Syndication Agent and Documentation Agent agree that the Closing Date Credit Agreement shall be amended and restated, without novation, as follows:

            SECTION 1.  DEFINITIONS

            o  DEFINED TERMS.

            The following terms used in this Agreement shall have the following meanings:

            "ACQUIRED BUSINESS" has the meaning assigned to that term in the definition of "Permitted Acquisition" in this subsection 1.1.

            "ACQUISITION CO." means ATX Enterprises, Inc., a Delaware corporation and wholly-owned Subsidiary of Company.

            "ACQUISITION FINANCING REQUIREMENTS" means the aggregate of all amounts necessary (i) to finance the purchase price for all of the outstanding shares of Scientific Games Common Stock (and the retirement of all outstanding stock options (including related withholding tax with respect to the exercise of such options)) pursuant to the Merger in an aggregate amount of approximately $307.7 million; (ii) to repay in full the Existing Company Bank Debt in an aggregate principal amount of approximately $36.0 million; (iii) to repay Existing Company Senior Notes in an aggregate principal amount of $110 million;
(iv) to repay the Existing Company Convertible Debt in an aggregate principal amount of $35 million; (v) to pay the Tender Premiums in an amount not to exceed $9.5 million; (vi) to repay in full the Existing Scientific Games Bank Debt in an aggregate principal amount of approximately $25.0 million; (vii) to pay accrued interest on existing Indebtedness in the approximate amount of $1.8 million; (viii) to cash collateralize the Existing Letters of Credit in an aggregate amount not to exceed $1.4 million; and (ix) to pay Transaction Costs in an amount not to exceed $30.1 million.

            "ADDITIONAL MORTGAGED PROPERTY" has the meaning assigned to that term in subsection 6.9B.

            "ADDITIONAL MORTGAGE POLICY" has the meaning assigned to that term in subsection 6.9B(iv).

            "ADDITIONAL MORTGAGES" has the meaning assigned to that term in subsection 6.9B(i).

            "ADJUSTED CONSOLIDATED NET INCOME" means, for any period, the net income (or loss) of Company and its Subsidiaries on a consolidated basis for such period taken as a single accounting period determined in conformity with GAAP; PROVIDED that there shall be excluded therefrom (i) the income (or loss) of any Person (other than a Subsidiary of Company) in which any other Person (other than Company or any of its Subsidiaries) has a joint interest, except to the extent of the amount of dividends or other distributions actually paid to Company or any of its Subsidiaries by such Person during such period, (ii) except as otherwise expressly permitted under this Agreement, the income (or loss) of any Person accrued prior to the date it becomes a Subsidiary or is merged into or consolidated with Company or any of its Subsidiaries or that Person's assets are acquired by Company or any of its Subsidiaries and (iii) the income of any Subsidiary of Company to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary; provided that the foregoing clause
(iii) shall not apply with respect to the income of any Foreign Subsidiary to the extent that the restriction on the declaration or payment of dividends or similar distributions by that Foreign Subsidiary of that income is permitted by subsection 7.2C(c) or 7.2D(d).

            "ADJUSTED LIBO RATE" means, for any Interest Rate Determination Date with respect to an Interest Period for a LIBO Rate Loan, the rate per annum obtained by DIVIDING (i) the rate per annum (rounded upward to the nearest 1/16 of one percent) which appears on the British Bankers Association Telerate page 3750 (or such other comparable page as may, in the reasonable opinion of the Administrative Agent with the consent of Company (which consent shall not be unreasonably withheld or delayed), replace such page for the purpose of displaying such rate), at which Dollar deposits with a maturity comparable to such Interest Period as of approximately 11:00 a.m. (London time) on such Interest Rate Determination Date BY (ii) a percentage equal to 100% MINUS the stated maximum rate of all reserve requirements (including any marginal, emergency, supplemental, special or other reserves) applicable on such Interest Rate Determination Date to any member bank of the Federal Reserve System in respect of "Eurocurrency liabilities" as defined in Regulation D (or any successor category of liabilities under Regulation D).

            "ADMINISTRATIVE AGENT" has the meaning assigned to that term in the introduction to this Agreement and also means and includes any successor Administrative Agent appointed pursuant to subsection 9.5A.

            "AFFECTED CLASS" has the meaning assigned to that term in subsection 10.6.

            "AFFECTED LENDER" has the meaning assigned to that term in subsection 2.6C.

            "AFFILIATE", as applied to any Person, means any other Person directly or indirectly controlling, controlled by, or under common control with, that Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlling", "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by contract or otherwise.

            "AGENTS" means, collectively, the Syndication Agent, the Documentation Agent and the Administrative Agent and any Supplemental Collateral Agents (as defined in subsection 9.1B).

            "AGREEMENT" means this Amended and Restated Credit Agreement dated as of October 6, 2000 and all the exhibits and schedules hereto, as it may be amended, supplemented or otherwise modified from time to time.

            "AGREEMENT OF JOINDER" means an Agreement of Joinder in substantially the form of Exhibit XIV annexed hereto.

            "ANNUALIZED" means (i) with respect to the Fiscal Quarter of Company ending September 30, 2000, (x) the applicable amount for the period from and including the Closing Date through and including September 30, 2000 MULTIPLIED by (y) (i) 360 DIVIDED by (ii) the number of days from and including the Closing Date through and including September 30, 2000, (ii) with respect to the Fiscal Quarter of Company ending December 31, 2000, (x) the applicable amount for the period from and including the Closing Date through and including December 31, 2000 MULTIPLIED by (y) (i) 360 DIVIDED by (ii) the number of days from and including the Closing Date through and including December 31, 2000, and (iii) with respect to the Fiscal Quarter of Company ending March 31, 2001, (x) the applicable amount for the period from and including the Closing Date through and including March 31, 2001 multiplied by (y) (i) 360 DIVIDED by (ii) the number of days from and including the Closing Date through and including March 31, 2001.

            "APPLICABLE BASE RATE MARGIN" means, as at any date of determination, (i) with respect to Tranche B Term Loans, 3.00% per annum, and
(ii) with respect to Tranche A Term Loans and Revolving Loans, a percentage per annum as set forth below opposite the applicable Consolidated Leverage Ratio calculated on a Pro Forma Basis:


         CONSOLIDATED LEVERAGE RATIO         APPLICABLE BASE RATE MARGIN
         ------------------------------------------------------------------
         greater than or equal to                       2.50%
         5.00:1.00

         less than 5.00:1.00 but greater
         than or equal to 4.50:1.00                     2.25%

         less than 4.50:1.00 but greater
         than or equal to 4.00:1.00                     2.00%

         less than 4.00:1.00 but greater
         than or equal to 3.50:1.00                     1.75%

         less than 3.50:1.00 but greater
         than or equal to 3.00:1.00                     1.50%

         less than 3.00:1.00                            1.25%


; PROVIDED that until the delivery of the first Margin Determination Certificate by Company to Administrative Agent pursuant to subsection 6.1 (xviii) after the six-month anniversary of the Closing Date, the Applicable Base Rate Margin for Tranche A Term Loans and Revolving Loans shall be 2.25% per annum.

            "APPLICABLE LIBO RATE MARGIN" means, as at any date of determination, (i) with respect to Tranche B Term Loans, 4.25% per annum, and
(ii) with respect to Tranche A Term Loans and Revolving Loans, a percentage per annum as set forth below opposite the applicable Consolidated Leverage Ratio calculated on a Pro Forma Basis:


         CONSOLIDATED LEVERAGE RATIO       APPLICABLE LIBO RATE MARGIN
         ------------------------------------------------------------------
         greater than or equal to 5.00:1.00             3.75%

         less than  5.00:1.00  but greater
         than or equal to 4.50:1.00                     3.50%

         less than  4.50:1.00  but greater
         than or equal to 4.00:1.00                     3.25%

         less than  4.00:1.00  but greater
         than or equal to 3.50:1.00                     3.00%

         less than  3.50:1.00  but greater
         than or equal to 3.00:1.00                     2.75%

         less than 3.00:1.00                            2.50%


; PROVIDED that until the delivery of the first Margin Determination Certificate by Company to Administrative Agent pursuant to subsection 6.1 (xviii) after the six-month anniversary of the Closing Date, the Applicable LIBO Rate Margin for Tranche A Term Loans and Revolving Loans shall be 3.50% per annum.

            "APPROVED FUND" means any Fund that is administered or managed by
(a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

            "ARRANGER" means DLJ Capital Funding, Inc. as Lead Arranger and Sole Book Running Manager.

            "ASSET SALE" means the sale, lease, assignment or other transfer (whether voluntary or involuntary) for value (collectively, a "TRANSFER") by Company or any of its Subsidiaries to any Person other than Company or any of its wholly-owned Subsidiaries of (i) any of the equity ownership of any of Company's Subsidiaries, (ii) substantially all of the assets of any division or line of business of Company or any of its Subsidiaries, or (iii) any other assets (whether tangible or intangible) of Company or any of its Subsidiaries (other than (a) inventory sold in the ordinary course of business, (b) other equipment transferred for not in excess of $2 million for any single transaction or related series of transactions and $4 million in the aggregate for each Fiscal Year, and (c) any such other assets to the extent that (x) the aggregate value of such assets transferred in any single transaction or related series of transactions is equal to $2 million or less and (y) the aggregate value of such assets transferred in any Fiscal Year is equal to $4 million or less).

            "ASSIGNMENT AGREEMENT" means an Assignment Agreement in substantially the form of EXHIBIT IX annexed hereto.

            "AUTHORIZED REPRESENTATIVE" means any of the President, the Chief Financial Officer and the Treasurer (or any other senior executive officer designated in writing by the Company to the Administrative Agent and reasonably acceptable to the Administrative Agent).

            "BANKRUPTCY CODE" means Title 11 of the United States Code entitled "Bankruptcy", as now and hereafter in effect, or any successor statute.

            "BASE RATE" means, at any time, the higher of (x) the Prime Rate or
(y) the rate which is 1/2 of 1% plus the Federal Funds Effective Rate.

            "BASE RATE LOANS" means Loans bearing interest at rates determined by reference to the Base Rate as provided in subsection 2.2A.

            "BUSINESS DAY" means (i) for all purposes other than as covered by clause (ii) below, any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the State of New York or is a day on which banking institutions located in such state are authorized or required by law or other governmental action to close, and (ii) with respect to all notices, determinations, fundings and payments in connection with the Adjusted LIBO Rate or any LIBO Rate Loans, any day that is a Business Day described in clause (i) above and that is also a day for trading by and between banks in Dollar deposits in the London interbank market.

            "CAPITAL LEASE", as applied to any Person, means any lease of any property (whether real, personal or mixed) by that Person as lessee that, in conformity with GAAP, is accounted for as a capital lease on the balance sheet of that Person.

            "CASH" means money, currency or a credit balance in a demand, time, savings, passbook or like account with a bank, savings and loan association, credit union or like organization, other than an account evidenced by a negotiable certificate of deposit.

            "CASH EQUIVALENTS" means, as at any date of determination, (i) marketable securities (a) issued or directly and unconditionally guaranteed as to interest and principal by the United States Government or (b) issued by any agency of the United States the obligations of which are backed by the full faith and credit of the United States, in each case maturing within one year after such date; (ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof, in each case maturing within one year after such date and having, at the time of the acquisition thereof, the highest rating obtainable from either Standard & Poor's Ratings Group ("S&P") or Moody's Investors Service, Inc. ("MOODY'S"); (iii) commercial paper maturing no more than one year from the date of creation thereof and having, at the time of the acquisition thereof, a rating of at least A-1 from S&P or at least P-1 from Moody's; (iv) certificates of deposit or bankers' acceptances maturing within one year after such date and issued or accepted by any Lender or by any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia that (a) is at least "adequately capitalized" (as defined in the regulations of its primary Federal banking regulator) and (b) has Tier 1 capital (as defined in such regulations) of not less than $100 million; and (v) shares of any money market mutual fund that (a) invests solely in the types of investments referred to in clauses (i) through
(iv) above or in substantially similar investments and (b) has a rating of no less than "AAA" from Moody's and an equivalent rating from S&P.

            "CASH JUNIOR PAYMENT" has the meaning assigned to that term in the definition of "Consolidated Fixed Charges" in this subsection 1.1.

            "CERTIFICATE OF DESIGNATION" means the Certificate of Designations, Preferences and Relative, Participating, Optional and Other Special Rights of Preferred Stock and Qualifications, Limitations and Restrictions Thereof of Series A Convertible Preferred Stock of Autotote Corporation dated as of September 6, 2000.

            "CERTIFICATE RE NON-BANK STATUS" means a certificate substantially in the form of EXHIBIT X annexed hereto delivered by a Lender to Administrative Agent pursuant to subsection 2.7B(iii).

            "CHANGE IN CONTROL" means:

            (i) a change shall occur in the Board of Directors of Company so that a majority of the Board of Directors of Company ceases to consist of the individuals who constituted the Board of Directors of Company on the Closing Date (or individuals whose election or nomination for election was approved by a vote of at least a majority of the directors then in office who either were directors on the Closing Date or whose election or nomination for election was previously so approved); or

            (ii) any Person or group (within the meaning of Rule 13d-3 of the Securities and Exchange Commission) (other than Olivetti or an affiliate of Olivetti or a group in which Olivetti or an affiliate of Olivetti is the largest beneficial owner of shares of the voting capital stock of Company) shall become or be the owner, directly or indirectly, beneficially or of record, of shares representing more than 35% of the aggregate ordinary voting power represented by the issued and outstanding capital stock of Company on a fully diluted basis; or

            (iii) a "Change of Control" occurs as that term is defined in the Senior Subordinated Note Indenture or any other indenture or agreement pursuant to which Subordinated Indebtedness has been issued.

      "CLASS" means, as applied to Lenders, each of the following classes of
Lenders: (i) Lenders having Tranche A Term Loan Exposure; (ii) Lenders having Tranche B Term Loan Exposure; (iii) Lenders having Revolving Loan Exposure; and
(iv) Lenders having exposure in additional commitments made in accordance with clause (vi) of subsection 10.6A.

            "CLOSING DATE" means September 6, 2000.

            "CLOSING DATE CREDIT AGREEMENT" has the meaning assigned to that term in paragraph A of the Preliminary Statements of this Agreement.

            "CLOSING DATE MORTGAGED PROPERTY" has the meaning assigned to that term in subsection 4.1G.

            "CLOSING DATE MORTGAGE POLICIES" has the meaning assigned to that term in subsection 4.1G(v).

            "CLOSING DATE MORTGAGES" has the meaning assigned to that term in subsection 4.1G.

            "COLLATERAL" means, collectively, all of the real, personal and mixed property (including capital stock) in which Liens are purported to be granted pursuant to the Collateral Documents as security for the Obligations.

            "COLLATERAL ACCESS AGREEMENT" means any landlord agreement and waiver, mortgagee agreement and waiver, bailee letter or any similar acknowledgement or agreement of any landlord or mortgagee in respect of any Real Property Asset where any Collateral is located or any warehouseman or other bailee in possession of any Collateral of any Loan Party, substantially in the form of EXHIBIT XV annexed hereto with such changes thereto as may be agreed to by Administrative Agent in the reasonable exercise of its discretion.

            "COLLATERAL DOCUMENTS" means the Security Agreement or any Mortgage executed by Company or any of Company's Subsidiaries and granting a Lien on any real, personal or mixed property of such Person to secure the Obligations and all other instruments or documents delivered by any Loan Party pursuant to this Agreement or any of the other Loan Documents in order to grant to Administrative Agent, on behalf of Lenders, a Lien on any real, personal or mixed property of that Loan Party as security for the Obligations.

            "COMMERCIAL LETTER OF CREDIT" means any letter of credit or similar instrument issued for the purpose of providing the primary payment mechanism in connection with the purchase of any materials, goods or services of Company or any of its Subsidiaries in the ordinary course of business of Company or such Subsidiary.

            "COMMITMENT FEE PERCENTAGE" means, as at any date of determination, a percentage per annum as set forth below opposite the applicable Consolidated Leverage Ratio calculated on a Pro Forma Basis.


         CONSOLIDATED LEVERAGE RATIO       COMMITMENT FEE PERCENTAGE
         ------------------------------------------------------------------
         greater than or equal to          0.50%
         3.50:1.00

         less than 3.50:1.00               0.375%


; PROVIDED that until the delivery of the first Margin Determination Certificate by Company to Administrative Agent pursuant to subsection 6.1(xviii) after the six-month anniversary of the Closing Date, the Commitment Fee Percentage shall be 0.50% per annum.

            "COMMITMENTS" means the commitments of Lenders to make Loans as set forth in subsection 2.1A.

            "COMPANY" has the meaning assigned to that term in the introduction to this Agreement.

            "COMPANY EMPLOYEE BENEFIT PLAN" means any Employee Benefit Plan which is maintained or contributed to by Company or any of its Subsidiaries.

            "COMPANY PENSION PLAN" means any Pension Plan which is a Company Employee Benefit Plan.

            "COMPLIANCE CERTIFICATE" means a certificate substantially in the form of EXHIBIT V annexed hereto delivered to Administrative Agent and Lenders by Company pursuant to subsection 6.1(iv).

            "COMPUTATION DATE" has the meaning assigned to that term in subsection 2.1F(i).

            "CONFORMING LEASEHOLD INTEREST" means any Recorded Leasehold Interest as to which the lessor (and all other parties having a consent right) has agreed in writing for the benefit of Administrative Agent (which writing has been delivered to Administrative Agent), whether under the terms of the applicable lease, under the terms of a Landlord Consent and Estoppel, or otherwise, to the matters described in the definition of "Landlord Consent and Estoppel," which interest, if a subleasehold or sub-subleasehold interest, is not subject to any contrary restrictions contained in a superior lease or sublease.

            "CONSOLIDATED CAPITAL EXPENDITURES" means, for any period, the sum of the aggregate of all expenditures (whether paid in cash or other consideration or accrued as a liability and including that portion of Capital Leases which is capitalized on a consolidated balance sheet of Company and its Subsidiaries) by Company and its Subsidiaries during that period that, in conformity with GAAP, are included in "additions to property, plant or equipment" or comparable items reflected in the consolidated statement of cash flows of Company and its Subsidiaries; PROVIDED that Consolidated Capital Expenditures shall not include expenditures made in acquisitions constituting Permitted Acquisitions; PROVIDED, FURTHER that all calculations of Consolidated Capital Expenditures for any period that ends prior to the Closing Date or that includes the Closing Date shall be made on a Pro Forma Basis assuming the Merger was consummated on the first day of the Fiscal Quarter ending September 30, 2000 and the Merger was a Permitted Acquisition; PROVIDED, STILL FURTHER, that for purposes of calculating Consolidated Capital Expenditures (on a Pro Forma Basis) for the period ending (x) December 31, 2000, Consolidated Capital Expenditures for the Fiscal Quarter deemed to have ended March 31, 2000 shall be deemed to be $21.8 million and Consolidated Capital Expenditures for the Fiscal Quarter deemed to have ended June 30, 2000 shall be deemed to be $19.9 million and (y) March 31, 2001, Consolidated Capital Expenditures for the Fiscal Quarter deemed to have ended June 30, 2000 shall be deemed to be $19.9 million; PROVIDED, STILL FURTHER, that Consolidated Capital Expenditures shall not include Consolidated Capital Software Expenditures.

            "CONSOLIDATED CAPITAL SOFTWARE EXPENDITURES" means, for any period, the sum of the aggregate of all expenditures by Company and its Subsidiaries during that period to purchase or develop computer software or systems (but only to the extent such expenditures are capitalized on a consolidated balance sheet of Company and its Subsidiaries in conformity with GAAP); PROVIDED that Consolidated Capital Software Expenditures shall not include expenditures made in acquisitions constituting Permitted Acquisitions; PROVIDED, FURTHER that all calculations of Consolidated Capital Software Expenditures for any period that ends prior to the Closing Date or that includes the Closing Date shall be made on a Pro Forma Basis assuming the

Merger was consummated on the first day of the Fiscal Quarter ending September 30, 2000 and the Merger was a Permitted Acquisition; PROVIDED, STILL FURTHER, that for purposes of calculating Consolidated Capital Software Expenditures (on a Pro Forma Basis) for the period ending (x) December 31, 2000, Consolidated Capital Software Expenditures for the Fiscal Quarter deemed to have ended March 31, 2000 shall be deemed to be $1.2 million and Consolidated Capital Software Expenditures for the Fiscal Quarter deemed to have ended June 30, 2000 shall be deemed to be $1.5 million and (y) March 31, 2001, Consolidated Capital Software Expenditures for the Fiscal Quarter deemed to have ended June 30, 2000 shall be deemed to be $1.5 million.

            "CONSOLIDATED CASH INTEREST EXPENSE" means, for any period, Consolidated Interest Expense for such period EXCLUDING, HOWEVER, any interest expense not payable in Cash (including amortization of discount and amortization of debt issuance costs).

            "CONSOLIDATED CASH TAXES" means, for any period, federal, state, local and foreign income taxes of Company and its Subsidiaries paid in Cash during such period.

            "CONSOLIDATED CURRENT ASSETS" means, as at any date of determination, the total assets of Company and its Subsidiaries on a consolidated basis which may properly be classified as current assets in conformity with GAAP, but excluding Cash and Cash Equivalents.

            "CONSOLIDATED CURRENT LIABILITIES" means, as at any date of determination, the total liabilities of Company and its Subsidiaries on a consolidated basis which may properly be classified as current liabilities in conformity with GAAP, but excluding the Revolving Loans and the current portion of long term Indebtedness of Company (including the Term Loans).

            "CONSOLIDATED EBITDA" means, for any period, the sum of the amounts for such period of (i) Consolidated Net Income, (ii) Consolidated Interest Expense, (iii) provisions for taxes based on income, (iv) total depreciation expense, (v) total amortization expense (including without limitation any amortization of amounts referred to in subsection 2.3 payable to Arranger, Agents and Lenders on or before the Closing Date), (vi) other non-cash items reducing Consolidated Net Income LESS other non-cash items increasing Consolidated Net Income, and (vii) in each case, to the extent (x) actually paid in Cash by Company on or before the Closing Date and (y) resulting in a reduction of Consolidated Net Income for the Fiscal Quarter ending September 30, 2000, (A) any fees paid by Company in connection with the placement of the Convertible Preferred Stock and (B) the Tender Premiums, all of the foregoing as determined on a consolidated basis for Company and its Subsidiaries in conformity with GAAP; PROVIDED that all calculations of Consolidated EBITDA for any period that ends prior to the Closing Date or that includes the Closing Date shall be made on a Pro Forma Basis assuming the Merger was consummated on the first day of the Fiscal Quarter ending September 30, 2000 and the Merger was a Permitted Acquisition; PROVIDED, FURTHER that for purposes of calculating Consolidated EBITDA (on a Pro Forma Basis) and for purposes of each of the Consolidated Fixed Charge Coverage Ratio, the Consolidated Leverage Ratio and the Consolidated Interest Coverage Ratio, for the period ending (x) September 30, 2000, Consolidated EBITDA for the Fiscal Quarter deemed to have ended December 31, 1999 shall be deemed to be $24.1 million, Consolidated EBITDA for the Fiscal Quarter deemed to have ended March 31, 2000 shall be deemed to be $24.2 million and

Consolidated EBITDA for the Fiscal Quarter deemed to have ended June 30, 2000 shall be deemed to be $24.8 million, (y) December 31, 2000, Consolidated EBITDA for the Fiscal Quarter deemed to have ended March 31, 2000 shall be deemed to be $24.2 million and Consolidated EBITDA for the Fiscal Quarter deemed to have ended June 30, 2000 shall be deemed to be $24.8 million, and (z) March 31, 2001, Consolidated EBITDA for the Fiscal Quarter deemed to have ended June 30, 2000 shall be deemed to be $24.8 million.

            "CONSOLIDATED EXCESS CASH FLOW" means, for any period, an amount (if positive) equal to (i) the sum, without duplication, of the amounts for such period of (a) Consolidated EBITDA and (b) the Consolidated Working Capital Adjustment MINUS (ii) the sum, without duplication, of the amounts for such period of (a) voluntary and scheduled repayments of Consolidated Total Debt (excluding repayments of Revolving Loans except to the extent the Revolving Loan Commitments are permanently reduced in connection with such repayments), (b) Consolidated Capital Expenditures (net of any proceeds of any related financings with respect to such expenditures), (c) Consolidated Capital Software Expenditures, (d) amounts expended on Permitted Acquisitions, (e) Consolidated Cash Interest Expense, (f) Consolidated Cash Taxes and (g) dividends paid in cash.

            "CONSOLIDATED FIXED CHARGE COVERAGE RATIO" means, as of any date of determination, the ratio computed for the four Fiscal Quarter period most recently ended on or before such date of determination of (x) Consolidated EBITDA to (y) Consolidated Fixed Charges.

            "CONSOLIDATED FIXED CHARGES" means, for any period, the sum (without duplication) of the amounts for such period of (i) Consolidated Cash Interest Expense, (ii) Consolidated Cash Taxes, (iii) the aggregate amount of scheduled payments of principal on Indebtedness of Company and its Subsidiaries (including that portion attributable to Capital Leases in accordance with GAAP) ("SCHEDULED PRINCIPAL PAYMENTS") for such period, and (iv) the amount of Restricted Junior Payments paid in cash during such period permitted under subsection 7.5 ("CASH JUNIOR PAYMENTS"), all of the foregoing as determined on a consolidated basis for Company and its Subsidiaries in conformity with GAAP; PROVIDED that all calculations of Consolidated Fixed Charges for any period that ends prior to the Closing Date or that includes the Closing Date shall be made on a Pro Forma Basis assuming the Merger was consummated on the first day of the Fiscal Quarter ending September 30, 2000 and the Merger was a Permitted Acquisition; PROVIDED, FURTHER, that for purposes of calculating Consolidated Fixed Charges (on a Pro Forma Basis) for the period ending (x) September 30, 2000, Consolidated Cash Taxes for the Fiscal Quarter deemed to have ended December 31, 1999 shall be deemed to be $1.5 million, Consolidated Cash Taxes for the Fiscal Quarter deemed to have ended March 31, 2000 shall be deemed to be $1.5 million and Consolidated Cash Taxes for the Fiscal Quarter deemed to have ended June 30, 2000 shall be deemed to be $1.5 million, and Scheduled Principal Payments for the Fiscal Quarter deemed to have ended December 31, 1999 shall be deemed to be $0.3 million, Scheduled Principal Payments for the Fiscal Quarter deemed to have ended March 31, 2000 shall be deemed to be $0.3 million and Scheduled Principal Payments for the Fiscal Quarter deemed to have ended June 30, 2000 shall be deemed to be $0.3 million, (y) December 31, 2000 , Consolidated Cash Taxes for the Fiscal Quarter deemed to have ended March 31, 2000 shall be deemed to be $1.5 million and Consolidated Cash Taxes for the Fiscal Quarter deemed to have ended June 30, 2000 shall be deemed to be $1.5 million and Scheduled Principal Payments for the Fiscal Quarter deemed to have ended March 31, 2000 shall be deemed to be $0.3 million and Scheduled Principal Payments for the Fiscal Quarter deemed to have ended June 30, 2000 shall be deemed to be $0.3 million, and (z) March 31, 2001, Consolidated Cash Taxes for the Fiscal

Quarter deemed to have ended June 30, 2000 shall be deemed to be $1.5 million and Scheduled Principal Payments for the Fiscal Quarter deemed to have ended June 30, 2000 shall be deemed to be $0.3 million; PROVIDED, STILL FURTHER, that notwithstanding anything to the contrary contained in the first proviso to this sentence, for purposes of the calculation of Consolidated Fixed Charges for the period ending on September 30, 2000, December 31, 2000 and March 31, 2001, Consolidated Cash Interest Expense and Cash Junior Payments for the Fiscal Quarter ending September 30, 2000, December 31, 2000 and March 31, 2001 shall NOT be determined on a Pro Forma Basis but shall be determined on an Annualized basis.

            "CONSOLIDATED INTEREST COVERAGE RATIO" means, as of any date of determination, the ratio computed for the four Fiscal Quarter period most recently ended on or before such date of determination of Consolidated EBITDA to Consolidated Cash Interest Expense; PROVIDED that Consolidated Cash Interest Expense for the Fiscal Quarters ending September 30, 2000, December 31, 2000 and March 31, 2001, shall be determined on an Annualized basis.

            "CONSOLIDATED INTEREST EXPENSE" means, for any period, the sum of total interest expense (including that portion attributable to Capital Leases in accordance with GAAP and capitalized interest) of Company and its Subsidiaries on a consolidated basis with respect to all outstanding Indebtedness of Company and its Subsidiaries, including all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing and net costs under Interest Rate Agreements, but excluding, however, the amortization of any amounts referred to in subsection 2.3 payable to Arranger, Agents and Lenders on or before the Closing Date.

            "CONSOLIDATED LEVERAGE RATIO" means, as at any date of determination, the ratio of (a) Consolidated Total Debt as of the last day of the Fiscal Quarter for which such determination is being made to (b) Consolidated EBITDA for the consecutive four Fiscal Quarters ending on the last day of the Fiscal Quarter for which such determination is being made.

            "CONSOLIDATED NET INCOME" means, for any period, the net income (or loss) of Company and its Subsidiaries on a consolidated basis for such period taken as a single accounting period determined in conformity with GAAP; PROVIDED that there shall be excluded therefrom (i) the income (or loss) of any Person (other than a Subsidiary of Company) in which any other Person (other than Company or any of its Subsidiaries) has a joint interest, except to the extent of the amount of dividends or other distributions actually paid to Company or any of its Subsidiaries by such Person during such period, (ii) except as otherwise expressly permitted under this Agreement, the income (or loss) of any Person accrued prior to the date it becomes a Subsidiary of Company or is merged into or consolidated with Company or any of its Subsidiaries or that Person's assets are acquired by Company or any of its Subsidiaries, (iii) the income of any Subsidiary of Company to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary; provided that the foregoing clause (iii) shall not apply with respect to the income of any Foreign Subsidiary to the extent that the restriction on the declaration or payment of dividends or similar distributions by that Foreign Subsidiary of that income is permitted by subsection 7.2C(c) or 7.2D(d), (iv) any after-tax gains or losses attributable to Asset Sales or returned surplus assets of any Pension Plan, and (v) (to the extent not included in clauses (i) through (iv) above) any net extraordinary gains.

            "CONSOLIDATED NET WORTH" means, as of any date of determination, the sum of the capital stock (including, without limitation, Convertible Preferred Stock) and additional paid-in capital plus retained earnings (or minus accumulated deficits) of Company and its Subsidiaries determined on a consolidated basis in accordance with GAAP.

            "CONSOLIDATED TOTAL DEBT" means, as at any date of determination, the aggregate stated balance sheet amount of all Indebtedness of Company and its Subsidiaries determined on a consolidated basis in accordance with GAAP.

            "CONSOLIDATED WORKING CAPITAL" means, as at any date of determination, the excess (or deficit) of Consolidated Current Assets over Consolidated Current Liabilities.

            "CONSOLIDATED WORKING CAPITAL ADJUSTMENT" means, for any period on a consolidated basis, the amount (which may be a negative number) by which Consolidated Working Capital as of the beginning of such period exceeds (or is less than) Consolidated Working Capital as of the end of such period.

            "CONSULTING AGREEMENT" means that certain Consulting Agreement dated as of May 18, 2000 by and between Company and William G. Malloy, as such agreement may be amended from time to time to the extent permitted under subsection 7.14.

            "CONTINGENT OBLIGATION", as applied to any Person, means, without duplication, any direct or indirect liability, contingent or otherwise, of that Person (i) with respect to any Indebtedness, lease, dividend or other obligation of another if the primary purpose or intent thereof by the Person incurring the Contingent Obligation is to provide assurance to the obligee of such obligation of another that such obligation of another will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such obligation will be protected (in whole or in part) against loss in respect thereof, (ii) with respect to any letter of credit issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings, or (iii) under Hedge Agreements. Contingent Obligations shall include
(a) the direct or indirect guaranty, endorsement (otherwise than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the obligation of another, (b) the obligation to make take-or-pay or similar payments if required regardless of non-performance by any other party or parties to an agreement, and (c) any liability of such Person for the obligation of another through any agreement (contingent or otherwise) (X) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise) or (Y) to maintain the solvency or any balance sheet item, level of income or financial condition of another if, in the case of any agreement described under subclauses (X) or (Y) of this sentence, the primary purpose or intent thereof is as described in the preceding sentence. The amount of any Contingent Obligation shall be equal to the amount of the obligation so guaranteed or otherwise supported or, if less, the amount to which such Contingent Obligation is specifically limited.

            "CONTRACTUAL OBLIGATION", as applied to any Person, means any material provision of any Security issued by that Person or of any material indenture, mortgage, deed of trust, contract, undertaking, agreement or other instrument to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject.

            "CONVERTIBLE PREFERRED STOCK" means Company's Series A Convertible Preferred Stock.

            "CONVERTIBLE PREFERRED STOCK PURCHASE AGREEMENT" means that certain Preferred Stock Purchase Agreement dated as of August 31, 2000 by and among Company, Olivetti and Tote Holdings, L.P., as Purchasers, providing for the aggregate purchase and sale of shares of Convertible Preferred Stock in an amount not to exceed $110 million, as such purchase agreement may be amended from time to time to the extent permitted under subsection 7.14.

            "CURRENCY AGREEMENT" means any foreign exchange contract, currency swap agreement, futures contract, option contract, synthetic cap or other similar agreement or arrangement to which Company or any of its Subsidiaries is a party.

            "DLJ" means DLJ Capital Funding, Inc.

            "DOCUMENTATION AGENT" has the meaning assigned to that term in the introduction to this Agreement.

            "DOLLAR EQUIVALENT" means, at any time, (x) as to any amount denominated in Dollars, the amount thereof at such time, and (y) as to any amount denominated in a currency other than Dollars, the equivalent amount in Dollars as determined by Administrative Agent at such time on the basis of the Exchange Rate for the purchase of Dollars with such currency on the most recent Computation Date provided for in subsection 2.1F(i) or such other time as may be reasonably specified by Administrative Agent.

            "DOLLARS" and the sign "$" mean the lawful money of the United States of America.

            "DOMESTIC SUBSIDIARY" means a direct or indirect Subsidiary of Company that is incorporated or organized under the laws of a state of the United States of America or the District of Columbia.

            "ELIGIBLE ASSIGNEE" means (a) a Lender; (b) an Affiliate of a Lender; (c) an Approved Fund; and (d) any other person (other than a natural Person) approved by the Administrative Agent, in the case of any assignment of a Revolving Loan, the Issuing Lender, and, unless (X) such Person is taking delivery of an assignment in connection with physical settlement of a credit derivatives transaction or (Y) an Event of Default has occurred and is continuing, Company (each such approval not to be unreasonably withheld or delayed). If the consent of Company to an assignment or to an Eligible Assignee is required hereunder (including a consent to an assignment which does not meet the minimum assignment thresholds specified in subsection 10.1B(i)), Company shall be deemed to have given its consent five (5) Business Days after the date notice thereof has been delivered by the assigning Lender (through the

Administrative Agent) unless such consent is expressly refused by Company prior to such fifth Business Day.

            "EMPLOYEE BENEFIT PLAN" means any "employee benefit plan" as defined in Section 3(3) of ERISA which is, or during the last six years was, maintained or contributed to by Company, any of its Subsidiaries or any of their respective ERISA Affiliates. Any such plan of a former ERISA Affiliate of Company or any of its Subsidiaries shall continue to be considered an Employee Benefit Plan within the meaning of this definition solely with respect to the period during which such former ERISA Affiliate was an ERISA Affiliate of Company or any of its Subsidiaries with respect to liabilities for which Company or any of its Subsidiaries could be liable under the Internal Revenue Code or ERISA.

            "ENVIRONMENTAL CLAIM" means any investigation, written notice, written notice of violation, claim, action, suit, proceeding, written demand, abatement order or other order or directive (conditional or otherwise), by any governmental authority or any other Person, arising (i) pursuant to or in connection with any actual or alleged violation of any Environmental Law, (ii) in connection with any Hazardous Materials or any actual or alleged Hazardous Materials Activity, or (iii) in connection with any actual or alleged damage, injury, threat or harm to health, safety, natural resources or the environment.

            "ENVIRONMENTAL LAWS" means any and all federal, state, foreign or local statutes, ordinances, orders, rules, regulations, judgments, Governmental Authorizations, binding and enforceable guidance documents, or any other requirements of governmental authorities now or hereafter in effect relating to
(i) environmental matters, including those relating to any Hazardous Materials Activity, (ii) the generation, use, storage, transportation or disposal of Hazardous Materials, or (iii) occupational safety and health, industrial hygiene, land use or the protection of human, plant or animal health or welfare, in any manner applicable to Company or any of its Subsidiaries or any Facility, including the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C.ss.9601 ET SEQ.), the Hazardous Materials Transportation Act (49 U.S.C.ss.1801 ET SEQ.), the Resource Conservation and Recovery Act (42 U.S.C.ss.6901 ET SEQ.), the Federal Water Pollution Control Act (33 U.S.C.ss.1251 ET SEQ.), the Clean Air Act (42 U.S.C.ss.7401 ET SEQ.), the Toxic Substances Control Act (15 U.S.C. ss.2601 ET SEQ.), the Federal Insecticide, Fungicide and Rodenticide Act (7 U.S.C.ss.136 ET SEQ.), the Occupational Safety and Health Act (29 U.S.C.ss.651 ET SEQ.), the Oil Pollution Act (33 U.S.C.ss.2701 ET SEQ.) and the Emergency Planning and Community Right-to-Know Act (42 U.S.C.ss.11001 ET SEQ.), each as amended or supplemented, any analogous state or local statutes or laws, now or hereafter in effect, and any regulations promulgated pursuant to any of the foregoing.

            "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor thereto.

            "ERISA AFFILIATE" means, as applied to any Person, (i) any corporation which is a member of a controlled group of corporations within the meaning of Section 414(b) of the Internal Revenue Code of which that Person is a member; (ii) any trade or business (whether or not incorporated) which is a member of a group of trades or businesses under common control within the meaning of Section 414(c) of the Internal Revenue Code of which that Person is a member; and (iii) any member of an affiliated service group within the meaning of Section 414(m) or (o) of the Internal Revenue Code of which that Person, any corporation described in clause (i) above or any trade or business described in clause (ii) above is a member. Any former ERISA Affiliate of Company or any of its Subsidiaries shall continue to be considered an ERISA Affiliate of Company or such Subsidiary within the meaning of this definition with respect to the period such entity was an ERISA Affiliate of Company or such Subsidiary and with respect to liabilities for which Company or such Subsidiary could be liable under the Internal Revenue Code or ERISA.

            "ERISA EVENT" means (i) a "reportable event" within the meaning of
Section 4043 of ERISA and the regulations issued thereunder with respect to any Pension Plan (excluding those for which the provision for 30-day notice to the PBGC has been waived by regulation); (ii) the failure to meet the minimum funding standard of Section 412 of the Internal Revenue Code with respect to any Pension Plan (whether or not waived in accordance with Section 412(d) of the Internal Revenue Code) or the failure to make by its due date a required installment under Section 412(m) of the Internal Revenue Code with respect to any Pension Plan or the failure to make any required contribution to a Multiemployer Plan; (iii) the provision by the administrator of any Pension Plan pursuant to Section 4041(a)(2) of ERISA of a notice of intent to terminate such plan in a distress termination described in Section 4041(c) of ERISA; (iv) the withdrawal, during any year for which it was a "substantial employer" (as defined in Section 4001(a) of ERISA), by Company, any of its Subsidiaries or any of their respective ERISA Affiliates from any Pension Plan with two or more contributing sponsors or the termination of any such Pension Plan resulting in liability pursuant to Section 4063 or 4064 of ERISA; (v) the institution by the PBGC of proceedings to terminate any Pension Plan, or the occurrence of any event or condition which would reasonably be expected to constitute grounds under ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (vi) the imposition of liability on Company, any of its Subsidiaries or any of their respective ERISA Affiliates pursuant to
Section 4062(e) or 4069 of ERISA or by reason of the application of Section 4212(c) of ERISA; (vii) the withdrawal of Company, any of its Subsidiaries or any of their respective ERISA Affiliates in a complete or partial withdrawal (within the meaning of Sections 4203 and 4205 of ERISA) from any Multiemployer Plan if there is any potential liability therefor, or the receipt by Company, any of its Subsidiaries or any of their respective ERISA Affiliates of notice from any Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA, or that it intends to terminate or has terminated under Section 4041A or 4042 of ERISA; (viii) the occurrence of an act or omission which would reasonably be expected to give rise to the imposition on Company or any of its Subsidiaries of material fines, penalties, taxes or related charges under Chapter 43 of the Internal Revenue Code or under Section 409, Section 502(c), (i) or (l), or Section 4071 of ERISA in respect of any Employee Benefit Plan; (ix) the occurrence of an act or omission which would reasonably be expected to give rise to the imposition on Company, any of its Subsidiaries or any of their respective ERISA Affiliates of material fines, penalties, taxes or related charges under Section 4071 of ERISA in respect of any Employee Benefit Plan; (x) the assertion of a material claim (other than routine claims for benefits) against any Employee Benefit Plan other than a Multiemployer Plan or the assets thereof, or against Company, any of its Subsidiaries or any of their respective ERISA Affiliates in connection with any Employee Benefit Plan, which could reasonably be expected to result in a liability to the Company, any of its Subsidiaries or any of their respective ERISA Affiliates in excess of $500,000; (xi) receipt from the Internal Revenue Service of notice of the failure of any Pension Plan (or any other Employee Benefit Plan intended to be qualified under Section 401(a) of the Internal Revenue Code) to qualify under Section 401(a) of the Internal Revenue Code, or the failure of any trust forming part of any Pension Plan to qualify for exemption from taxation under
Section 501(a) of the Internal Revenue Code; or (xii) the imposition of a Lien pursuant to Section 401(a)(29) or 412(n) of the Internal Revenue Code or pursuant to ERISA with respect to any Pension Plan.

            "EVENT OF DEFAULT" means each of the events set forth in Section 8.

            "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended from time to time, and any successor statute.

            "EXCHANGE RATE" means, on any date when an amount expressed in a currency other than Dollars is to be determined with respect to any Letter of Credit, the nominal rate of exchange of the applicable Issuing Lender in the New York foreign exchange market for the purchase by such Issuing Lender (by cable transfer) of such currency in exchange for Dollars at 12:00 noon (New York time) one Business Day prior to such date, expressed as a number of units of such currency per one Dollar.

            "EXISTING COMPANY BANK DEBT" means the Indebtedness under (x) the Credit Agreement dated as of July 28, 1997 by and among Company, the various financial institutions named therein, and Heller Financial, Inc., as agent, (y) the Term Loan Agreement dated as of May 28, 1998 by and among Company, the various financial institutions named therein, and Heller Financial, Inc., as agent, and (z) the Term Loan Agreement dated as of June 9, 2000 by and among Company, the various financial institutions named therein, and DLJ, as agent, each as amended, supplemented or otherwise modified through the Closing Date.

            "EXISTING COMPANY CONVERTIBLE DEBT" means Company's 5-1/2% Convertible Subordinated Debentures due 2001 in an aggregate principal amount of $35 million.

            "EXISTING COMPANY SENIOR NOTES" means Company's 10-7/8% Senior Notes due 2004 in an aggregate principal amount of $110 million.

            "EXISTING LETTERS OF CREDIT" means the letters of credit identified as such in SCHEDULE 7.4 annexed hereto (but not any refinancings, renewals or extensions thereof).

            "EXISTING SCIENTIFIC GAMES BANK DEBT" means the Indebtedness under
(i) the Credit Agreement dated as of November 30, 1999 by and among Scientific Games and Scientific Games, Inc., a Delaware corporation, as co-borrowers, the lenders referred to therein and First Union National Bank, as administrative agent thereunder, and (ii) the 364-Day Credit Agreement dated as of November 30, 1999 by and among Scientific Games and Scientific Games, Inc., as borrowers, and First Union National Bank, as administrative agent, each as amended, supplemented or otherwise modified through the Closing Date.

            "FACILITIES" means any and all real property (including all buildings, fixtures or other improvements located thereon) now, hereafter or heretofore owned, leased, operated or used by Company, Scientific Games or any of their respective Subsidiaries or any of their respective predecessors or Affiliates.

            "FEDERAL FUNDS EFFECTIVE RATE" means, for any period, a fluctuating interest rate equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by Administrative Agent from three Federal funds brokers of recognized standing selected by Administrative Agent.

            "FINANCIAL CONDITION CERTIFICATE" means a Financial Condition Certificate, substantially in the form of EXHIBIT VI annexed hereto, dated as of the Closing Date.

            "FINANCIAL PLAN" has the meaning assigned to that term in subsection 4.1J(iv).

            "FIRST PRIORITY" means, with respect to any Lien purported to be created in any Collateral pursuant to any Collateral Document, that (i) such Lien has priority over any other Lien on such Collateral (other than Permitted Encumbrances which as a matter of statutory law have priority over any other Lien irrespective of the prior perfection or filing of such other Lien) and (ii) such Lien is the only Lien (other than Permitted Encumbrances) to which such Collateral is subject.

            "FISCAL QUARTER" means a fiscal quarter of Company or its Subsidiaries ending on January 31, April 30, July 31 and October 31 of each calendar year; PROVIDED that, until the date on which Company changes its Fiscal Year from a Fiscal Year ending on October 31 of each calendar year to a Fiscal Year ending on December 31 of each calendar year pursuant to subsection 6.11, "Fiscal Quarter" shall be deemed for all purposes hereunder to mean, unless the context otherwise requires, a fiscal quarter of Company and its Subsidiaries ending on March 31, June 30, September 30 and December 31 of each calendar year; PROVIDED, FURTHER that, from and after the date on which Company changes its fiscal year from a fiscal year ending on October 31 of each calendar year to a fiscal year ending on December 31 of each calendar year, "Fiscal Quarter" shall mean a fiscal quarter of Company and its Subsidiaries ending on March 31, June 30, September 30 and December 31 of each calendar year.

            "FISCAL YEAR" means the fiscal year, in the case of Company and its Subsidiaries (other than Scientific Games and its Subsidiaries), ending on October 31 of each calendar year, and in the case of Scientific Games and its Subsidiaries, ending on December 31 of each calendar year; PROVIDED that, until Company changes its fiscal year from a fiscal year ending on October 31 of each calendar year to a fiscal year ending on December 31 of each calendar year, "Fiscal Year" of Company and its Subsidiaries shall be deemed for all purposes hereunder to mean, unless context otherwise requires, a fiscal year of Company deemed for all purposes hereunder to end on December 31 of each calendar year; PROVIDED, FURTHER that, from and after the date on which Company changes its fiscal year from a fiscal year ending on October 31 of each calendar year to a fiscal year ending on December 31 of each calendar year, "Fiscal Year" shall mean a fiscal year of Company and its Subsidiaries ending on December 31 each calendar year.

            "FLOOD HAZARD PROPERTY" means a Mortgaged Property located in an area designated by the Federal Emergency Management Agency as having special flood or mud slide hazards.

            "FOREIGN SUBSIDIARY" means a direct or indirect Subsidiary of Company which is incorporated or organized under the laws of any government or sovereignty other than any state of the United States of America or the District of Columbia.

            "FUND" means any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of business.

            "FUNDING AND PAYMENT OFFICE" means (i) the office of Administrative Agent and Swing Line Lender located at 277 Park Avenue, New York, NY 10172 or
(ii) such other office of Administrative Agent and Swing Line Lender as may from time to time hereafter be designated as such in a written notice delivered by Administrative Agent and Swing Line Lender to Company and each Lender.

            "FUNDING DATE" means the date of the funding of a Loan, which date shall be a Business Day.

            "GAAP" means, subject to the limitations on the application thereof set forth in subsection 1.2, generally accepted accounting principles set forth in opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession, in each case as the same are applicable to the circumstances as of the date of determination.

            "GOVERNMENTAL ACTS" has the meaning assigned to that term in subsection 3.5A.

            "GOVERNMENTAL AUTHORIZATION" means any permit, license, authorization, plan, directive, consent order or consent decree of or from any federal, state or local governmental authority, agency or court.

            "HAZARDOUS MATERIALS" means (i) any chemical, material or substance at the applicable time defined as or included in the definition of "hazardous substances", "hazardous wastes", "hazardous materials", "extremely hazardous waste", "acutely hazardous waste", "radioactive waste", "biohazardous waste", "pollutant", "toxic pollutant", "contaminant", "restricted hazardous waste", "infectious waste", "toxic substances", or any other term or expression intended to define, list or classify substances by reason of properties harmful to health, safety or the indoor or outdoor environment (including harmful properties such as ignitability, corrosivity, reactivity, carcinogenicity, toxicity, reproductive toxicity, "TCLP toxicity" or "EP toxicity" or words of similar import under any applicable Environmental Laws); (ii) any oil, petroleum, petroleum fraction or petroleum derived substance; (iii) any drilling fluids, produced waters and other wastes associated with the exploration, development or production of crude oil, natural gas or geothermal resources;
(iv) any flammable substances or explosives; (v) any radioactive materials; (vi) any asbestos-containing materials; (vii) urea formaldehyde foam insulation; (viii) electrical equipment which contains any oil or dielectric fluid containing polychlorinated biphenyls; (ix) pesticides; and
(x) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any governmental authority.

            "HAZARDOUS MATERIALS ACTIVITY" means any past, current, proposed or threatened activity, event or occurrence involving any Hazardous Materials, including the use, manufacture, presence, storage, Release, threatened Release, discharge, placement, generation, transportation, processing, construction, treatment, abatement, removal, remediation, disposal, disposition or handling of any Hazardous Materials, and any corrective action or response action with respect to any of the foregoing.

            "HEDGE AGREEMENT" means an Interest Rate Agreement or a Currency Agreement designed to hedge against fluctuations in interest rates or currency values, respectively, and not entered into for speculative purposes.

            "INACTIVE SUBSIDIARY" means any Subsidiary of Company that does not engage in any business activity, which Subsidiary, together with all other Inactive Subsidiaries, (a) does not own assets with an aggregate value for all such Inactive Subsidiaries of greater than $50,000, and (b) does not, together with all other Inactive Subsidiaries, generate aggregate revenues of greater than $50,000 in any single Fiscal Year; and all Inactive Subsidiaries shall be designated as such on SCHEDULE 5.1.

            "INDEBTEDNESS", as applied to any Person, means, without duplication, (i) all indebtedness for borrowed money, (ii) that portion of obligations with respect to Capital Leases that is properly classified as a liability on a balance sheet in conformity with GAAP, (iii) notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money, (iv) any obligation owed for all or any part of the deferred purchase price of property or services (excluding any such obligations incurred under ERISA), which purchase price is (a) due more than six months from the date of incurrence of the obligation in respect thereof or (b) evidenced by a note or similar written instrument, and (v) all indebtedness secured by any Lien on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is nonrecourse to the credit of that Person. Obligations under Interest Rate Agreements and Currency Agreements constitute (X) in the case of Hedge Agreements, Contingent Obligations, and (Y) in all other cases, Investments, and in neither case constitute Indebtedness.

            "INDEMNIFIED LIABILITIES" has the meaning assigned to that term in subsection 10.3.

            "INDEMNITEE" has the meaning assigned to that term in subsection
10.3.

            "INTELLECTUAL PROPERTY" means all patents, trademarks, tradenames, copyrights, technology, know-how and processes used in or necessary for the conduct of the business of Company and its Subsidiaries as currently conducted that are material to the condition (financial or otherwise), business or operations of Company and its Subsidiaries, taken as a whole.

            "INTEREST PAYMENT DATE" means (i) with respect to any Base Rate Loan, the last Business Day of each March, June, September and December, of each year, commencing on the first such date to occur after the Closing Date, and
(ii) with respect to any LIBO Rate Loan, the last Business Day of each Interest Period applicable to such Loan; PROVIDED that in the case of each Interest Period of longer than three months "Interest Payment Date" shall also include the Business Day that is three months, or any multiple thereof, after the commencement of such Interest Period.

            "INTEREST PERIOD" has the meaning assigned to that term in subsection 2.2B.

            "INTEREST RATE AGREEMENT" means any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement or arrangement to which Company or any of its Subsidiaries is a party.

            "INTEREST RATE DETERMINATION DATE" means, with respect to any Interest Period, the second Business Day prior to the first day of such Interest Period.

            "INTERNAL REVENUE CODE" means the Internal Revenue Code of 1986, as amended to the date hereof and from time to time hereafter, and any successor statute.

            "INVESTMENT" means (i) any direct or indirect purchase or other acquisition by Company or any of its Subsidiaries of, or of a beneficial interest in, any Securities of any other Person (including any Subsidiary of Company other than a wholly-owned Domestic Subsidiary), (ii) any direct or indirect redemption, retirement, purchase or other acquisition for value, by any Subsidiary of Company from any Person other than Company or any of its wholly-owned Domestic Subsidiaries, of any equity Securities of such Subsidiary,
(iii) any direct or indirect loan, advance (other than advances to employees for moving, entertainment and travel expenses, drawing accounts and similar expenditures in the ordinary course of business) or capital contribution by Company or any of its Subsidiaries to any other Person (other than a wholly-owned Domestic Subsidiary), including all indebtedness and accounts receivable from that other Person that are not current assets or did not arise from sales to that other Person in the ordinary course of business, or (iv) Interest Rate Agreements or Currency Agreements not constituting Hedge Agreements. The amount of any Investment shall be the original cost of such Investment PLUS the cost of all additions thereto, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment; PROVIDED that the amount of an Investment shall be reduced by the amount of capital returned on such Investment (as determined on an after tax basis).

            "IP COLLATERAL" means, collectively, any Collateral under the Security Agreement consisting of trademarks, servicemarks, tradenames, tradesecrets, business names, logos, patents, patent applications, licenses, copyrights, any registration and franchise rights and interests relating thereto, and any other intellectual property of any type, and all goodwill associated with any of the foregoing.

            "ISSUING LENDER" means, with respect to any Letter of Credit, the Revolving Lender that agrees or is otherwise obligated to issue such Letter of Credit, determined as provided in subsection 3.1B(ii).

            "JOINT VENTURE" means a joint venture, partnership or other similar arrangement, whether in corporate, partnership or other legal form; PROVIDED that in no event shall any Subsidiary of any Person be considered to be a Joint Venture to which such Person is a party.

            "LANDLORD CONSENT AND ESTOPPEL" means, with respect to any Leasehold Property, a letter, certificate or other instrument in writing from the lessor (and all other parties having a consent right) under the related lease, satisfactory in form and substance to Administrative Agent, pursuant to which such lessor (and all other parties having a consent right) agrees, for the benefit of Administrative Agent, (i) that without any further consent of such lessor (and all other parties having a consent right) or any further action on the part of the Loan Party holding such Leasehold Property, such Leasehold Property may be encumbered pursuant to a Mortgage and may be assigned to the purchaser at a foreclosure sale or in a transfer in lieu of such a sale (and to a subsequent third party assignee if any Agent, any Lender, or an Affiliate of either so acquires such Leasehold Property), (ii) that such lessor shall not terminate such lease as a result of a default by such Loan Party thereunder without first giving Administrative Agent notice of such default and at least 15 days in the case of a monetary default and 30 days in the case of a non-monetary default beyond the cure period afforded to the tenant thereunder to cure such default, and (iii) that the related lease is in full force and effect, that no defaults by the lessee exist thereunder, and such other information as is customarily included in a lessor's estoppel certificate, and (iv) to such other matters relating to such Leasehold Property as Administrative Agent may reasonably request.

            "LCPI" has the meaning assigned to that term in the introduction to this Agreement.

            "LEASEHOLD PROPERTY" means any leasehold interest of any Loan Party as lessee under any lease of real property.

            "LENDER" and "LENDERS" means the persons identified as "Lenders" and listed on the signature pages of this Agreement, together with their successors and permitted assigns pursuant to subsection 10.1, and the term "Lenders" shall include Swing Line Lender unless the context otherwise requires.

            "LETTER OF CREDIT" or "LETTERS OF CREDIT" means Commercial Letters of Credit and Standby Letters of Credit issued or to be issued by Issuing Lenders for the account of Company pursuant to subsection 3.1.

            "LETTER OF CREDIT USAGE" means, as at any date of determination, the sum of (i) the maximum aggregate amount which is or at any time thereafter may become available for drawing under all Letters of Credit then outstanding PLUS
(ii) the aggregate amount of all drawings under Letters of Credit honored by Issuing Lenders and not theretofore reimbursed by Company. For the purposes of this definition, any amount described in clause (i) or (ii) of the preceding sentence which is denominated in a currency other than Dollars shall be valued based on the applicable Exchange Rate for such currency as of the applicable date of determination.

            "LIBO RATE LOANS" means Loans bearing interest at rates determined by reference to the Adjusted LIBO Rate as provided in subsection 2.2A.

            "LIEN" means any lien, mortgage, pledge, assignment, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest) and any option, trust or other preferential arrangement having the practical effect of any of the foregoing.

            "LOAN" or "LOANS" means one or more of the Tranche A Term Loans, Tranche B Term Loans, Revolving Loans or Swing Line Loans or any combination thereof.

            "LOAN DOCUMENTS" means this Agreement, the Notes, the Letters of Credit (and any applications for, or reimbursement agreements or other documents or certificates executed by Company in favor of an Issuing Lender relating to, the Letters of Credit), the Subsidiary Guaranty and the Collateral Documents.

            "LOAN PARTY" means each of Acquisition Co., Company and any of Company's Subsidiaries from time to time executing a Loan Document, and "LOAN PARTIES" means all such Persons, collectively.

            "MARGIN DETERMINATION CERTIFICATE" means a Margin Determination Certificate of Company delivered pursuant to 6.1(xviii) setting forth in reasonable detail the calculation of the Consolidated Leverage Ratio for the four-Fiscal Quarter period ending as of the last day of the Fiscal Quarter immediately preceding the Fiscal Quarter in which such certificate is delivered.

            "MARGIN STOCK" has the meaning assigned to that term in Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time.

            "MASTER RESTATEMENT CONFIRMATION" means that certain Master Restatement Confirmation among the Loan Parties and the Administrative Agent substantially in the form of EXHIBIT XVI annexed hereto.

            "MATERIAL ADVERSE EFFECT" means (i) any event or change in or effect on the business of Company and its Subsidiaries, taken as a whole, that is or can reasonably be expected to be materially adverse to the business, operations, properties (including intangible properties), condition (financial or otherwise), assets, liabilities or prospects of Company and its Subsidiaries, taken as a whole, or (ii) the impairment in any material respect of the ability of any Loan Party to perform, or of Administrative Agent or Lenders to enforce, the Obligations.

            "MATERIAL LEASEHOLD PROPERTY" means a Leasehold Property reasonably determined by Administrative Agent to be of material value as Collateral or of material importance to the operations of Company or any of its Subsidiaries.

            "MERGER" means the merger of Acquisition Co. with and into Scientific Games pursuant to the Merger Agreement, with Scientific Games as the surviving corporation.

            "MERGER AGREEMENT" means the Agreement and Plan of Merger dated as of May 18, 2000 by and among Company, Acquisition Co. and Scientific Games, as such agreement may be amended from time to time to the extent permitted under subsection 7.14.

            "MERGER DATE" means the date upon which the Merger is consummated.

            "MORTGAGE" means (i) a security instrument (whether designated as a deed of trust or a mortgage or by any similar title) executed and delivered by any Loan Party, substantially in such form as may be approved by Administrative Agent in its reasonable discretion, in each case with such changes thereto as may be recommended by Administrative Agent's local counsel based on local laws or customary local mortgage or deed of trust practices, or (ii) at the option of Administrative Agent, in the case of an Additional Mortgaged Property, an amendment to an existing Mortgage, in form reasonably satisfactory to Administrative Agent, adding such Additional Mortgaged Property to the Real Property Assets encumbered by such existing Mortgage, in either case as such security instrument or amendment may be amended, supplemented or otherwise modified from time to time, and "MORTGAGES" means all such instruments, including the Closing Date Mortgages, and any Additional Mortgages, collectively.

            "MORTGAGED PROPERTY" means a Closing Date Mortgaged Property or an Additional Mortgaged Property.

            "MULTIEMPLOYER PLAN" means any Employee Benefit Plan which is a "multiemployer plan" as defined in Section 3(37) of ERISA.

            "NET ASSET SALE PROCEEDS" means, with respect to any Asset Sale, Cash payments (including any Cash received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received) received from such Asset Sale, net of (a) any amounts properly reserved on the financial statements of Company and its Subsidiaries in accordance with GAAP with respect to contingent liabilities directly related to such Asset Sale (provided that the aggregate amount of such reserved amount shall not exceed $5 million at any time), and (b) any bona fide direct costs incurred in connection with such Asset Sale, including (i) income taxes reasonably estimated to be actually payable within two years of the date of such Asset Sale as a result of any gain recognized in connection with such Asset Sale and (ii) payment of the outstanding principal amount of, and premium or penalty, if any, and interest on, any Indebtedness (other than the Loans) that is secured by a Lien on the stock or assets in question and that is required to be repaid under the terms thereof as a result of such Asset Sale.

            "NET DEBT SECURITIES PROCEEDS" has the meaning assigned to that term in subsection 2.4B(iii)(d).

            "NET EQUITY SECURITIES PROCEEDS" has the meaning assigned to that term in subsection 2.4B(iii)(c).

            "NET INSURANCE/CONDEMNATION PROCEEDS" means any Cash payments or proceeds received by Company or any of its Subsidiaries (i) under any business interruption or casualty insurance policy in respect of a covered loss thereunder or (ii) as a result of the taking of any assets of Company or any of its Subsidiaries by any Person pursuant to the power of eminent domain, condemnation or otherwise, or pursuant to a sale of any such assets to a purchaser with such power under threat of such a taking, in each case net of any actual and reasonable documented costs incurred by Company or any of its Subsidiaries in connection with the adjustment or settlement of any claims of Company or such Subsidiary in respect thereof.

            "NOTES" means one or more of the Tranche A Term Notes, Tranche B Term Notes, Revolving Notes or Swing Line Notes or any combination thereof.

            "NOTICE OF BORROWING" means a notice substantially in the form of
EXHIBIT I annexed hereto delivered by Company to Administrative Agent pursuant to subsection 2.1B with respect to a proposed borrowing.

            "NOTICE OF CONVERSION/CONTINUATION" means a notice substantially in the form of EXHIBIT II annexed hereto delivered by Company to Administrative Agent pursuant to subsection 2.2D with respect to a proposed conversion or continuation of the applicable basis for determining the interest rate with respect to the Loans specified therein.

            "OBLIGATIONS" means all obligations of every nature of each Loan Party from time to time owed to Agents, Lenders or any of them under the Loan Documents to which any of the Lenders is a party, whether for principal, interest, reimbursement of amounts drawn under Letters of Credit, fees, expenses, indemnification or otherwise.

            "OFFICER'S CERTIFICATE" means, as applied to any corporation, a certificate executed on behalf of such corporation by its president, one of its vice-presidents, its chief financial officer (or if there is no chief financial officer, its chief accounting officer) or its treasurer; PROVIDED that every Officer's Certificate with respect to the compliance with a condition precedent to the making of any Loans hereunder shall include (i) a statement that the officer or officers making or giving such Officer's Certificate has or have read such condition and any definitions or other provisions contained in this Agreement relating thereto, (ii) a statement that, in the opinion of the signer or signers, such signer or signers has or have made or has or have caused to be made such examination or investigation as is necessary to enable such signer or signers to express an informed opinion as to whether or not such condition has been complied with, and (iii) a statement as to whether, in the opinion of the signer or signers, such condition has been complied with.

            "OLIVETTI" means Olivetti S.p.A.

            "OPERATING LEASE" means, as applied to any Person, any lease (including leases that may be terminated by the lessee at any time) of any property (whether real, personal or mixed) that is not a Capital Lease in accordance with GAAP other than any such lease under which that Person is the lessor.

            "PBGC" means the Pension Benefit Guaranty Corporation or any successor thereto.

            "PENSION PLAN" means any Employee Benefit Plan, other than a Multiemployer Plan, which is subject to Section 412 of the Internal Revenue Code or Section 302 of ERISA.

            "PERMITTED ACQUISITION" means any acquisition, whether by purchase, merger, reorganization or any other method, by Company or any of its Subsidiaries of (x) another Person which is engaged primarily in the same or a related line of business as Company and its Subsidiaries or (y) any assets or other property of another Person relating primarily to the same or a related line of business as Company and its Subsidiaries (any such Person, assets or other property being an "Acquired Business"); provided that any such Permitted Acquisition shall comply with the provisions of subsection 7.7(vii).

            "PERMITTED CURRENCY" means, Euros, Pounds Sterling, Italian Lire, French Francs, Belgium Francs, Irish Punts, German Marks, Luxembourg Francs, Dutch Guilders and Austrian Schillings.

            "PERMITTED ENCUMBRANCES" means the following types of Liens (excluding (x) any such Lien imposed pursuant to Section 401(a)(29) or 412(n) of the Internal Revenue Code or by ERISA and (y) any such Lien relating to or imposed in connection with any Environmental Claim which, solely with respect to Liens within the ambit of this clause (y), would give rise to a Material Adverse Effect):

            (i) Liens for taxes, assessments or governmental charges or claims the payment of which is not, at the time, required by subsection 6.3 but excluding any lien for the reimbursement of charges incurred by any governmental authorities in connection with any Hazardous Materials Activity;

            (ii) statutory Liens of landlords, statutory Liens of banks and rights of set-off, statutory Liens of carriers, warehousemen, mechanics, repairmen, workmen and materialmen, and other Liens imposed by law, in each case incurred in the ordinary course of business (a) for amounts not yet overdue or (b) for amounts that are overdue and that (in the case of any such amounts overdue for a period in excess of 15 days) are being contested in good faith by appropriate proceedings, so long as (1) such reserves or other appropriate provisions, if any, as shall be required by GAAP shall have been made for any such contested amounts, and (2) in the case of a Lien with respect to any portion of the Collateral, such contest proceedings conclusively operate to stay the sale of any portion of the Collateral on account of such Lien;

            (iii) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, trade contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money), so long as no foreclosure, sale or similar proceedings have been commenced with respect to any portion of the Collateral on account thereof;

            (iv) any attachment or judgment Lien not constituting an Event of Default under subsection 8.8;

            (v) leases or subleases granted to third parties in accordance with any applicable terms of the Collateral Documents and not interfering in any material respect with the ordinary conduct of the business of Company or any of its Subsidiaries or resulting in a material diminution in the value of any Collateral as security for the Obligations;

            (vi) easements, rights-of-way, covenants, conditions, restrictions, encroachments, and other defects or irregularities in title, in each case which do not and will not interfere in any material respect with the ordinary conduct of the business of Company or any of its Subsidiaries or result in a material diminution in the value of any Collateral as security for the Obligations;

            (vii) any (a) interest or title of a lessor or sublessor under any lease permitted under this Agreement, (b) restriction or encumbrance that the interest or title of such lessor or sublessor may be subject to, or
      (c) subordination of the interest of the lessee or sublessee under such lease to any restriction or encumbrance referred to in the preceding clause (b), so long as the holder of such restriction or encumbrance agrees to recognize the rights of such lessee or sublessee under such lease;

            (viii) Liens arising from filing UCC financing statements relating solely to leases not prohibited by this Agreement;

            (ix) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

            (x) any zoning or similar law or right reserved to or vested in any governmental office or agency to control or regulate the use of any real property;

            (xi) Liens securing obligations (other than obligations representing Indebtedness for borrowed money) under operating, reciprocal easement or similar agreements entered into in the ordinary course of business of Company and its Subsidiaries; and

            (xii) licenses of patents, trademarks and other intellectual property rights granted by Company or any of its Subsidiaries in the ordinary course of business and not interfering in any material respect with the ordinary conduct of the business of Company or such Subsidiary.

            "PERSON" means and includes natural persons, corporations, limited partnerships, general partnerships, limited liability companies, limited liability partnerships, joint stock companies, Joint Ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and governments (whether federal, state or local, domestic or foreign, and including political subdivisions thereof) and agencies or other administrative or regulatory bodies thereof.

            "POTENTIAL EVENT OF DEFAULT" means a condition or event that, after notice or lapse of time or both, would constitute an Event of Default.

            "PRIME RATE" means the rate of interest per annum publicly announced from time to time by Credit Suisse First Boston ("CSFB") as its prime commercial lending rate in effect at its principal office in New York City. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. CSFB or any Lender may make commercial loans or other loans at rates of interest at, above or below the Prime Rate.

            "PRO FORMA BASIS" means, as of any date of determination, the compliance of Company with the financial covenants set forth in subsection 7.6A, 7.6B and 7.6C as of the last day of the four Fiscal Quarter period most recently ended prior to such date of determination for which the relevant financial information is available (the "COMPLIANCE PERIOD"), after giving effect on a PRO FORMA basis to any Permitted Acquisitions made during such Compliance Period and any dispositions made during such Compliance Period, other than sales of inventory in the ordinary course of business and dispositions of obsolete equipment on the following basis:

            (i) any Indebtedness incurred or assumed by Company or any of its Subsidiaries in connection with such Permitted Acquisitions and any Indebtedness repaid in connection with such Permitted Acquisitions or dispositions shall be deemed to have been incurred or repaid, respectively, as of the first day of the Compliance Period;

            (ii) if such Indebtedness incurred or assumed by Company or any of its Subsidiaries in connection with such Permitted Acquisitions has a floating or formula rate, then the rate of interest for such Indebtedness for the applicable period shall be computed as if the rate in effect for such Indebtedness on the relevant measurement date had been the applicable rate for the entire applicable period;

            (iii) income statement items (whether positive or negative) attributable to the property or business acquired or disposed of in such Permitted Acquisitions or dispositions shall be included as if such acquisitions or dispositions took place on the first day of such Compliance Period on a PRO FORMA BASIS; and

            (iv) any historical extraordinary non-recurring costs or expenses or other verifiable costs or expenses that will not continue after the acquisition or disposition date may be eliminated and other expenses and cost reductions may be reflected on a basis consistent with Regulation S-X promulgated by the Securities and Exchange Commission.

            With respect to any such Permitted Acquisitions, such pro forma calculations shall be based on the audited or reviewed financial results to the extent delivered in compliance with clause (g) of subsection 7.7(vii). All PRO FORMA adjustments shall be approved by the Administrative Agent.

            "PRO RATA SHARE" means (i) with respect to all payments, computations and other matters relating to the Tranche A Term Loan Commitment or the Tranche A Term Loan of any Lender, the percentage obtained by DIVIDING (x) the Tranche A Term Loan Exposure of that Lender BY (y) the aggregate Tranche A Term Loan Exposure of all Lenders, (ii) with respect to all payments, computations and other matters relating to the Tranche B Term Loan Commitment or the Tranche B Term Loan of any Lender, the percentage obtained by DIVIDING (x) the Tranche B Term Loan Exposure of that Lender BY (y) the aggregate Tranche B Term Loan Exposure of all Lenders, (iii) with respect to all payments, computations and other matters relating to the Revolving Loan Commitment or the Revolving Loans of any Lender or any Letters of Credit issued or participations therein purchased by any Lender or any participations in any Swing Line Loans purchased or deemed purchased by any Revolving Lender, the percentage obtained by DIVIDING (x) the Revolving Loan Exposure of that Lender BY (y) the aggregate Revolving Loan Exposure of all Lenders, and (iv) for all other purposes with respect to each Lender, the percentage obtained by DIVIDING (x) the sum of the Tranche A Term Loan Exposure of that Lender PLUS the Tranche B Term Loan Exposure of Lender PLUS the Revolving Loan Exposure of that Lender BY (y) the sum of the aggregate Tranche A Term Loan Exposure of all Lenders PLUS the Tranche B Term Loan Exposure of all Lenders PLUS the aggregate Revolving Loan Exposure of all Lenders, in any such case as the applicable percentage may be adjusted by assignments permitted pursuant to subsection 10.1. The initial Pro Rata Share of each Lender for purposes of each of clauses (i), (ii) and (iii) of the preceding sentence is set forth opposite the name of that Lender in SCHEDULE
2.1 annexed hereto.

            "PTO" means the United States Patent and Trademark Office or any successor or substitute office in which filings are necessary or, in the opinion of Administrative Agent, desirable in order to create or perfect Liens on any IP Collateral.

            "PURCHASE MONEY INDEBTEDNESS" means Indebtedness of Company or any of its Subsidiaries incurred in connection with the purchase of assets or other property for the business of Company or any of its Subsidiaries; provided that the recourse of the lenders with respect to such Indebtedness is limited solely to the assets or other property so purchased (and the proceeds of such assets or other property) without further recourse to either Company or any of its Subsidiaries.

            "REAL PROPERTY ASSET" means, at any time of determination, any interest then owned by any Loan Party in any real property.

            "RECORDED LEASEHOLD INTEREST" means a Leasehold Property with respect to which a Record Document (as hereinafter defined) has been recorded in all places necessary or desirable, in the reasonable judgment of Administrative Agent, to give constructive notice of such Leasehold Property to third-party purchasers and encumbrancers of the affected real property. For purposes of this definition, the term "RECORD DOCUMENT" means, with respect to any Leasehold Property, (a) the lease evidencing such Leasehold Property or a memorandum thereof, executed and acknowledged by the owner of the affected real property, as lessor, or (b) if such Leasehold Property was acquired or subleased from the holder of a Recorded Leasehold Interest, the applicable assignment or sublease document or a memorandum thereof, executed and acknowledged by such holder, in each case in form sufficient to give such constructive notice upon recordation and otherwise in form reasonably satisfactory to Administrative Agent.

            "REFUNDED SWING LINE LOANS" has the meaning assigned to that term in subsection 2.1A(iv).

            "REGISTER" has the meaning assigned to that term in subsection 2.1D.

            "REGULATION D" means Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

            "REIMBURSEMENT DATE" has the meaning assigned to that term in subsection 3.3B.

            "RELATED AGREEMENTS" means, collectively, the Merger Agreement, the Convertible Preferred Stock Purchase Agreement, the Stockholders Agreement, the Certificate of Designations, the Senior Subordinated Note Indenture and the Senior Subordinated Notes.

            "RELEASE" means any release, spill, emission, leaking, pumping, pouring, injection, escaping, deposit, disposal, discharge, dispersal, dumping, leaching or migration of Hazardous Materials into the indoor or outdoor environment (including the abandonment or disposal of any barrels, containers or other closed receptacles containing any Hazardous Materials), including the movement of any Hazardous Materials through the air, soil, surface water or groundwater.

            "REPLACED LENDER" has the meaning assigned to that term in subsection 2.8.

            "REPLACEMENT LENDER" has the meaning assigned to that term in subsection 2.8.

            "REQUEST FOR ISSUANCE OF LETTER OF CREDIT" means a notice substantially in the form of EXHIBIT III annexed hereto delivered by Company to Administrative Agent pursuant to subsection 3.1B(i) with respect to the proposed issuance of a Letter of Credit.

            "REQUISITE CLASS LENDERS" means, at any time of determination, (i) for the Class of Lenders having Tranche A Term Loan Exposure, Lenders having or holding more than 50% of the aggregate Tranche A Term Loan Exposure of all Lenders, (ii) for the Class of Lenders having Tranche B Term Loan Exposure, Lenders having or holding more than 50% of the aggregate Tranche B Term Loan Exposure of all Lenders, (iii) for the Class of Lenders having Revolving Loan Exposure, Lenders having or holding more than 50% of the aggregate Revolving Loan Exposure of all Lenders and (iv) for any Lenders having exposure in additional commitments or loans in any additional Class created in accordance with clause (vi) of subsection 10.6A, Lenders having or holding more than 50% of the aggregate exposure in commitments or loans of such Class.

            "REQUISITE LENDERS" means Lenders having or holding more than 50% of the sum of (i) the aggregate Tranche A Term Loan Exposure of all Lenders PLUS
(ii) the aggregate Tranche B Term Loan Exposure of all Lenders PLUS (iii) the aggregate Revolving Loan Exposure of all Lenders.

            "RESTRICTED JUNIOR PAYMENT" means (i) any distribution, direct or indirect, on account of any class of stock of Company now or hereafter outstanding, except a distribution payable solely in shares of that class of stock payable solely to holders of that class, (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any class of stock of Company now or hereafter outstanding,
(iii) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of stock of Company now or hereafter outstanding, and (iv) any payment or prepayment of principal of, premium, if any, or interest on, or redemption, purchase, retirement, defeasance (including in-substance or legal defeasance), sinking fund or similar payment with respect to, any Subordinated Indebtedness.

            "RESTATEMENT DATE AGREEMENTS" shall mean this Agreement, the Security Agreement, the Subsidiary Guaranty and the Master Restatement Confirmation.

            "RESTATEMENT EFFECTIVE DATE" means the date on or before October 6, 2000, on which the conditions set forth in subsection 4.4 are satisfied or waived in writing by Administrative Agent and Requisite Lenders.

            "REVISED FINANCIAL PLAN" has the meaning assigned to that term in subsection 6.1(xiii).

            "REVOLVING LENDER" means a Lender having a Revolving Loan
Commitment.

            "REVOLVING LOAN COMMITMENT" means the commitment of a Lender to make Revolving Loans to Company pursuant to subsection 2.1A(iii), and "REVOLVING LOAN COMMITMENTS" means such commitments of all Lenders in the aggregate.

            "REVOLVING LOAN COMMITMENT TERMINATION DATE" means September 30,
2006.

            "REVOLVING LOAN EXPOSURE" means, with respect to any Revolving Lender as of any date of determination (i) prior to the termination of the Revolving Loan Commitments, that Revolving Lender's Revolving Loan Commitment and (ii) after the termination of the Revolving Loan Commitments, the sum of (a) the aggregate outstanding principal amount of the Revolving Loans of that Revolving Lender PLUS (b) in the event that Revolving Lender is an Issuing Lender, the aggregate Letter of Credit Usage in respect of all Letters of Credit issued by that Revolving Lender (in each case net of any participations purchased or deemed purchased by other Revolving Lenders in such Letters of Credit or any unreimbursed drawings thereunder) PLUS (c) the aggregate amount of all participations purchased or deemed purchased by that Revolving Lender in any outstanding Letters of Credit or any unreimbursed drawings under any Letters of Credit PLUS (d) in the case of Swing Line Lender, the aggregate outstanding principal amount of all Swing Line Loans (net of any participations therein purchased or deemed purchased by other Revolving Lenders) PLUS (e) the aggregate amount of all participations purchased or deemed purchased by that Revolving Lender in any outstanding Swing Line Loans.

            "REVOLVING LOANS" means the Loans made by Revolving Lenders to Company pursuant to subsection 2.1A(iii).

            "REVOLVING NOTES" means (i) the promissory notes of Company issued pursuant to subsection 2.1E(iii) on the Closing Date and (ii) any promissory notes issued by Company pursuant to subsection 10.1B in connection with assignments of the Revolving Loan Commitments and Revolving Loans of any Revolving Lenders, in each case substantially in the form of EXHIBIT IV-C annexed hereto, as they may be amended, supplemented or otherwise modified from time to time.

            "SCHEDULED PRINCIPAL PAYMENTS" has the meaning assigned to that term in the definition of "Consolidated Fixed Charges" in this subsection 1.1.

            "SCIENTIFIC GAMES" means Scientific Games Holdings Corp., a Delaware corporation.

            "SCIENTIFIC GAMES COMMON STOCK" means prior to the Merger the Common Stock, $.001 par value, of Scientific Games.

            "SECURITY AGREEMENT" means (i) on and after the Closing Date and before the Restatement Effective Date, the Security Agreement executed and delivered by Company and the wholly-owned Domestic Subsidiaries and to be executed and delivered by additional wholly-owned Domestic Subsidiaries from time to time thereafter in accordance with subsection 6.8, substantially in the form of EXHIBIT XII annexed to the Closing Date Credit Agreement, as such Security Agreement may thereafter be amended, supplemented or otherwise modified from time to time and any documents or agreements delivered by Company or any of its wholly-owned Domestic Subsidiaries with respect to the pledge of capital stock or other equity interests in Foreign Subsidiaries pursuant to subsection 6.8D; and (ii) on and after the Restatement Effective Date, the Amended and Restated Security Agreement executed and delivered by Company and the wholly-owned Domestic Subsidiaries and to be executed and delivered by additional wholly-owned Domestic Subsidiaries from time to time thereafter in accordance with subsection 6.8, substantially in the form of EXHIBIT XII annexed hereto, as such Security Agreement may thereafter be amended, supplemented or otherwise modified from time to time and any documents or agreements delivered by Company or any of its wholly-owned Domestic Subsidiaries with respect to the pledge of capital stock or other equity interests in Foreign Subsidiaries pursuant to subsection 6.8D.

            "SECURITIES" means any stock, shares, partnership interests, voting trust certificates, certificates of interest or participation in any profit-sharing agreement or arrangement, options, warrants, bonds, debentures, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as "securities" or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.

            "SECURITIES ACT" means the Securities Act of 1933, as amended from time to time, and any successor statute.

            "SENIOR SUBORDINATED NOTE INDENTURE" means the Indenture dated as of August 14, 2000 executed by Company and a trustee named therein pursuant to which the Senior Subordinated Notes were issued, as amended by the First Supplemental Indenture dated as of September 6, 2000, and as such indenture may be further amended from time to time to the extent permitted under subsection 7.14.

            "SENIOR SUBORDINATED NOTES" means the unsecured Senior Subordinated Notes due 2010, issued by Company pursuant to the Senior Subordinated Note Indenture, as such Senior Subordinated Notes may be amended from time to time to the extent permitted under subsection 7.14, all the proceeds of which are to be used pursuant to subsection 4.1D.

            "SGIL" has the meaning assigned to that term in subsection 7.1(x).

            "SOLVENT" means, with respect to any Person, that as of the date of determination both (A) (i) the then fair saleable value of the property of such Person is (y) greater than the total amount of liabilities (including contingent liabilities) of such Person and (z) not less than the amount that will be required to pay the probable liabilities on such Person's then existing debts as they become absolute and matured considering all financing alternatives and potential asset sales reasonably available to such Person; (ii) such Person's capital is not unreasonably small in relation to its business or any contemplated or undertaken transaction; and (iii) such Person does not intend to incur, or believe (nor should it reasonably believe) that it will incur, debts beyond its ability to pay such debts as they become due; and (B) such Person is "solvent" within the meaning given that term and similar terms under applicable laws relating to fraudulent transfers and conveyances. For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

            "STANDBY LETTER OF CREDIT" means any standby letter of credit or similar instrument issued for the purpose of supporting (i) Indebtedness of Company or any of its Subsidiaries in respect of industrial revenue or development bonds or financings, (ii) workers' compensation liabilities of Company or any of its Subsidiaries, (iii) the obligations owed to third party insurers of Company or any of its Subsidiaries, (iv) obligations with respect to Capital Leases or Operating Leases of Company or any of its Subsidiaries, and
(v) performance, payment, deposit or surety obligations of Company or any of its Subsidiaries, in any case if required by law or governmental rule or regulation or in accordance with custom and practice in the industry; provided that Standby Letters of Credit may not be issued for the purpose of supporting (a) trade payables or (b) any Indebtedness constituting "antecedent debt" (as that term is used in Section 547 of the Bankruptcy Code).

            "STOCKHOLDERS' AGREEMENT" means that certain Stockholders' Agreement dated as of September 6, 2000, by and among Company, Cermatica Gaming, S.A., Olivetti International, S.A., The Oak Fund, Peconic Fund Ltd. and Ramius Securities, LLC.

            "SUBORDINATED INDEBTEDNESS" means the Senior Subordinated Notes, the Convertible Subordinated Debt and any other Indebtedness of Company subordinated in right of payment to the Obligations pursuant to documentation containing maturities, amortization schedules, covenants, defaults, remedies, subordination provisions and other material terms in form and substance reasonably satisfactory to Administrative Agent and Requisite Lenders.

            "SUBSIDIARY" means, with respect to any Person, any corporation, partnership, limited liability company, association, joint venture or other business entity of which more than 50% of the total voting power of shares of stock or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Person or Persons (whether directors, managers, trustees or other Persons performing similar functions) having the power to direct or cause the direction of the management and policies thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof.

            "SUBSIDIARY GUARANTOR" means (i) any wholly-owned Domestic Subsidiary with respect to the Subsidiary Guaranty executed and delivered by such Subsidiary in favor of Administrative Agent, on behalf of Lenders, on the Closing Date and to be executed and delivered by any additional wholly-owned Domestic Subsidiaries from time to time thereafter in accordance with subsection 6.8, and (ii) any wholly-owned Domestic Subsidiary that executes and delivers a counterpart of the Subsidiary Guaranty in favor of Administrative Agent, on behalf of Lenders, from time to time after the Closing Date in accordance with subsection 6.8.

            "SUBSIDIARY GUARANTY" means (i) on and after the Closing Date and before the Restatement Effective Date , the Subsidiary Guaranty in favor of Administrative Agent, on behalf of Lenders, executed and delivered by the wholly-owned Domestic Subsidiaries (other than any Inactive Subsidiary) on the Closing Date and to be executed and delivered by additional wholly-owned Domestic Subsidiaries (other than any Inactive Subsidiary) from time to time thereafter in accordance with subsection 6.8, substantially in the form of
Exhibit XIII annexed to the Closing Date Credit Agreement, as such Subsidiary Guaranty may thereafter be amended, supplemented or otherwise modified from time to time; and (ii) on and after the Restatement Effective Date, the Amended and Restated Subsidiary Guaranty in favor of Administrative Agent, on behalf of Lenders, executed and delivered by the wholly-owned Domestic Subsidiaries (other than any Inactive Subsidiary) on the Restatement Effective Date and to be executed and delivered by additional wholly-owned Domestic Subsidiaries (other than any Inactive Subsidiary) from time to time thereafter in accordance with subsection 6.8, substantially in the form of Exhibit XIII annexed hereto, as such Subsidiary Guaranty may hereafter be amended, supplemented or otherwise modified from time to time.

            "SUPERMAJORITY LENDERS" means Lenders having or holding more than [90%] of the sum of (i) the aggregate Tranche A Term Loan Exposure of all Lenders PLUS (ii) the aggregate Tranche B Term Loan Exposure of all Lenders PLUS
(iii) the aggregate Revolving Loan Exposure of all Lenders.

            "SUPPLEMENTAL COLLATERAL AGENT" has the meaning assigned to that term in subsection 9.1B.

            "SWING LINE LENDER" means DLJ, or any Person serving as a successor Administrative Agent hereunder, in its capacity as Swing Line Lender hereunder.

            "SWING LINE LOAN COMMITMENT" means the commitment of Swing Line Lender to make Swing Line Loans to Company pursuant to subsection 2.1A(iv).

            "SWING LINE LOANS" means the Loans made by Swing Line Lender to Company pursuant to subsection 2.1A(iv).

            "SWING LINE NOTE" means (i) the promissory note of Company issued pursuant to subsection 2.1E(iii) on the Closing Date and (ii) any promissory note issued by Company to any successor Swing Line Lender pursuant to the last sentence of subsection 9.5B, in each case substantially in the form of EXHIBIT IV-D annexed hereto, as it may be amended, supplemented or otherwise modified from time to time.

            "SYNDICATION AGENT" has the meaning assigned to that term in the introduction to this Agreement.

            "TAX" or "TAXES" means any present or future tax, levy, impost, duty, charge, fee, deduction or withholding of any nature and whatever called, by whomsoever, on whomsoever and wherever imposed, levied, collected, withheld or assessed; PROVIDED that "TAX ON THE OVERALL NET INCOME" of a Person shall be construed as a reference to a tax imposed by the jurisdiction in which that Person is organized or in which that Person's principal office (and/or, in the case of a Lender, its lending office) is located or in which that Person (and/or, in the case of a Lender, its lending office) is deemed to be doing business on all or part of the net income, profits or gains (whether worldwide, or only insofar as such income, profits or gains are considered to arise in or to relate to a particular jurisdiction, or otherwise) of that Person (and/or, in the case of a Lender, its lending office).

            "TENDER PREMIUMS" means the tender premiums and/or redemption payable under the Existing Company Senior Notes.

            "TERM LOANS" means the Tranche A Term Loans and the Tranche B Term Loans.

            "TITLE COMPANY" means one or more title insurance companies reasonably satisfactory to Administrative Agent.

            "TOTAL UTILIZATION OF REVOLVING LOAN COMMITMENTS" means, as at any date of determination, the sum of (i) the aggregate principal amount of all outstanding Revolving Loans

PLUS (ii) the aggregate principal amount of all outstanding Swing Line Loans PLUS (iii) the Letter of Credit Usage.

            "TRANCHE A TERM LOAN COMMITMENT" means the commitment of a Lender to make a Tranche A Term Loan to Company pursuant to subsection 2.1A(i), and "TRANCHE A TERM LOAN COMMITMENTS" means such commitments of all Lenders in the aggregate.

            "TRANCHE A TERM LOAN EXPOSURE" means, with respect to any Tranche A Term Loan Lender as of any date of determination (i) prior to the funding of all of the Tranche A Term Loans, that Lender's original Tranche A Term Loan Commitment and (ii) after the funding of all of the Tranche A Term Loans, the outstanding principal amount of the Tranche A Term Loan of that Lender.

            "TRANCHE A TERM LOAN LENDER" means any Lender who holds a Tranche A Term Loan Commitment, or who has made a Tranche A Term Loan hereunder and any assignee of such Lender pursuant to subsection 10.1B.

            "TRANCHE A TERM LOANS" means the Tranche A Term Loans made by Tranche A Term Loan Lenders to Company pursuant to subsection 2.1A(i).

            "TRANCHE A TERM NOTES" means (i) the promissory notes of Company issued pursuant to subsection 2.1E(iii) on the Closing Date and (ii) any promissory notes issued by Company pursuant to subsection 10.1B in connection with assignments of the Tranche A Term Loan Commitments or Tranche A Term Loans of any Tranche A Term Loan Lenders, in each case substantially in the form of
EXHIBIT IV-A annexed hereto, as they may be amended, supplemented or otherwise modified from time to time.

            "TRANCHE B TERM LOAN COMMITMENT" means the commitment of a Lender to make a Tranche B Term Loan to Company pursuant to subsection 2.1A(ii), and "TRANCHE B TERM LOAN COMMITMENTS" means such commitments of all Lenders in the aggregate.

            "TRANCHE B TERM LOAN EXPOSURE" means, with respect to any Tranche B Term Loan Lender as of any date of determination (i) prior to the funding of the Tranche B Term Loans, that Lender's Tranche B Term Loan Commitment and (ii) after the funding of the Tranche B Term Loans, the outstanding principal amount of the Tranche B Term Loan of that Lender.

            "TRANCHE B TERM LOAN LENDER" means any Lender who holds a Tranche B Term Loan Commitment or who has made a Tranche B Term Loan hereunder, and any assignee of such Lender pursuant to subsection 10.1B.

            "TRANCHE B TERM LOANS" means the Tranche B Term Loans made by Tranche B Term Loan Lenders to Company pursuant to subsection 2.1A(ii).

            "TRANCHE B TERM NOTES" means (i) the promissory notes of Company issued pursuant to subsection 2.1E(iii) on the Closing Date and (ii) any promissory notes issued by Company pursuant to subsection 10.1B in connection with assignments of the Tranche B Term Loan Commitments or Tranche B Term Loans of any Tranche B Term Loan Lenders, in each case substantially in the form of EXHIBIT IV-B annexed hereto, as they may be amended, supplemented or otherwise modified from time to time.

            "TRANSACTION COSTS" means the fees, costs and expenses payable by any Loan Party or by Scientific Games in connection with the Merger, the related financing and other transactions contemplated by the Loan Documents and the Related Agreements in an aggregate amount not to exceed $30.1 million; PROVIDED that the foregoing shall not include any related non-cash compensation paid to any of the Lenders or any Affiliates of any of the Lenders on or before the Closing Date in connection with any of the financings contemplated by the Loan Documents.

            "UCC" means the Uniform Commercial Code (or any similar or equivalent legislation) as in effect in any applicable jurisdiction.

            "UK PROPERTY" shall mean the property located at Quayside, Thwaitgate, Leeds LS10, England.

            o ACCOUNTING TERMS; UTILIZATION OF GAAP FOR PURPOSES OF CALCULATIONS UNDER AGREEMENT.

            Except as otherwise expressly provided in this Agreement, all accounting terms not otherwise defined herein shall have the meanings assigned to them in conformity with GAAP. Financial statements and other information required to be delivered by Company to Lenders pursuant to clauses (i), (ii), and (xiii) of subsection 6.1 shall be prepared in accordance with GAAP as in effect at the time of such preparation (and delivered together with the reconciliation statements provided for in subsection 6.1(v)). Calculations in connection with the definitions, covenants and other provisions of this Agreement shall utilize accounting principles and policies in conformity with those used to prepare the financial statements referred to in subsection 5.3.

            o  OTHER DEFINITIONAL PROVISIONS AND RULES OF CONSTRUCTION.

            o Any of the terms defined herein may, unless the context otherwise requires, be used in the singular or the plural, depending on the reference.

            o References to "Sections" and "subsections" shall be to Sections and subsections, respectively, of this Agreement unless otherwise specifically provided.

            o The use in any of the Loan Documents of the word "include" or "including", when following any general statement, term or matter, shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not nonlimiting language (such as "without limitation" or "but not limited to" or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that fall within the broadest possible scope of such general statement, term or matter.

            o  AMOUNTS AND TERMS OF COMMITMENTS AND LOANS

            o  COMMITMENTS; MAKING OF LOANS; NOTES.

            o COMMITMENTS. Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of Company herein set forth, each Tranche A Term Loan Lender hereby severally agrees to make the Tranche A Term Loans described in subsection 2.1A(i), each Tranche B Term Loan Lender hereby severally agrees to make the Tranche B Term Loans described in subsection 2.1A(ii), each Revolving Lender hereby severally agrees to make the Revolving Loans described in subsection 2.1A(iii) and each Swing Line Lender hereby agrees to make the Swing Line Loans described in subsection 2.1A(iv).

            o TRANCHE A TERM LOANS. Each Tranche A Term Loan Lender severally agrees to lend to Company on the Closing Date an aggregate amount not exceeding its Pro Rata Share of the aggregate amount of the Tranche A Term Loan Commitments to be used for the purposes identified in subsection 2.5A. The amount of each Tranche A Term Loan Lender's Tranche A Term Loan Commitment is set forth opposite its name on SCHEDULE 2.1 annexed hereto and the aggregate amount of the Tranche A Term Loan Commitments is $60 million; PROVIDED that the Tranche A Term Loan Commitments of the Tranche A Term Loan Lenders shall be adjusted to give effect to any assignments of the Tranche A Term Loan Commitments pursuant to subsection 10.1B. Each Tranche A Term Loan Lender's Term Loan Commitment to the extent unused, shall expire on the close of business on the Closing Date. Amounts borrowed under this subsection 2.1A(i) and subsequently repaid or prepaid may not be reborrowed.

            o TRANCHE B TERM LOANS. Each Tranche B Term Loan Lender severally agrees to lend to Company on the Closing Date an amount not exceeding its Pro Rata Share of the aggregate amount of the Tranche B Term Loan Commitments to be used for the purposes identified in subsection 2.5A. The amount of each Tranche B Term Loan Lender's Tranche B Term Loan Commitment is set forth opposite its name on SCHEDULE 2.1 annexed hereto and the aggregate amount of the Tranche B Term Loan Commitments is $220 million; PROVIDED that the Tranche B Term Loan Commitments of Tranche B Term Loan Lenders shall be adjusted to give effect to any assignments of the Tranche B Term Loan Commitments pursuant to subsection 10.1B. Each Tranche B Term Loan Lender's Tranche B Term Loan Commitment to the extent unused, shall expire on the close of business on the Closing Date. Amounts borrowed under this subsection 2.1A(ii) and subsequently repaid or prepaid may not be reborrowed.

            o REVOLVING LOANS. Each Revolving Lender severally agrees, subject to the limitations set forth below with respect to the maximum amount of Revolving Loans permitted to be outstanding from time to time, to lend to Company from time to time during the period from the Closing Date to but excluding the Revolving Loan Commitment Termination Date an aggregate amount not exceeding its Pro Rata Share of the aggregate amount of the Revolving Loan Commitments to be used for the purposes identified in subsection 2.5B. The original amount of each Revolving Lender's Revolving Loan Commitment is set forth opposite its name on SCHEDULE 2.1 annexed hereto and the aggregate original amount of the Revolving Loan Commitments is $65 million; PROVIDED that the Revolving Loan Commitments of the Revolving Lenders shall be adjusted to give effect to any assignments of the Revolving Loan Commitments pursuant to subsection 10.1B; and PROVIDED FURTHER that the amount of the Revolving Loan Commitments shall be reduced from time to time by the amount of any reductions thereto made pursuant to subsections 2.4B(ii) and 2.4B(iii). Each Revolving Lender's Revolving Loan Commitment shall expire on September 30, 2000 if the Term Loans are not made on or before such date or on the Revolving Loan Commitment Termination Date if the Term Loans are made and all Revolving Loans and all other amounts owed hereunder with respect to the Revolving Loans and the Revolving Loan Commitments shall be paid in full no later than the Revolving Loan Commitment Termination Date. Amounts borrowed under this subsection 2.1A(iii) may be repaid and reborrowed to but excluding the Revolving Loan Commitment Termination Date.

                  Anything contained in this Agreement to the contrary notwithstanding, in no event shall the Total Utilization of Revolving Loan Commitments at any time exceed the Revolving Loan Commitments then in effect.

            o SWING LINE LOANS. Swing Line Lender hereby agrees, subject to the limitations set forth below with respect to the maximum amount of Swing Line Loans permitted to be outstanding from time to time, to make a portion of the Revolving Loan Commitments available to Company from time to time during the period from the Closing Date to but excluding the Revolving Loan Commitment Termination Date by making Swing Line Loans to Company in an aggregate amount not exceeding the amount of the Swing Line Loan Commitment to be used for the purposes identified in subsection 2.5B, notwithstanding the fact that such Swing Line Loans, when aggregated with Swing Line Lender's outstanding Revolving Loans and Swing Line Lender's Pro Rata Share of the Letter of Credit Usage then in effect, may exceed Swing Line Lender's Revolving Loan Commitment. The original amount of the Swing Line Loan Commitment is $10 million; PROVIDED that any reduction of the Revolving Loan Commitments made pursuant to subsection 2.4B(ii) or 2.4B(iii) which reduces the aggregate Revolving Loan Commitments to an amount less than the then current amount of the Swing Line Loan Commitment shall result in an automatic corresponding reduction of the Swing Line Loan Commitment to the amount of the Revolving Loan Commitments, as so reduced, without any further action on the part of Company, Administrative Agent or Swing Line Lender. The Swing Line Loan Commitment shall expire on September 30, 2000 if the Term Loans are not made on or before such date or on the Revolving Loan Commitment

               Termination Date if the Term Loans are made and all Swing Line Loans and all other amounts owed hereunder with respect to the Swing Line Loans shall be paid in full no later than the Revolving Loan Commitment Termination Date. Amounts borrowed under this subsection 2.1A(iv) may be repaid and reborrowed to but excluding the Revolving Loan Commitment Termination Date.

                  Anything contained in this Agreement to the contrary notwithstanding, the Swing Line Loans and the Swing Line Loan Commitment shall be subject to the limitation that in no event shall the Total Utilization of Revolving Loan Commitments at any time exceed the Revolving Loan Commitments then in effect.

                  With respect to any Swing Line Loans which have not been voluntarily prepaid by Company pursuant to subsection 2.4B(i), Swing Line Lender may, at any time in its sole and absolute discretion, deliver to Administrative Agent (with a copy to Company), no later than 1:00 P.M. (New York City time) on the first Business Day in advance of the proposed Funding Date, a notice (which shall be deemed to be a Notice of Borrowing given by Company) requesting Revolving Lenders to make Revolving Loans that are Base Rate Loans on such Funding Date in an amount equal to the amount of such Swing Line Loans (the "REFUNDED SWING LINE LOANS") outstanding on the date such notice is given which Swing Line Lender requests Revolving Lenders to prepay. Anything contained in this Agreement to the contrary notwithstanding, (i) the proceeds of such Revolving Loans made by Revolving Lenders other than Swing Line Lender shall be immediately delivered by Administrative Agent to Swing Line Lender (and not to Company) and applied to repay a corresponding portion of the Refunded Swing Line Loans and (ii) on the day such Revolving Loans are made, Swing Line Lender's Pro Rata Share of the Refunded Swing Line Loans shall be deemed to be paid with the proceeds of a Revolving Loan made by Swing Line Lender, and such portion of the Swing Line Loans deemed to be so paid shall no longer be outstanding as Swing Line Loans and shall no longer be due under the Swing Line Note of Swing Line Lender but shall instead constitute part of Swing Line Lender's outstanding Revolving Loans and shall be due under the Revolving Note of Swing Line Lender. Company hereby authorizes Administrative Agent and Swing Line Lender to charge Company's accounts with Administrative Agent and Swing Line Lender (up to the amount available in each such account) in order to immediately pay Swing Line Lender the amount of the Refunded Swing Line Loans to the extent the proceeds of such Revolving Loans made by Revolving Lenders, including the Revolving Loan deemed to be made by Swing Line Lender, are not sufficient to repay in full the Refunded Swing Line Loans. If any portion of any such amount paid (or deemed to be paid) to Swing Line Lender should be recovered by or on behalf of Company from Swing Line Lender in bankruptcy, by assignment for the benefit of creditors or otherwise, the loss of the amount so recovered shall be ratably shared among all Revolving Lenders (other than any Lender which has defaulted in making Refunded Swing Line Loans to the extent of the defaulting amount) in the manner contemplated by subsection 10.5.

                  Immediately upon funding of a Swing Line Loan, each Revolving Lender shall be deemed to, and hereby agrees to, have purchased a participation in such outstanding Swing Line Loans in an amount equal to its Pro Rata Share of the unpaid amount of such Swing Line Loans together with accrued interest thereon. Upon one Business Day's notice from Swing Line Lender, each Revolving Lender shall deliver to Swing Line Lender an amount equal to its respective participation in same day funds at the Funding and Payment Office. In the event any Revolving Lender fails to make available to Swing Line Lender the amount of such Revolving Lender's participation as provided in this paragraph, Swing Line Lender shall be entitled to recover such amount on demand from such Revolving Lender together with interest thereon at the Federal Funds Effective Rate for three Business Days and thereafter at the Base Rate. In the event Swing Line Lender receives a payment of any amount in which other Revolving Lenders have purchased participations as provided in this paragraph, Swing Line Lender shall promptly distribute to each such other Revolving Lender its Pro Rata Share of such payment.

                  Anything contained herein to the contrary notwithstanding, each Revolving Lender's obligation to make Revolving Loans for the purpose of repaying any Refunded Swing Line Loans pursuant to the second preceding paragraph and each Revolving Lender's obligation to purchase a participation in any unpaid Swing Line Loans pursuant to the immediately preceding paragraph shall be absolute and unconditional and shall not be affected by any circumstance, including (a) any set-off, counterclaim, recoupment, defense or other right which such Revolving Lender may have against Swing Line Lender, Company or any other Person for any reason whatsoever; (b) the occurrence or continuation of an Event of Default or a Potential Event of Default; (c) any adverse change in the business, operations, properties, assets, condition (financial or otherwise) or prospects of Company or any of its Subsidiaries; (d) any breach of this Agreement or any other Loan Document by any party thereto (other than Swing Line Lender); or (e) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing; PROVIDED that such obligations of each Revolving Lender are subject to satisfaction of one of the following conditions (X) Swing Line Lender believes in good faith that all conditions under Section 4 to the making of the applicable Refunded Swing Line Loans or unpaid Swing Line Loans, as the case may be, were satisfied at the time such Refunded Swing Line Loans or unpaid Swing Line Loans were made or (Y) the satisfaction of any such condition not satisfied has been waived in accordance with subsection 10.6 prior to or at the time such Refunded Swing Line Loans or other unpaid Swing Line Loans were made.

                  Notwithstanding anything herein to the contrary, with respect to any Swing Line Loan, the aggregate amount that any Revolving Lender shall be required to fund, whether by means of a Revolving Loan pursuant to the third paragraph of this subsection 2.1A(iv) and/or by means of a participation pursuant to the fourth paragraph of this subsection 2.1A(iv), shall not exceed such Revolving Lender's Pro Rata Share of such Swing Line Loan.

            o INCREASES OF THE REVOLVING LOAN COMMITMENTS. With the written consent of Administrative Agent, Company may request in writing at any time during the period from the Closing Date to and including July 31, 2005 that the then effective aggregate principal amount of Revolving Loan Commitments be increased; PROVIDED that (1) the aggregate principal amount of the increases in Revolving Loan Commitments pursuant to this subsection 2.1A(v) shall not exceed $35 million, (2) Company may not make more than one request for such increase in Revolving Loan Commitments, (3) no Event of Default or Potential Event of Default shall have occurred and be continuing or shall occur as a result of such increases in Revolving Loan Commitments, and (4) Company shall, and shall cause its Subsidiaries to, execute and deliver such documents and instruments and take such other actions (including, without limitation, obtaining appropriate endorsements to title insurance policies) as may be reasonably requested by Administrative Agent in connection with such increases. Any request under this subsection 2.1A(v) shall be submitted by Company to Administrative Agent (which shall forward copies to Lenders), specify the proposed effective date and amount of such increase and be accompanied by an Officer's Certificate stating that no Event of Default or Potential Event of Default exists or will occur as a result of such increase. Company may also specify any fees offered to those Lenders (the "Increasing Lenders") which agree to increase the principal amount of their Revolving Loan Commitments, which fees may be variable based upon the amount by which any such Lender is willing to increase the principal amount of its Revolving Loan Commitment. No Lender shall have any obligation, express or implied, to offer to increase the aggregate principal amount of its Revolving Loan Commitment. Only the consent of each Increasing Lender and Administrative Agent shall be required for an increase in the aggregate principal amount of Revolving Loan Commitments pursuant to this subsection 2.1A(v). No Lender which elects not to increase the principal amount of its

               Revolving Loan Commitment may be replaced in respect of its existing Revolving Loan Commitment as a result thereof without such Lender's consent.

                  Each Increasing Lender shall as soon as practicable specify the amount of the proposed increase which it is willing to assume. Company may accept some or all of the offered amounts or designate new lenders who qualify as Eligible Assignees and which are reasonably acceptable to Administrative Agent as additional Lenders hereunder in accordance with this subsection 2.1A(v) (each such new lender being a "NEW LENDER"), which New Lender may assume all or a portion of the increase in the aggregate principal amount of the Revolving Loan Commitments. Company and Administrative Agent shall have discretion jointly to adjust the allocation of the increased aggregate principal amount of Revolving Loan Commitments, among Increasing Lenders and New Lenders.

                  Each New Lender designated by Company and reasonably acceptable to Administrative Agent shall become an additional party hereto as a New Lender concurrently with the effectiveness of the proposed increase in the aggregate principal amount of the Revolving Loan Commitments, upon its execution of an Agreement of Joinder in the form of
      EXHIBIT XIV (and, in each case, otherwise in form and substance reasonably satisfactory to Administrative Agent).

                  Subject to the foregoing, any increase requested by Company shall be effective as of the date proposed by Company and shall be in the principal amount equal to (i) the principal amount which Increasing Lenders are willing to assume as increases to the principal amount of their Revolving Loan Commitments, PLUS (ii) the principal amount offered by New Lenders with respect to Revolving Loan Commitments, in either case as adjusted by Company and Administrative Agent pursuant to this subsection 2.1A(v). Upon effectiveness of any such increase, the Pro Rata Share of each Lender will be adjusted to give effect to the increase in Revolving Loan Commitments, Administrative Agent shall distribute to Lenders a revised SCHEDULE 2.1 reflecting the Revolving Loan Commitment and Pro Rata Share of each Lender after giving effect to such increase. To the extent that the adjustment of Pro Rata Shares results in loss or expenses to any Lender as a result of the prepayment of any Adjusted LIBO Rate Loan on a date other than the scheduled last day of the applicable Interest Period, Company shall be responsible for such loss or expense pursuant to subsection 2.6D.

            o BORROWING MECHANICS. Loans made on any Funding Date as Base Rate Loans (other than Revolving Loans made pursuant to a request by Swing Line Lender pursuant to subsection 2.1A(iii) for the purpose of repaying any Refunded Swing Line Loans or Revolving Loans made pursuant to subsection 3.3B for the purpose of reimbursing any Issuing Lender for the amount of a drawing under a Letter of Credit issued by it) shall be in an aggregate minimum amount of $1 million and multiples of $50,000 in excess of that amount and Loans made on any Funding Date as LIBO Rate Loans with a particular Interest Period shall be in an aggregate minimum amount of $3 million and multiples of $500,000 in excess of that amount. Swing Line

               Loans made on any Funding Date shall be in an aggregate minimum amount of $200,000 and multiples of $50,000 in excess of that amount. Whenever Company desires that Lenders make Loans it shall deliver to Administrative Agent a Notice of Borrowing no later than 12:00 Noon (New York City time) at least three Business Days in advance of the proposed Funding Date (in the case of a LIBO Rate Loan) or at least one Business Day in advance of the proposed Funding Date (in the case of a Base Rate Loan). Whenever Company desires that Swing Line Lender make a Swing Line Loan, it shall deliver to Administrative Agent a Notice of Borrowing no later than 1:00 P.M. (New York City time) on the proposed Funding Date. The Notice of Borrowing shall specify (i) the proposed Funding Date (which shall be a Business Day), (ii) the amount and type of Loans requested, (iii) in the case of Swing Line Loans, that such Loans shall be Base Rate Loans, (iv) whether such Loans shall be Base Rate Loans or LIBO Rate Loans, and (v) in the case of any Loans requested to be made as LIBO Rate Loans, the initial Interest Period requested therefor. Term Loans and Revolving Loans may be continued as or converted into Base Rate Loans and LIBO Rate Loans in the manner provided in subsection 2.2D. In lieu of delivering the above-described Notice of Borrowing, Company may give Administrative Agent telephonic notice by the required time of any proposed borrowing under this subsection 2.1B; provided that such notice shall be confirmed in writing by delivery of a Notice of Borrowing to Administrative Agent on the date of such telephonic notice.

            Neither Administrative Agent nor any Lender shall incur any liability to Company in acting upon any telephonic notice referred to above that Administrative Agent believes in good faith to have been given by a duly authorized officer or other person authorized to borrow on behalf of Company or for otherwise acting in good faith under this subsection 2.1B, and upon funding of Loans by Lenders in accordance with this Agreement pursuant to any such telephonic notice Company shall have effected Loans hereunder.

            Company shall notify Administrative Agent prior to the funding of any Loans in the event that any of the matters to which Company is required to certify in the applicable Notice of Borrowing is no longer true and correct as of the applicable Funding Date, and the acceptance by Company of the proceeds of any Loans shall constitute a re-certification by Company, as of the applicable Funding Date, as to the matters to which Company is required to certify in the applicable Notice of Borrowing.

            Except as otherwise provided in subsections 2.6B, 2.6C and 2.6G, a Notice of Borrowing for a LIBO Rate Loan (or telephonic notice in lieu thereof) shall be irrevocable on and after the related Interest Rate Determination Date, and Company shall be bound to make a borrowing in accordance therewith.

            o DISBURSEMENT OF FUNDS. All Loans (other than Swing Line Loans) under this Agreement shall be made by Lenders simultaneously and proportionately to their respective Pro Rata Shares of the Tranche A Term Loan Commitment, Tranche B Term Loan Commitment and the Revolving Loan Commitment, as the case may be, it being understood that no Lender shall be responsible for any default by any other Lender in that other Lender's obligation to make a Loan requested hereunder nor shall the Commitment of any Lender to make the particular type of Loan requested be increased or decreased as a result of a default by any other Lender in that other Lender's obligation to make a Loan requested hereunder. Promptly after receipt by Administrative Agent of a Notice of Borrowing pursuant to subsection 2.1B (or telephonic notice in lieu thereof), Administrative Agent shall notify each Lender or Swing Line Lender, as the case may be, of the proposed borrowing. Each Lender shall make the amount of its Loan available to Administrative Agent not later than 1:00 P.M. (New York City time) on the applicable Funding Date, and Swing Line Lender shall make the amount of its Swing Line Loan available to Administrative Agent not later than 2:00 P.M. (New York City time) on the applicable Funding Date, in each case in same day funds in Dollars, at the Funding and Payment Office. Except as provided in subsection 2.1A(iii) or subsection 3.3B with respect to Revolving Loans used to repay Refunded Swing Line Loans or to reimburse any Issuing Lender for the amount of a drawing under a Letter of Credit issued by it, upon satisfaction or waiver of the conditions precedent specified in subsections
               4.1 (in the case of Loans made on the Closing Date), 4.2 (in the case of all Loans) and 4.3 (in the case of the issuance of any Letter of Credit), Administrative Agent shall make the proceeds of such Loans available to Company on the applicable Funding Date by causing an amount of same day funds in Dollars equal to the proceeds of all such Loans received by Administrative Agent from Lenders or Swing Line Lender, as the case may be, to be credited to the account of Company at the Funding and Payment Office.

            Unless Administrative Agent shall have been notified in writing by any Lender prior to the Funding Date for any Loans that such Lender does not intend to make available to Administrative Agent the amount of such Lender's Loan requested on such Funding Date, Administrative Agent may assume that such Lender has made such amount available to Administrative Agent on such Funding Date and Administrative Agent may, in its sole discretion, but shall not be obligated to, make available to Company a corresponding amount on such Funding Date. If such corresponding amount is not in fact made available to Administrative Agent by such Lender, Administrative Agent shall be entitled to recover such corresponding amount on demand from such Lender together with interest thereon, for each day from such Funding Date until the date such amount is paid to Administrative Agent, at the Federal Funds Effective Rate for three Business Days and thereafter at the Base Rate. If such Lender does not pay such corresponding amount forthwith upon Administrative Agent's demand therefor, Administrative Agent shall promptly notify Company and Company shall immediately pay such corresponding amount to Administrative Agent together with interest thereon, for each day from such Funding Date until the date such amount is paid to Administrative Agent, at the rate payable under this Agreement for Base Rate Loans. Nothing in this subsection 2.1C shall be deemed to relieve any Lender from its obligation to fulfill its Commitments hereunder or to prejudice any rights that Company may have against any Lender as a result of any default by such Lender hereunder.

            o  THE REGISTER.

            o Administrative Agent shall maintain, at its address referred to in subsection 10.8, a register for the recordation of the names and addresses of Lenders and the Commitments and Loans of each Lender from time to time (the "REGISTER"). The Register shall be available for inspection by Company or any Lender at any reasonable time and from time to time upon reasonable prior notice. Upon the Company's written request, the Administrative Agent shall provide the Company with a copy of the Register.

            o Administrative Agent shall record in the Register the Tranche A Term Loan Commitment, the Trance B Term Loan Commitment and the Revolving Loan Commitment, and the Tranche A Term Loan, the Tranche B Term Loan and the Revolving Loans from time to time of each Lender, the Swing Line Loan Commitment and the Swing Line Loans from time to time of Swing Line Lender, and each repayment or prepayment in respect of the principal amount of the Tranche A Term Loan, the Tranche B Term Loan or the Revolving Loans of each Lender or the Swing Line Loans of Swing Line Lender. Any such recordation shall be conclusive and binding on Company and each Lender, absent manifest error; PROVIDED that failure to make any such recordation, or any error in such recordation, shall not affect any Lender's Commitments or Company's Obligations in respect of any applicable Loans.

            o Each Lender shall record on its internal records (including, without limitation, the Notes held by such Lender) the amount of the Tranche A Term Loan, the Tranche B Term Loan and each Revolving Loan made by it and each payment in respect thereof. Any such recordation shall be conclusive and binding on Company, absent manifest error; PROVIDED that failure to make any such recordation, or any error in such recordation, shall not affect any Lender's Commitments or Company's Obligations in respect of any applicable Loans; and PROVIDED FURTHER that in the event of any inconsistency between the Register and any Lender's records, the recordations in the Register shall govern.

            o Company, Administrative Agent and Lenders shall deem and treat the Persons listed as Lenders in the Register as the holders and owners of the corresponding Commitments and Loans listed therein for all purposes hereof, and no assignment or transfer of any such Commitment or Loan shall be effective, in each case unless and until an Assignment Agreement effecting the assignment or transfer thereof shall have been accepted by Administrative Agent and recorded in the Register as provided in subsection 10.1B(ii). Prior to such recordation, all amounts owed with respect to the applicable Commitment or Loan shall be owed to the Lender listed in the Register as the owner thereof, and any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is listed in the Register as a Lender shall be conclusive and binding on any subsequent holder, assignee or transferee of the corresponding Commitments or Loans.

               Company hereby designates Administrative Agent to serve as Company's agent solely for purposes of maintaining the Register as provided in this subsection 2.1D, and Company hereby agrees that, to the extent Administrative Agent serves in such capacity, Administrative Agent and its officers, directors and employees shall constitute Indemnitees for all purposes under subsection 10.3.

            o  EVIDENCE OF DEBT.

            (i) The Register maintained by the Administrative Agent pursuant to
      Section 2.1D shall include a control account, and a subsidiary account for each Lender, in which accounts (taken together) shall be recorded (i) the date, amount and tenor, as applicable, of each Loan, the type of Loan and the Interest Period (if any) applicable thereto, (ii) the terms of each Assignment Agreement delivered to and accepted by it, (iii) the amount of any principal or interest due and payable or to become due and payable from the Company to each Lender hereunder, and (iv) the amount of any sum received by the Administrative Agent from the Company hereunder and each Lender's share thereof.

            o The entries made in the Register shall be conclusive and binding for all purposes, absent manifest error.

            o If, in the opinion of any Lender, a promissory note or other evidence of debt is required, appropriate or desirable to reflect or enforce the indebtedness of the Company resulting from a Tranche A Loan, a Tranche B Loan, a Revolving Loan or a Swing Line Loan made, or to be made, by such Lender to the Company, then, upon written request of such Lender, the Company shall promptly execute and deliver to such Lender a promissory note substantially in the form of EXHIBIT IV-A in the case of Tranche A Loans, EXHIBIT IV-B in the case of Tranche B Loans, EXHIBIT IV-C in the case of Revolving Loans and EXHIBIT IV-D in the case of Swing Line Loans, payable to the order of such Lender in an amount up to the maximum amount of Tranche A Loans, Tranche B Loans, Revolving Loans or Swing Line Loans, as the case may be, payable or to be payable by Company to such Lender from time to time hereunder.

            o Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes hereof unless and until an Assignment Agreement effecting the assignment or transfer thereof shall have been accepted by Administrative Agent as provided in subsection 10.1B(ii). Any request, authority or consent of any person or entity who, at the time of making such request or giving such authority or consent, is the holder of any Note shall be conclusive and binding on any subsequent holder, assignee or transferee of that Note or of any Note or Notes issued in exchange therefor.

            o SPECIAL PROVISIONS GOVERNING FOREIGN CURRENCY LETTERS OF Credit. Notwithstanding any other provision of this Agreement to the contrary, the following provisions shall govern with respect to Letters of Credit denominated in a currency other than Dollars, in each case as to the matters covered:

            (ii) CALCULATION OF DOLLAR EQUIVALENT AMOUNT OF FOREIGN CURRENCY LETTERS OF CREDIT. For purposes of determining (1) whether the Total Utilization of Commitments exceeds the Revolving Loan Commitments then in effect or (2) the Letter of Credit Usage, Administrative Agent shall determine the Dollar Equivalent amounts with respect to any Letters of Credit denominated in a currency other than Dollars (a) on the first Business Day following each monthly anniversary of the issuance of such Letter of Credit, and (b) at such other dates as Administrative Agent may reasonably require (each such date under clauses (a) and (b) being a "COMPUTATION DATE"). Administrative Agent shall determine the Dollar Equivalent amount for a particular Letter of Credit at the time a Request for Issuance of Letter of Credit is given with respect to such Letter of Credit.

            o EUROPEAN MONETARY UNION. The European Monetary Union (the "European Monetary Union") anticipates the introduction of a single currency and the substitution of such currency for the national currencies of the member states participating in the European Monetary Union. On the date on which any currency under which a Letter of Credit is issued is replaced by such single currency, the conversion of any outstanding Letters of Credit denominated in such foreign currency into such single currency shall take effect; PROVIDED that the original foreign currency shall be retained for so long as legally permissible; PROVIDED FURTHER that any such conversion shall be based on the rate of conversion officially fixed by the European Monetary Union on the date such single currency replaces the applicable foreign currency. Notwithstanding anything contained herein to the contrary, none of the introduction of such single currency, the rate of conversion or any economic consequences that arise from any of the aforementioned events or otherwise in connection with the European Monetary Union shall give rise to any right to terminate prematurely, contest, cancel, rescind, modify or renegotiate this Agreement or any of its provisions or to raise any other objections and/or exceptions or to assert any claim for compensation.

            (iii) LIMITATION TO PERMITTED CURRENCIES. Letters of Credit issued in a currency other than Dollars shall only be issued in a Permitted Currency.

            o  INTEREST ON THE LOANS.

            o RATE OF INTEREST. Subject to the provisions of subsections 2.6 and 2.7, each Loan shall bear interest on the unpaid principal amount thereof from the date made through maturity (whether by acceleration or otherwise) at a rate determined by reference to the Base Rate or the Adjusted LIBO Rate. Subject to the provisions of subsection 2.7, each Swing Line Loan shall bear interest on the unpaid principal amount thereof from the date made through maturity (whether by acceleration or otherwise) at a rate determined by reference to the Base Rate. The applicable basis for determining the rate of interest with respect to any Loan shall be selected by Company initially at the time a Notice of Borrowing is given with respect to such Loan pursuant to subsection 2.1B, and the basis for determining the interest rate with respect to any Loan may be changed from time to time pursuant to subsection 2.2D. If on any day a Loan is outstanding with respect to which notice has not been delivered to Administrative Agent in accordance with the terms of this Agreement specifying the applicable basis for determining the rate of interest, then for that day that Loan shall bear interest determined by reference to the Base Rate.

            o Subject to the provisions of subsections 2.2E and 2.7, the Tranche A Term Loans, the Tranche B Term Loans and the Revolving Loans shall bear interest through maturity as follows:

         o if a Base Rate Loan, then at the sum of the Base Rate PLUS the Applicable Base Rate Margin or

         o if a LIBO Rate Loan, then at the sum of the Adjusted LIBO Rate PLUS the Applicable LIBO Rate Margin.

            o Subject to the provisions of subsections 2.2E and 2.7, the Swing Line Loans shall bear interest through maturity at the sum of the Base Rate PLUS the Applicable Base Rate Margin for Revolving Loans MINUS the Commitment Fee Percentage.

            Upon delivery of a Margin Determination Certificate by Company to Administrative Agent pursuant to subsection 6.1(xviii), each of the Applicable Base Rate Margin and the Applicable LIBO Rate Margin shall automatically be adjusted in accordance with such Margin Determination Certificate, such adjustment to become effective on the next succeeding Business Day following the receipt by Administrative Agent of such Margin Determination Certificate; PROVIDED that if at any time a Margin Determination Certificate is not delivered at the time required pursuant to subsection 6.1(xviii), the highest Applicable Base Rate Margin or Applicable LIBO Rate Margin, as the case may be, shall be applicable from such time until delivery of such Margin Determination Certificate; PROVIDED FURTHER that if a Margin Determination Certificate erroneously indicates an applicable margin more favorable to Company than should be afforded by the actual calculation of the Consolidated Leverage Ratio, Company shall promptly pay additional interest, letter of credit fees and all other applicable fees or commitment fees, as the case may be, to correct such error.

            o INTEREST PERIODS. In connection with each LIBO Rate Loan, Company may, pursuant to the applicable Notice of Borrowing or Notice of Conversion/Continuation, as the case may be, select an interest period (each an "INTEREST PERIOD") to be applicable to such Loan, which Interest Period shall be, at Company's option, either a one, two, three or six month period; PROVIDED that:

            o the initial Interest Period for any LIBO Rate Loan shall commence on the Funding Date in respect of such Loan, in the case of a Loan initially made as a

               LIBO Rate Loan, or on the date specified in the applicable Notice of Conversion/Continuation, in the case of a Loan converted to a LIBO Rate Loan;

            o in the case of immediately successive Interest Periods applicable to a LIBO Rate Loan continued as such pursuant to a Notice of Conversion/ Continuation, each successive Interest Period shall commence on the day on which the next preceding Interest Period expires;

            o if an Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; PROVIDED that, if any Interest Period would otherwise expire on a day that is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

            o any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (v) of this subsection 2.2B, end on the last Business Day of a calendar month;

            o no Interest Period with respect to any portion of the Tranche A Term Loans shall extend beyond July 31, 2006, no Interest Period with respect to any portion of the Tranche B Term Loans shall extend beyond July 31, 2007 and no Interest Period with respect to any portion of the Revolving Loans shall extend beyond the Revolving Loan Commitment Termination Date;

            o no Interest Period with respect to any portion of the Tranche A Term Loans shall extend beyond a date on which Company is required to make a scheduled payment of principal of the Tranche A Term Loans unless the sum of (a) the aggregate principal amount of Tranche A Term Loans that are Base Rate Loans PLUS (b) the aggregate principal amount of Tranche A Term Loans that are LIBO Rate Loans with Interest Periods expiring on or before such date equals or exceeds the principal amount required to be paid on the Tranche A Term Loans on such date;

            o no Interest Period with respect to any portion of the Tranche B Term Loans shall extend beyond a date on which Company is required to make a scheduled payment of principal of the Tranche B Term Loans unless the sum of (a) the aggregate principal amount of Tranche B Term Loans that are Base Rate Loans PLUS (b) the aggregate principal amount of Tranche B Term Loans that are LIBO Rate Loans with Interest Periods expiring on or before such date equals or exceeds the principal amount required to be paid on the Tranche B Term Loans on such date;

            o there shall be no more than ten Interest Periods outstanding at any time; and

            o in the event Company fails to specify an Interest Period for any LIBO Rate Loan in the applicable Notice of Borrowing or Notice of Conversion/Continuation, Company shall be deemed to have selected an Interest Period of one month.

            o INTEREST PAYMENTS. Subject to the provisions of subsection 2.2E, interest on each Loan shall be payable in arrears on and to each Interest Payment Date applicable to that Loan, upon any prepayment of that Loan (to the extent accrued on the amount being prepaid) and at maturity (including final maturity); PROVIDED that in the event any Swing Line Loans or any Revolving Loans that are Base Rate Loans are prepaid pursuant to subsection 2.4B(i), interest accrued on such Swing Line Loans or Revolving Loans through the date of such prepayment shall be payable on the next succeeding Interest Payment Date applicable to Base Rate Loans (or, if earlier, at final maturity).

            o CONVERSION OR CONTINUATION. Subject to the provisions of subsection 2.6, Company shall have the option to convert at any time all or any part of its outstanding Loans equal to $3 million and multiples of $500,000 in excess of that amount from Loans bearing interest at a rate determined by reference to one basis to Loans bearing interest at a rate determined by reference to an alternative basis or (ii) upon the expiration of any Interest Period applicable to a LIBO Rate Loan, to continue all or any portion of such Loan equal to $3 million and multiples of $500,000 in excess of that amount as a LIBO Rate Loan; PROVIDED, HOWEVER, that (i) a LIBO Rate Loan may only be converted into a Base Rate Loan on the expiration date of an Interest Period applicable thereto.

            Company shall deliver a Notice of Conversion/Continuation to Administrative Agent no later than 10:00 A.M. (New York City time) at least one Business Day in advance of the proposed conversion date (in the case of a conversion to a Base Rate Loan) and at least three Business Days in advance of the proposed conversion/continuation date (in the case of a conversion to, or a continuation of, a LIBO Rate Loan). A Notice of Conversion/Continuation shall specify (i) the proposed conversion/continuation date (which shall be a Business
Day), (ii) the amount and type of the Loan to be converted/continued, (iii) the nature of the proposed conversion/continuation, (iv) in the case of a conversion to, or a continuation of, a LIBO Rate Loan, the requested Interest Period, and
(v) in the case of a conversion to, or a continuation of, a LIBO Rate Loan, that no Potential Event of Default or Event of Default has occurred and is continuing. In lieu of delivering the above-described Notice of Conversion/Continuation, Company may give Administrative Agent telephonic notice by the required time of any proposed conversion/continuation under this subsection 2.2D; PROVIDED that such notice shall be promptly confirmed in writing by delivery of a Notice of Conversion/ Continuation to Administrative Agent on or before the proposed conversion/continuation date. Upon receipt of written or telephonic notice of any proposed conversion/continuation under this subsection 2.2D, Administrative Agent shall promptly transmit such notice by telefacsimile or telephone to each Lender.

            Neither Administrative Agent nor any Lender shall incur any liability to Company in acting upon any telephonic notice referred to above that Administrative Agent believes in good faith to have been given by a duly authorized officer or other person authorized to act on behalf of Company or for otherwise acting in good faith under this subsection 2.2D, and upon conversion or continuation of the applicable basis for determining the interest rate with respect to any Loans in accordance with this Agreement pursuant to any such telephonic notice Company shall have effected a conversion or continuation, as the case may be, hereunder.

            Except as otherwise provided in subsections 2.6B, 2.6C and 2.6G, a Notice of Conversion/Continuation for conversion to, or continuation of, a LIBO Rate Loan (or telephonic notice in lieu thereof) shall be irrevocable on and after the related Interest Rate Determination Date, and Company shall be bound to effect a conversion or continuation in accordance therewith.

            o DEFAULT RATE. Upon the occurrence and during the continuation of any Event of Default, the outstanding principal amount of all Loans and, to the extent permitted by applicable law, any interest payments thereon not paid when due and any fees and other amounts then due and payable hereunder, shall thereafter bear interest (including post-petition interest in any proceeding under the Bankruptcy Code or other applicable bankruptcy laws) payable upon demand at a rate that is 2.00% per annum in excess of the interest rate otherwise payable under this Agreement with respect to the applicable Loans (or, in the case of any such fees and other amounts, at a rate which is 2.00% per annum plus the interest rate otherwise payable under this Agreement for Base Rate Loans which are Tranche A Term Loans, Tranche B Term Loans or Revolving Loans, as applicable); PROVIDED that, in the case of LIBO Rate Loans, upon the expiration of the Interest Period in effect at the time any such increase in interest rate is effective such LIBO Rate Loans shall thereupon become Base Rate Loans and shall thereafter bear interest payable upon demand at a rate which is 2.00% per annum plus the interest rate otherwise payable under this Agreement for Base Rate Loans. Payment or acceptance of the increased rates of interest provided for in this subsection 2.2E is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of any Agent or any Lender.

            o COMPUTATION OF INTEREST. Interest on the Loans shall be computed on the basis of a 360-day year, in each case for the actual number of days elapsed in the period during which it accrues. In computing interest on any Loan, the date of the making of such Loan or the first day of an Interest Period applicable to such Loan or, with respect to a Base Rate Loan being converted from a LIBO Rate Loan, the date of conversion of such LIBO Rate Loan to such Base Rate Loan, as the case may be, shall be included, and the date of payment of such Loan or the expiration date of an Interest Period applicable to such Loan or, with respect to a Base Rate Loan being converted to a LIBO Rate Loan, the date of conversion of such Base Rate Loan to such LIBO Rate Loan, as the case may be, shall be excluded; provided that if a Loan is repaid on the same day on which it is made, one day's interest shall be paid on that Loan.

            o  FEES.

            o COMMITMENT FEES. Company agrees to pay to Administrative Agent, for distribution to each Revolving Lender in proportion to that Lender's Pro Rata Share of the Revolving Loan Commitments, commitment fees for the period from and including the Closing Date to and excluding the Revolving Loan Commitment Termination Date or earlier date of termination of the Revolving Loan Commitments equal to (x) the average of the daily excess of the Revolving Loan Commitments over the Total Utilization of Revolving Loan Commitments (but not including any outstanding Swing Line Loans) MULTIPLIED BY (y) the applicable Commitment Fee Percentage, such commitment fees to be calculated on the basis of a 360-day year and the actual number of days elapsed and to be payable quarterly in arrears on the last Business Day of each March, June, September and December of each year, commencing on the first such date to occur after the Closing Date, and on the Revolving Loan Commitment Termination Date or earlier date of termination of the Revolving Loan Commitments.

      Upon delivery of a Margin Determination Certificate by Company to Administrative Agent pursuant to subsection 6.1(xviii), the Commitment Fee Percentage shall automatically be adjusted in accordance with such Margin Determination Certificate, such adjustment to become effective on the next succeeding Business Day following the receipt by Administrative Agent of such Margin Determination Certificate; PROVIDED that if at any time a Margin Determination Certificate is not delivered at the time required pursuant to subsection 6.1(xviii), the highest Commitment Fee Percentage shall be applicable from such time until delivery of such Margin Determination Certificate; PROVIDED FURTHER that if a Margin Determination Certificate erroneously indicates a Commitment Fee Percentage more favorable to Company than should be afforded by the actual calculation of the Consolidated Leverage Ratio, Company shall promptly pay additional commitment fees to correct such error.

            o OTHER FEES. Company agrees to pay to Arranger and Administrative Agent such other fees in the amounts and at the times separately agreed upon between Company, Arranger and Administrative Agent (including that certain letter agreement dated May 18, 2000 relating to fees for the Commitments and Loans made hereunder).

            o TRANCHE B TERM LOAN PREPAYMENT FEES. Voluntary payments or prepayments of Tranche B Term Loans made on or before the second anniversary of the Closing Date shall be accompanied by payment of a prepayment fee as follows:

            o if such voluntary payment or prepayment is made on or before the first anniversary of the Closing Date, a fee equal to 2% of the amount of such voluntary payment or prepayment; and

            o if such voluntary payment or prepayment is made after the first anniversary of the Closing Date but on or before the second anniversary of the Closing Date, a fee equal to 1% of the amount of such voluntary payment or prepayment.

            o REPAYMENTS, PREPAYMENTS AND REDUCTIONS IN LOAN COMMITMENTS; GENERAL PROVISIONS REGARDING PAYMENTS.

            o  Scheduled Payments of Term Loans.

            o Company shall make principal payments on the Tranche A Term Loans on each of the following dates in the aggregate amount set forth opposite such date in the table set forth below:


         -------------------------------------------------------------
               Scheduled Repayment Date         Scheduled Repayment
                                              of Tranche A Term Loans
         -------------------------------------------------------------
                   December 31, 2000           $750,000.00
                   March 31, 2001              $750,000.00
                   June 30, 2001               $750,000.00
                   September 30, 2001          $750,000.00

                   December 31, 2001          $1,500,000.00
                   March 31, 2002             $1,500,000.00
                   June 30, 2002              $1,500,000.00
                   September 30, 2002         $1,500,000.00

                   December 31, 2002          $2,250,000.00
                   March 31, 2003             $2,250,000.00
                   June 30, 2003              $2,250,000.00
                   September 30, 2003         $2,250,000.00

                   December 31, 2003          $3,000,000.00
                   March 31, 2004             $3,000,000.00
                   June 30, 2004              $3,000,000.00
                   September 30, 2004         $3,000,000.00

                   December 31, 2004          $3,750,000.00
                   March 31, 2005             $3,750,000.00
                   June 30, 2005              $3,750,000.00
                   September 30, 2005         $3,750,000.00

                   December 31, 2005          $3,750,000.00
                   March 31, 2006             $3,750,000.00
                   June 30, 2006              $3,750,000.00
                   September 30, 2006         $3,750,000.00
                                         -----------------------------
                        Total                 $60,000,000.00


      ; PROVIDED that the scheduled installments of principal of the Tranche A Term Loans set forth above shall be reduced in connection with any voluntary or mandatory prepayments of the Tranche A Term Loans in accordance with subsection 2.4B(iv); and PROVIDED FURTHER that the Tranche A Term Loans and all other amounts owed hereunder with respect to the Tranche A Term Loans shall be paid in full no later than September 30, 2006, and the final installment payable by Company in respect of the Tranche A Term

      Loans on such date shall be in an amount, if such amount is different from that specified above, sufficient to repay all amounts owing by Company under this Agreement with respect to the Tranche A Term Loans.

            o Company shall make principal payments on the Tranche B Term Loans on each of the following dates in the aggregate amount set forth opposite such date in the table set forth below:


         -------------------------------------------------------------
               Scheduled Repayment Date       Scheduled  Repayment of
                                              Tranche B Term Loans
         -------------------------------------------------------------
                   December 31, 2000             $550,000.00
                   March 31, 2001                $550,000.00
                   June 30, 2001                 $550,000.00
                   September 30, 2001            $550,000.00

                   December 31, 2001             $550,000.00
                   March 31, 2002                $550,000.00
                   June 30, 2002                 $550,000.00
                   September 30, 2002            $550,000.00

                   December 31, 2002             $550,000.00
                   March 31, 2003                $550,000.00
                   June 30, 2003                 $550,000.00
                   September 30, 2003            $550,000.00

                   December 31, 2003             $550,000.00
                   March 31, 2004                $550,000.00
                   June 30, 2004                 $550,000.00
                   September 30, 2004            $550,000.00

                   December 31, 2004             $550,000.00
                   March 31, 2005                $550,000.00
                   June 30, 2005                 $550,000.00
                   September 30, 2005            $550,000.00

                   December 31, 2005             $550,000.00
                   March 31, 2006                $550,000.00
                   June 30, 2006                 $550,000.00
                   September 30, 2006            $550,000.00

                   December 31, 2006          $51,700,000.00
                   March 31, 2007             $51,700,000.00
                   June 30, 2007              $51,700,000.00
                   September 30, 2007         $51,700,000.00
                                        ------------------------------
                        Total                $220,000,000.00



      ; PROVIDED that the scheduled installments of principal of the Tranche B Term Loans set forth above shall be reduced in connection with any voluntary or mandatory prepayments of the Tranche B Term Loans in accordance with subsection 2.4B(iv); and PROVIDED FURTHER that the Tranche B Term Loans and all other amounts owed hereunder with respect to the Tranche B Term Loans shall be paid in full no later September 30, 2007, and the final installment payable by Company in respect of the Tranche B Term Loans on such date shall be in an amount, if such amount is different from that specified above, sufficient to repay all amounts owing by Company under this Agreement with respect to the Tranche B Term Loans.

            o Prepayments of Loans and Unscheduled Reductions in Revolving Loan Commitments.

            o  VOLUNTARY PREPAYMENTS.

            o Company may, upon written or telephonic notice to Administrative Agent on or prior to 12:00 Noon (New York City time) on the date of prepayment, which notice, if telephonic, shall be promptly confirmed in writing, at any time and from time to time prepay, without premium or penalty, any Swing Line Loan on any Business Day in whole or in part in an aggregate minimum amount of $100,000 and multiples of $50,000 in excess of that amount. Subject to subsection 2.3C, Company may, upon not less than one Business Day's prior written or telephonic notice, in the case of Base Rate Loans, and three Business Days' prior written or telephonic notice, in the case of LIBO Rate Loans, in each case given to Administrative Agent by 12:00 Noon (New York City time) on the date required and, if given by telephone, promptly confirmed in writing to Administrative Agent (which original written or telephonic notice Administrative Agent will promptly transmit by telefacsimile or telephone to each Lender), at any time and from time to time prepay, without premium or penalty, any Loans on any Business Day in whole or in part in an aggregate minimum amount of $500,000 and multiples of $50,000 in excess of that amount; PROVIDED, HOWEVER, that a LIBO Rate Loan may only be prepaid on the expiration of the Interest Period applicable thereto unless Company complies with subsection 2.6D with respect to any breakage costs resulting from such prepayment being made on a date prior to the expiration of the applicable Interest Period. Notice of prepayment having been given as aforesaid, the principal amount of the Loans specified in such notice shall become due and payable on the prepayment date specified therein. Any such voluntary prepayment shall be applied as specified in subsection 2.4B(iv).

            o In the event Company is entitled to replace a non-consenting Lender pursuant to subsection 10.6B, Company shall have the right, upon five Business Days' written notice to Administrative Agent (which notice Administrative Agent shall promptly transmit to each of the Lenders), to prepay all Loans, together with accrued and unpaid interest, fees and other amounts owing to such Lender (including without limitation amounts owing to such Lender pursuant to subsection 2.6D and subsection 2.3C) in accordance with subsection 10.6B so long as (1) in the case of the prepayment of the Revolving Loans of any Lender pursuant to this subsection 2.4B(i)(b), the Revolving Loan Commitment of such Lender is terminated concurrently with such prepayment pursuant to subsection 2.4B(ii)(b) (at which time SCHEDULE 2.1 shall be deemed modified to reflect the changed Revolving Loan Commitments), and (2) in the case of the prepayment of the Loans of any Lender, the consents required by subsection 10.6B in connection with the prepayment pursuant to this subsection 2.4B(i)(b) shall have been obtained, and at such time, such Lender shall no longer constitute a "Lender" for purposes of this Agreement, except with respect to indemnifications under this Agreement (including, without limitation, subsections 2.6D, 2.7, 3.6, 10.2 and 10.3), which shall survive as to such Lender.

            o  VOLUNTARY REDUCTIONS OF LOAN COMMITMENTS.

            o Company may, upon not less than three Business Days' prior written or telephonic notice confirmed in writing to Administrative Agent (which original written or telephonic notice Administrative Agent will promptly transmit by telefacsimile or telephone to each Revolving Lender), at any time and from time to time terminate in whole or permanently reduce in part, without premium or penalty, the Revolving Loan Commitments in an amount up to the amount by which the Revolving Loan Commitments exceed the Total Utilization of Revolving Loan Commitments at the time of such proposed termination or reduction; PROVIDED that any such partial reduction shall be in an aggregate minimum amount of $500,000 and multiples of $100,000 in excess of that amount. Company's notice to Administrative Agent shall designate the date (which shall be a Business Day) of such termination or reduction and the amount of any partial reduction, and such termination or reduction of the Revolving Loan Commitments shall be effective on the date specified in Company's notice and shall reduce the Revolving Loan Commitment of each Revolving Lender proportionately to its Pro Rata Share.

            o In the event Company is entitled to replace a non-consenting Lender pursuant to subsection 10.6B, Company shall have the right, upon five Business Days' written notice to Administrative Agent (which notice Administrative Agent shall promptly transmit to each of the Lenders), to terminate the entire Revolving Loan Commitment of such Lender so long as (1) all Loans, together with accrued and unpaid interest, fees and other amounts owing to such Lender are repaid, including without limitation amounts owing to such Lender pursuant to subsection 2.6D, pursuant to subsection 2.4B(i)(b) concurrently with the effectiveness of such termination (at which time SCHEDULE 2.1 shall be deemed modified to reflect such changed amounts), and (2) the consents required by subsection 10.6B in connection with the prepayment pursuant to subsection 2.4B(i)(b) shall have been obtained, and at such time, such Lender shall no longer constitute a "Lender" for purposes of this Agreement, except with respect to indemnifications under this Agreement (including, without limitation, subsections 2.6D, 2.7, 3.6, 10.2 and 10.3), which shall survive as to such Lender.

            o MANDATORY PREPAYMENTS AND MANDATORY REDUCTIONS OF LOAN COMMITMENTS. The Loans shall be prepaid and/or the Revolving Loan Commitments shall be permanently reduced in the amounts and under the circumstances set forth below, all such prepayments and/or reductions to be applied as set forth below or as more specifically provided in subsection 2.4B(iv):

            o PREPAYMENTS AND REDUCTIONS FROM NET ASSET SALE PROCEEDS. No later than the first Business Day following the date of receipt by Company or any of its Subsidiaries of any Net Asset Sale Proceeds in respect of any Asset Sale, Company shall prepay the Loans and/or the Revolving Loan Commitments shall be permanently reduced in an aggregate amount equal to 100% of such Net Asset Sale Proceeds MINUS, except as provided in subsection 7.9, any such Net Asset Sale Proceeds (the "PROPOSED ASSET SALE REINVESTMENT PROCEEDS") that Company or any Subsidiary intends to use within 360 days of such date of receipt to acquire any asset used or useful to the Company or such Subsidiary in conducting its business; PROVIDED that Company shall have delivered to Administrative Agent, on or before such first Business Day, an Officer's Certificate setting forth the proposed use of the Proposed Asset Sale Reinvestment Proceeds and such other information with respect to such proposed use as Administrative Agent may reasonably request. In addition, no later than 360 days after receipt of any Net Asset Sale Proceeds, Company shall prepay the Loans and/or the Revolving Loan Commitments shall be permanently reduced in an amount equal to the amount of any related Proposed Asset Sale Reinvestment Proceeds that have not been applied to the purchase of an asset by Company or such Subsidiary as provided above; PROVIDED FURTHER that the aggregate amount of any such Proposed Asset Sale Reinvestment Proceeds so reinvested in the business of Company or any Subsidiary shall not exceed $20 million for any Fiscal Year.

                        If, following the receipt by Company or any of its
            Subsidiaries of any Net Asset Sale Proceeds, Company is required to apply or cause to be applied any portion of such Net Asset Sale Proceeds to prepay any Indebtedness evidenced by any of the Related Agreements pursuant to the applicable Related Agreement, then, notwithstanding anything contained in this subsection 2.4B(iii)(a), Company shall prepay the Loans and/or reduce the Revolving Loan Commitments as set forth in this subsection 2.4B(iii)(a) so as to eliminate any obligation to prepay such Indebtedness.

            o PREPAYMENTS AND REDUCTIONS FROM NET INSURANCE/CONDEMNATION PROCEEDS. No later than the fifth Business Day following the date of receipt by Administrative Agent or by Company or any of its Subsidiaries of any Net Insurance/Condemnation Proceeds, Company shall, or shall instruct the Administrative Agent to, prepay the Loans and/or the Revolving Loan Commitments shall be permanently reduced in an aggregate amount equal to 100% of the amount of such Net Insurance/Condemnation Proceeds MINUS any such Net Insurance/Condemnation Proceeds (the "PROPOSED REINVESTMENT PROCEEDS") that Company or such Subsidiary intends to use within 360 days of such date of receipt to pay or reimburse the costs of repairing, restoring or replacing the assets in respect of which such Net Insurance/Condemnation Proceeds were received; PROVIDED that Company shall have delivered to Administrative Agent, on or before such first Business Day, an Officer's Certificate setting forth the proposed use of the Proposed Reinvestment Proceeds and such other information with respect to such proposed use as Administrative Agent may reasonably request. In addition, no later than 360 days after receipt of any Net Insurance/Condemnation Proceeds, Company shall prepay the Loans and/or the Revolving Loan Commitments shall be permanently reduced in an amount equal to the amount of any related Proposed Reinvestment Proceeds that have not been applied to the costs of repairing, restoring or replacing the applicable assets of Company or such Subsidiary as provided above; PROVIDED FURTHER that the aggregate amount of any such Proposed Reinvestment Proceeds so applied to such repair, restoration or replacement shall not exceed $35 million for any Fiscal Year.

            o PREPAYMENTS AND REDUCTIONS DUE TO ISSUANCE OF EQUITY SECURITIES. No later than the first Business Day following receipt by Company or any of its Subsidiaries of the Cash proceeds (any such Cash proceeds, net of underwriting discounts and commissions and other reasonable costs and expenses associated therewith, including reasonable legal fees and expenses, being "NET EQUITY SECURITIES PROCEEDS"), from the issuance of equity Securities of Company (other than proceeds from (i) the Convertible Preferred Stock and (ii) common equity Securities (including options, warrants or other convertible equity securities) of Company issued to officers, employees, directors, consultants and certain other qualified persons of Company and its Subsidiaries pursuant to option plans or other similar plans or agreements adopted by Company's Board of Directors), Company shall prepay the Loans and/or the Revolving Loan Commitments shall be permanently reduced in an aggregate amount equal to 50% of such Net Equity Securities Proceeds.

            o PREPAYMENTS AND REDUCTIONS DUE TO ISSUANCE OF DEBT SECURITIES. No later than the first Business Day following receipt by Company or any of its Subsidiaries of the Cash proceeds (any such Cash proceeds, net of underwriting discounts and commissions and other reasonable costs and expenses associated therewith, including reasonable legal fees and expenses, being "NET DEBT SECURITIES PROCEEDS"), from the issuance of debt Securities of Company or any of its Subsidiaries after the Closing Date (including the Net Debt Securities Proceeds of Indebtedness permitted under subsection 7.1(x) but excluding the Net Debt Securities Proceeds of Indebtedness permitted under subsection 7.1 as in effect on the Closing Date (other than subsection 7.1(x)), Company shall prepay the Loans and/or the Revolving Loan Commitments shall be permanently reduced in an aggregate amount equal to 100% of such Net Debt Securities Proceeds.

            o PREPAYMENTS AND REDUCTIONS FROM CONSOLIDATED EXCESS CASH FLOW. In the event that there shall be Consolidated Excess Cash Flow for any Fiscal Year (commencing with the Fiscal Year ending on or about December 31, 2001), Company shall, no later than ninety
               (90) days after the end of such Fiscal Year, prepay the Loans and/or the Revolving Loan Commitments shall be permanently reduced in an aggregate amount equal to 50% of such Consolidated Excess Cash Flow; PROVIDED that such percentage shall be reduced to 25% if the Consolidated Leverage Ratio as at the last day of such Fiscal Year is less than 3.00:1.00.

            o PREPAYMENTS DUE TO RESTRICTIONS ON REVOLVING LOANS COMMITMENTS OR CURRENCY FLUCTUATIONS. Company shall from time to time prepay first the Swing Line Loans and second the Revolving Loans and cash collateralize Letters of Credit to the extent necessary so that the Total Utilization of Revolving Loan Commitments shall not exceed the Revolving Loan Commitments then in effect. If on any Computation Date Administrative Agent shall have determined that the Total Utilization of Revolving Loan Commitments exceeds the Revolving Loan Commitments because of a change in applicable rates of exchange between Dollars and any other currency under which a Letter of Credit has been issued, then Administrative Agent shall give notice to the Company that a prepayment is required under this subsection 2.4B(iii)(f) and Company shall promptly (x) prepay first its Swing Line Loans and second its Revolving Loans and/or (y) cash collateralize its outstanding Letters of Credit by depositing Dollars into the Collateral Account established under the Security Agreement, in each case to the extent necessary so that the Total Utilization of Revolving Loan Commitments shall not exceed the Revolving Loan Commitments.

            o CALCULATIONS OF NET PROCEEDS AMOUNTS; ADDITIONAL PREPAYMENTS AND REDUCTIONS BASED ON SUBSEQUENT CALCULATIONS. Concurrently with any prepayment of the Loans and/or reduction of the Revolving Loan Commitments pursuant to subsections 2.4B(iii)(a)-(e), Company shall deliver to Administrative Agent an Officer's Certificate demonstrating the calculation of the amount (the "NET PROCEEDS AMOUNT") of the applicable Net Asset Sale Proceeds or Net Insurance/Condemnation Proceeds, or Net Equity Securities Proceeds (as such term is defined in subsection 2.4B(iii)(c)) or Net Debt Securities Proceeds (as such term is defined in subsection 2.4B(iii)(d)) or the applicable Consolidated Excess Cash Flow, as the case may be, that gave rise to such prepayment and/or reduction. In the event that Company shall subsequently determine that the actual Net Proceeds Amount exceeded the amount set forth in such Officer's Certificate by $100,000 or more, Company shall promptly make an additional prepayment of the Loans (and/or, if applicable, the Revolving Loan Commitments shall be permanently reduced) in an amount equal to the amount of such excess, and Company shall concurrently therewith deliver to Administrative Agent an Officer's Certificate demonstrating the derivation of the additional Net Proceeds Amount resulting in such excess.

            o  APPLICATION OF PREPAYMENTS.

            o APPLICATION OF VOLUNTARY PREPAYMENTS BY TYPE OF LOANS AND ORDER OF MATURITY. Any voluntary prepayments pursuant to subsection 2.4B(i) shall be applied to the Loans as specified by Company in the applicable notice of prepayment; PROVIDED that in the event Company fails to specify the Loans to


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               which any such prepayment shall be applied, such prepayment shall be applied FIRST to repay outstanding Swing Line Loans to the full extent thereof, SECOND to repay outstanding Revolving Loans to the full extent thereof and THIRD to repay outstanding Term Loans to the full extent thereof. Any voluntary prepayments of the Term Loans pursuant to subsection 2.4B(i) (whether the application thereof is specified by Company or not) shall be applied to prepay the Tranche A Term Loans and the Tranche B Term Loans on a pro rata basis (in accordance with the respective outstanding principal amounts thereof) and shall be applied on a pro rata basis (in accordance with the respective outstanding principal amounts thereof) to each scheduled installment of principal of the Tranche A Term Loans or the Tranche B Term
               Loans, as the case may be, set forth in subsection 2.4A(i) or 2.4A(ii), respectively, that is unpaid at the time of such prepayment; provided that, notwithstanding anything to the contrary contained in the sentence immediately preceding this proviso, up to the first $25 million of any voluntary prepayment of the Term Loans shall be applied to prepay the Tranche A Term Loans or Tranche B Term Loans, or both, as the case may be, as specified by the Company and shall be applied on a pro rata basis (in accordance with the respective outstanding principal thereof) to each scheduled installment of principal of the Tranche A Term Loans or the Tranche B Term Loans, as the case may be, set forth in subsection 2.4A(i) or 2.4A(ii), respectively, that is unpaid at the time of such prepayment.

            o APPLICATION OF MANDATORY PREPAYMENTS BY TYPE OF LOANS. Any amount (the "APPLIED AMOUNT") required to be applied as a mandatory prepayment of the Loans and/or a reduction of the Revolving Loan Commitments pursuant to subsections 2.4B(iii)(a)-(e) shall be applied FIRST to prepay the Term Loans to the full extent thereof as provided in subsection 2.4B(iv)(c), SECOND, to the extent of any remaining portion of the Applied Amount, to prepay the Swing Line Loans to the full extent thereof and to permanently reduce the Revolving Loan Commitments by the amount of such prepayment, THIRD, to the extent of any remaining portion of the Applied Amount, to prepay the Revolving Loans to the full extent thereof and to further permanently reduce the Revolving Loan Commitments by the amount of such prepayments, and FOURTH, to the extent of any remaining portion of the Applied Amount, to further permanently reduce the Revolving Loan Commitments to the full extent thereof; PROVIDED, HOWEVER that the Revolving Loan Commitments shall not be reduced pursuant to this subsection 2.4B(iv)(b) to an amount less than $35 million.

            o APPLICATION OF MANDATORY PREPAYMENTS TO TERM LOANS AND THE SCHEDULED INSTALLMENTS OF PRINCIPAL THEREOF. Any mandatory prepayments of the Term Loans pursuant to subsection 2.4B(iii) shall be applied to prepay the Tranche A Term Loans and the Tranche B Term Loans on a pro rata basis (in accordance with the respective outstanding principal amounts thereof) and shall be applied on a pro rata basis (in accordance with the respective outstanding principal amounts thereof) to each scheduled installment of


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

               principal of the Tranche A Term Loans or the Tranche B Term Loans, as the case may be, set forth in subsection 2.4A(i) or 2.4A(ii), respectively, that is unpaid at the time of such prepayment; PROVIDED, HOWEVER, that Tranche B Term Lenders shall have the option to waive their rights to receive any such prepayment (a "WAIVABLE MANDATORY PREPAYMENT"). In the event any such Tranche B Term Lender desires to waive such Lender's right to receive such Waivable Mandatory Prepayment, (1) such Tranche B Term Lender shall so advise Administrative Agent in writing no later than the close of business on the Business Day following the date it receives notice of the prepayment from Administrative Agent and (2) upon receipt of such written advice from such Tranche B Term Lender, Administrative Agent shall apply the amount so waived by such Tranche B Term Lender to prepay the Tranche A Term Loans and to reduce the unpaid scheduled installments of principal on the Tranche A Term Loans set forth in subsection 2.4A(i) on a PRO RATA basis and apply the remainder of the amount so waived by such Lender to prepay the Revolving Loans. Company shall use its best efforts to notify Administrative Agent (which shall promptly notify the Tranche B Term Lenders) of any Waivable Mandatory Prepayment at least three Business Days prior to the payment to Administrative Agent of such Waivable Mandatory Prepayment.

            o APPLICATION OF PREPAYMENTS TO BASE RATE LOANS AND LIBO RATE LOANS. Considering Tranche A Term Loans, Tranche B Term Loans and Revolving Loans being prepaid separately, any prepayment thereof shall be applied first to Base Rate Loans to the full extent thereof before application to LIBO Rate Loans, in each case in a manner which minimizes the amount of any payments required to be made by Company pursuant to subsection 2.6D.

            o  General Provisions Regarding Payments.

            o MANNER AND TIME OF PAYMENT. All payments by Company of principal, interest, fees and other Obligations hereunder and under the Notes shall be made in Dollars in same day funds, without defense, setoff or counterclaim, free of any restriction or condition, and delivered to Administrative Agent not later than 2:00 P.M. (New York City time) on the date due at the Funding and Payment Office for the account of Lenders; funds received by Administrative Agent after that time on such due date shall be deemed to have been paid by Company on the next succeeding Business Day. Company hereby authorizes Administrative Agent to charge its accounts with Administrative Agent in order to cause timely payment to be made to Administrative Agent of all principal, interest, fees and expenses due hereunder (subject to sufficient funds being available in its accounts for that purpose).

            o APPLICATION OF PAYMENTS TO PRINCIPAL AND INTEREST. Except as provided in subsection 2.2C, all payments in respect of the principal amount of any Loan shall include payment of accrued interest on the principal amount being repaid or prepaid, and all such payments (and, in any event, any payments in respect of any Loan on a date when interest is due and payable with respect to such


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

               Loan) shall be applied to the payment of interest before application to principal.

            o APPORTIONMENT OF PAYMENTS. Aggregate principal and interest payments in respect of Loans shall be apportioned among all outstanding Loans to which such payments relate, in each case proportionately to Lenders' respective Pro Rata Shares. Administrative Agent shall promptly distribute to each Lender, at its primary address set forth below its name on the appropriate signature page hereof or at such other address as such Lender may request, its Pro Rata Share of all such payments received by Administrative Agent and the commitment fees of such Lender when received by Administrative Agent pursuant to subsection 2.3. Notwithstanding the foregoing provisions of this subsection 2.4C(iii), if, pursuant to the provisions of subsection 2.6C, any Notice of Conversion/Continuation is withdrawn as to any Affected Lender or if any Affected Lender makes Base Rate Loans in lieu of its Pro Rata Share of any LIBO Rate Loans, Administrative Agent shall give effect thereto in apportioning payments received thereafter.

            o PAYMENTS ON BUSINESS DAYS. Whenever any payment to be made hereunder shall be stated to be due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of interest hereunder or of the commitment fees hereunder, as the case may be.

            o NOTATION OF PAYMENT. Each Lender agrees that before disposing of any Note held by it, or any part thereof (other than by granting participations therein), that Lender will make a notation thereon of all Loans evidenced by that Note and all principal payments previously made thereon and of the date to which interest thereon has been paid; PROVIDED that the failure to make (or any error in the making of) a notation of any Loan made under such Note shall not limit or otherwise affect the obligations of Company hereunder or under such Note with respect to any Loan or any payments of principal or interest on such Note.

            o  Application of Proceeds of Collateral and Payments Under
               Guaranties

            o APPLICATION OF PROCEEDS OF COLLATERAL. Except as provided in subsection 2.4B(iii)(a) with respect to prepayments from Net Asset Sale Proceeds, all proceeds received by Administrative Agent in respect of any sale of, collection from, or other realization upon all or any part of the Collateral under any Collateral Document may, in the discretion of Administrative Agent, be held by Administrative Agent as Collateral for, and/or (then or at any time thereafter) applied in full or in part by Administrative Agent against, the applicable Secured Obligations (as defined in such Collateral Document) in the following order of priority:


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

            o To the payment of all costs and expenses of such sale, collection or other realization, including reasonable compensation to Lenders, Administrative Agent and its agents and counsel, and all other expenses, liabilities and advances made or incurred by Lenders or Administrative Agent in connection therewith, and all amounts for which Lenders or Administrative Agent is entitled to indemnification under such Collateral Document and all advances made by Lenders or Administrative Agent thereunder for the account of the applicable Loan Party, and to the payment of all costs and expenses paid or incurred by Lenders or Administrative Agent in connection with the exercise of any right or remedy under such Collateral Document, all in accordance with the terms of this Agreement and such Collateral Document;

            o thereafter, to the extent of any excess such proceeds, to the payment of all other such Secured Obligations for the ratable benefit of the holders thereof;

            o thereafter, to the extent of any excess such proceeds, to the payment of cash collateral for Letters of Credit for the ratable benefit of the Issuing Lenders thereof and holders of participations therein; and

            o thereafter, to the extent of any excess such proceeds, to the payment to or upon the order of such Loan Party or to whosoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.

            o APPLICATION OF PAYMENTS UNDER SUBSIDIARY GUARANTY. All payments received by Administrative Agent under the Subsidiary Guaranty shall be applied promptly from time to time by Administrative Agent in the following order of priority:

            o to the payment of the costs and expenses of any collection or other realization under the Subsidiary Guaranty, including reasonable compensation to Administrative Agent and its agents and counsel, and all expenses, liabilities and advances made or incurred by Administrative Agent in connection therewith, all in accordance with the terms of this Agreement and the Subsidiary Guaranty;

            o thereafter, to the extent of any excess such payments, to the payment of all other Guarantied Obligations (as defined in the Subsidiary Guaranty) for the ratable benefit of the holders thereof;

            o thereafter, to the extent of any excess such payments, to the payment of cash collateral for Letters of Credit for the ratable benefit of the Issuing Lenders thereof and holders of participations therein; and

            o thereafter, to the extent of any excess such payments, to the payment to the applicable Subsidiary Guarantor or to whosoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.


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

            o  USE OF PROCEEDS.

            o TERM LOANS. On the Closing Date, after application of approximately $3.9 million in cash on hand, the cash proceeds, if any, of $150 million of the Senior Subordinated Notes and $110 million of the Convertible Preferred Stock, both as described in subsection 4.1D, then the proceeds of the Term Loans shall be applied by Company to pay any remaining Acquisition Financing Requirements on the Closing Date.

            o REVOLVING LOANS; SWING LINE LOANS. On the Closing Date, after the application of the proceeds of the Term Loans, then approximately $3.0 million of the proceeds of the Revolving Loans and any Swing Line Loans may be applied to pay any remaining Acquisition Financing Requirements to be paid on the Closing Date and the remaining proceeds of the Revolving Loans and Swing Line Loans shall be applied by Company for working capital and general corporate purposes, which may include the making of interest payments on the Loans, Permitted Acquisitions, the payment of any remaining Acquisition Financing Requirements to be paid after the Closing Date and the making of intercompany loans to any of Company's Subsidiaries in accordance with subsection 7.1(iv) for their own working capital purposes, and Letters of Credit may be issued for the purposes set forth in the definition of such term.

            o MARGIN REGULATIONS. No portion of the proceeds of any borrowing under this Agreement, and no Letter of Credit, shall be used by Company or any of its Subsidiaries in any manner that might cause such borrowing or the application of such proceeds or the issuance of such Letter of Credit to violate Regulation U, Regulation T or Regulation X of the Board of Governors of the Federal Reserve System or any other regulation of such Board or to violate the Exchange Act, in each case as in effect on the date or dates of such borrowing and such use of proceeds or of such issuance.

            o  SPECIAL PROVISIONS GOVERNING LIBO RATE LOANS.

            Notwithstanding any other provision of this Agreement to the contrary, the following provisions shall govern with respect to LIBO Rate Loans as to the matters covered:

            o DETERMINATION OF APPLICABLE INTEREST RATE. As soon as practicable after 10:00 A.M. (New York City time) on each Interest Rate Determination Date, Administrative Agent shall determine (which determination shall, absent manifest error, be final, conclusive and binding upon all parties) the interest rate that shall apply to the LIBO Rate Loans for which an interest rate is then being determined for the applicable Interest Period and shall promptly give notice thereof (in writing or by telephone confirmed in writing) to Company and each Lender.

            o INABILITY TO DETERMINE APPLICABLE INTEREST RATE. In the event that Administrative Agent shall have determined (which determination shall be


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

               final and conclusive and binding upon all parties hereto), on any Interest Rate Determination Date with respect to any LIBO Rate Loans, that by reason of circumstances affecting the London interbank market adequate and fair means do not exist for ascertaining the interest rate applicable to such Loans on the basis provided for in the definition of Adjusted LIBO Rate, Administrative Agent shall on such date give notice (by telefacsimile or by telephone confirmed in writing) to Company and each Lender of such determination, whereupon (i) no Loans may be made or continued as, or converted to, LIBO Rate Loans until such time as Administrative Agent notifies Company and Lenders that the circumstances giving rise to such notice no longer exist and (ii) any Notice of Borrowing or Notice of Conversion/Continuation given by Company with respect to the Loans in respect of which such determination was made shall be deemed to be rescinded by Company.

            o ILLEGALITY OR IMPRACTICABILITY OF LIBO RATE LOANS. In the event that on any date any Lender shall have determined (which determination shall be final and conclusive and binding upon all parties hereto but shall be made only after consultation with Company and Administrative Agent) that the making, maintaining or continuation of its LIBO Rate Loans (i) has become unlawful as a result of compliance by such Lender in good faith with any law, treaty, governmental rule, regulation, guideline or order (or would conflict with any such treaty, governmental rule, regulation, guideline or order not having the force of law even though the failure to comply therewith would not be unlawful) or
               (ii) has become impracticable, or would cause such Lender material hardship, as a result of contingencies occurring after the date of this Agreement which materially and adversely affect the London interbank market or the position of such Lender in that market, then, and in any such event, such Lender shall be an "Affected Lender" and it shall on that day give notice (by telefacsimile or by telephone confirmed in writing) to Company and Administrative Agent of such determination (which notice Administrative Agent shall promptly transmit to each other Lender). Thereafter (a) the obligation of the Affected Lender to make or continue Loans as, or to convert Loans to, LIBO Rate Loans shall be suspended until such notice shall be withdrawn by the Affected Lender, (b) to the extent such determination by the Affected Lender relates to a LIBO Rate Loan then being requested by Company pursuant to a Notice of Borrowing or a Notice of Conversion/Continuation, the Affected Lender shall make such Loan as (or convert such Loan to, as the case may be) a Base Rate Loan, (c) the Affected Lender's obligation to maintain its outstanding LIBO Rate Loans (the "Affected Loans") shall be terminated at the earlier to occur of the expiration of the Interest Period then in effect with respect to the Affected Loans or when required by law, and (d) the Affected Loans shall automatically convert into Base Rate Loans on the date of such termination. Notwithstanding the foregoing, to the extent a determination by an Affected Lender as described above relates to a LIBO Rate Loan then being requested by Company pursuant to a Notice of Borrowing or a Notice of Conversion/Continuation, Company shall have the option, subject to the provisions of subsection 2.6D,


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

               to rescind such Notice of Borrowing or Notice of Conversion/Continuation as to all Lenders by giving notice (by telefacsimile or by telephone confirmed in writing) to Administrative Agent of such rescission on the date on which the Affected Lender gives notice of its determination as described above (which notice of rescission Administrative Agent shall promptly transmit to each other Lender). Except as provided in the immediately preceding sentence, nothing in this subsection 2.6C shall affect the obligation of any Lender other than an Affected Lender to make or maintain Loans as, or to convert Loans to, LIBO Rate Loans in accordance with the terms of this Agreement.

            o COMPENSATION FOR BREAKAGE OR NON-COMMENCEMENT OF INTEREST PERIODS. Company shall compensate each Lender, upon written request by that Lender (which request shall set forth in reasonable detail the basis for requesting such amounts), for all reasonable losses, expenses and liabilities (including any interest paid by that Lender to lenders of funds borrowed by it to make or carry its LIBO Rate Loans and any loss, expense or liability sustained by that Lender in connection with the liquidation or re-employment of such funds) which that Lender may sustain: (i) if for any reason (other than a default by that Lender) a borrowing of any LIBO Rate Loan does not occur on a date specified therefor in a Notice of Borrowing or a telephonic request for borrowing, or a conversion to or continuation of any LIBO Rate Loan does not occur on a date specified therefor in a Notice of Conversion/Continuation or a telephonic request for conversion or continuation, (ii) if any prepayment (including any prepayment pursuant to subsection 2.4B(i)) or other principal payment or any conversion of any of its LIBO Rate Loans occurs on a date prior to the last day of an Interest Period applicable to that Loan, (iii) if any prepayment of any of its LIBO Rate Loans is not made on any date specified in a notice of prepayment given by Company, or (iv) as a consequence of any other default by Company in the repayment of its LIBO Rate Loans when required by the terms of this Agreement.

            o BOOKING OF LIBO RATE LOANS. Any Lender may make, carry or transfer LIBO Rate Loans at, to, or for the account of any of its branch offices or the office of an Affiliate of that Lender.

            o ASSUMPTIONS CONCERNING FUNDING OF LIBO RATE LOANS. Calculation of all amounts payable to a Lender under this subsection 2.6 and under subsection 2.7A shall be made as though that Lender had actually funded each of its relevant LIBO Rate Loans through the purchase of a LIBO deposit bearing interest at the rate obtained pursuant to clause (i) of the definition of Adjusted LIBO Rate in an amount equal to the amount of such LIBO Rate Loan and having a maturity comparable to the relevant Interest Period and through the transfer of such LIBO deposit from an offshore office of that Lender to a domestic office of that Lender in the United States of America; PROVIDED, HOWEVER, that each Lender may fund each of its LIBO Rate Loans in any manner it sees fit and the foregoing assumptions shall be utilized only for the purposes of calculating amounts payable under this subsection 2.6 and under subsection 2.7A.

            o LIBO RATE LOANS AFTER DEFAULT. After the occurrence of and during the continuation of a Potential Event of Default or an Event of Default, (i) Company may not elect to have a Loan be made or maintained as, or converted to, a LIBO Rate Loan after the expiration of any Interest Period then in effect for that Loan and (ii) subject to the provisions of subsection 2.6D, any Notice of Borrowing or Notice of Conversion/Continuation given by Company with respect to a requested borrowing or conversion/continuation that has not yet occurred shall be deemed to be rescinded by Company.

            o  INCREASED COSTS; TAXES; CAPITAL ADEQUACY.

            o COMPENSATION FOR INCREASED COSTS AND TAXES. Subject to the provisions of subsection 2.7B (which shall be controlling with respect to the matters covered thereby), in the event that any Lender shall determine (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto) that the adoption, effectiveness, phase-in or applicability after the date hereof of, or any change after the date hereof in, any law, treaty or governmental rule, regulation or order, or any change in the interpretation, administration or application thereof, or any determination of a court or governmental authority, in each case that becomes effective after the date hereof (or with respect to a Person which becomes a Lender after the date hereof or increases its Commitment hereunder after the date hereof, the date such Person becomes a Lender or increases its Commitment, as the case may be), or compliance by such Lender with any guideline, request or directive issued or made after the date hereof by any central bank or other governmental or quasi-governmental authority (whether or not having the force of law):

            o subjects such Lender (or its applicable lending office) to any additional Tax (other than any Tax on the overall net income of such Lender) with respect to this Agreement or any of its obligations hereunder or any payments to such Lender (or its applicable lending office) of principal, interest, fees or any other amount payable hereunder;

            o imposes, modifies or holds applicable any reserve (including any marginal, emergency, supplemental, special or other reserve), special deposit, compulsory loan, FDIC insurance or similar requirement against assets held by, or deposits or other liabilities in or for the account of, or advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of such Lender (other than any such reserve or other requirements with respect to LIBO Rate Loans to the extent reflected in the definition of Adjusted LIBO Rate); or

            o imposes any other condition (other than with respect to a Tax matter) on or affecting such Lender (or its applicable lending office) or its obligations hereunder or the London interbank market;

and the result of any of the foregoing is to increase the cost to such Lender of agreeing to make, making or maintaining Loans hereunder or to reduce any amount received or receivable by such Lender (or its applicable lending office) with respect thereto in an amount deemed by such Lender (in its sole discretion) to be material; then, in any such case, Company shall promptly pay to such Lender, upon receipt of the statement referred to in the next sentence, such additional amount or amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Lender in its sole discretion shall determine) as may be necessary to compensate such Lender on an after-tax basis for any such increased cost or reduction in amounts received or receivable hereunder. Such Lender shall deliver to Company (with a copy to Administrative Agent) a written statement, setting forth in reasonable detail the basis for calculating the additional amounts owed to such Lender under this subsection 2.7A, which statement shall be conclusive and binding upon all parties hereto absent manifest error.

            o  Withholding of Taxes.

            o PAYMENTS TO BE FREE AND CLEAR. All sums payable by Company under this Agreement and the other Loan Documents shall (except to the extent required by law) be paid free and clear of, and without any deduction or withholding on account of, any Tax (other than a Tax on the overall net income of any Lender) imposed, levied, collected, withheld or assessed by or within the United States of America or any political subdivision in or of the United States of America or any other jurisdiction from which a payment is made by or on behalf of Company or by any federation or organization of which the United States of America or any such jurisdiction is a member at the time of payment.

            o GROSSING-UP OF PAYMENTS. If Company or any other Person is required by law to make any deduction or withholding on account of any such Tax from any sum paid or payable by Company to Administrative Agent or any Lender under any of the Loan
               Documents:

            o Company shall notify Administrative Agent of any such requirement or any change in any such requirement as soon as Company becomes aware of it;

            o Company shall pay any such Tax before the date on which penalties attach thereto, such payment to be made (if the liability to pay is imposed on Company) for its own account or (if that liability is imposed on Administrative Agent or such Lender, as the case may be) on behalf of and in the name of Administrative Agent or such Lender;

            o the sum payable by Company in respect of which the relevant deduction, withholding or payment is required shall be increased to the extent necessary to ensure that, after the making of that deduction, withholding or payment, Administrative Agent or such Lender, as the case may be, receives on the due date a net sum equal to what it would have received had no such deduction, withholding or payment been required or made; and


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

            o within 30 days after paying any sum from which it is required by law to make any deduction or withholding, and within 30 days after the due date of payment of any Tax which it is required by clause (b) above to pay, Company shall deliver to Administrative Agent evidence satisfactory to the other affected parties of such deduction, withholding or payment and of the remittance thereof to the relevant taxing or other authority;

      PROVIDED that no such additional amount shall be required to be paid to any Lender under clause (c) above except to the extent that any change after the date hereof (in the case of each Lender listed on the signature pages hereof) or after the date of the Assignment Agreement pursuant to which such Lender became a Lender (in the case of each other Lender) affecting any such requirement for a deduction, withholding or payment as is mentioned therein shall result in an increase in the rate of such deduction, withholding or payment from that in effect at the date of this Agreement or at the date of such Assignment Agreement (or with respect to a Person which becomes a Lender after the date hereof or increases its Commitment hereunder after the date hereof, the date such Person becomes a Lender or increases its Commitment, as the case may be), as the case may be, in respect of payments to such Lender.

            o  EVIDENCE OF EXEMPTION FROM U.S. WITHHOLDING TAX.

            o Each Lender that is organized under the laws of any jurisdiction other than the United States or any state or other political subdivision thereof (for purposes of this subsection 2.7B(iii), a "NON-US LENDER") shall deliver to Administrative Agent for transmission to Company, on or prior to the Closing Date (in the case of each Lender listed on the signature pages hereof) or on or prior to the date of the Assignment Agreement (or with respect to a Person which becomes a Lender after the date hereof or increases its Commitment hereunder after the date hereof, the date such Person becomes a Lender or increases its Commitment, as the case may be), pursuant to which it becomes a Lender (in the case of each other Lender), and at such other times as may be necessary in the determination of Company or Administrative Agent (each in the reasonable exercise of its discretion), (1) two original copies of Internal Revenue Service Form 1001 or 4224 (or any successor forms), properly completed and duly executed by such Lender, together with any other certificate or statement of exemption required under the Internal Revenue Code or the regulations issued thereunder to establish that such Lender is not subject to deduction or withholding of United States federal income tax with respect to any payments to such Lender of principal, interest, fees or other amounts payable under any of the Loan Documents or (2) if such Lender is not a "bank" or other Person described in Section 881(c)(3) of the Internal Revenue Code and cannot deliver either Internal Revenue Service Form 1001 or 4224 pursuant to clause (1) above, a Certificate re Non-Bank Status together with two original copies of Internal Revenue Service Form W-8 (or any successor form), properly completed and duly executed by such Lender, together with any other certificate or statement of exemption required under the Internal Revenue Code or the regulations issued thereunder to establish that such Lender is not subject to deduction or withholding of United States federal income tax with respect to any payments to such Lender of interest payable under any of the Loan Documents.


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

            o Each Lender required to deliver any forms, certificates or other evidence with respect to United States federal income tax withholding matters pursuant to subsection 2.7B(iii)(a) hereby agrees, from time to time after the initial delivery by such Lender of such forms, certificates or other evidence, whenever a lapse in time or change in circumstances renders such forms, certificates or other evidence obsolete or inaccurate in any material respect, that such Lender shall promptly (1) deliver to Administrative Agent for transmission to Company two new original copies of Internal Revenue Service Form 1001 or 4224, or a Certificate re Non-Bank Status and two original copies of Internal Revenue Service Form W-8, as the case may be, properly completed and duly executed by such Lender, together with any other certificate or statement of exemption required in order to confirm or establish that such Lender is not subject to deduction or withholding of United States federal income tax with respect to payments to such Lender under the Loan Documents or (2) notify Administrative Agent and Company of its inability to deliver any such forms, certificates or other evidence.

            o Company shall not be required to pay any additional amount to any Non-US Lender under clause (c) of subsection 2.7B(ii) if such Lender shall have failed to satisfy the requirements of clause
               (a) or (b)(1) of this subsection 2.7B(iii); PROVIDED that if such Lender shall have satisfied the requirements of subsection 2.7B(iii)(a) on the Closing Date (in the case of each Lender listed on the signature pages hereof) or on the date of the Assignment Agreement pursuant to which it became a Lender (in the case of each other Lender) (or with respect to a Person which becomes a Lender after the date hereof or increases its Commitment hereunder after the date hereof, the date such Person becomes a Lender or increases its Commitment, as the case may
               be), nothing in this subsection 2.7B(iii)(c) shall relieve Company of its obligation to pay any additional amounts pursuant to clause (c) of subsection 2.7B(ii) in the event that, as a result of any change in any applicable law, treaty or governmental rule, regulation or order, or any change in the interpretation, administration or application thereof, such Lender is no longer properly entitled to deliver forms, certificates or other evidence at a subsequent date establishing the fact that such Lender is not subject to withholding as described in subsection 2.7B(iii)(a).

            o CAPITAL ADEQUACY ADJUSTMENT. If any Lender shall have determined that the adoption, effectiveness, phase-in or applicability after the date hereof of, or any change after the date hereof in, any law, rule or regulation (or any provision thereof) regarding capital adequacy, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or its applicable lending office) with any guideline, request or directive regarding capital adequacy (whether or not having the force of law) of any such governmental authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a


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               consequence of, or with reference to, such Lender's Loans or
               Commitments or Letters of Credit or participations therein or other obligations hereunder with respect to the Loans or the Letters of Credit to a level below that which such Lender or such controlling corporation could have achieved but for such adoption, effectiveness, phase-in, applicability, change or compliance (taking into consideration the policies of such Lender or such controlling corporation with regard to capital adequacy), then from time to time, within five Business Days after receipt by Company from such Lender of the statement referred to in the next sentence, Company shall pay to such Lender such additional amount or amounts as will compensate such Lender or such controlling corporation on an after-tax basis for such reduction. Such Lender shall deliver to Company (with a copy to Administrative Agent) a written statement, setting forth in reasonable detail the basis of the calculation of such additional amounts, which statement shall be conclusive and binding upon all parties hereto absent manifest error.

            o OBLIGATION OF LENDERS AND ISSUING LENDERS TO MITIGATE; REPLACEMENT OF LENDER.

            o MITIGATION. Each Lender and Issuing Lender agrees that, as promptly as practicable after the officer of such Lender or Issuing Lender responsible for administering the Loans or Letters of Credit of such Lender or Issuing Lender, as the case may be, becomes aware of the occurrence of an event or the existence of a condition that would cause such Lender to become an Affected Lender or that would entitle such Lender or Issuing Lender to receive payments under subsection 2.7 or subsection 3.6, it will, to the extent not inconsistent with the internal policies of such Lender or Issuing Lender and any applicable legal or regulatory restrictions, use reasonable efforts (i) to make, issue, fund or maintain the Commitments of such Lender or the affected Loans or Letters of Credit of such Lender or Issuing Lender through another lending or letter of credit office of such Lender or Issuing Lender, or (ii) take such other measures as such Lender or Issuing Lender may deem reasonable, if as a result thereof the circumstances which would cause such Lender to be an Affected Lender would cease to exist or the additional amounts which would otherwise be required to be paid to such Lender or Issuing Lender pursuant to subsection 2.7 or subsection 3.6 would be materially reduced and if, as determined by such Lender or Issuing Lender in its sole discretion, the making, issuing, funding or maintaining of such Commitments or Loans or Letters of Credit through such other lending or letter of credit office or in accordance with such other measures, as the case may be, would not otherwise materially adversely affect such Commitments or Loans or Letters of Credit or the interests of such Lender or Issuing Lender; PROVIDED that such Lender or Issuing Lender will not be obligated to utilize such other lending or letter of credit office pursuant to this subsection 2.8 unless Company agrees to pay all incremental expenses incurred by such Lender or Issuing Lender as a result of utilizing such other lending or letter of credit office as described in clause (i) above. A certificate as to the amount of any such expenses payable by


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

               Company pursuant to this subsection 2.8 (setting forth in reasonable detail the basis for requesting such amount) submitted by such Lender or Issuing Lender to Company (with a copy to Administrative Agent) shall be conclusive absent manifest error.

            o REPLACEMENT OF LENDER. If Company receives a notice pursuant to subsection 2.7A, 2.7B, 2.7C or 3.6, if a Lender defaults in its obligations hereunder or in the event a Lender has not consented to a proposed change, waiver, discharge or termination with respect to this Agreement which requires the consent of all Lenders and which has been approved by Requisite Lenders, as provided in subsection 10.6B, Company shall have the right, if no Potential Event of Default or Event of Default then exists, to replace such Lender (a "REPLACED LENDER") with one or more Eligible Assignees (collectively, the "REPLACEMENT LENDER") acceptable to Administrative Agent; PROVIDED that (i) at the time of any replacement pursuant to this subsection 2.8, the Replacement Lender shall enter into one or more Assignment Agreements pursuant to subsection 10.1B (and with all fees payable pursuant to subsection 10.1B to be paid by the Replacement Lender) pursuant to which the Replacement Lender shall acquire all of the outstanding Loans and Commitments of, and in each case participations in Letters of Credit and Swing Line Loans by, the Replaced Lender and, in connection therewith, shall pay to (x) the Replaced Lender in respect thereof an amount equal to the sum of (A) an amount equal to the principal of, and all accrued interest on, all outstanding Loans of the Replaced Lender, (B) an amount equal to all unpaid drawings with respect to Letters of Credit that have been funded by (and not reimbursed to) such Replaced Lender, together with all then unpaid interest with respect thereto at such time and (C) an amount equal to all accrued, but theretofore unpaid, fees owing to the Replaced Lender with respect thereto, and all fees which become payable as a result of such replacement (including any fees under subsection 2.3C, it being agreed that such replacements shall be deemed a prepayment of the Loans of the Replaced Lender for purposes of such subsection), (y) the appropriate Issuing Lender an amount equal to such Replaced Lender's Pro Rata Share of any unpaid drawings with respect to Letters of Credit (which at such time remains an unpaid drawing) issued by it to the extent such amount was not theretofore funded by such Replaced Lender, and (z) Swing Line Lender an amount equal to such Replaced Lender's Pro Rata Share of any Refunded Swing Line Loans to the extent such amount was not theretofore funded by such Replaced Lender, and (ii) all obligations (including without limitation all such amounts, if any, owing under subsection 2.6D and, except in the case in which Company is replacing such Replaced Lender because such Replaced Lender has defaulted in its obligations hereunder, all fees which become payable as a result of such replacement under subsection 2.3C (it being acknowledged and agreed that such replacement shall be deemed to be a voluntary prepayment of the Loans of the Replaced Lender for purposes of subsection 2.3C)) of Company owing to the Replaced Lender (other than those specifically described in clause (i) above in respect of which the assignment purchase


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

               price has been, or is concurrently being, paid), shall be paid in full to such Replaced Lender concurrently with such replacement. Upon the execution of the respective Assignment Agreements, recordation of such assignment in the Register by Administrative Agent pursuant to subsection 2.1D, the payment of amounts referred to in clauses (i) and (ii) above and delivery to the Replacement Lender of the appropriate Note or Notes executed by Company, the Replacement Lender shall become a Lender hereunder and the Replaced Lender shall cease to constitute a Lender hereunder except with respect to indemnification provisions under this Agreement which by the terms of this Agreement survive the termination of this Agreement, which indemnification provisions shall survive as to such Replaced Lender. Notwithstanding anything to the contrary contained above, no Issuing Lender may be replaced hereunder at any time while it has Letters of Credit outstanding hereunder unless arrangements satisfactory to such Issuing Lender (including the furnishing of a Standby Letter of Credit in form and substance, and issued by an issuer, satisfactory to such Issuing Lender or the furnishing of cash collateral in amounts and pursuant to arrangements satisfactory to such Issuing Lender) have been made with respect to such outstanding Letters of Credit.

            o  LETTERS OF CREDIT

            o ISSUANCE OF LETTERS OF CREDIT AND LENDERS' PURCHASE OF PARTICIPATIONS THEREIN.

            o LETTERS OF CREDIT. In addition to Company requesting that Revolving Lenders make Revolving Loans pursuant to subsection 2.1A(iii) and that Swing Line Lender make Swing Line Loans pursuant to subsection 2.1A(iv), Company may request, in accordance with the provisions of this subsection 3.1, from time to time during the period from the Closing Date to but excluding the date which is thirty (30) days prior to the Revolving Loan Commitment Termination Date, that one or more Revolving Lenders issue Letters of Credit negotiated on a sight basis for the account of Company for the purposes specified in the definitions of Commercial Letters of Credit and Standby Letters of Credit. Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of Company herein set forth, any one or more Revolving Lenders may, but (except as provided in subsection 3.1B(ii)) shall not be obligated to, issue such Letters of Credit in accordance with the provisions of this subsection 3.1; PROVIDED that Company shall not request that any Revolving Lender issue (and no Revolving Lender shall issue):

            o any Letter of Credit if, after giving effect to such issuance, the Total Utilization of Revolving Loan Commitments would exceed the Revolving Loan Commitments then in effect;


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

            o any Letter of Credit if, after giving effect to such issuance, the Letter of Credit Usage would exceed $25 million;

            o any Standby Letter of Credit having an expiration date later than the earlier of (a) the date which is ten (10) Business Days prior to the Revolving Loan Commitment Termination Date and (b) the date that is one year from the date of issuance of such Standby Letter of Credit; PROVIDED that the immediately preceding clause
               (b) shall not prevent any Issuing Lender from agreeing that a Standby Letter of Credit will automatically be extended for one or more successive periods not to exceed one year each (but in no event to a date which is after the date specified in clause (a)) unless such Issuing Lender elects not to extend for any such additional period (it being understood and agreed that such Issuing Lender will not include in such Letter of Credit the date which is ten (10) Business Days prior to the Revolving Loan Commitment Termination Date as an expiration date on any Standby Letter of Credit issued by such Issuing Lender pursuant to this proviso prior to the succeeding period in which the Revolving Loan Commitment Termination Date will occur); and PROVIDED FURTHER that such Issuing Lender shall elect not to extend such Standby Letter of Credit if it has knowledge that an Event of Default or Potential Event of Default has occurred and is continuing (and has not been waived in accordance with subsection 10.6) at the time such Issuing Lender must elect whether or not to allow such extension.

            o any Commercial Letter of Credit having an expiration date (a) later than the earlier of (X) the date which is thirty (30) days prior to the Revolving Loan Commitment Termination Date and (Y) the date which is 180 days from the date of issuance of such Commercial Letter of Credit or (b) that is otherwise unacceptable to the applicable Issuing Lender in its reasonable discretion;

            o  any Letter of Credit at a tenor other than at sight; or

            o any Letter of Credit denominated in a currency other than Dollars if, after giving effect to such issuance, the Dollar Equivalent of the Letter of Credit Usage for all Letters of Credit denominated in a currency other than Dollars would exceed $25 million.

            o  Mechanics of Issuance.

            o REQUEST FOR ISSUANCE. Whenever Company desires the issuance of a Letter of Credit, it shall deliver to the proposed Issuing Lender (with, simultaneously, a copy to Administrative Agent if the Person which is Administrative Agent is not the proposed Issuing Lender) a Request for Issuance of Letter of Credit in the form of
               EXHIBIT III annexed hereto no later than 12:00 Noon (New York City time) at least five Business Days, or such shorter period as may be agreed to by the applicable Issuing Lender in any particular instance, in advance of the proposed date of issuance. The applicable Issuing Lender, in its reasonable discretion, may require changes in the text of the proposed Letter


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               of Credit or any documents described in or attached to the
               Request for Issuance of Letter of Credit. No Letter of Credit shall require payment against a conforming demand for payment to be made thereunder on the same business day (under the laws of the jurisdiction in which the office of the applicable Issuing Lender to which such demand for payment is required to be presented is located) that such demand for payment is presented if such presentation is made after 10:00 A.M. (in the time zone of such office of the applicable Issuing Lender) on such business day. Each Request for Issuance of Letter of Credit shall specify
               (a) the proposed date of issuance (which shall be a Business
               Day), (b) whether the requested Letter of Credit is to be a Standby Letter of Credit or a Commercial Letter of Credit, (c) the face amount of the Letter of Credit, (d) in the case of a Letter of Credit which Company requests to be denominated in a currency other than Dollars, the currency in which Company requests such Letter of Credit to be issued, (e) the expiration date of the requested Letter of Credit, (f) the name and address of the beneficiary, (g) the name of the Revolving Lender which has agreed to be the Issuing Lender and (h) either the verbatim text of the proposed Letter of Credit or the proposed terms and conditions thereof, including a precise description of any documents to be presented by the beneficiary which, if presented by the beneficiary prior to the expiration date of the Letter of Credit, would require the applicable Issuing Lender to make payment under the Letter of Credit; PROVIDED that the applicable Issuing Lender, in its reasonable discretion, may require changes in the text of the proposed Letter of Credit or any such documents.

            COMPANY SHALL NOTIFY THE APPLICABLE ISSUING LENDER (AND ADMINISTRATIVE AGENT, IF THE PERSON WHICH IS ADMINISTRATIVE AGENT IS NOT SUCH ISSUING LENDER) PRIOR TO THE ISSUANCE OF ANY LETTER OF CREDIT IN THE EVENT THAT ANY OF THE MATTERS TO WHICH COMPANY IS REQUIRED TO CERTIFY IN THE APPLICABLE REQUEST FOR ISSUANCE OF LETTER OF CREDIT IS NO LONGER TRUE AND CORRECT AS OF THE PROPOSED DATE OF ISSUANCE OF SUCH LETTER OF CREDIT, AND UPON THE ISSUANCE OF ANY LETTER OF CREDIT COMPANY SHALL BE DEEMED TO HAVE RE-CERTIFIED, AS OF THE DATE OF SUCH ISSUANCE, AS TO THE MATTERS TO WHICH COMPANY IS REQUIRED TO CERTIFY IN THE APPLICABLE REQUEST FOR ISSUANCE OF LETTER OF CREDIT.

            o DETERMINATION OF ISSUING LENDER. Upon receipt by a proposed Issuing Lender of a Request for Issuance of Letter of Credit pursuant to subsection 3.1B(i) requesting the issuance of a Letter of Credit, (a) in the event the Person which is Administrative Agent is the proposed Issuing Lender, the Person which is Administrative Agent shall be the Issuing Lender with respect to such Letter of Credit, notwithstanding the fact that the Letter of Credit Usage with respect to such Letter of Credit and with respect to all other Letters of Credit issued by the Person which is Administrative Agent, when aggregated with such Person's outstanding Revolving Loans and Swing Line Loans, may exceed such Person's Revolving Loan Commitment then in effect; PROVIDED that the Person which is Administrative Agent shall not be obligated to issue any Letter of Credit denominated in a foreign currency which in the judgment of the Person which is Administrative Agent is not readily and freely available;


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

               and (b) in the event any other Revolving Lender is the proposed Issuing Lender, such other Revolving Lender shall promptly notify Company and Administrative Agent whether or not, in its sole discretion, it has elected to issue such Letter of Credit, and
               (1) if such other Revolving Lender so elects to issue such Letter of Credit it shall be the Issuing Lender with respect thereto and
               (2) if such Revolving Lender fails to so promptly notify Company and Administrative Agent or declines to issue such Letter of Credit, Company may request the Person which is Administrative Agent or another Revolving Lender to be the Issuing Lender with respect to such Letter of Credit in accordance with the provisions of this subsection 3.1B.

            o ISSUANCE OF LETTER OF CREDIT. Upon satisfaction or waiver (in accordance with subsection 10.6) of the conditions set forth in subsection 4.3, the applicable Issuing Lender shall issue the requested Letter of Credit in accordance with such Issuing Lender's standard operating procedures.

            o NOTIFICATION TO REVOLVING LENDERS. Upon the issuance of or amendment to any Letter of Credit the applicable Issuing Lender shall promptly notify Administrative Agent of such issuance or amendment. The notice to Administrative Agent shall be accompanied by a copy of such Letter of Credit or amendment and in the event a Revolving Lender requests a copy of such issuance or amendment, such copies will be provided by Administrative Agent. Promptly after receipt of such notice (or, if the Person which is Administrative Agent is the Issuing Lender, together with such notice), Administrative Agent shall notify each Revolving Lender of the amount of such Lender's respective participation in such Letter of Credit, determined in accordance with subsection 3.1C.

            o REPORTS TO REVOLVING LENDERS. In the event that the applicable Issuing Lender is other than the Person which is Administrative Agent, such Issuing Lender will send by facsimile transmission to Administrative Agent, promptly on the first Business Day of each month, the daily maximum amount available to be drawn for the Letters of Credit issued by it for the previous month. Administrative Agent shall deliver to each Revolving Lender, upon each Letter of Credit fee payment, a report setting forth for such period the daily maximum amount available to be drawn under the Letters of Credit issued by all Issuing Lenders during such period.

            o COLLATERALIZATION OF LETTERS OF CREDIT DUE TO CURRENCY FLUCTUATION. If on any Computation Date the Administrative Agent determines that the Letter of Credit Usage exceeds the amount permitted under subsection 3.1A(ii) by an amount greater than $50,000 because of a change in applicable rates of exchange between Dollars and any Permitted Currency, then Administrative Agent shall give notice to the Company that cash collateralization of the Letter of Credit Usage exceeding the amount permitted under subsection 3.1A(ii) is required and Company shall cash collateralize its outstanding Letters of Credit by depositing Dollars into the Collateral Account established


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

               under the Security Agreement in an amount equal to the extent that the Letter of Credit Usage exceeds the amount permitted under subsection 3.1A(ii).

            o REVOLVING LENDERS' PURCHASE OF PARTICIPATIONS IN LETTERS OF CREDIT. Immediately upon the issuance of each Letter of Credit, each Revolving Lender shall be deemed to, and hereby agrees to, have irrevocably purchased from the applicable Issuing Lender a participation in such Letter of Credit and any drawings honored thereunder in an amount equal to such Revolving Lender's Pro Rata Share of the maximum amount which is or at any time may become available to be drawn thereunder.

            o  LETTER OF CREDIT FEES.

            Company agrees to pay the following amounts with respect to Letters of Credit issued hereunder:

            o with respect to each Letter of Credit, (a) a fronting fee, payable directly to the applicable Issuing Lender for its own account, equal to the greater of (x) $500 and (y) 0.25% per annum of the Dollar Equivalent of the daily amount available to be drawn under such Letter of Credit and (b) a letter of credit fee, payable to Administrative Agent for the account of Revolving Lenders (based upon their respective Pro Rata Shares), equal to
               (x) the Applicable LIBO Rate Margin for Revolving Loans MULTIPLIED BY (y) the Dollar Equivalent of the daily maximum amount available from time to time to be drawn under such Letter of Credit, each such fronting fee or letter of credit fee to be payable in arrears on and to (but excluding) the last Business Day of each March, June, September and December of each year (or if such Letter of Credit expires or is terminated or cancelled, upon such date of expiration, termination or cancellation) and computed on the basis of a 360-day year for the actual number of days elapsed; and

            o with respect to the issuance, amendment or transfer of each Letter of Credit and each payment of a drawing made thereunder (without duplication of the fees payable under clause (i) above), documentary and processing charges payable directly to the applicable Issuing Lender for its own account in accordance with such Issuing Lender's standard schedule for such charges in effect at the time of such issuance, amendment, transfer or payment, as the case may be.

For purposes of calculating any fees payable under clause (i) of this subsection 3.2, (1) the Dollar Equivalent of the daily amount available to be drawn under any Letter of Credit shall be determined as of the close of business on any date of determination and (2) the Dollar Equivalent of any amount described in such clause which is denominated in a currency other than Dollars shall be determined by the applicable Exchange Rate for such currency as of the immediately preceding monthly anniversary of the date of issuance of such Letter of Credit. Promptly upon receipt by Administrative Agent of any amount described in clause
(i)(b) of this subsection 3.2, Administrative Agent shall distribute to each Revolving Lender its Pro Rata Share of such amount.


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            o  DRAWINGS AND REIMBURSEMENT OF AMOUNTS PAID UNDER LETTERS OF
               CREDIT.

            o RESPONSIBILITY OF ISSUING LENDER WITH RESPECT TO DRAWINGS. In determining whether to honor any drawing under any Letter of Credit by the beneficiary thereof, the applicable Issuing Lender shall be responsible only to examine the documents delivered under such Letter of Credit with reasonable care so as to ascertain whether they appear on their face to be in substantial accordance with the terms and conditions of such Letter of Credit.

            o REIMBURSEMENT BY COMPANY OF AMOUNTS PAID UNDER LETTERS OF CREDIT. In the event an Issuing Lender has determined to honor a drawing under a Letter of Credit issued by it, such Issuing Lender shall immediately notify Company and Administrative Agent, and Company shall reimburse such Issuing Lender on or before the Business Day immediately following the date on which such drawing is honored (the "Reimbursement Date") in an amount in Dollars (which amount, in the case of a drawing under a Letter of Credit which is denominated in a currency other than Dollars, shall be calculated by reference to the applicable Exchange Rate) and in same day funds equal to the amount of such drawing; PROVIDED that, anything contained in this Agreement to the contrary notwithstanding, (i) unless Company shall have notified Administrative Agent and such Issuing Lender prior to 10:00 A.M. (New York City time) on the date such drawing is honored that Company intends to reimburse such Issuing Lender for the amount of such drawing with funds other than the proceeds of Revolving Loans, Company shall be deemed to have given a timely Notice of Borrowing to Administrative Agent requesting Lenders to make Revolving Loans that are Base Rate Loans on the Reimbursement Date in an amount in Dollars (which amount, in the case of a drawing under a Letter of Credit which is denominated in a currency other than Dollars, shall be calculated by reference to the applicable Exchange Rate) equal to the amount of such drawing and (ii) subject to satisfaction or waiver of the conditions specified in subsection 4.3B, Revolving Lenders shall, on the Reimbursement Date, make Revolving Loans that are Base Rate Loans in the amount of such drawing, the proceeds of which shall be applied directly by Administrative Agent to reimburse such Issuing Lender for the amount of such drawing; and PROVIDED FURTHER that if for any reason proceeds of Revolving Loans are not received by such Issuing Lender on the Reimbursement Date in an amount equal to the amount of such drawing, Company shall reimburse such Issuing Lender, on demand, in an amount in same day funds equal to the excess of the amount of such drawing over the aggregate amount of such Revolving Loans, if any, which are so received. Nothing in this subsection 3.3B shall be deemed to relieve any Revolving Lender from its obligation to make Revolving Loans on the terms and conditions set forth in this Agreement, and Company shall retain any and all rights it may have against any Revolving Lender resulting from the failure of such Lender to make such Revolving Loans under this subsection 3.3B.


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

            o Payment by Revolving Lenders of Unreimbursed Amounts Paid Under Letters of Credit.

            o PAYMENT BY REVOLVING LENDERS. In the event that Company shall fail for any reason to reimburse any Issuing Lender as provided in subsection 3.3B in an amount (calculated, in the case of a drawing under a Letter of Credit denominated in a currency other than Dollars, by reference to the applicable Exchange Rate) equal to the amount of any drawing honored by such Issuing Lender under a Letter of Credit issued by it, such Issuing Lender shall promptly notify each other Revolving Lender of the unreimbursed amount of such drawing and of such other Revolving Lender's respective participation therein based on such Revolving Lender's Pro Rata Share. Each Revolving Lender shall make available to such Issuing Lender an amount equal to its respective participation, in Dollars and in same day funds, at the office of such Issuing Lender specified in such notice, not later than 12:00 Noon (New York City time) on the first business day (under the laws of the jurisdiction in which such office of such Issuing Lender is located) after the date notified by such Issuing Lender. In the event that any Revolving Lender fails to make available to such Issuing Lender on such business day the amount of such Revolving Lender's participation in such Letter of Credit as provided in this subsection 3.3C, such Issuing Lender shall be entitled to recover such amount on demand from such Revolving Lender together with interest thereon at the Federal Funds Effective Rate for three Business Days and thereafter at the Base Rate and such defaulting Revolving Lender shall not be entitled to receive its ratable share of amounts recovered pursuant to subsection 10.5 to the extent of such defaulted amount. Nothing in this subsection 3.3C shall be deemed to prejudice the right of any Revolving Lender to recover from any Issuing Lender any amounts made available by such Revolving Lender to such Issuing Lender pursuant to this subsection 3.3C in the event that it is determined by the final judgment of a court of competent jurisdiction that the payment with respect to a Letter of Credit by such Issuing Lender in respect of which payment was made by such Revolving Lender constituted gross negligence or willful misconduct on the part of such Issuing Lender.

            o DISTRIBUTION TO REVOLVING LENDERS OF REIMBURSEMENTS RECEIVED FROM COMPANY. In the event any Issuing Lender shall have been reimbursed by other Revolving Lenders pursuant to subsection 3.3C(i) for all or any portion of any drawing honored by such Issuing Lender under a Letter of Credit issued by it, such Issuing Lender shall distribute to each other Revolving Lender which has paid all amounts payable by it under subsection 3.3C(i) with respect to such honored drawing such other Revolving Lender's Pro Rata Share of all payments subsequently received by such Issuing Lender from Company in reimbursement of such honored drawing when such payments are received. Any such distribution shall be made to a Revolving Lender at its primary address set forth below its name on the appropriate signature page hereof or at such other address as such Revolving Lender may request.


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

            o MAXIMUM LIABILITY OF REVOLVING LENDERS. Notwithstanding anything herein to the contrary, with respect to any drawing under any Letter of Credit which is paid by the applicable Issuing Lender, the aggregate amount that any Revolving Lender shall be required to fund, whether by means of a Revolving Loan pursuant to subsection 3.3B and/or by means of a participation pursuant to this subsection 3.3C, shall not exceed such Revolving Lender's Pro Rata Share of such drawing.

            o  Interest on Amounts Paid Under Letters of Credit.

            o PAYMENT OF INTEREST BY COMPANY. Company agrees to pay to each Issuing Lender, with respect to drawings honored under any Letters of Credit issued by it, interest on the amount paid by such Issuing Lender in respect of each such drawing from the date such drawing is honored to but excluding the date such amount is reimbursed by Company (including any such reimbursement out of the proceeds of Revolving Loans pursuant to subsection 3.3B) at a rate equal to (a) for the period from the date of such drawing to but excluding the Reimbursement Date, the rate then in effect under this Agreement with respect to Revolving Loans that are Base Rate Loans and (b) thereafter, a rate which is 2.00% per annum plus the rate of interest otherwise payable under this Agreement with respect to Revolving Loans that are Base Rate Loans. Interest payable pursuant to this subsection 3.3D(i) shall be computed on the basis of a 360-day year for the actual number of days elapsed in the period during which it accrues and shall be payable on demand or, if no demand is made, on the date on which the related drawing under a Letter of Credit is reimbursed in full.

            o DISTRIBUTION OF INTEREST PAYMENTS BY ISSUING LENDER. Promptly upon receipt by any Issuing Lender of any payment of interest pursuant to subsection 3.3D(i) with respect to a drawing under a Letter of Credit issued by it, (a) such Issuing Lender shall distribute to each other Revolving Lender, out of the interest received by such Issuing Lender in respect of the period from the date of such drawing to but excluding the date on which such Issuing Lender is reimbursed for the amount of such drawing (including any such reimbursement out of the proceeds of Revolving Loans pursuant to subsection 3.3B), the amount that such other Revolving Lender would have been entitled to receive in respect of the letter of credit fee that would have been payable in respect of such Letter of Credit for such period pursuant to subsection 3.2 if no drawing had been honored under such Letter of Credit, and (b) in the event such Issuing Lender shall have been reimbursed by other Revolving Lenders pursuant to subsection 3.3C(i) for all or any portion of such drawing, such Issuing Lender shall distribute to each other Revolving Lender which has paid all amounts payable by it under subsection 3.3C(i) with respect to such drawing such other Revolving Lender's Pro Rata Share of any interest received by such Issuing Lender in respect of that portion of such drawing so reimbursed by other Revolving


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               Lenders for the period from the date on which such Issuing Lender was so reimbursed by other Revolving Lenders to but excluding the date on which such portion of such drawing is reimbursed by Company. Any such distribution shall be made to a Revolving
               Lender at its primary address set forth below its name on the appropriate signature page hereof or at such other address as such Revolving Lender may request.

            o  OBLIGATIONS ABSOLUTE.

            The obligation of Company to reimburse each Issuing Lender for drawings made under the Letters of Credit issued by it and to repay any Revolving Loans made by Revolving Lenders pursuant to subsection 3.3B and the obligations of Revolving Lenders under subsection 3.3C(i) shall be unconditional and irrevocable and shall be paid strictly in accordance with the terms of this Agreement under all circumstances including any of the following circumstances:

            o  any lack of validity or enforceability of any Letter of Credit;

            o the existence of any claim, set-off, defense or other right which Company or any Revolving Lender may have at any time against a beneficiary or any transferee of any Letter of Credit (or any Persons for whom any such transferee may be acting), any Issuing Lender or other Lender or any other Person or, in the case of a Lender, against Company, whether in connection with this Agreement, the transactions contemplated herein or any unrelated transaction (including any underlying transaction between Company or one of its Subsidiaries and the beneficiary for which any Letter of Credit was procured);

            o any draft or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

            o payment by the applicable Issuing Lender under any Letter of Credit against presentation of a draft or other document which does not substantially comply with the terms of such Letter of Credit;

            o any adverse change in the business, operations, properties, assets, condition (financial or otherwise) or prospects of Company or any of its Subsidiaries;

            o any breach of this Agreement or any other Loan Document by any party thereto;

            o any other circumstance or happening whatsoever, whether or not similar to any of the foregoing; or

            o the fact that an Event of Default or a Potential Event of Default shall have occurred and be continuing;

PROVIDED, in each case, that payment by the applicable Issuing Lender under the applicable Letter of Credit shall not have constituted gross negligence or willful misconduct of such Issuing Lender under the circumstances in question (as determined by a final judgment of a court of competent jurisdiction).


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

            o  INDEMNIFICATION; NATURE OF ISSUING LENDERS' DUTIES.

            o INDEMNIFICATION. In addition to amounts payable as provided in subsection 3.6, Company hereby agrees to protect, indemnify, pay and save harmless each Issuing Lender and each Revolving Lender from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable fees, expenses and disbursements of counsel and allocated costs of internal counsel) which such Issuing Lender or Revolving Lender may incur or be subject to as a consequence, direct or indirect, of (i) the issuance of any Letter of Credit by such Issuing Lender, other than as a result of (a) the gross negligence or willful misconduct of such Issuing Lender as determined by a final judgment of a court of competent jurisdiction or (b) subject to the following clause (ii), the wrongful dishonor by such Issuing Lender of a proper demand for payment made under any Letter of Credit issued by it or (ii) the failure of such Issuing Lender to honor a drawing under any such Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or governmental authority (all such acts or omissions herein called "Governmental Acts").

            o NATURE OF ISSUING LENDERS' DUTIES. As between Company and any Issuing Lender, Company assumes all risks of the acts and omissions of, or misuse of the Letters of Credit issued by such Issuing Lender by, the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing, such Issuing Lender and the other Revolving Lenders shall not be responsible (absent a determination of a court of competent jurisdiction of gross negligence or willful misconduct by such Issuing Lender) for: (i) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of any such Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (ii) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any such Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) failure of the beneficiary of any such Letter of Credit to comply fully with any conditions required in order to draw upon such Letter of Credit; (iv) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher;
               (v) errors in interpretation of technical terms; (vi) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any such Letter of Credit or of the proceeds thereof; (vii) the misapplication by the beneficiary of any such Letter of Credit of the proceeds of any drawing under such Letter of Credit; or (viii) any consequences arising from causes beyond the control of such Issuing Lender, including any Governmental Acts, and none of the above shall affect or impair, or prevent the vesting of, any of such Issuing Lender's rights or powers hereunder.


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

            In furtherance and extension and not in limitation of the specific provisions set forth in the first paragraph of this subsection 3.5B, any action taken or omitted by any Issuing Lender under or in connection with the Letters of Credit issued by it or any documents and certificates delivered thereunder, if taken or omitted in good faith, shall not put such Issuing Lender under any resulting liability to Company.

            Notwithstanding anything to the contrary contained in this subsection 3.5, Company shall retain any and all rights it may have against any Issuing Lender for any liability arising solely out of the gross negligence or willful misconduct of such Issuing Lender, as determined by a final judgment of a court of competent jurisdiction.

            o  INCREASED COSTS AND TAXES RELATING TO LETTERS OF CREDIT.

            Subject to the provisions of subsection 2.7B (which shall be controlling with respect to the matters covered thereby), in the event that any Issuing Lender or Revolving Lender shall determine (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto) that any law, treaty or governmental rule, regulation or order, or any change therein or in the interpretation, administration or application thereof (including the introduction of any new law, treaty or governmental rule, regulation or order), or any determination of a court or governmental authority, in each case that becomes effective after the date hereof, or compliance by any Issuing Lender or Revolving Lender with any guideline, request or directive issued or made after the date hereof by any central bank or other governmental or quasi-governmental authority (whether or not having the force of law):

            o subjects such Issuing Lender or Revolving Lender (or its applicable lending or letter of credit office) to any additional Tax (other than any Tax on the overall net income of such Issuing Lender or Revolving Lender) with respect to the issuing or maintaining of any Letters of Credit or the purchasing or maintaining of any participations therein or any other obligations under this Section 3, whether directly or by such being imposed on or suffered by any particular Issuing Lender;

            o imposes, modifies or holds applicable any reserve (including any marginal, emergency, supplemental, special or other reserve), special deposit, compulsory loan, FDIC insurance or similar requirement in respect of any Letters of Credit issued by any Issuing Lender or participations therein purchased by any Revolving Lender; or

            o imposes any other condition (other than with respect to a Tax matter) on or affecting such Issuing Lender or Revolving Lender (or its applicable lending or letter of credit office) regarding this Section 3 or any Letter of Credit or any participation therein;

and the result of any of the foregoing is to increase the cost to such Issuing Lender or Revolving Lender of agreeing to issue, issuing or maintaining any Letter of Credit or agreeing to purchase, purchasing or maintaining any participation therein or to reduce any amount received or receivable by such Issuing Lender or Revolving Lender (or its applicable lending or letter of credit office) with respect thereto (in any amount deemed by such Issuing Lender or Revolving Lender (in its sole discretion) to be material); then, in any case, Company shall promptly pay to such Issuing Lender or Revolving Lender on an after-tax basis, upon receipt of the statement referred to in the next sentence, such additional amount or amounts as may be necessary to compensate such Issuing Lender or Revolving Lender for any such increased cost or reduction in amounts received or receivable hereunder. Such Issuing Lender or Revolving Lender shall deliver to Company a written statement, setting forth in reasonable detail the basis for calculating the additional amounts owed to such Issuing Lender or Revolving Lender under this subsection 3.6, which statement shall be conclusive and binding upon all parties hereto absent manifest error.


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

            o  CONDITIONS TO LOANS AND LETTERS OF CREDIT

            The obligations of Lenders to make Loans, the issuance of Letters of Credit and the effectiveness of the Restatement Date Agreements hereunder are subject to the satisfaction of the following conditions:

            o  CONDITIONS TO INITIAL LOANS.

            The obligations of Lenders to make the initial Loans made on the Closing Date were, in addition to the conditions precedent specified in subsection 4.2, subject to prior or concurrent satisfaction of the following conditions:

            o LOAN PARTY DOCUMENTS. On or before the Closing Date, Company shall, and shall cause each other Loan Party to, deliver to Administrative Agent for Lenders (with sufficient originally executed copies, where appropriate, for each Lender and its counsel) the following with respect to Company or such Loan Party, as the case may be, each, unless otherwise noted, dated the Closing Date:

            o Certified copies of the Certificate or Articles of Incorporation of such Person, together with a good standing certificate from the Secretary of State of its jurisdiction of incorporation and each other state in which such Person is qualified as a foreign corporation to do business and, to the extent generally available, a certificate or other evidence of good standing as to payment of any applicable franchise or similar taxes from the appropriate taxing authority of each of such jurisdictions, each dated a recent date prior to the Closing Date;

            o Copies of the Bylaws of such Person, certified as of the Closing Date by such Person's corporate secretary or an assistant secretary;

            o Resolutions of the Board of Directors of such Person approving and authorizing the execution, delivery and performance of the Loan Documents and the Related Agreements to which it is a party, and the consummation of the transactions contemplated by the foregoing, certified as of the Closing Date by the corporate secretary or an assistant secretary of such Person as being in full force and effect without modification or amendment;

            o Signature and incumbency certificates of the officers of such Person executing the Loan Documents to which it is a party;

            o Executed originals of the Loan Documents, in each case to which such Person is a party; and

            o Such other documents as Administrative Agent may reasonably request in writing.


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

            o SCIENTIFIC GAMES DOCUMENTS. On or before the Closing Date, Company shall, or shall cause Scientific Games and its Domestic Subsidiaries to, as the case may be, deliver to Administrative Agent for Lenders (with sufficient originally executed copies, where appropriate, for each Lender and its counsel) the following, each, unless otherwise noted, dated the Closing Date:

            o Certified copies of the Certificate or Articles of Incorporation of each of Scientific Games and its Domestic Subsidiaries, together with, where applicable, a good standing certificate from the Secretary of State of its jurisdiction of incorporation and each other state in which Scientific Games or any of its Domestic Subsidiaries is qualified as a foreign corporation to do business and, to the extent generally available, a certificate or other evidence of good standing as to payment of any applicable franchise or similar taxes from the appropriate taxing authority of each of such jurisdictions, each dated a recent date prior to the Closing Date;

            o Copies of the Bylaws of each of Scientific Games and its Domestic Subsidiaries, certified as of the Closing Date by such Person's corporate secretary or an assistant secretary;

            o Resolutions of the Board of Directors of Scientific Games and its Domestic Subsidiaries approving and authorizing the execution, delivery and performance of the Loan Documents and the Related Agreements to which it is a party and the consummation of the transactions contemplated by the foregoing, each certified as of the Closing Date by the corporate secretary or an assistant secretary of such Person as being in full force and effect without modification or amendment;

            o Signature and incumbency certificates of the officers of Scientific Games and its Subsidiaries executing the Loan Documents to which it is a party;

            o Originals of the Loan Documents, in each case executed by Scientific Games and each of its Domestic Subsidiaries that is a party thereto, as the case may be; and

            o Such other documents as Administrative Agent may reasonably request in writing;

            o NO MATERIAL ADVERSE CHANGE. Since October 31, 1999, Company and each of its Subsidiaries and, since December 31, 1999, Scientific Games and each of its Subsidiaries, shall have conducted its business in the ordinary course of business and consistent with past practice and there shall not have been any Material Adverse Effect.

            o SENIOR SUBORDINATED NOTES AND CONVERTIBLE PREFERRED STOCK; USE OF PROCEEDS.

            o SENIOR SUBORDINATED NOTES. On or before the Closing Date the Senior Subordinated Notes shall have been sold for gross proceeds of not less than


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

               $150 million and the Senior Subordinated Note Indenture as amended by the First Supplemental Indenture dated as of September 6, 2000 (the "FIRST SUPPLEMENTAL") shall be in full force and effect and shall not have been amended, supplemented, waived or otherwise modified without the consent of Administrative Agent, and executed or conformed copies thereof (including all exhibits and schedules thereto) and any amendments thereto and all material documents executed in connection therewith shall have been delivered to Administrative Agent.

            o CONVERTIBLE PREFERRED STOCK. On or before the Closing Date, (1) Company shall have executed and delivered the Convertible Preferred Stock Purchase Agreement and such agreement shall be in full force and effect and shall not have been amended, supplemented, waived or otherwise modified without the consent of Administrative Agent, and executed or conformed copies thereof (including all exhibits and schedules thereto) and any amendment thereto and all documents executed in connection therewith shall have been delivered to Administrative Agent and (2) Company shall have received the net cash proceeds from the issuance of $110 million of Convertible Preferred Stock.

            o USE OF PROCEEDS. On or before the Closing Date, (1) Company shall have contributed the net cash proceeds from the Senior Subordinated Notes issuance to Acquisition Co., and Company and Acquisition Co. shall have applied such proceeds to the Acquisition Financing Requirements; (2) Company shall have applied the net cash proceeds from the Convertible Preferred Stock issuance to the Acquisition Financing Requirements; and (3) Company shall have applied approximately $3.9 million in cash on hand to the Acquisition Financing Requirements.

            o NECESSARY GOVERNMENTAL AUTHORIZATIONS AND CONSENTS; EXPIRATION OF WAITING PERIODS, ETC. Company, Acquisition Co. and Scientific Games shall have obtained all Governmental Authorizations and all consents of other Persons, in each case that are necessary or advisable in connection with the Merger, the related financings and the other transactions contemplated by the Loan Documents and the Related Agreements and the continued operation of the business conducted by Company and its Subsidiaries and Scientific Games and its Subsidiaries in substantially the same manner as conducted prior to the consummation of the Merger, the related financings and the other transactions contemplated by the Loan Documents and the Related Agreements, and each of the foregoing shall be in full force and effect, in each case other than those the failure to obtain or maintain which, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. All applicable waiting periods relating to competition or antitrust laws and regulations shall have expired without any action being taken or threatened by any competent authority which would restrain, prevent or otherwise impose adverse conditions on the Merger, the related financings and the transactions contemplated by the Loan Documents and the Related Agreements. No action, request for stay, petition for review or rehearing, reconsideration, or


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

               appeal with respect to any of the foregoing shall be pending, and the time for any applicable agency to take action to set aside its consent on its own motion shall have expired.

            o  MERGER MATTERS.

            o MERGER AGREEMENT AND CERTAIN OTHER RELATED AGREEMENTS. Administrative Agent shall have received fully executed or conformed copies of the Merger Agreement and any documents executed in connection therewith, and the Merger Agreement shall be in full force and effect and no provision thereof shall have been amended, supplemented, waived or otherwise modified in any respect determined by Administrative Agent to be material (including, without limitation, any increase in the price to be paid for the Scientific Games Common Stock to an amount in excess of $26.00 per share), in each case without the consent of Administrative Agent;

            o MERGER CONDITIONS. All conditions to the Merger set forth in the Merger Agreement shall have been satisfied or the fulfillment of any such conditions shall have been waived with the consent of Administrative Agent and Requisite Lenders;

            o MERGER EFFECTIVE. The Merger shall have become effective in accordance with the terms of the Merger Agreement and the Delaware General Corporation Law;

            o MERGER DOCUMENTS. Administrative Agent shall have received satisfactory evidence of the filing of the documents with the Secretary of State of the State of Delaware effecting the Merger on the Merger Date;

            o AGGREGATE CASH CONSIDERATION. The aggregate cash consideration for the shares of Scientific Games Common Stock to be acquired in any manner whatsoever in connection with the Merger shall not exceed approximately $307.7 million in the aggregate;

            o TRANSACTION COSTS. Transaction Costs incurred as of the Closing Date shall not exceed $30.1 million and Administrative Agent shall have received evidence to its satisfaction to such effect;

            o USE OF PROCEEDS. Company shall have provided evidence satisfactory to Administrative Agent that the proceeds of the Senior Subordinated Notes, Convertible Preferred Stock and the Company's cash on hand described in subsection 4.1D have been irrevocably committed, prior to the application of the proceeds of the Term Loans and the Revolving Loans made on the Closing Date, to the payment of a portion of the Acquisition Financing Requirements;

            o MERGER OFFICER'S CERTIFICATE. Administrative Agent shall have received an Officer's Certificate of Company to the effect set forth in clauses (i)-(vii) above;


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

            o OFFICER'S CERTIFICATES. Administrative Agent shall have received an Officer's Certificate from Company to the effect that the representations and warranties of each of Acquisition Co. and Scientific Games in the Merger Agreement are true, correct and complete in all material respects on and as of the Closing Date to the same extent as though made on and as of that date. Administrative Agent shall have received Officer's Certificates from Company to the effect that (a) the Merger Agreement is in full force and effect and no provision thereof has been amended, supplemented, waived or otherwise modified in any material respect without the consent of Administrative Agent and (b) each of the parties to the Merger Agreement has complied with all agreements, terms and conditions contained in the Merger Agreement and any agreements or documents referred to therein required to be performed or complied with by each of them on or before the Closing Date, except where such failure to comply or perform could not reasonably be expected to have a Material Adverse Effect, and none of such Persons is in default in their performance or compliance with any of the terms or provisions thereof, except where such default could not reasonably be expected to have a Material Adverse Effect;

            o  EXISTING COMPANY INDEBTEDNESS; RELEASE OF LIENS.
               Contemporaneously with the application of the proceeds of the initial Loans to be made on the Closing Date:

            o Company shall have paid the Tender Premiums and shall have repaid in full the Existing Company Bank Debt, the Existing Company Senior Notes and the Existing Company Convertible Debt, and shall have terminated any commitments to lend or make other extensions of credit under the agreements relating to the Existing Company Bank Debt and no other Indebtedness of Company and its Subsidiaries shall remain outstanding other than the Indebtedness permitted under subsection 7.1;

            o Company shall have delivered to Administrative Agent all documents and instruments and taken all other actions, in each case necessary to release all Liens securing the Existing Company Bank Debt in connection therewith;

            o Company shall have made arrangements satisfactory to Administrative Agent with respect to the cancellation of any letters of credit outstanding under the agreements relating to the Existing Company Bank Debt or the issuance of Letters of Credit to support the obligations of Company and its Subsidiaries with respect thereto;

            o Administrative Agent shall have received an Officer's Certificate of Company stating that, after giving effect to the transactions described in this subsection 4.1F, there shall be no existing Indebtedness of Company or its Subsidiaries outstanding after consummation of the Closing Date transactions other than the Indebtedness permitted under subsection 7.1, such Indebtedness to be in form and substance satisfactory to Administrative Agent;


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

            o EXISTING SCIENTIFIC GAMES INDEBTEDNESS. Contemporaneously with the application of the proceeds of the initial Loans to be made on the Closing Date:

            o Scientific Games and its Subsidiaries shall have repaid in full the Existing Scientific Games Bank Debt and shall have terminated any commitments to lend or make other extensions of credit thereunder;

            o Scientific Games shall have delivered to Administrative Agent all documents and instruments and taken all other actions, in each case necessary to release all Liens securing the Existing Scientific Games Bank Debt in connection therewith; and

            o Scientific Games shall have made arrangements satisfactory to Administrative Agent with respect to the cancellation of any letters of credit (other than the Existing Letters of Credit) outstanding under the agreements relating to the Existing Scientific Games Bank Debt or the issuance of Letters of Credit to support the obligations of Scientific Games and its Subsidiaries with respect thereto; and

            o  EXISTING LETTERS OF CREDIT. Company shall have furnished to

               Administrative Agent copies of all Existing Letters of Credit and all amendments thereto. Company shall have (x) cash collateralized the Existing Letters of Credit on or before the Closing Date and (y) paid to the issuing lenders with respect to such Existing Letters of Credit all fees and other amounts owing with respect thereto through and including the Closing Date.

            o MORTGAGES; MORTGAGE POLICIES; ETC. Administrative Agent shall have received from Company and each applicable Subsidiary of
               Company:

            o MORTGAGES. Fully executed and notarized Mortgages and any assignments thereof in favor of Administrative Agent, on behalf of Lenders (each a "CLOSING DATE MORTGAGE" and, collectively, the "CLOSING DATE MORTGAGES"), in proper form for recording in all appropriate places in all applicable jurisdictions, encumbering each Real Property Asset listed in SCHEDULE 5.5 annexed hereto and identified as a Closing Date mortgaged property (each a "CLOSING DATE MORTGAGED PROPERTY" and, collectively, the "CLOSING DATE MORTGAGED PROPERTIES");

            o MATTERS RELATING TO FLOOD HAZARD PROPERTIES. (a) Evidence, which may be in the form of a letter from an insurance broker or a municipal engineer, as to whether (1) any Closing Date Mortgaged Property is a Flood Hazard Property and (2) the community in which any such Flood Hazard Property is located is participating in the National Flood Insurance Program, (b) if there are any such Flood Hazard Properties, such Person's written acknowledgement of receipt of written notification from Administrative Agent (1) as to the existence of each such Flood Hazard Property and (2) as to whether the


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               community in which each such Flood Hazard Property is located is participating in the National Flood Insurance Program, and (c) in the event any such Flood Hazard Property is located in a community that participates in the National Flood Insurance Program, evidence that Company or the applicable Subsidiary of Company has obtained flood insurance in respect of such Flood Hazard Property to the extent required under the applicable regulations of the Board of Governors of the Federal Reserve System;

            o OPINIONS OF LOCAL COUNSEL. If reasonably required by Administrative Agent, an opinion of counsel (which counsel shall be reasonably satisfactory to Administrative Agent) in each state in which a Closing Date Mortgaged Property is located with respect to the enforceability of the form(s) of Closing Date Mortgages to be recorded in such state and such other matters as Administrative Agent may reasonably request, in each case in form and substance reasonably satisfactory to Administrative Agent;

            o LANDLORD CONSENTS AND ESTOPPELS; RECORDED LEASEHOLD Interests. In the case of each Closing Date Mortgaged Property consisting of a Leasehold Property, (a) a Landlord Consent and Estoppel with respect thereto and (b) evidence that such Leasehold Property is a Recorded Leasehold Interest;

            o TITLE INSURANCE. (a) ALTA mortgagee title insurance policies or unconditional commitments therefor (the "CLOSING DATE MORTGAGE POLICIES") issued by the Title Company with respect to the Closing Date Mortgaged Properties listed on SCHEDULE 5.5 annexed hereto, in amounts not less than the respective amounts designated therein with respect to any particular Closing Date Mortgaged Properties, insuring fee simple title to, or a valid leasehold interest in, each such Closing Date Mortgaged Property vested in such Loan Party and assuring Administrative Agent that the applicable Closing Date Mortgages create valid and enforceable First Priority mortgage Liens on the respective Closing Date Mortgaged Properties encumbered thereby (provided that Company may cause to be delivered to Administrative Agent on the Closing Date a Closing Date Mortgage Policy listing as an exception any of the items set forth on SCHEDULE 5.5 annexed hereto so long as such exception is removed by endorsement within 15 days of the Closing Date), which Closing Date Mortgage Policies (1) shall include an endorsement for mechanics' liens, for future advances under this Agreement and for any other matters reasonably requested by Administrative Agent and (2) shall provide for affirmative insurance and such reinsurance as Administrative Agent may reasonably request, all of the foregoing in form and substance reasonably satisfactory to Administrative Agent; and (b) evidence satisfactory to Administrative Agent that such Loan Party has (i) delivered to the Title Company all certificates and affidavits required by the Title Company in connection with the issuance of the Closing Date Mortgage Policies and (ii) paid to the Title Company or to the appropriate governmental authorities all expenses and premiums of the Title Company in connection with the issuance of the Closing Date Mortgage Policies and all recording and stamp taxes (including mortgage recording and


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               intangible taxes) payable in connection with recording the
               Closing Date Mortgages in the appropriate real estate records;

            o SURVEYS. Unless otherwise approved by Administrative Agent for delivery pursuant to subsection 6.9D, ALTA surveys of each Closing Date Mortgaged Property satisfactory in form and substance to the Administrative Agent and the Title Company reasonably current and certified to Administrative Agent and Title Company by a licensed surveyor. Notwithstanding anything to the contrary herein, if Administrative Agent, in its sole discretion, determines not to record a Mortgage against one or more Mortgaged Properties on the Closing Date, because the survey for such Mortgaged Property has not been delivered to Administrative Agent, Company shall not be in default hereunder for failure to satisfy the requirements of this subsection with respect to such Mortgaged Property; PROVIDED, HOWEVER, that Company or the applicable Subsidiary Guarantor shall satisfy such requirements no later than forty-five (45) days after the Closing Date;

            o COPIES OF DOCUMENTS RELATING TO TITLE EXCEPTIONS. Copies of all recorded documents listed as exceptions to title or otherwise referred to in the Closing Date Mortgage Policies; and

            o ENVIRONMENTAL INDEMNITY. If requested by Administrative Agent, or if required by any Supplemental Collateral Agent, an environmental indemnity agreement, reasonably satisfactory in form and substance to Administrative Agent and its counsel, to such Supplemental Collateral Agent and its counsel and to Company and its counsel, with respect to the indemnification of Agents and Lenders for any liabilities that may be imposed on or incurred by any of them as a result of any Hazardous Materials Activity.

            o SECURITY INTERESTS IN PERSONAL AND MIXED PROPERTY. To the extent not otherwise satisfied pursuant to subsection 4.1G, Administrative Agent shall have received evidence satisfactory to it that Company and Subsidiary Guarantors shall have taken or caused to be taken all such actions, executed and delivered or caused to be executed and delivered all such agreements, documents and instruments, and made or caused to be made all such filings and recordings (other than the filing or recording of items described in clauses (iii) and (iv) below) that may be necessary or, in the reasonable opinion of Administrative Agent, desirable in order to create in favor of Administrative Agent, a valid and (upon such filing and recording) perfected First Priority security interest in the entire personal and mixed property Collateral (including Collateral property fixtures). Such actions shall include the following:

            o SCHEDULES TO COLLATERAL DOCUMENTS. Delivery to Administrative Agent of accurate and complete schedules to all of the applicable Collateral Documents;


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            o  STOCK CERTIFICATES AND INSTRUMENTS. Delivery to Administrative
               Agent of (a) certificates (which certificates shall be accompanied by irrevocable undated stock powers, duly endorsed in blank and otherwise satisfactory in form and substance to Administrative Agent) representing all capital stock pledged pursuant to the Security Agreement executed by Company and the Subsidiary Guarantors and (b) all promissory notes or other instruments (duly endorsed, where appropriate, in a manner satisfactory to Administrative Agent) evidencing any Collateral;

            o LIEN SEARCHES AND UCC TERMINATION STATEMENTS. Delivery to Administrative Agent of (a) the results of a recent search, by a Person satisfactory to Administrative Agent, of all effective UCC financing statements and fixture filings which may have been made with respect to any personal or mixed property of any Loan Party, together with copies of all such filings disclosed by such search, and (b) UCC termination statements duly executed by all applicable Persons for filing in all applicable jurisdictions as may be necessary to terminate any effective UCC financing statements or fixture filings disclosed in such search (other than any such financing statements or fixture filings in respect of Liens permitted to remain outstanding pursuant to the terms of this Agreement);

            o UCC FINANCING STATEMENTS AND FIXTURE FILINGS. Delivery to Administrative Agent of UCC financing statements and, where appropriate, fixture filings, duly executed by each applicable Loan Party with respect to all personal and mixed property Collateral of such Loan Party, for filing in all jurisdictions as may be necessary or, in the reasonable opinion of Administrative Agent, desirable to perfect the security interests created in such Collateral pursuant to the Collateral Documents;

            o PTO COVER SHEETS, ETC. Delivery to Administrative Agent of all cover sheets or other documents or instruments required to be filed with the PTO in order to create or perfect Liens in respect of any IP Collateral; and

            o OPINIONS OF LOCAL COUNSEL. To the extent reasonably required by Administrative Agent, delivery to Administrative Agent of an opinion of counsel (which counsel shall be reasonably satisfactory to Administrative Agent) under the laws of each jurisdiction in which any Loan Party or any personal or mixed property Collateral is located with respect to the creation and perfection of the security interests in favor of Administrative Agent, for the benefit of Lenders, in such Collateral and such other matters governed by the laws of such jurisdiction regarding such security interests as Administrative Agent may reasonably request, in each case in form and substance reasonably satisfactory to Administrative Agent.

            o ENVIRONMENTAL REPORTS. Administrative Agent shall have received all reports in possession or control of Company and related letters from the respective authors of such reports authorizing Lenders to rely on such to the same extent


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               as though they were addressed to Lenders and other information in possession or control of Company, in form, scope and substance satisfactory to Administrative Agent, regarding environmental matters relating to Company, its Subsidiaries, Scientific Games and its Subsidiaries and the Facilities, which reports shall include a Phase I environmental site assessment of the Facility owned by Scientific Games, Inc. and located in Alpharetta, Georgia, and updates of the existing Phase I environmental site assessments of the Facilities owned by Autotote Enterprises, Inc. and located in New Haven, Connecticut and in Windsor Locks, Connecticut, and, as to the Facility located in New Haven, Connecticut, an estimate of the reasonable cost of investigating and remediating any Hazardous Materials Activity thereon (to the extent any such reliance letter, Phase I, update or estimate has not been received by Administrative Agent on the Closing Date, Company shall provide oral reports of the environmental consultants' findings and conclusions as work on such reports proceeds, and Company shall deliver to Administrative Agent no later than 30 days after the Closing Date such completed reliance letter, Phase I, updates and estimate) (collectively, the "PHASE
               I AND II REPORTS"). Such Phase I environmental site assessments and updates shall conform to the ASTM Standard Practice for Environmental Site Assessments: Phase I Environmental Site Assessment Process, E 1527.

            o FINANCIAL STATEMENTS; PRO FORMA BALANCE SHEET. Lenders shall have received (i) audited financial statements of Company and its Subsidiaries for the Fiscal Years ended October 31, 1999, 1998 and 1997, and of Scientific Games and its Subsidiaries for the Fiscal Years ended December 31, 1999, 1998 and 1997, consisting of balance sheets and the related consolidated statements of income, stockholders' equity and cash flows for such Fiscal Years, (ii) unaudited financial statements of Company and its Subsidiaries, for the Fiscal Quarters ended January 31, 2000 and April 30, 2000, and unaudited financial statements of Scientific Games and its Subsidiaries as of March 31, 2000 and June 30, 2000, consisting of a balance sheet and the related consolidated statements of income and cash flows for the three- and six-month periods ending on such dates, all in reasonable detail and certified by the chief financial officer of Company and Scientific Games, as the case may be, that they fairly present the financial condition of Company and its Subsidiaries and Scientific Games and its Subsidiaries, respectively, as at the dates indicated and the results of their operations and their cash flows for the periods indicated, subject to changes from audit and normal year-end adjustments, (iii) unaudited pro forma consolidated balance sheets of Company and its Subsidiaries and of Scientific Games and its Subsidiaries as at July 31, 2000, prepared in accordance with GAAP and reflecting the estimated effects of the consummation of the Merger, the related financings and the other transactions contemplated by the Loan Documents and the Related Agreements, which pro forma financial statements shall be in form and substance satisfactory to Agents and Lenders, and (iv) projected financial statements (including balance sheets and related statements of operations and cash flows) of Company and its Subsidiaries through and including the last day of Company's Fiscal Year


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               ended on or about December 31, 2008, which projected financial statements shall be in form and substance satisfactory to Agents and Lenders (the "FINANCIAL PLAN").

            o SOLVENCY ASSURANCES. On the Closing Date, Administrative Agent and Lenders shall have received a Financial Condition Certificate from the chief financial officer of Company, with appropriate attachments, in each case demonstrating that, after giving effect to the Merger, the related financings and the other transactions contemplated by the Loan Documents and the Related Agreements, Company and its Subsidiaries will be Solvent.

            o EVIDENCE OF INSURANCE. Administrative Agent shall have received a certificate from Company's insurance broker or other evidence satisfactory to it that all insurance required to be maintained pursuant to subsection 6.4 is in full force and effect and that Administrative Agent on behalf of Lenders has been named as additional insured and/or loss payee thereunder to the extent required under subsection 6.4.

            o OPINIONS OF COUNSEL TO LOAN PARTIES; RELIANCE LETTERS. Lenders and their respective counsel shall have received originally executed copies of one or more favorable written opinions of Kramer Levin Naftalis & Frankel LLP, counsel for Company, dated as of the Closing Date, together with opinions from each of Martin E. Schloss, Esq., General Counsel of Company, C. Gray Bethea, Esq., General Counsel of Scientific Games, Smith, Gambrell & Russell, LLP, special Georgia counsel for Company, Sills, Cummis, Radin, Tischman, Epstein & Gross P.A., special New Jersey counsel for Company, Tobin, Carberry, O'Malley, Riley & Selinger, P.C., special Connecticut counsel for Company, and Schreck Morris, special Nevada counsel for Company, and substantially in the form of EXHIBIT VII-A, EXHIBIT VII-B,
               EXHIBIT VII-C, EXHIBIT VII-D, EXHIBIT VII-E, EXHIBIT VII-F and
               EXHIBIT VII-G, as the case may be, annexed hereto and as to such other matters as Administrative Agent acting on behalf of Lenders may reasonably request. Administrative Agent and its counsel shall have received copies of each of the opinions of counsel delivered to the parties under the Related Agreements on or prior to the Closing Date, together with a letter from each such counsel authorizing Lenders to rely upon such opinion to the same extent as though it were addressed to Lenders.

            o OPINIONS OF ADMINISTRATIVE AGENT'S COUNSEL. Lenders shall have received originally executed copies of one or more favorable written opinions of O'Melveny & Myers LLP, counsel to Administrative Agent, dated as of the Closing Date, substantially in the form of EXHIBIT VIII annexed hereto and as to such other matters as Administrative Agent acting on behalf of Lenders may reasonably request.

            o FEES. Company shall have paid to Arranger, Agents and Lenders the fees payable on the Closing Date.


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            o  REPRESENTATIONS AND WARRANTIES; PERFORMANCE OF AGREEMENTS.
               Company shall have delivered to Administrative Agent an Officer's Certificate, in form and substance satisfactory to Administrative Agent, to the effect that the representations and warranties in
               Section 5 and in the other Loan Documents are true, correct and complete in all material respects on and as of the Closing Date to the same extent as though made on and as of that date (or, to the extent such representations and warranties specifically relate to an earlier date, that such representations and warranties were true, correct and complete in all material respects on and as of such earlier date) and that Company and the other Loan Parties have performed in all material respects all agreements and satisfied all conditions which this Agreement and the other Loan Documents provide shall be performed or satisfied by them on or before the Closing Date except as otherwise disclosed to Lenders and agreed to in writing by Administrative Agent and Requisite Lenders.

            o ADDITIONAL INFORMATION. There shall have been no information relating to conditions or events not previously disclosed to Administrative Agent or any Lender or relating to new information or additional developments concerning conditions of events previously disclosed to Administrative Agent or any Lender which may have a Material Adverse Effect on the business, operations, properties, assets, liabilities, condition (financial or otherwise) or prospects of Company, Scientific Games and their respective Subsidiaries. The results of Administrative Agent's legal, tax, regulatory and environmental investigations with respect to Scientific Games and its Subsidiaries, the Merger, the related financings and the other transactions contemplated by the Loan Documents and the Related Agreements shall be reasonably satisfactory in all material respects to Administrative Agent.

            o COMPLETION OF PROCEEDINGS. All corporate and other proceedings taken or to be taken in connection with the transactions contemplated hereby and all documents incidental thereto not previously found acceptable by Administrative Agent, acting on behalf of Lenders, and its counsel shall be satisfactory in form and substance to Administrative Agent and such counsel, and Administrative Agent and such counsel shall have received all such counterpart originals or certified copies of such documents as Administrative Agent may reasonably request in writing.

            Each Lender hereby agrees that by its execution and delivery of its signature page hereto and by the funding of its Loans to be made on the Closing Date, such Lender approves of and consents to each of the matters set forth in this subsection 4.1 which must be approved by, or satisfactory to, Requisite Lenders; PROVIDED that, in the case of any agreement or document which must be approved by, or which must be satisfactory to, Requisite Lenders, a copy of such agreement or document shall have been delivered to such Lender on or prior to the Closing Date by Administrative Agent.


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            o  CONDITIONS TO ALL LOANS.

            The obligations of Lenders to make Loans on each Funding Date are subject to the following further conditions precedent:

            o Administrative Agent shall have received before that Funding Date, in accordance with the provisions of subsection 2.1B, an originally executed Notice of Borrowing, in each case signed by an Authorized Representative.

            o  As of that Funding Date:

            o The representations and warranties contained herein and in the other Loan Documents shall be true, correct and complete in all material respects on and as of that Funding Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true, correct and complete in all material respects on and as of such earlier date;

            o No event shall have occurred and be continuing or would result from the consummation of the borrowing contemplated by such Notice of Borrowing that would constitute an Event of Default or a Potential Event of Default;

            o Each Loan Party shall have performed in all material respects all agreements and satisfied all conditions which this Agreement provides shall be performed or satisfied by it on or before that Funding Date;

            o No order, judgment or decree of any court, arbitrator or governmental authority shall purport to enjoin or restrain any Lender from making the Loans to be made by it on that Funding Date;

            o The making of the Loans requested on such Funding Date shall not violate any law including Regulation T, Regulation U or Regulation X of the Board of Governors of the Federal Reserve System; and

            o There shall not be pending or, to the knowledge of Company, threatened, any action, suit, proceeding, governmental investigation or arbitration against or affecting Company or any of its Subsidiaries or any property of Company or any of its Subsidiaries that has not been disclosed by Company in writing pursuant to subsection 5.6 or 6.1(ix) prior to the making of the last preceding Loans (or, in the case of the initial Loans, prior to the execution of this Agreement), and there shall have occurred no development not so disclosed in any such action, suit, proceeding, governmental investigation or arbitration so disclosed, that, in either event, in the opinion of Administrative Agent or of Requisite Lenders, would be expected to have a Material Adverse Effect; and no injunction or other restraining order shall have been issued and no hearing to cause an injunction or other restraining order to be issued shall be pending or noticed with respect to any action, suit or proceeding seeking to enjoin or otherwise prevent the consummation of, or to recover any damages or obtain relief as a result of, the transactions contemplated by this Agreement or the making of the Loans hereunder.

            o  CONDITIONS TO LETTERS OF CREDIT.

            The issuance of any Letter of Credit hereunder (whether or not the applicable Issuing Lender is obligated to issue such Letter of Credit) is subject to the following conditions precedent:

            o On or before the date of issuance of the initial Letter of Credit pursuant to this Agreement, the initial Loans shall have been made.

            o On or before the date of issuance of such Letter of Credit, Administrative Agent and Issuing Lender shall have received, in accordance with the provisions of subsection 3.1B(i), an originally executed Request for Issuance of Letter of Credit, in each case signed by an Authorized Representative, together with all other information specified in subsection 3.1B(i) and such other documents or information as the applicable Issuing Lender may reasonably require in connection with the issuance of such Letter of Credit.

            o On the date of issuance of such Letter of Credit, all conditions precedent described in subsection 4.2B shall be satisfied to the same extent as if the issuance of such Letter of Credit were the making of a Loan and the date of issuance of such Letter of Credit were a Funding Date.

            o  RESTATEMENT EFFECTIVE DATE CONDITIONS.

            The effectiveness of the Restatement Date Agreements is, in addition to the conditions precedent specified in subsection 4.1, subject to satisfaction of the following conditions precedent:

            o LOAN PARTY DOCUMENTS. On or before the Restatement Effective Date, Company shall, and shall cause each other Loan Party to, deliver to Administrative Agent for Lenders (with sufficient originally executed copies, where appropriate, for each Lender and its counsel) the following with respect to Company or such other Loan Party, as the case may be, each, unless otherwise noted, dated the Restatement Effective Date:

            o Signature and incumbency certificates of the officers of such Person executing the Restatement Date Agreements to which it is a party;

            o Executed originals of the Restatement Date Agreements, in each case to which such Person is a party; and

            o Such other documents as Administrative Agent may reasonably request in writing.


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

            o RESTATEMENT EFFECTIVE DATE OPINIONS OF COUNSEL TO LOAN Parties. Lenders and their respective counsel shall have received originally executed copies of one or more favorable written opinions of (i) Kramer Levin Naftalis & Frankel LLP, counsel for Company, and (ii) Martin E. Schloss, Esq., General Counsel of Company, each dated as of the Restatement Effective Date, and substantially in the form of Exhibit XVII and Exhibit XVIII, respectively, annexed hereto and as to such other matters as Administrative Agent acting on behalf of Lenders may reasonably request.

            o RESTATEMENT EFFECTIVE DATE OPINIONS OF ADMINISTRATIVE AGENT'S COUNSEL. Lenders shall have received originally executed copies of one or more favorable written opinions of O'Melveny & Myers LLP, counsel to Administrative Agent, dated as of the Restatement Effective Date, substantially in the form of Exhibit XIX annexed hereto and as to such other matters as Administrative Agent acting on behalf of Lenders may reasonably request.

            o REPRESENTATIONS AND WARRANTIES; PERFORMANCE OF AGREEMENTS. Company shall have delivered to Administrative Agent an Officer's Certificate, in form and substance satisfactory to Administrative Agent, to the effect that the representations and warranties in
               Section 5 and in the other Loan Documents are true, correct and complete in all material respects on and as of the Restatement Effective Date to the same extent as though made on and as of that date (or, to the extent such representations and warranties specifically relate to an earlier date, that such representations and warranties were true, correct and complete in all material respects on and as of such earlier date) and that Company and the other Loan Parties have performed in all material respects all agreements and satisfied all conditions which this Agreement and the other Loan Documents provide shall be performed or satisfied by them on or before the Restatement Effective Date except as otherwise disclosed to Lenders and agreed to in writing by Administrative Agent and Requisite Lenders.

      Each Lender hereby agrees that by its execution and delivery of its signature page hereto and by the funding of its Loans to be made on the Restatement Effective Date, such Lender approves of and consents to each of the matters set forth in this subsection 4.4 which must be approved by, or satisfactory to, Requisite Lenders; PROVIDED that, in the case of any agreement or document which must be approved by, or which must be satisfactory to, Requisite Lenders, a copy of such agreement or document shall have been delivered to such Lender on or prior to the Restatement Effective Date by Administrative Agent.

            o  COMPANY'S REPRESENTATIONS AND WARRANTIES

            In order to induce Lenders and the Agents to enter into this Agreement and to make the Loans, to induce Issuing Lenders to issue Letters of Credit and to induce other Lenders to purchase participations therein, Company represents and warrants to each Lender and the Agents, except to the extent that such statements specifically relate to an earlier date (in which case such representations and warranties shall have been true, correct and complete in all material respects as of such earlier date) are true complete and correct in all material respects, on the date of this Agreement, (to the extent required by subsection 4.2B(i)) on each Funding Date and on the date of issuance of each Letter of Credit, that the following statements are true, correct and complete:

            o ORGANIZATION, POWERS, QUALIFICATION, GOOD STANDING, BUSINESS AND SUBSIDIARIES.

            o Organization and Powers. Each Loan Party is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization as specified in SCHEDULE 5.1 annexed hereto. Each Loan Party has all requisite corporate power and authority to own and operate its properties, to carry on its business as now conducted and as proposed to be conducted, to enter into the Loan Documents to which it is a party and to carry out the transactions contemplated thereby.

            o Qualification and Good Standing. Each Loan Party is qualified to do business and in good standing in every jurisdiction where its assets are located and wherever necessary to carry out its business and operations, except in jurisdictions, individually or in the aggregate for all such jurisdictions, where the failure to be so qualified or in good standing has not had and will not have a Material Adverse Effect.

            o Conduct of Business. Company and its Subsidiaries are engaged only in the businesses permitted to be engaged in pursuant to subsection 7.13.

            o Subsidiaries. All of the Subsidiaries of Company, including any Inactive Subsidiaries, are identified in SCHEDULE 5.1 annexed hereto, as said SCHEDULE 5.1 may be supplemented from time to time pursuant to the provisions of subsection 6.1(xvi). The capital stock of each of the Subsidiaries of Company identified in said SCHEDULE 5.1 is duly authorized, validly issued, fully paid and nonassessable and none of such capital stock (other than the Scientific Games Common Stock) constitutes Margin Stock. Each of the Subsidiaries of Company identified in said SCHEDULE 5.1 is a corporation, limited liability company or other entity duly organized, validly existing and in good standing under the laws of its respective jurisdiction of incorporation or organization set forth therein, has all requisite corporation or limited liability company, as the case may be, power and authority to own and operate its properties and to carry on its business as now conducted and as proposed to be conducted, and is qualified to do business and in good standing in every jurisdiction where its assets are located and wherever necessary to carry out its business and operations, in each case except where failure to be so qualified or in good standing or a lack of such corporation or limited liability company, as the case may be, power and authority, individually or in the aggregate, has not had and will not have a Material Adverse Effect. Said SCHEDULE 5.1 correctly sets forth the ownership interest of Company and each of its Subsidiaries in each of the Subsidiaries of Company identified therein.


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

            o  AUTHORIZATION OF BORROWING, ETC.

            o Authorization of Borrowing. The execution, delivery and performance of the Loan Documents and the consummation of the transactions consummated thereby have been duly authorized by all necessary actions on the part of each Loan Party that is a party thereto.

            o No Conflict. The execution, delivery and performance by Loan Parties of the Loan Documents and the consummation of the transactions contemplated by the Loan Documents and the Related Agreements do not and will not (i) violate any provision of any law or any governmental rule or regulation applicable to Company or any of its Subsidiaries, the Certificate or the Articles of Incorporation or Bylaws of Company or any of Company's Subsidiaries or any order, judgment or decree of any court or other agency of government binding on Company or any of Company's Subsidiaries, (ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Contractual Obligation of Company or any of its Subsidiaries, except for such breaches, conflicts and defaults which could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (iii) result in or require the creation or imposition of any Lien upon any of the properties or assets of Company or any of Company's Subsidiaries (other than any Liens created under any of the Loan Documents in favor of Administrative Agent on behalf of Lenders), or (iv) require any approval of or consent of any Person under any Contractual Obligation of Company or any of Company's Subsidiaries, except for such approvals or consents which will be obtained on or before the Closing Date and disclosed in writing to Lenders or which the failure to obtain could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

            o Governmental Consents. The execution, delivery and performance by Loan Parties of the Loan Documents and the consummation of the transactions contemplated by the Loan Documents do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any federal, state or other governmental authority or regulatory body, except for filings required in connection with the perfection of security interests granted pursuant to the Loan Documents, and such other registrations, consents, approvals, notices or other actions which have been or will be made, obtained, given or taken on or before the Closing Date or which the failure to obtain or take could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

            o Binding Obligation. Each of the Loan Documents has been duly executed and delivered by each Loan Party that is a party thereto and is the legally valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability.

            o Valid Issuance of Equity Securities. The capital stock of Acquisition Co. to be sold on or before the Closing Date, when issued and delivered, will be duly and validly issued, fully paid and nonassessable. No stockholder of Acquisition Co. has or will have any preemptive rights to subscribe for any additional equity Securities of Acquisition Co. The issuance and sale of such common equity Securities of Acquisition Co., upon such issuance and sale, will either (a) have been registered or qualified under applicable federal and state securities laws or (b) be exempt therefrom.

            o Senior Subordinated Notes. Company has the corporate power and authority to issue the Senior Subordinated Notes. The Senior Subordinated Notes are the legally valid and binding obligations of Company, enforceable against Company in accordance with their terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability. The subordination provisions of the Senior Subordinated Notes are enforceable against the holders thereof in accordance with their terms and the Loans, Letters of Credit and all other monetary Obligations hereunder are within the definitions of "Senior Indebtedness" and "Designated Senior Indebtedness" included in such provisions. The issuance and sale by Company of Senior Subordinated Notes were either (a) registered or qualified under applicable federal and state securities laws or (b) are exempt therefrom.

            o Valid Issuance of Convertible Preferred Stock. The Convertible Preferred Stock, when issued and delivered, will be duly and validly issued, fully paid and nonassessable. The Convertible Preferred Stock is either (a) registered or qualified under applicable federal and state securities law or (b) is exempt therefrom.

            o  FINANCIAL CONDITION.

            Company has heretofore delivered to Lenders, at Lenders' request, the following financial statements and information: (i) the audited consolidated balance sheets of Company and its Subsidiaries as at October 31, 1999, 1998 and 1997 and the audited consolidated balance sheets of Scientific Games and its Subsidiaries as at December 31, 1999, 1998 and 1997, and the related consolidated statements of income, stockholders' equity and cash flows of Company, Scientific Games and their respective Subsidiaries for the Fiscal Years then ended and (ii) the unaudited consolidated balance sheet of Company and its Subsidiaries for the Fiscal Quarters ending on or about January 31, 2000 and April 30, 2000 and of Scientific Games and its Subsidiaries as of March 31, 2000 and June 30, 2000, and the related unaudited consolidated statements of income and cash flows of Company, Scientific Games and their respective Subsidiaries for the three months and six months then ended. All such statements were prepared in conformity with GAAP and fairly present, in all material respects, the financial condition (on a consolidated basis) of the entities described in such financial statements as at the respective dates thereof and the results of operations and cash flows (on a consolidated basis) of the entities described therein for each of the periods then ended, subject, in the case of any such unaudited financial statements, to changes resulting from audit and normal year-end adjustments. Company does not (and will not following the funding of the initial Loans) have any Contingent Obligation, contingent liability or liability for taxes, long-term lease or unusual forward or long-term commitment that is not required to be reflected in the foregoing financial statements or the notes


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

thereto and which in any such case is material in relation to the business, operations, properties, assets, condition (financial or otherwise) or prospects of Company or any of its Subsidiaries, taken as a whole.

            o  NO MATERIAL ADVERSE CHANGE; NO RESTRICTED JUNIOR PAYMENTS.

            Since October 31, 1999, no event or change has occurred that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect, and neither Company nor any of its Subsidiaries has directly or indirectly declared, ordered, paid or made, or set apart any sum or property for, any Restricted Junior Payment or agreed to do so except as permitted under subsection 7.5.

            o  TITLE TO PROPERTIES; LIENS; REAL PROPERTY.

            o Title to Properties; Liens. Company and its Subsidiaries have (i) good, sufficient and legal title to (in the case of fee interests in real property), (ii) valid leasehold interests in (in the case of leasehold interests in real or personal property), or (iii) good title to (in the case of all other personal property), all of their respective properties and assets reflected in the financial statements referred to in subsection 5.3 or in the most recent financial statements delivered pursuant to subsection 6.1, in each case except for assets disposed of since the date of such financial statements in the ordinary course of business or as otherwise permitted under subsection 7.7. Except as permitted by this Agreement, all such properties and assets are free and clear of Liens. With respect to those Liens set forth on SCHEDULE 5.5 annexed hereto, the debts secured thereby have been paid in full and are no longer outstanding.

            o Real Property. As of the Closing Date, SCHEDULE 5.5 annexed hereto contains a true, accurate and complete list of (i) all real property owned by Company or any Subsidiary and (ii) all material leases, subleases or assignments of leases (together with all amendments, modifications, supplements, renewals or extensions of any thereof) affecting each Real Property Asset of any Loan Party, regardless of whether such Loan Party is the landlord or tenant (whether directly or as an assignee or successor in interest) under such lease, sublease or assignment. Except as specified in SCHEDULE 5.5 annexed hereto, each agreement listed in clause (ii) of the immediately preceding sentence is in full force and effect and Company and each Loan Party do not have knowledge of any default that has occurred and is continuing thereunder, and each such agreement constitutes the legally valid and binding obligation of each applicable Loan Party, enforceable against such Loan Party in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles.

            o  LITIGATION; ADVERSE FACTS.

            Except as set forth in SCHEDULE 5.6 annexed hereto, there are no actions, suits, proceedings, arbitrations or governmental investigations (whether or not purportedly on behalf of Company or any of its Subsidiaries) at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign (including any Environmental Claims) that are pending or, to the knowledge of Company, threatened against or affecting Company or any of its Subsidiaries or any property of Company or any of its Subsidiaries and that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect or could reasonably be expected to prevent or unduly delay the Merger. Neither Company nor any of its Subsidiaries (i) is in violation of any applicable laws (including Environmental
Laws) that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect, or (ii) is subject to or in default with respect to any final judgments, writs, injunctions, decrees, rules or regulations of any court or any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

            o  PAYMENT OF TAXES.

            Except to the extent permitted by subsection 6.3, all tax returns and reports of Company and its Subsidiaries required to be filed by any of them have been timely filed, and all material taxes shown on such tax returns to be due and payable and all assessments, fees and other governmental charges upon Company and its Subsidiaries and upon their respective properties, assets, income, businesses and franchises which are due and payable have been paid when due and payable other than those being contested in good faith. Company knows of no proposed tax assessment against Company or any of its Subsidiaries which could reasonably be expected to have a Material Adverse Effect and which is not being actively contested by Company or such Subsidiary in good faith and by appropriate proceedings; PROVIDED that such reserves or other appropriate provisions, if any, as shall be required in conformity with GAAP shall have been made or provided therefor.

            o  PERFORMANCE OF AGREEMENTS; MATERIALLY ADVERSE AGREEMENTS.

            o Neither Company nor any of its Subsidiaries is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any of its Contractual Obligations, and no condition exists that, with the giving of notice or the lapse of time or both, would constitute such a default, except where the consequences, direct or indirect, of such default or defaults, if any, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

            o Neither Company nor any of its Subsidiaries is a party to or is otherwise subject to any agreements or instruments or any charter or other internal restrictions which, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

            o  GOVERNMENTAL REGULATION.

            Neither Company nor any of its Subsidiaries is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act or the Investment Company Act of 1940 or under any other federal or state statute or regulation which may limit its ability to incur Indebtedness or which may otherwise render all or any portion of the Obligations unenforceable.

            o  SECURITIES ACTIVITIES.

            o Neither Company nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock.

            o Not more than 25% of the value of the assets (either of Company only or of Company and its Subsidiaries on a consolidated basis) that are subject to the restrictions on Liens or dispositions contained in subsection 7.2 or 7.7 or subject to any restriction contained in any agreement or instrument, between Company and any Lender or any Affiliate of any Lender, relating to Indebtedness and within the scope of subsection 8.2, will be Margin Stock.

            o  EMPLOYEE BENEFIT PLANS.

            o Company and each of its Subsidiaries are in material compliance with all applicable provisions and requirements of ERISA and the regulations and published interpretations thereunder with respect to each Company Employee Benefit Plan, and have performed all their obligations under each Company Employee Benefit Plan, except where a failure to comply or perform could not reasonably be expected to have a Material Adverse Effect. Each Company Employee Benefit Plan which is intended to qualify under Section 401(a) of the Internal Revenue Code is so qualified.

            o No ERISA Event has occurred or is reasonably expected to occur that could reasonably be expected to have a Material Adverse Effect.

            o Except to the extent required under Section 4980B of the Internal Revenue Code or other applicable law or individual contract, no Company Employee Benefit Plan provides health or welfare benefits (through the purchase of insurance or otherwise) for any retired or former employee of Company, any of its Subsidiaries or any of their respective ERISA Affiliates.

            o As of the most recent valuation date for any Pension Plan, and excluding for purposes of such computation all Pension Plans with respect to which assets exceed benefit liabilities (as defined in Section 4001(a)(16) of ERISA), the sum of:

            o the unfunded benefit liabilities (as defined in Section 4001(a)(18) of ERISA) individually or in the aggregate for all Company Pension Plans; and

            o the liability that Company or its Subsidiaries could reasonably be expected to incur as the result of such unfunded benefit liabilities, individually or in the aggregate, for all Pension Plans other than Company Pension Plans (assuming amortization of such unfunded benefit liabilities over ten years);

does not exceed $5 million.

            o As of the most recent valuation date for which an actuarial report has been received and based on information available pursuant to Section 4221(e) of ERISA, the sum of:

            o the potential liability of Company and its Subsidiaries for a complete withdrawal from all Multiemployer Plans (within the meaning of Section 4203 of ERISA) to which Company or any of its Subsidiaries contribute; and

            o the liability that Company or its Subsidiaries could be reasonably be expected to incur as a result of the complete withdrawal from all Multiemployer Plans to which neither Company nor any of its Subsidiaries contribute, after considering the financial condition of all of the ERISA Affiliates most closely related to the contributing employer(s);

does not exceed $5 million.

            o  CERTAIN FEES.

            Other than as disclosed in the Merger Agreement, no broker's or finder's fee or commission will be payable with respect to this Agreement or any of the transactions contemplated hereby, and Company hereby indemnifies Lenders against, and agrees that it will hold Lenders harmless from, any claim, demand or liability for any such broker's or finder's fees alleged to have been incurred in connection herewith or therewith and any expenses (including reasonable fees, expenses and disbursements of counsel) arising in connection with any such claim, demand or liability.

            o  ENVIRONMENTAL PROTECTION.

            Except as set forth in SCHEDULE 5.13 annexed hereto:

            o To the knowledge of the Company and its Subsidiaries, neither Company nor any of its Subsidiaries nor any of their respective Facilities or operations are subject to any outstanding written order, consent decree or settlement agreement with any Person relating to (a) any Environmental Law, (b) any Environmental Claim, or (c) any Hazardous Materials Activity, except where such an order, consent, decree or settlement agreement, individually or in the aggregate, would not be reasonably expected to have a Material Adverse Effect;

            o Neither Company nor any of its Subsidiaries has received any letter or request for information under Section 104 of the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. ss. 9604) or any comparable state law, except where such a letter or request, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect;

            o To the knowledge of the Company and its Subsidiaries, there are and have been no conditions, occurrences, or Hazardous Materials Activities which could reasonably be expected to form the basis of an Environmental Claim against Company or any of its Subsidiaries, except where such a condition, occurrence or Hazardous Materials Activity, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect;

            o Neither Company nor any of its Subsidiaries nor, to Company's knowledge, any predecessor of Company or any of its Subsidiaries has filed any notice under any Environmental Law indicating past or present treatment of Hazardous Materials at any Facility, and none of Company's or any of its Subsidiaries' operations involves the generation, transportation, treatment, storage or disposal of hazardous waste, as defined under 40 C.F.R. Parts 260-270 or any state equivalent, except where such treatment or generation, transportation, storage or disposal, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect; and

            o To the knowledge of the Company and its Subsidiaries, compliance with all current or reasonably foreseeable future requirements pursuant to or under Environmental Laws will not, individually or in the aggregate, give rise to a Material Adverse Effect.

            To the knowledge of the Company and its Subsidiaries, notwithstanding anything in this subsection 5.13 to the contrary, no event or condition has occurred or is occurring with respect to Company or any of its Subsidiaries relating to any Environmental Law, any Release of Hazardous Materials, or any Hazardous Materials Activity, including any matter disclosed on SCHEDULE 5.13 annexed hereto, which individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect.

            o  EMPLOYEE MATTERS.

            There is no strike or work stoppage in existence or, to the best knowledge of the Company, threatened involving Company or any of its Subsidiaries that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

            o  SOLVENCY.

            Each Loan Party is and, upon the incurrence of any Obligations by such Loan Party on any date on which this representation is made, will be, Solvent.

            o  MATTERS RELATING TO COLLATERAL.

            o Creation, Perfection and Priority of Liens. Subject to the filing of UCC financing statements and the taking of possession by the Administrative Agent of all stock certificates and instruments, if any, constituting Collateral, the execution and delivery of the Collateral Documents by Loan Parties, together with actions taken pursuant to subsections 4.1G, 4.1H, 6.8 and 6.9 are effective, or in the case of subsections 6.8 and 6.9, will be effective at the time of the acquisition of such Subsidiaries, to create in favor of Administrative Agent for the benefit of Lenders, as security for the respective Secured Obligations (as defined in the applicable Collateral Document in respect of any Collateral), a valid and perfected First Priority Lien on all of the Collateral.

            o Governmental Authorizations. No authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for either (i) the pledge or grant by any Loan Party of the Liens purported to be created in favor of Administrative Agent pursuant to any of the Collateral Documents or (ii) the exercise by Administrative Agent of any rights or remedies in respect of any Collateral (whether specifically granted or created pursuant to any of the Collateral Documents or created or provided for by applicable law), except for filings or recordings contemplated by subsection 5.16A and except as may be required, in connection with the disposition of any Pledged Collateral (as defined in the Security Agreement), by laws generally affecting the offering and sale of securities.

            o Absence of Third-Party Filings. Except such as may have been filed (x) in favor of Administrative Agent, (y) with respect to Permitted Encumbrances, and (z) as to which executed UCC termination statements have been delivered to the Administrative Agent for filing (i) no effective UCC financing statement, fixture filing or other instrument similar in effect covering all or any part of the Collateral is on file in any filing or recording office and (ii) no effective filing covering all or any part of the IP Collateral is on file in the PTO.

            o Margin Regulations. The pledge of the Pledged Collateral (as defined in the Security Agreement) pursuant to the Collateral Documents does not violate Regulation U or X of the Board of Governors of the Federal Reserve System.

            o Information Regarding Collateral. All written information supplied to Agents by or on behalf of any Loan Party with respect to any of the Collateral (in each case taken as a whole with respect to any particular Collateral) is accurate and complete in all material respects.

            o  RELATED AGREEMENTS.

            o Delivery of Related Agreements. Company has delivered to Lenders complete and correct copies of each Related Agreement and of all exhibits and schedules thereto.

            o Warranties. Subject to the qualifications set forth therein, each of the representations and warranties given by Company, Acquisition Co. and Scientific Games in the Merger Agreement is true and correct in all material respects as of the Closing Date (or as of any earlier date to which such representation and warranty specifically relates).

            o Survival. Notwithstanding anything in the Merger Agreement to the contrary, the representations and warranties of Company set forth in subsection 5.17B shall, solely for purposes of this Agreement, survive the Closing Date for the benefit of Lenders.

            o  DISCLOSURE.

            No representation or warranty of any Loan Party contained in any Loan Document or in any other document, certificate or written statement furnished to Lenders by or on behalf of Company or any of its Subsidiaries for use in connection with the transactions contemplated by, or pursuant to, this Agreement contains any untrue statement of a material fact or omits to state a material fact (known to Company, in the case of any document not furnished by it) necessary in order to make the statements contained herein or therein not misleading in light of the circumstances in which the same were made. Any projections and pro forma financial information contained in such materials are based upon good faith estimates and assumptions believed by Company to be reasonable at the time made, it being recognized by Lenders that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ from the projected results. There are no facts known (or which should upon the reasonable exercise of diligence be known) to Company (other than matters of a general economic nature) that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect and that have not been disclosed herein or in such other documents, certificates and statements furnished to Lenders for use in connection with the transactions contemplated hereby.

            o  CERTAIN JURISDICTIONS.

            Company and its Subsidiaries do not have any assets located in any of (i) Trinidad and Tobago, St. Maarten, Barbados, Bermuda, Jamaica, Guyana, Dutch West Indies, St. Kitts West, Aruba or Virgin Islands and (ii) Panama and Mexico, except, in respect of each such jurisdiction, assets of Company and its Subsidiaries located in such jurisdiction with an aggregate market value of not more than (i) $10,000 and (ii) $350,000, respectively.

            o  COMPANY'S AFFIRMATIVE COVENANTS

            Company covenants and agrees that, so long as any of the Commitments hereunder shall remain in effect and until payment in full of all of the Loans and other Obligations and the cancellation or expiration of all Letters of Credit, unless Requisite Lenders shall otherwise give prior written consent, Company shall perform, and shall cause each of its Subsidiaries to perform, all covenants in this Section 6.

            o  FINANCIAL STATEMENTS AND OTHER REPORTS.

            Company will maintain, and cause each of its Subsidiaries to maintain, a system of accounting established and administered in accordance with sound business practices to permit preparation of financial statements in conformity with GAAP. Company will deliver to Agents and Lenders:

            o MONTHLY FINANCIALS: as soon as available and in any event within 30 days after the end of each calendar month (or, in the case of the calendar month of October, 2000, the last calendar month of each Fiscal Quarter and the last calendar month of each Fiscal Year, as soon as available and in any event within 45 days after the end of such calendar month) the consolidated and consolidating balance sheets of Company and its Subsidiaries as at the end of such calendar month and the related consolidated and consolidating statements of income and cash flows of Company and its Subsidiaries for such calendar month, all in reasonable detail and certified by the chief financial officer of Company that they fairly present, in all material respects, the financial condition of Company and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated, subject to changes resulting from audit and normal year-end adjustments;

            o QUARTERLY FINANCIALS: as soon as available and in any event within 45 days after the end of each of the first three Fiscal Quarters, (a) the consolidated and consolidating balance sheets of Company and its Subsidiaries as at the end of such Fiscal Quarter and the related consolidated and consolidating statements of income and cash flows of Company and its Subsidiaries for such Fiscal Quarter and for the period from the beginning of the then current Fiscal Year to the end of such Fiscal Quarter, setting forth in each case in comparative form the corresponding figures for the corresponding dates and periods of the previous Fiscal Year and the corresponding figures from the Financial Plan or Revised Financial Plan, as the case may be, for the current Fiscal Year, all in reasonable detail and certified by the chief financial officer of Company that they fairly present, in all material respects, the financial condition of Company and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated, subject to changes resulting from audit and normal year-end adjustments; PROVIDED that with respect to the Fiscal Quarters ending September 30, 2000, December 31, 2000, March 31, 2001 and June 30, 2001, Company shall not be required to set forth in comparative form the corresponding figures for the corresponding dates and periods of the previous Fiscal Year; PROVIDED FURTHER that, with respect to the Fiscal Quarters ending September 30, 2000, December 31, 2000 and March 31, 2001, Company shall not be required to deliver the consolidated and consolidating balance sheets of Company and its Subsidiaries and the related consolidated and consolidating statements of income and cash flows of Company and its Subsidiaries for the period from the beginning of the then current Fiscal Year to the end of such Fiscal Quarter; PROVIDED STILL FURTHER, that is hereby acknowledged and agreed that any such financial statements delivered hereunder for any period that ends prior to the Closing Date or includes the Closing Date shall be prepared on a Pro Forma Basis as if the Merger had been consummated on the first day of the Fiscal Quarter ending on September 30, 2000 and the Merger was a Permitted Acquisition of Company and its Subsidiaries and (b) a narrative report describing the operations of Company and its Subsidiaries in the form prepared for presentation to senior management for such Fiscal Quarter and for the period from the beginning of the then current Fiscal Year to the end of such Fiscal Quarter (it being understood and agreed that the "Management Discussion and Analysis" contained in the Company's quarterly report on Form 10-Q filed with the Securities and Exchange Commission for such period shall be deemed to comply with the foregoing requirement);

            o YEAR-END FINANCIALS: as soon as available and in any event within 90 days after the end of each Fiscal Year, (a) the consolidated and consolidating


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               balance sheets of Company and its Subsidiaries as at the end of such Fiscal Year and the related consolidated and consolidating statements of income, stockholders' equity and cash flows of Company and its Subsidiaries for such Fiscal Year, setting forth in each case in comparative form the corresponding figures as of the end of and for the previous Fiscal Year and the corresponding figures from the Revised Financial Plan or Financial Plan, as the case may be, for the Fiscal Year covered by such financial statements, all in reasonable detail and certified by the chief financial officer, chief accounting officer or controller of Company that they fairly present, in all material respects, the financial condition of Company and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated; PROVIDED that, with respect to the Fiscal Year ending December 31, 2000, Company shall not be required to set forth in comparative form the corresponding figures as of the end of and for the previous Fiscal Year, (b) a narrative report describing the operations of Company and its Subsidiaries in the form prepared for presentation to senior management for such Fiscal Year (it being understood and agreed that the "Management Discussion and Analysis" contained in the Company's annual report on Form 10-K or such similar report filed with the Securities and Exchange Commission shall be deemed to comply with the foregoing requirement), and (c) in the case of such consolidated financial statements, a report thereon of KPMG Peat Marwick or other independent certified public accountants of recognized national standing selected by Company and reasonably satisfactory to Administrative Agent, which report shall be unqualified, shall express no doubts about the ability of Company and its Subsidiaries to continue as a going concern, and shall state that such consolidated financial statements fairly present, in all material respects, the consolidated financial condition of Company and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated in conformity with GAAP applied on a basis consistent with prior years (except as otherwise disclosed in such financial statements) and that the examination by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards;

            o OFFICER'S AND COMPLIANCE CERTIFICATES: together with each delivery of financial statements pursuant to subdivisions (ii) and (iii) above, (a) an Officer's Certificate (provided that such Officer's Certificate shall be executed on behalf of Company by its president or one of its vice-presidents and by its chief financial officer (or if there is no chief financial officer its chief accounting officer) or its treasurer) of Company stating that the signers have reviewed the terms of this Agreement and the other Loan Documents and have made, or caused to be made under their supervision, a review in reasonable detail of the material transactions and condition of Company and its Subsidiaries during the accounting period covered by such financial statements and that such review has not disclosed the existence during or at the end of such accounting period, and that the signers do not have knowledge of the existence as at the date of such Officer's Certificate, of any condition or


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               event that constitutes an Event of Default or Potential Event of
               Default, or, if any such condition or event existed or exists, specifying the nature and period of existence thereof and what action Company has taken, is taking and proposes to take with respect thereto and (b) a Compliance Certificate demonstrating in reasonable detail compliance during and at the end of the applicable accounting periods with the restrictions contained in
               Section 7, in each case to the extent compliance with such restrictions is required to be tested at the end of the applicable accounting period;

            o RECONCILIATION STATEMENTS: if, as a result of the Company's adoption of any change in accounting principles, from those used in the preparation of the audited financial statements referred to in subsection 5.3, the consolidated financial statements of Company and its Subsidiaries delivered pursuant to subdivisions
               (i), (ii), (iii) or (xiii) of this subsection 6.1 will differ in any material respect from the consolidated financial statements that would have been delivered pursuant to such subdivisions had no such change in accounting principles been made, then (a) together with the first delivery of financial statements pursuant to subdivision (i), (ii), (iii) or (xiii) of this subsection 6.1 following such change, consolidated financial statements of Company and its Subsidiaries for (x) the current Fiscal Year to the effective date of such change and (y) the full Fiscal Year immediately preceding the Fiscal Year in which such change is made, in each case prepared on a pro forma basis as if such change had been in effect during such periods, and (b) together with each delivery of financial statements pursuant to subdivision (i), (ii), (iii) or (xiii) of this subsection 6.1 following such change, a written statement of the chief accounting officer or chief financial officer of Company setting forth the differences (including without limitation any differences that would affect any calculations relating to the financial covenants set forth in subsection 7.6) which would have resulted if such financial statements had been prepared without giving effect to such change;

            o ACCOUNTANTS' CERTIFICATION: together with each delivery of consolidated financial statements of Company and its Subsidiaries pursuant to subdivision (iii) above, a written statement by the independent certified public accountants giving the report thereon (a) stating that their audit examination has included a review of the terms of Section 7 as they relate to accounting matters, (b) stating whether, in connection with their audit examination, any condition or event that constitutes an Event of Default or Potential Event of Default has come to their attention and, if such a condition or event has come to their attention, specifying the nature and period of existence thereof; PROVIDED that such accountants shall not be liable by reason of any failure to obtain knowledge of any such Event of Default or Potential Event of Default that would not be disclosed in the course of their audit examination, and (c) stating that based on their audit examination nothing has come to their attention that causes them to believe either or both that the information contained in the certificates delivered therewith pursuant to subdivision (iv) above is not correct or that the matters set forth in the Compliance Certificates delivered


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               therewith pursuant to clause (c) of subdivision (iv) above for the applicable Fiscal Year are not stated in accordance with the terms of this Agreement;

            o ACCOUNTANTS' REPORTS: promptly upon receipt thereof (unless restricted by applicable professional standards), copies of all "Management Letters" submitted to Company by independent certified public accountants in connection with each annual, interim or special audit of the financial statements of Company and its Subsidiaries made by such accountants, including any comment letter submitted by such accountants to management in connection with their annual audit;

            o SEC FILINGS AND PRESS RELEASES: promptly upon their becoming available, copies of (a) all financial statements, reports, notices and proxy statements sent or made available generally by Company to its security holders or by any Subsidiary of Company to its security holders other than Company or another Subsidiary of Company, (b) all regular and periodic financial reports and all registration statements (other than on Form S-8 or a similar form) and prospectuses, if any, filed by Company or any of its Subsidiaries with any securities exchange or with the Securities and Exchange Commission and (c) all press releases made by Company or any of its Subsidiaries to the public concerning material developments in the business of Company or any of its Subsidiaries;

            o EVENTS OF DEFAULT, ETC.: promptly upon any officer of Company obtaining knowledge (a) of any condition or event that constitutes an Event of Default or Potential Event of Default, or becoming aware that any Lender has given any notice (other than to Administrative Agent) or taken any other action with respect to a claimed Event of Default or Potential Event of Default, (b) that any Person has given any notice to Company or any of its Subsidiaries or taken any other action with respect to a claimed default or event or condition of the type referred to in subsection 8.2, (c) of any condition or event that would be required to be disclosed in a current report filed by Company with the Securities and Exchange Commission on Form 8-K (Items 1, 2, 4, 5 and 6 of such Form as in effect on the date hereof) whether or not Company is required to file such reports under the Exchange Act, or (d) of the occurrence of any event or change that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect, an Officer's Certificate specifying the nature and period of existence of such condition, event or change, or specifying the notice given or action taken by any such Person and the nature of such claimed Event of Default, Potential Event of Default, default, event or condition, and what action Company has taken, is taking and proposes to take with respect thereto;

            o LITIGATION OR OTHER PROCEEDINGS: (a) promptly upon any officer of Company obtaining knowledge of (X) the institution of, or non-frivolous threat of, any action, suit, proceeding (whether administrative, judicial or otherwise), governmental investigation or arbitration against or affecting Company or any


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               of its Subsidiaries or any property of Company or any of its
               Subsidiaries (collectively, "PROCEEDINGS") not previously disclosed in writing by Company to Lenders or (Y) any material development in any Proceeding that, in any case set forth in clause (x) or (y):

        o if adversely determined, could reasonably be expected to have a Material Adverse Effect; or

        o seeks to enjoin or otherwise prevent the consummation of, or to recover any damages or obtain relief as a result of, the transactions contemplated hereby;

      written notice thereof together with such other information as may be reasonably available to Company to enable Lenders and their respective counsel to evaluate such matters; and (b) within twenty days after the end of each Fiscal Quarter, a schedule of all Proceedings involving an alleged liability of, or claims against or affecting, Company or any of its Subsidiaries equal to or greater than $500,000, and promptly after request by Administrative Agent such other information as may be reasonably requested by Administrative Agent to enable Administrative Agent and its respective counsel to evaluate any of such Proceedings;

            o ERISA EVENTS: reasonably promptly upon Company becoming aware of the occurrence of or forthcoming occurrence of any ERISA Event, which would reasonably be expected to result in a liability to the Company, any of its Subsidiaries or any of their respective ERISA Affiliates in excess of $500,000, a written notice specifying the nature thereof, what action Company, any of its Subsidiaries or any of their respective ERISA Affiliates has taken, is taking or proposes to take with respect thereto and, when known, any action taken or threatened by the Internal Revenue Service, the Department of Labor or the PBGC with respect thereto;

            o ERISA NOTICES: with reasonable promptness, copies of (a) all notices received by Company, any of its Subsidiaries or (if obtained by Company) any of their respective ERISA Affiliates from a Multiemployer Plan sponsor concerning an ERISA Event; and
               (b) copies of such other documents or governmental reports or filings relating to any Employee Benefit Plan as Administrative Agent shall reasonably request;

            o FINANCIAL PLANS: as soon as practicable and in any event no later than fifteen (15) days subsequent to the beginning of the Fiscal Year ending on or about December 31, 2001 and each subsequent Fiscal Year, a revised consolidated and consolidating plan and financial forecast for such Fiscal Year and the next four succeeding Fiscal Years (the "REVISED FINANCIAL PLAN" for such Fiscal Years, it being acknowledged and agreed that each succeeding Revised Financial Plan shall replace the immediately preceding Financial Plan or Revised Financial Plan, as the case may be (other than with respect to any representations, warranties, certifications or other statements previously made as of the date thereof with respect to such preceding Financial Plan or Revised Financial Plan, as the case may be)), including (a) a forecast consolidated and consolidating balance sheet and forecast consolidated and consolidating statements of income and cash flows of Company and its Subsidiaries for each


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               such Fiscal Year and an explanation of the assumptions on which such forecasts are based, (b) forecast consolidated and consolidating balance sheet and forecast consolidated and consolidating statements of income and cash flows of Company and its Subsidiaries for each quarter of the first such Fiscal Year, together with PRO FORMA financial covenant calculations for such Fiscal Year determined in a manner consistent with financial covenant calculations shown in a Compliance Certificate and (c) such other information and projections as Administrative Agent or any Lender may reasonably request in writing;

            o INSURANCE: as soon as practicable and in any event by the last day of each Fiscal Year, a report in form and content satisfactory to Administrative Agent outlining all material insurance coverage maintained as of the date of such report by Company and its Subsidiaries and all material insurance coverage planned to be maintained by Company and its Subsidiaries in the immediately succeeding Fiscal Year;

            o BOARD OF DIRECTORS: with reasonable promptness, written notice of any change in the Board of Directors of Company;

            o NEW SUBSIDIARIES: promptly upon any Person becoming a Subsidiary of Company, a written notice setting forth with respect to such Person (a) the date on which such Person became a Subsidiary of Company and (b) all of the data required to be set forth in
               SCHEDULE 5.1 annexed hereto with respect to all Subsidiaries of Company (it being understood that such written notice shall be deemed to supplement SCHEDULE 5.1 annexed hereto for all purposes of this Agreement);

            o UCC SEARCH REPORT: As promptly as practicable after the date of delivery to Administrative Agent of any UCC financing statement executed by any Loan Party pursuant to subsection 4.1H, 4.2F or 6.8A, copies of completed UCC searches evidencing the proper filing, recording and indexing of all such UCC financing statements and listing all other effective financing statements that name such Loan Party as debtor, together with copies of all such other financing statements not previously delivered to Administrative Agent by or on behalf of Company or such Loan Party;

            o MARGIN DETERMINATION CERTIFICATE: together with each delivery of financial statements pursuant to subdivisions (ii) and (iii) above, a Margin Determination Certificate demonstrating in reasonable detail the calculation of the Consolidated Leverage Ratio for the four consecutive Fiscal Quarters ending on the last day of the accounting period covered by such financial statements; and

            o OTHER INFORMATION: with reasonable promptness, such other information and data with respect to Company or any of its Subsidiaries as from time to time


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               may be reasonably requested in writing by Administrative Agent or any Lender.

            o  LEGAL EXISTENCE, ETC.

            Except as permitted under subsection 7.7, Company will, and will cause each of its Subsidiaries to, at all times preserve and keep in full force and effect its legal existence and all rights and franchises material to its business; PROVIDED, HOWEVER, that neither Company nor any of its Subsidiaries shall be required to preserve any such right or franchise if the Board of Directors of Company or such Subsidiary shall determine that the preservation thereof is no longer desirable in the conduct of the business of Company or such Subsidiary, as the case may be, and that the loss thereof is not disadvantageous in any material respect to Company, such Subsidiary or Lenders.

            o  PAYMENT OF TAXES AND CLAIMS; TAX CONSOLIDATION.

            o Company will, and will cause each of its Subsidiaries to, pay all taxes, assessments and other governmental charges imposed upon it or any of its properties or assets or in respect of any of its income, businesses or franchises before any penalty accrues thereon, and all claims (including claims for labor, services, materials and supplies) for sums that have become due and payable and that by law have or may become a material Lien upon any of its properties or assets, prior to the time when any penalty or fine shall be incurred with respect thereto; PROVIDED that no such charge or claim need be paid if it is being contested in good faith by appropriate proceedings promptly instituted and diligently conducted, so long as (1) such reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor and (2) in the case of a charge or claim which has or may become a Lien against any of the Collateral, such contest proceedings conclusively operate to stay the sale of any portion of the Collateral to satisfy such charge or claim.

            o Company will not, nor will it permit any of its Subsidiaries to, file or consent to the filing of any consolidated income tax return with any Person (other than Company or any of its Subsidiaries).

            o MAINTENANCE OF PROPERTIES; INSURANCE; APPLICATION OF NET INSURANCE/CONDEMNATION PROCEEDS.

            o Maintenance of Properties. Company will, and will cause each of its Subsidiaries to, maintain or cause to be maintained in good repair, working order and condition, ordinary wear and tear excepted, all material properties used or useful in the business of Company and its Subsidiaries (including all Intellectual Property) and from time to time will make or cause to be made all repairs, renewals and replacements thereof which the Company deems appropriate.

            o Insurance. Company will maintain or cause to be maintained, with financially sound and reputable insurers, such public liability insurance, third party property damage insurance, business interruption insurance and casualty insurance with respect to liabilities, losses or damage in respect of the assets,


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               properties and businesses of Company and its Subsidiaries as may customarily be carried or maintained under similar circumstances by corporations of established reputation engaged in similar businesses, in each case in such amounts (giving effect to self-insurance), with such deductibles, covering such risks and otherwise on such terms and conditions as shall be customary for corporations similarly situated in the industry. Without limiting the generality of the foregoing, Company will maintain or cause to be maintained (i) flood insurance with respect to each Flood Hazard Property that is located in a community that participates in the National Flood Insurance Program, in each case in compliance with any applicable regulations of the Board of Governors of the Federal Reserve System, and (ii) replacement value casualty insurance on the Collateral under such policies of insurance, with such insurance companies, in such amounts, with such deductibles, and covering such risks as are at all times satisfactory to Administrative Agent in its commercially reasonable judgment. Each such policy of insurance shall (a) name Administrative Agent for the benefit of Lenders as an additional insured thereunder as its interests may appear and (b) in the case of each business interruption and casualty insurance policy, contain a loss payable clause or endorsement, satisfactory in form and substance to Administrative Agent, that names Administrative Agent for the benefit of Lenders as the loss payee thereunder for any covered loss in excess of $2 million and provides for at least (x) in the case of any such policies with respect to Scientific Games and its Subsidiaries, 30 days and (y) in the case of any such policies with respect to Company and its Subsidiaries (other than Scientific Games and its Subsidiaries) 10 days, prior written notice to Administrative Agent of any modification or cancellation of such policy. Company will use its commercially reasonable efforts to cause its insurers to change the provisions of its existing insurance policies to provide for at least 30 days prior written notice to Administrative Agent of any modification or cancellation of such policy in connection with the October 31, 2000 renewal of Company's and its Subsidiaries' insurance policies.

            o  Application of Net Insurance/Condemnation Proceeds.

            o BUSINESS INTERRUPTION INSURANCE. Upon receipt by Company or any of its Subsidiaries of any business interruption insurance proceeds constituting Net Insurance/Condemnation Proceeds, (a) so long as no Event of Default or Potential Event of Default shall have occurred and be continuing, Company or such Subsidiary may retain and apply such Net Insurance/Condemnation Proceeds for working capital purposes, and (b) if an Event of Default or Potential Event of Default shall have occurred and be continuing, Company shall apply an amount equal to such Net Insurance/Condemnation Proceeds (without any deduction for Proposed Reinvestment Proceeds) to prepay the Loans (and/or the Revolving Loan Commitments shall be reduced) as provided in subsection 2.4B(iii)(b);


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

            o CASUALTY INSURANCE/CONDEMNATION PROCEEDS. Upon receipt by Company or any of its Subsidiaries of any Net Insurance/Condemnation Proceeds other than from business interruption insurance, (a) so long as no Event of Default or Potential Event of Default shall have occurred and be continuing, Company shall, or shall cause one or more of its Subsidiaries to, promptly and diligently apply such Net Insurance/Condemnation Proceeds to pay or reimburse the costs of repairing, restoring or replacing the assets in respect of which such Net Insurance/Condemnation Proceeds were received or, to the extent not so applied, to prepay the Loans (and/or the Revolving Loan Commitments shall be reduced) as provided in subsection 2.4B(iii)(b) (it being acknowledged and agreed that, in the event that the Company fully repairs, restores or replaces, as the case may be, the assets in respect of which such Net Insurance/Condemnation Proceeds were received for less than the amount of such Net Insurance/Condemnation Proceeds, Company may retain such excess Net Insurance/Condemnation Proceeds; PROVIDED that the amount of such excess Net Insurance/Condemnation Proceeds retained by Company shall not exceed $10 million in any Fiscal Year) and (b) if an Event of Default or Potential Event of Default shall have occurred and be continuing, Company shall apply an amount equal to such Net Insurance/Condemnation Proceeds (without any deduction for Proposed Reinvestment Proceeds) to prepay the Loans (and/or the Revolving Loan Commitments shall be reduced) as provided in subsection 2.4B(iii)(b); PROVIDED that the aggregate amount applied by Company to pay or reimburse the costs of repairing, restoring or replacing such assets pursuant to the foregoing clause (a) shall not exceed $35 million for any Fiscal Year.

            o NET INSURANCE/CONDEMNATION PROCEEDS RECEIVED BY ADMINISTRATIVE AGENT. Upon receipt by Administrative Agent of any Net Insurance/Condemnation Proceeds as loss payee, if and to the extent Company would have been required to apply such Net Insurance/Condemnation Proceeds (if it had received them directly) to prepay the Loans and/or reduce the Revolving Loan Commitments, Administrative Agent shall, and Company hereby authorizes Administrative Agent to, apply such Net Insurance/Condemnation Proceeds to prepay the Loans (and/or the Revolving Loan Commitments shall be reduced) as provided in subsection 2.4B(iii)(b), and (b) to the extent the foregoing clause (a) does not apply and (1) the aggregate amount of such Net Insurance/Condemnation Proceeds received (and reasonably expected to be received) by Administrative Agent in respect of any covered loss does not exceed $20 million, Administrative Agent shall deliver such Net Insurance/Condemnation Proceeds to Company, and Company shall, or shall cause one or more of its Subsidiaries to, promptly apply such Net Insurance/Condemnation Proceeds to the costs of repairing, restoring, or replacing the assets in respect of which such Net Insurance/Condemnation Proceeds were received, and (2) if the aggregate amount of Net Insurance/Condemnation Proceeds received (and reasonably expected to be received) by Administrative Agent in respect of any covered loss exceeds $20 million, Administrative Agent shall hold such Net Insurance/Condemnation


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               Proceeds in the Collateral Account established under the Security
               Agreement and, so long as Company or any of its Subsidiaries proceeds diligently to repair, restore or replace the assets of Company or such Subsidiary in respect of which such Net Insurance/Condemnation Proceeds were received, Administrative Agent shall from time to time disburse to Company or such Subsidiary from the Collateral Account established under the Security Agreement, to the extent of any such Net Insurance/Condemnation Proceeds remaining therein in respect of the applicable covered loss, amounts necessary to pay the cost of such repair, restoration or replacement after the receipt by Administrative Agent of invoices or other documentation relating to the amount of costs so incurred and the work performed (including, if required by Administrative Agent, lien releases and architects' certificates); PROVIDED, HOWEVER that if at any time Administrative Agent reasonably determines after discussion with Company (A) that Company or such Subsidiary is not proceeding diligently with such repair, restoration or replacement or (B) that such repair, restoration or replacement cannot be completed with the Net Insurance/Condemnation Proceeds then held by Administrative Agent for such purpose, together with funds otherwise available to Company for such purpose, or that such repair, restoration or replacement cannot be completed within 360 days after the receipt by Administrative Agent of such Net Insurance/Condemnation Proceeds, Administrative Agent shall, and Company hereby authorizes Administrative Agent, one Business Day following Administrative Agent's sending of written notice to Company, to apply such Net Insurance/ Condemnation Proceeds to prepay the Loans (and/or the Revolving Loan Commitments shall be reduced) as provided in subsection 2.4B(iii)(b); PROVIDED that Administrative Agent's failure to provide such written notice will not affect the right of Administrative Agent to apply such Net Insurance/Condemnation Proceeds to prepay the Loans (and to reduce the Revolving Loan Commitments) pursuant to this subsection,.

            o  INSPECTION RIGHTS; LENDER MEETING.

            o INSPECTION RIGHTS. Company shall, and shall cause each of its Subsidiaries to, permit any authorized representatives designated by Administrative Agent or any Lender to visit and inspect any of the properties of Company or of any of its Subsidiaries, to inspect, copy and take extracts from its and their financial and accounting records, and to discuss its and their affairs, finances and accounts with its and their officers and independent public accountants (provided that Company may, if it so chooses, be present at or participate in any such discussion), all upon reasonable notice and at such reasonable times during normal business hours and as often as may reasonably be requested.

            o LENDER MEETING. Company will, upon at least thirty (30) days prior written notice from Administrative Agent or Requisite Lenders, participate in a meeting of Administrative Agent and Lenders once during each Fiscal Year to be held at Company's corporate offices (or at such other location as may be


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               agreed to by Company, Administrative Agent and Requisite Lenders)
               at such time as may be agreed to by Company and Administrative Agent.

            o  COMPLIANCE WITH LAWS, ETC.

            Company shall comply, and shall cause each of its Subsidiaries and all other Persons on or occupying any Facilities to comply, with the requirements of all applicable laws, rules, regulations and orders of any governmental authority (including all Environmental Laws), noncompliance with which could reasonably be expected to cause, individually or in the aggregate, a Material Adverse Effect.

            o ENVIRONMENTAL REVIEW AND INVESTIGATION, DISCLOSURE, ETC.; COMPANY'S ACTIONS REGARDING HAZARDOUS MATERIALS ACTIVITIES, ENVIRONMENTAL CLAIMS AND VIOLATIONS OF ENVIRONMENTAL LAWS.

            o ENVIRONMENTAL REVIEW AND INVESTIGATION. Company agrees that Administrative Agent may, from time to time and in its reasonable discretion, at Company's expense, (i) retain an independent professional consultant to review any environmental audits, investigations, analyses and reports relating to Hazardous Materials prepared by or for Company and (ii) upon receipt of information that there may exist at any Facility an environmental matter which, individually or in the aggregate, would reasonably be expected to result in a Material Adverse Effect or there may exist at any Facility any Environmental Claims which, individually or in the aggregate, would reasonably be expected to result in a Material Adverse Effect, or upon the occurrence of any Event of Default, conduct its own investigation of any Facility; PROVIDED that, in the case of any Facility no longer owned, leased, operated or used by Company or any of its Subsidiaries, Company shall only be obligated to use its reasonable good faith efforts to obtain permission for Administrative Agent's professional consultant to conduct an investigation of such Facility. For purposes of conducting such a review and/or investigation, Company hereby grants to Administrative Agent and its respective agents, employees, consultants and contractors the right to enter into or onto any Facilities currently owned, leased, operated or used by Company or any of its Subsidiaries and to perform such tests on such property (including taking samples of soil, groundwater and suspected asbestos-containing materials) as are reasonably necessary in connection therewith. Any such investigation of any Facility shall be conducted, unless otherwise agreed to by Company and Administrative Agent, during normal business hours and, to the extent reasonably practicable, shall be conducted so as not to interfere with the ongoing operations at such Facility or to cause any damage or loss to any property at such Facility. So long as no Event of Default or Potential Event of Default has occurred and is continuing, Administrative Agent shall provide reasonable notice to Company prior to the inspection of any Facility. Company and Administrative Agent hereby acknowledge and agree that any report of any investigation conducted at the request of Administrative Agent pursuant to this subsection 6.7A will be obtained and shall be used by Administrative Agent and Lenders for the purposes of Lenders' internal credit decisions, to monitor and police the Loans and to protect Lenders' security


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               interests, if any, created by the Loan Documents. Administrative
               Agent agrees to deliver a copy of any such report to Company with the understanding that Company acknowledges and agrees that (x) it will indemnify and hold harmless Administrative Agent and each Lender from any costs, losses or liabilities relating to Company's use of or reliance on such report, (y) none of the Administrative Agent or any Lender makes any representation or warranty with respect to such report, and (z) by delivering such report to Company, none of the Administrative Agent or any Lender is requiring or recommending the implementation of any suggestions or recommendations contained in such report.

            o Environmental Disclosure. Company will deliver to Administrative Agent and Lenders:

            o ENVIRONMENTAL AUDITS AND REPORTS. As soon as practicable following receipt thereof, copies of material environmental audits, investigations, analyses and reports of any kind or character, whether prepared by personnel of Company or any of its Subsidiaries or by independent consultants, governmental authorities or any other Persons, with respect to significant environmental matters at any Facility which, individually or in the aggregate, would reasonably be expected to result in a Material Adverse Effect or with respect to any Environmental Claims which, individually or in the aggregate, would reasonably be expected to result in a Material Adverse Effect;

            o NOTICE OF CERTAIN RELEASES, REMEDIAL ACTIONS, ETC. Promptly upon the occurrence thereof, written notice describing in reasonable detail (a) any Release required to be reported to any federal, state or local governmental or regulatory agency under any applicable Environmental Laws, (b) any remedial action taken by Company or any other Person of which Company has knowledge in response to (1) any Hazardous Materials Activities the existence of which has a reasonable possibility of resulting in one or more Environmental Claims having, individually or in the aggregate, a Material Adverse Effect, or (2) any Environmental Claims that, individually or in the aggregate, have a reasonable possibility of resulting in a Material Adverse Effect, and (c) Company's discovery of any occurrence or condition on any real property adjoining any Facility that could cause such Facility or any part thereof to be subject to any material restrictions on the ownership, occupancy, transferability or use thereof under any Environmental Laws.

            o WRITTEN COMMUNICATIONS REGARDING ENVIRONMENTAL CLAIMS, RELEASES, ETC. As soon as practicable following the sending or receipt thereof by Company or any of its Subsidiaries, a copy of any and all written communications with respect to (a) any Environmental Claims that, individually or in the aggregate, have a reasonable possibility of giving rise to a Material Adverse Effect, (b) any Release required to be reported to any federal, state or local governmental or regulatory agency, and (c) any request for information from any governmental agency that suggests such agency is investigating whether


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               Company or any of its Subsidiaries may be potentially responsible for any Environmental Claim.

            o NOTICE OF CERTAIN PROPOSED ACTIONS HAVING ENVIRONMENTAL IMPACT. Prompt written notice describing in reasonable detail (a) any proposed acquisition of stock, assets, or property by Company or any of its Subsidiaries that could reasonably be expected to (1) expose Company or any of its Subsidiaries to, or result in, Environmental Claims that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or
               (2) affect the ability of Company or any of its Subsidiaries to maintain in full force and effect all material Governmental Authorizations required under any Environmental Laws for their respective operations and (b) any proposed action to be taken by Company or any of its Subsidiaries to commence manufacturing or other industrial operations or to modify current operations in a manner that could reasonably be expected to subject Company or any of its Subsidiaries to any additional obligations or requirements under any Environmental Laws that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

            o OTHER INFORMATION. With reasonable promptness, such other documents and information as from time to time may be reasonably requested by Administrative Agent in relation to any matters disclosed pursuant to this subsection 6.7.

            o Company's Actions Regarding Hazardous Materials Activities, Environmental Claims and Violations of Environmental Laws.

            o REMEDIAL ACTIONS RELATING TO HAZARDOUS MATERIALS ACTIVITIES. Company shall promptly undertake, and shall cause each of its Subsidiaries promptly to undertake, any and all investigations, studies, sampling, testing, abatement, cleanup, removal, remediation or other response actions necessary to remove, remediate, clean up or abate any Hazardous Materials Activity on, under or about any Facility that is required by any Governmental Authority or that is in violation of any Environmental Laws or that presents a material risk of giving rise to an Environmental Claim that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. In the event Company or any of its Subsidiaries undertakes any such action with respect to any Hazardous Materials, Company or such Subsidiary shall conduct and complete such action in compliance with all applicable Environmental Laws and in accordance with the policies, orders and directives of all federal, state and local governmental authorities except when, and only to the extent that, Company's or such Subsidiary's liability with respect to such Hazardous Materials Activity is being contested in good faith by Company or such Subsidiary.

            o ACTIONS WITH RESPECT TO ENVIRONMENTAL CLAIMS AND VIOLATIONS OF ENVIRONMENTAL LAWS. Company shall promptly take, and shall cause each of


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               its Subsidiaries promptly to take, any and all actions necessary to (a) cure any violation of applicable Environmental Laws by Company or its Subsidiaries that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and (b) make an appropriate response to any Environmental Claim against Company or any of its Subsidiaries and discharge any obligations it may have to any Person thereunder where failure to do so would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

            o EXECUTION OF SUBSIDIARY GUARANTY AND PERSONAL PROPERTY COLLATERAL DOCUMENTS BY CERTAIN SUBSIDIARIES AND FUTURE SUBSIDIARIES; IP COLLATERAL.

            o Execution of Subsidiary Guaranty and Personal Property Collateral Documents. In the event that any Person (other than an Inactive Subsidiary) becomes a wholly-owned Domestic Subsidiary after the Closing Date, Company will promptly notify Administrative Agent of that fact and (i) Company or the applicable Subsidiary Guarantor shall execute and deliver to Administrative Agent a Pledge Amendment (as defined in the Security Agreement) to the Security Agreement pledging all of the stock of such wholly-owned Domestic Subsidiary owned by Company or such Subsidiary Guarantor and (ii) cause such wholly-owned Domestic Subsidiary to execute and deliver to Administrative Agent a counterpart of the Subsidiary Guaranty and, as applicable, a Pledge Amendment and Additional Mortgages (as defined in subsection 6.9) and to take all such further actions and execute all such further documents and instruments (including actions, documents and instruments comparable to those described in subsection 4.1H) as may be necessary or, in the reasonable opinion of Administrative Agent, desirable to create in favor of Administrative Agent, for the benefit of Lenders, a valid and perfected First Priority Lien on all of the personal and mixed property assets of such wholly-owned Domestic Subsidiary described in the applicable forms of Collateral Documents.

            o Execution of Future Foreign Subsidiary Guaranty and Collateral Documents. In the event that any Person (other than an Inactive Subsidiary) becomes a Foreign Subsidiary that is directly owned by Company after the Closing Date, Company will promptly notify Administrative Agent of that fact and Company or the applicable Subsidiary Guarantor will execute a Pledge Amendment (as defined in the Security Agreement) to the Security Agreement pledging not less than 65% (66% in the case of any Foreign Subsidiary organized under the laws of France or any political subdivision thereof) of the stock of such Foreign Subsidiary. In the event that U.S. tax laws and/or any other applicable laws in foreign jurisdictions, as the case may be, are amended to permit a Foreign Subsidiary to guarantee the Loans without the incurrence of an investment in U.S. property or other deemed dividends for U.S. tax purposes or without otherwise resulting in U.S. taxable income or without otherwise violating any other applicable laws in foreign jurisdictions,


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

               Company will promptly notify Administrative Agent of that fact and Company or the applicable Subsidiary Guarantor will execute Pledge Amendments to the Security Agreement pledging not less than 100% of the stock of its wholly-owned Foreign Subsidiaries (other than Inactive Subsidiaries) and Company will cause its Foreign Subsidiaries (other than Inactive Subsidiaries) to execute and deliver to Administrative Agent a counterpart of the Subsidiary Guaranty and the Security Agreement and Additional Mortgages, as applicable, and to take all such further action and execute all such further documents and instruments as may be reasonably required to grant and perfect in favor of Administrative Agent, for the benefit of Lenders, a First Priority security interest in all of the personal and mixed property assets of such Subsidiary described in the applicable Collateral Documents.

            o Subsidiary Charter Documents, Legal Opinions, Etc. Company shall deliver to Administrative Agent, together with such Loan Documents, (i) certified copies of the applicable Subsidiary's Certificate or Articles of Incorporation, together with a good standing certificate from the Secretary of State of the jurisdiction of its incorporation and each other state in which such Person is qualified as a foreign corporation to do business and, to the extent generally available, a certificate or other evidence of good standing as to payment of any applicable franchise or similar taxes from the appropriate taxing authority of each of such jurisdictions, each to be dated a recent date prior to their delivery to Administrative Agent, (ii) a copy of such Subsidiary's Bylaws certified by its secretary or an assistant secretary as of a recent date prior to their delivery to Administrative Agent, (iii) a certificate executed by the secretary or an assistant secretary of such Subsidiary as to (a) the fact that the attached resolutions of the Board of Directors of such Subsidiary approving and authorizing the execution, delivery and performance of such Loan Documents are in full force and effect and have not been modified or amended and (b) the incumbency and signatures of the officers of such Subsidiary executing such Loan Documents, and (iv) if required by the Administrative Agent, a favorable opinion of counsel to such Subsidiary, in form and substance satisfactory to Administrative Agent and its counsel, as to (a) the due organization and good standing of such Subsidiary, (b) the due authorization, execution and delivery by such Subsidiary of such Loan Documents, (c) the enforceability of such Loan Documents against such Subsidiary,
               (d) such other matters (including matters relating to the creation and perfection of Liens in any Collateral pursuant to such Loan Documents) as Administrative Agent may reasonably request, all of the foregoing to be satisfactory in form and substance to Administrative Agent and its counsel.

            o Pledge of Foreign Subsidiary Stock. To the extent not otherwise satisfied on the Closing Date with respect to Company's Foreign Subsidiaries, no later than 120 days after the Closing Date, Company shall, and shall cause each of its Subsidiary Guarantors owning direct Foreign Subsidiaries to, deliver to Administrative Agent such Pledge Amendments or other similar documents


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               executed with respect to the capital stock of each such Foreign
               Subsidiary (other than Inactive Subsidiaries) and to deliver such stock certificates or such other related documents or instruments as shall grant to Administrative Agent a perfected First Priority Lien on such capital stock, all in form and substance reasonably satisfactory to Administrative Agent.

            o LEASEHOLD PROPERTIES; MATTERS RELATING TO ADDITIONAL REAL PROPERTY COLLATERAL; CERTAIN OPINIONS; REMOVAL OF LIENS.

            o  LEASEHOLD PROPERTIES.

      To the extent not otherwise satisfied on the Closing Date with respect to Company and its Subsidiaries, each of Company and each applicable Subsidiary Guarantor shall use its reasonable good faith best efforts (without requiring Company or such Subsidiary Guarantor to relinquish any material rights or incur any material obligations or to expend more than a nominal amount of money as well as reasonable attorneys' fees incurred by (x) the landlord under the applicable lease, (y) Administrative Agent and (z) Company or such Subsidiary Guarantor) to:

            o LANDLORD CONSENTS AND ESTOPPELS; RECORDED LEASEHOLD INTERESTS. Deliver to Administrative Agent no later than 45 days after the Closing Date, in the case of each Material Leasehold Property of Company or its Subsidiary Guarantors existing as of the Closing Date, (a) a Landlord Consent and Estoppel with respect thereto and (b) evidence that such Material Leasehold Property is a Recorded Leasehold Interest;

            (ii) COLLATERAL ACCESS AGREEMENTS. Deliver to Administrative Agent no later than 45 days after the Closing Date, in the case of each Leasehold Property of Company or its Subsidiary Guarantors existing as of the Closing Date designated by Administrative Agent, a Collateral Access Agreement with respect thereto and in the event that any landlord party to a Collateral Access Agreement requests an estoppel certificate regarding such Leasehold Property, Company or the applicable Subsidiary Guarantor will include a description of such Collateral Access Agreement in such estoppel certificate; and

            (iii) CONFORMING LEASEHOLD INTERESTS. If Company or any of its Subsidiary Guarantors acquires any Material Leasehold Property after the Closing Date, Company shall, or shall cause such Subsidiary to, use its reasonable good faith best efforts (without requiring Company or such Subsidiary to relinquish any material rights or incur any material obligations or to expend more than a nominal amount of money as well as reasonable attorneys' fees incurred by (x) the landlord under the applicable lease, (y) Administrative Agent and (z) Company or such Subsidiary) to cause such Material Leasehold Property to be a Conforming Leasehold Interest.

            o ADDITIONAL MORTGAGES, ETC. From and after the Closing Date, in the event that (i) Company or any Subsidiary Guarantor acquires any fee interest in real property having a fair market value in excess of $1 million or any Material Leasehold Property or (ii) at the time any Person becomes a Subsidiary Guarantor, such Person owns or holds any fee interest in real property or any Material Leasehold Property, in either case excluding any such Real Property


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               Asset the encumbrancing of which requires the consent of any applicable lessor or (in the case of clause (ii) above) then-existing senior lienholder, where Company and its Subsidiaries are unable to obtain such lessor's or senior lienholder's consent or (iii) Company or any Subsidiary Guarantor acquires a leasehold interest in the property presently occupied by Company or any Subsidiary and located at 100 Bellevue Road, Newark, Delaware (any such non-excluded Real Property Asset described in the foregoing clause (i) or (ii) or (iii) being an "ADDITIONAL MORTGAGED PROPERTY"), Company or such Subsidiary Guarantor shall deliver to Administrative Agent, as soon as practicable after such Person acquires such Additional Mortgaged Property or becomes a Subsidiary Guarantor, as the case may be, the following:

            o ADDITIONAL MORTGAGE. A fully executed and notarized Mortgage (an "ADDITIONAL MORTGAGE"), duly recorded in all appropriate places in all applicable jurisdictions, encumbering the interest of such Loan Party in such Additional Mortgaged Property;

            o OPINIONS OF COUNSEL. If reasonably required by Administrative Agent, (a) a favorable opinion of counsel to such Loan Party, in form and substance satisfactory to Administrative Agent and its counsel, as to the due authorization, execution and delivery by such Loan Party of such Additional Mortgage and such other matters as Administrative Agent may reasonably request, and (b) an opinion of counsel (which counsel shall be reasonably satisfactory to Administrative Agent) in the state in which such Additional Mortgaged Property is located with respect to the enforceability of the form of Additional Mortgage recorded in such state and such other matters (including any matters governed by the laws of such state regarding personal property security interests in respect of any Collateral) as Administrative Agent may reasonably request, in each case in form and substance reasonably satisfactory to Administrative Agent;

            o LANDLORD CONSENT AND ESTOPPEL; RECORDED LEASEHOLD INTEREST. In the case of an Additional Mortgaged Property consisting of a Material Leasehold Property, after using reasonable good faith best efforts (without requiring Company or such Subsidiary Guarantor to relinquish any material rights or incur any material obligations or to expend more than a nominal amount of money as well as reasonable attorneys' fees incurred by (i) the landlord under the applicable lease, (ii) Administrative Agent and (iii) Company or such Subsidiary Guarantor) to obtain the following:
               (a) a Landlord Consent and Estoppel, unless Company or such Subsidiary Guarantor is unable to obtain the Landlord Consent and Estoppel and (b) evidence that such Material Leasehold Property is a Recorded Leasehold Interest, and in the case of the property located at 100 Bellevue Road, Newark, Delaware, (c) a Landlord Consent and Estoppel and (d) evidence that such Material Leasehold Property is a Recorded Leasehold Interest;


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            o  TITLE INSURANCE. (a) If required by Administrative Agent, an ALTA mortgagee title insurance policy or an unconditional commitment therefor (an "ADDITIONAL MORTGAGE POLICY") issued by the Title Company with respect to such Additional Mortgaged Property, in an amount reasonably satisfactory to Administrative Agent, insuring fee simple title to, or a valid leasehold interest in, such Additional Mortgaged Property vested in such Loan Party and assuring Administrative Agent that such Additional Mortgage creates a valid and enforceable First Priority mortgage Lien on such Additional Mortgaged Property, which Additional Mortgage Policy (1) shall include, if available in the state in which such Mortgaged Property is located, a lender's aggregation endorsement, an endorsement for future advances under this Agreement and for any other matters reasonably requested by Administrative Agent and (2) shall provide for affirmative insurance and such reinsurance as Administrative Agent may reasonably request, all of the foregoing in form and substance reasonably satisfactory to Administrative Agent; and (b) evidence reasonably satisfactory to Administrative Agent that such Loan Party has (i) delivered to the Title Company all certificates and affidavits required by the Title Company in connection with the issuance of the Additional Mortgage Policy and (ii) paid to the Title Company or to the appropriate governmental authorities all expenses and premiums of the Title Company in connection with the issuance of the Additional Mortgage Policy and all recording and stamp taxes (including mortgage recording and intangible taxes) payable in connection with recording the Additional Mortgage in the appropriate real estate records;

            o TITLE REPORT. If no Additional Mortgage Policy is required with respect to such Additional Mortgaged Property, a title report issued by the Title Company with respect thereto, dated not more than 30 days prior to the date such Additional Mortgage is to be recorded and reasonably satisfactory in form and substance to Administrative Agent;

            o COPIES OF DOCUMENTS RELATING TO TITLE EXCEPTIONS. Copies of all recorded documents listed as exceptions to title or otherwise referred to in the Additional Mortgage Policy or title report delivered pursuant to clause (iv) or (v) above;

            o MATTERS RELATING TO FLOOD HAZARD PROPERTIES. (a) Evidence, which may be in the form of a letter from an insurance broker or a municipal engineer, as to (1) whether such Additional Mortgaged Property is a Flood Hazard Property and (2) if so, whether the community in which such Flood Hazard Property is located is participating in the National Flood Insurance Program, (b) if such Additional Mortgaged Property is a Flood Hazard Property, such Loan Party's written acknowledgement of receipt of written notification from Administrative Agent (1) that such Additional Mortgaged Property is a Flood Hazard Property and (2) as to whether the community in which such Flood Hazard Property is located is participating in the National Flood Insurance Program, and (c) in the event such Additional Mortgaged Property is a Flood


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               Hazard Property that is located in a community that participates in the National Flood Insurance Program, evidence that Company has obtained flood insurance in respect of such Flood Hazard Property to the extent required under the applicable regulations of the Board of Governors of the Federal Reserve System; and

            o SURVEYS. ALTA surveys of each Additional Mortgaged Property satisfactory in form and substance to the Administrative Agent and the Title Company reasonably current and certified to Administrative Agent and Title Company by a licensed surveyor.

            o ENVIRONMENTAL AUDIT. If required by Administrative Agent, reports and other information, in form, scope and substance satisfactory to Administrative Agent and prepared by environmental consultants satisfactory to Administrative Agent, concerning any environmental hazards or liabilities to which Company or any of its Subsidiaries may be subject with respect to such Additional Mortgaged Property.

            o REAL ESTATE APPRAISALS. Company shall, and shall cause each of its Subsidiary Guarantors to, permit an independent real estate appraiser satisfactory to Administrative Agent, upon reasonable notice, to visit and inspect any Additional Mortgaged Property for the purpose of preparing an appraisal of such Additional Mortgaged Property satisfying the requirements of any applicable laws and regulations (in each case to the extent required under such laws and regulations as determined by Administrative Agent in its discretion). Any such inspection of any Additional Mortgaged Property shall be conducted, unless otherwise agreed to by Company and Administrative Agent, during normal business hours and, to the extent reasonably practicable, shall be conducted so as not to interfere with the ongoing business operations at such Additional Mortgaged Property.

            o SURVEYS. To the extent not otherwise satisfied on the Closing Date with respect to Company and its Subsidiaries, Company and each Subsidiary Guarantor, as applicable, shall (a) no later than forty-five (45) days after the Closing Date, deliver or cause to be delivered to Administrative Agent a survey for each of the Mortgaged Properties, in the form more specifically described in subsection 4.1G(vi), (b) no later than fifteen (15) days after the delivery of such surveys to Administrative Agent, cause the Title Company to issue endorsements removing the standard survey exception (the "SURVEY ENDORSEMENTS") from the appropriate Closing Date Mortgage Policies, (c) pay to the Title Company all costs associated with the issuance of such Survey Endorsements and (d) in the event Administrative Agent determined not to record a Mortgage against one or more Mortgaged Properties on the Closing Date, because the survey for such Mortgaged Property was not available, Company shall deliver such Mortgage no later than forty-five (45) days after the Closing Date.


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            o  REMOVAL OF LIENS. With respect to those Liens set forth on
               SCHEDULE 5.5 annexed hereto, Company shall cause such Liens to be released of record within 15 days of the Closing Date for Closing Date Mortgaged Properties (as such term is defined in subsection 4.1G); PROVIDED that Company may satisfy such requirement by causing Title Company to issue an endorsement to the Closing Date Mortgage Policy (as such term is defined in subsection 4.1G) removing the Liens set forth on said SCHEDULE 5.5 as an exception to such title policies within the periods set forth herein for removal of such Liens.

            o ADDITIONAL COLLATERAL ACCESS AGREEMENTS. From and after the Closing Date, in the event that Company or any Subsidiary Guarantor acquires a Leasehold Property in which Collateral is located, Company shall inform Administrative Agent and, upon Administrative Agent's request, shall use its commercially reasonable efforts to promptly deliver to Administrative Agent a Collateral Access Agreement for such Leasehold Property.

            o  INTEREST RATE PROTECTION.

            Within 120 days after the Closing Date, Company shall obtain and shall thereafter maintain in effect for a period of not less than two years after the Merger Date one or more Interest Rate Agreements with respect to the Term Loans, in an aggregate notional principal amount of not less than 50% of the Term Loans outstanding on the Closing Date, each such Interest Agreement to be in form and substance reasonably satisfactory to Administrative Agent.

            o  FISCAL YEAR.

      On or before December 31, 2000, Company shall change its Fiscal Year-end from October 31 of each calendar year to December 31 of each calendar year.

            o  CONNECTICUT LOTTERY CORPORATION.

      Company hereby agrees to use its commercially reasonable efforts to procure within 60 days of the Restatement Effective Date an agreement by and among Company, the Connecticut Lottery Corporation ("CLC") and Administrative Agent substantially similar to that certain Agreement dated as of May 22, 1998 by and among CLC, Company, Autotote Lottery Corporation and Heller Financial Inc. and otherwise reasonably satisfactory in form and substance to Administrative Agent.

            o  DELISTING.

      On or before the second Business Day following the Closing Date, Company shall cause appropriate documents to delist the Scientific Games Common Stock to be filed with the New York Stock Exchange and the SEC.

            o  COMPANY'S NEGATIVE COVENANTS

            Company covenants and agrees that, so long as any of the Commitments hereunder shall remain in effect and until payment in full of all of the Loans and other


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Obligations and the cancellation or expiration of all Letters of Credit, unless
Requisite Lenders shall otherwise give prior written consent, Company shall perform, and shall cause each of its Subsidiaries to perform, all covenants in this Section 7.

            o  INDEBTEDNESS.

            Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or guaranty, or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness, except:

            o Company may become and remain liable with respect to the Obligations;

            o Company and its Subsidiaries may become and remain liable with respect to Contingent Obligations permitted by subsection 7.4 and, upon any obligations actually arising pursuant thereto, the Indebtedness corresponding to the Contingent Obligations so extinguished;

            o Company and its Subsidiaries may become and remain liable with respect to (x) Purchase Money Indebtedness and (y) Indebtedness in respect of Capital Leases entered into after the Closing Date and incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used in the business of the Company or its Subsidiaries; PROVIDED that the aggregate amount of such Purchase Money Indebtedness and Indebtedness incurred in respect of such Capital Leases, in each case incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used in the business of the Company or its Subsidiaries, does not exceed $20 million at any time outstanding;

            o Company may become and remain liable with respect to Indebtedness to any of its Subsidiary Guarantors and any of its Foreign Subsidiaries, and any Subsidiary Guarantor may become and remain liable with respect to Indebtedness to Company or any other Subsidiary Guarantor or any Foreign Subsidiary and any Foreign Subsidiary may become and remain liable with respect to Indebtedness (A) to Company or any Subsidiary Guarantor to the extent that such Indebtedness is a permitted Investment by Company or such Subsidiary Guarantor under subsection 7.3(viii) or subsection 7.3(v) and (B) to any other Foreign Subsidiary to the extent that such Indebtedness is a permitted Investment by such Foreign Subsidiary under subsection 7.3(viii); PROVIDED that
               (a) all such intercompany Indebtedness shall be evidenced by promissory notes; (b) all such intercompany Indebtedness owed by Company to any of its Subsidiaries shall be subordinated in right of payment to the payment in full of the Obligations pursuant to the terms of the applicable promissory notes or an intercompany subordination agreement, and (c) any payment by any Subsidiary of Company under any guaranty of the Obligations shall result in a PRO TANTO reduction of the amount of any


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               intercompany Indebtedness owed by such Subsidiary to Company or to any of its Subsidiaries for whose benefit such payment is made;

            o Company and its Subsidiaries, as applicable, may remain liable with respect to Indebtedness and Indebtedness in respect of Capital Leases, in each case, existing as of the Closing Date and described in SCHEDULE 7.1 annexed hereto; PROVIDED that the aggregate amount of such Indebtedness does not exceed $2.5 million at any time outstanding;

            o Company may become and remain liable with respect to Indebtedness evidenced by the Senior Subordinated Notes in an aggregate principal amount which does not exceed $150 million on the Closing Date;

            o  Intentionally Omitted

            o  Intentionally Omitted

            o Company and its Domestic Subsidiaries may become and remain liable with respect to other Indebtedness, and Contingent Obligations permitted under subsection 7.4(x), in an aggregate amount not to exceed $20 million at any time outstanding;

            o Scientific Games International Limited ("SGIL") may become and remain liable with respect to Indebtedness in respect of mortgage financing of the land and improvements comprising the UK Property and any equipment located at the UK Property, including costs, fees and expenses related to such mortgage financing; PROVIDED that the aggregate amount of such Indebtedness shall not exceed $20 million at any time outstanding; PROVIDED, FURTHER that (x) the recourse of the lenders with respect to such Indebtedness is limited solely to the land and improvements comprising the U.K. Property and any equipment located at the UK Property without further recourse to any of Company or any of its Subsidiaries (including SGIL) or any other asset of any of Company or any of its Subsidiaries (including SGIL), and (y) Company shall make prepayments pursuant to subsection 2.4B(iii)(d) in an amount equal to the Net Debt Securities Proceeds received by Company and its Subsidiaries in connection with the incurrence of such Indebtedness, which shall be applied to prepay the Loans as provided in subsection 2.4B(iii)(d);

            o Company's Foreign Subsidiaries may become and remain liable with respect to other Indebtedness, and Contingent Obligations permitted under subsection 7.4(xi), in an aggregate amount not to exceed $10 million at any time outstanding; PROVIDED that, other than the Company's guarantee of the obligations of Scientific Games International Limited, any such Indebtedness is non-recourse to Company and its Domestic Subsidiaries; and

            o Company and its Subsidiaries, as applicable, may become and remain liable with respect to Indebtedness which refinances the Indebtedness described in clause (v) of this subsection 7.1; PROVIDED that (x) such refinancing

               Indebtedness shall be incurred by Company or the applicable Subsidiary, as the case may be, that incurred the Indebtedness described in clause (v) of this subsection 7.1 that is being refinanced, (y) the maturity date of such refinancing Indebtedness shall be later than the maturity date of the Indebtedness described in clause (v) of this subsection 7.1 that is being refinanced and (z) the aggregate principal amount of such refinancing Indebtedness shall be less than the lesser of
               (1) the sum of the aggregate principal amount of Indebtedness being refinanced as of the date of such refinancing PLUS all related costs, fees and expenses related to the refinancing and
               (2) the aggregate principal amount of such Indebtedness as of the Closing Date.

            o  LIENS AND RELATED MATTERS.

            o Prohibition on Liens. Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or permit to exist any Lien on or with respect to any property or asset of any kind (including any document or instrument in respect of goods or accounts receivable) of Company or any of its Subsidiaries, whether now owned or hereafter acquired, or any income or profits therefrom, or file or permit the filing of, or permit to remain in effect, any financing statement or other similar notice of any Lien with respect to any such property, asset, income or profits under the UCC of any State or under any similar recording or notice statute, except:

            o  Permitted Encumbrances;

            o  Liens granted pursuant to the Collateral Documents;

            o  Liens described in SCHEDULE 7.2 annexed hereto;

            o Liens securing Indebtedness permitted under subsection 7.1(iii) with respect to the property or assets (and the proceeds thereof) financed by such Indebtedness;

            o Liens securing Indebtedness incurred by a Foreign Subsidiary under (X) subsection 7.1(xi) and encumbering only the assets of such Foreign Subsidiary and (Y) subsection 7.1(x) and encumbering only the UK Property and any equipment located at the UK Property;

            o Liens securing Indebtedness permitted by subsection 7.1(ix) in an aggregate amount not to exceed $10 million at any time outstanding; and

            o Liens securing Indebtedness permitted by subsection 7.1(xii), solely to the extent such Liens replace Liens set forth in
               SCHEDULE 7.2 annexed hereto with respect to the Indebtedness permitted by subsection 7.1(v) that is being refinanced by the Indebtedness permitted by subsection 7.1(xii).

            o Equitable Lien in Favor of Lenders. If Company or any of its Subsidiaries shall create or assume any Lien upon any of its properties or assets, whether now owned or hereafter acquired, other than Liens excepted by the provisions of subsection 7.2A, it shall make or cause to be made effective provision whereby the Obligations will be secured by such Lien equally and ratably with any and all other Indebtedness secured thereby as long as any such Indebtedness shall be so secured; PROVIDED that, notwithstanding the foregoing, this covenant shall not be construed as a consent by Requisite Lenders to the creation or assumption of any such Lien not permitted by the provisions of subsection 7.2A or as a waiver of any Event of Default or Potential Event of Default; and PROVIDED FURTHER that Company shall under no circumstances be required to make or cause to be made effective provision whereby the Obligations will be secured, directly or indirectly, by Margin Stock.

            o No Further Negative Pledges. Except with respect to specific property encumbered to secure payment of particular Indebtedness or to be sold pursuant to an executed agreement with respect to an Asset Sale or held in respect of Capital Leases permitted pursuant to subsection 7.1(iii), neither Company nor any of its Subsidiaries shall enter into any agreement (other than (x) the Senior Subordinated Note Indenture and (y) an agreement prohibiting only the creation of Liens securing Subordinated Indebtedness) prohibiting the creation or assumption of any Lien upon any of its properties or assets, whether now owned or hereafter acquired; provided that the foregoing shall not preclude Company and its Subsidiaries from entering into:

            o agreements with governmental authorities prohibiting the creation or assumption of any Lien on assets located in the jurisdiction of any such governmental authority and utilized pursuant to the applicable agreement, (i) to the extent existing on the Closing Date, as set forth in SCHEDULE 7.2C(A), and
(ii) to the extent such agreements are entered into after the Closing Date, at the time any such agreement is entered into, the aggregate value of such assets subject to such prohibitions, together with the aggregate value of any such assets subject to the encumbrances and restrictions permitted by subsection 7.2D(a)(ii), in each case as set forth on the most recent consolidated balance sheet of Company and its Subsidiaries in accordance with GAAP, shall not exceed 5% of the aggregate value of all assets set forth on the most recent consolidated balance sheet of Company and its Subsidiaries in accordance with GAAP;

            o (A) agreements containing customary provisions restricting (1) the subletting or assignment of any lease or (2) the transfer of copyrighted or patented materials, (B) agreements containing provisions that restrict the assignment of such agreements or rights thereunder; PROVIDED that payments received or to be received pursuant to such agreements shall be subject to the Liens securing the Obligations or (C) customary provisions contained in the terms of any shares, interests, participations or other equivalents of corporate stock of any Subsidiary of Company that is a corporation or any partnership, limited liability company or other equity interests of any Subsidiary of Company that is not a corporation (hereinafter "EQUITY INTERESTS") restricting the payment of dividends and the making of distributions on

Equity Interests, in each case described in this clause (C) solely to the extent set forth in SCHEDULE 7.2D(C);

            o agreements or instruments governing Indebtedness permitted by subsection 7.1(xi) prohibiting the creation or assumption of any Lien on assets or properties of the Foreign Subsidiary incurring such Indebtedness; PROVIDED that the projected Consolidated EBITDA attributable to the Foreign Subsidiary incurring such Indebtedness and any of its Subsidiaries in any Fiscal Year (as set forth in the Financial Plan or Revised Financial Plan, as the case may be, for such Fiscal Year) shall not exceed 5% of the aggregate projected Consolidated EBITDA of Company and its Subsidiaries in such Fiscal Year (as set forth in the Financial Plan or Revised Financial Plan, as the case may be, for such Fiscal Year); PROVIDED FURTHER that, in the event that the Foreign Subsidiary incurring such Indebtedness was not included in the Financial Plan or Revised Financial Plan, as the case may be, for such Fiscal Year because such Foreign Subsidiary was not a Subsidiary of Company at the time such Financial Plan or Revised Financial Plan, as the case may be, was prepared, for purposes of the preceding proviso the projected Consolidated EBITDA attributable to such Foreign Subsidiary and its Subsidiaries for such Fiscal Year shall be deemed to be the projected Consolidated EBITDA of such Foreign Subsidiary and its Subsidiaries for the twelve months immediately succeeding the incurrence of such Indebtedness as detailed in an Officer's Certificate in form and substance reasonably acceptable to Administrative Agent delivered to Administrative Agent prior to the incurrence of such Indebtedness;

            o restrictions on the transfer of assets subject to any Lien permitted under this subsection 7.2 to the extent imposed by the agreements creating such Liens;

            o agreements containing customary rights of first refusal with respect to Company's and its Subsidiaries' interests in their respective non wholly-owned Subsidiaries and Joint Ventures; provided that any such agreements existing on the Closing Date are set forth in SCHEDULE 7.2C(E);

            o applicable law to the extent restricting the transfer of assets;
and

            o agreements (other than agreements referred to in clause (a) above) prohibiting the creation or assumption of any Lien on assets utilized pursuant to such agreement solely to the extent set forth in Schedule 7.2C(g).

            o No Restrictions on Subsidiary Distributions to Company or Other Subsidiaries. Except as provided herein, Company will not, and will not permit any of its Subsidiaries to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any such Subsidiary to (i) pay dividends or make any other distributions on any of such Subsidiary's capital stock owned by Company or any other Subsidiary of Company (other than any such restrictions imposed by applicable law), (ii) repay or prepay any Indebtedness owed by such Subsidiary to Company or any other Subsidiary of Company (other than any such restrictions imposed by applicable foreign law with respect to the repayment or prepayment of Indebtedness owed to or by a Foreign

               Subsidiary), (iii) make loans or advances to Company or any other Subsidiary of Company, or (iv) transfer any of its property or assets to Company or any other Subsidiary of Company, except for such consensual encumbrances or restrictions to the extent arising pursuant to:

            o agreements with governmental authorities containing a consensual encumbrance or restriction on the ability of any Subsidiary of Company to transfer any of its assets located in the jurisdiction of any such governmental authority and utilized pursuant to the applicable agreement to Company or any other Subsidiary of Company (i) to the extent existing on the Closing Date, as set forth on SCHEDULE 7.2D(A), and (ii) to the extent such agreements are entered into after the Closing Date, at the time any such agreement is entered into, the aggregate value of such assets subject to such encumbrances or restrictions, together with the aggregate value of any such assets subject to the prohibitions permitted by subsection 7.2C(a)(ii), in each case as set forth on the most recent consolidated balance sheet of Company and its Subsidiaries in accordance with GAAP, shall not exceed 5% of the aggregate value of all assets set forth on the most recent consolidated balance sheet of Company and its Subsidiaries in accordance with GAAP;

            o the Senior Subordinated Notes, the Senior Subordinated Note Indenture or any guarantee thereof;

            o (A) solely with respect to clause (iv) above, agreements containing customary provisions restricting (1) the subletting or assignment of any lease or (2) the transfer of copyrighted or patented materials, (B) solely with respect to clause (iv) above, provisions in agreements that restrict the assignment of such agreements or rights thereunder; PROVIDED that payments received or to be received pursuant to such agreements shall be subject to the Liens securing the Obligations or (C) solely with respect to clause (i) above, customary provisions contained in the terms of any equity interests restricting the payment of dividends and the making of distributions on Equity Interests, in each case solely to the extent set forth in SCHEDULE 7.2D(C);

            o any agreement or instrument governing Indebtedness permitted by subsection 7.1(xi) containing any consensual encumbrance or restriction on the ability of the Foreign Subsidiary incurring such Indebtedness to (i) pay dividends or make any other distributions on any of such Foreign Subsidiary's capital stock or (ii) transfer any of its property or assets to Company or any other Subsidiary of Company; PROVIDED that the projected Consolidated EBITDA attributable to the Foreign Subsidiary incurring such Indebtedness and any of its Subsidiaries in any Fiscal Year (as set forth in the Financial Plan or Revised Financial Plan, as the case may be, for such Fiscal Year) shall not exceed 5% of the aggregate projected Consolidated EBITDA of Company and its Subsidiaries in such Fiscal Year (as set forth in the Financial Plan or Revised Financial Plan, as the case may be, for such Fiscal Year); PROVIDED FURTHER that, in the event that the Foreign Subsidiary incurring such Indebtedness was not included in the Financial Plan or Revised Financial Plan, as the case may be, for such Fiscal Year because such Foreign Subsidiary was not a Subsidiary of Company at the time such Financial Plan or Revised Financial Plan, as the case may be, was prepared, for purposes of the preceding proviso the projected Consolidated EBITDA attributable to such Foreign Subsidiary and its Subsidiaries for such Fiscal Year shall be deemed to be the projected Consolidated

EBITDA of such Foreign Subsidiary and its Subsidiaries for the twelve months immediately succeeding the incurrence of such Indebtedness as detailed in an Officer's Certificate in form and substance reasonably acceptable to Administrative Agent delivered to Administrative Agent prior to the incurrence of such Indebtedness;

            o solely with respect to clause (iv) above, restrictions on the transfer of assets subject to any Liens permitted under this subsection 7.2 to the extent imposed by the agreements creating such Liens;

            o solely with respect to clause (iv) above, restrictions imposed by any executed agreement with respect to an Asset Sale not in violation of this Agreement with respect to the transfer of the assets to be sold in such Asset Sale; and

            o customary rights of first refusal with respect to Company's and its Subsidiaries' interests in their respective non-wholly owned Subsidiaries and Joint Ventures; provided that any such agreements existing on the Closing Date are set forth in SCHEDULE 7.2C(E).

            o  INVESTMENTS; JOINT VENTURES.

            Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, make or own any Investment in any Person, including any Joint Venture, except:

            o Company and its Subsidiaries may make and own Investments in Cash Equivalents;

            o Company and its Subsidiaries may continue to own the Investments owned by them as of the Closing Date in any Subsidiaries of Company;

            o Company and Subsidiary Guarantors may make Investments in Subsidiary Guarantors and Subsidiaries of Company may make Investments in Company;

            o Company and its Subsidiaries may make (x) Consolidated Capital Expenditures permitted by subsection 7.8 and (y) Consolidated Capital Software Expenditures permitted by subsection 7.16;

            o Company and its Subsidiaries may continue to own the Investments owned by them as of the Closing Date and described in SCHEDULE
               7.3 annexed hereto;

            o Company and its Subsidiaries may make and own Investments in Permitted Acquisitions permitted under subsection 7.7(vii);

            o Company and its Subsidiaries may hold non-cash consideration consisting of promissory notes received in connection with Asset Sales permitted under subsection 7.7(viii) so long as the aggregate principal amount of all such promissory notes does not exceed $15 million at any time outstanding (determined without regard to any write-downs or write-offs thereof);

            o Company and its Subsidiaries may make and own Investments in Foreign Subsidiaries in an aggregate amount not to exceed $15 million at any time outstanding; provided that in the event that any of Company or any of its Subsidiaries has an Investment in a Foreign Subsidiary that is solely a holding company with no material assets, liabilities or operations ("FOREIGN HOLDCO") other than an equity Investment in another Foreign Subsidiary that is a direct subsidiary of Foreign Holdco, Company's or such Subsidiary's equity Investment in Foreign Holdco will not be counted for purposes of the $15 million amount permitted by this subsection 7.3(viii) to the extent such equity Investment in Foreign Holdco is equal to or less than the equity Investment of Foreign Holdco in such other Foreign Subsidiary;

            o Company and its Subsidiaries may make and own Investments in Joint Ventures and non-wholly owned Subsidiaries in an aggregate amount not to exceed $15 million at any time outstanding;

            o Company and its Subsidiaries may make and own other Investments in an aggregate amount not to exceed $5 million at any time outstanding; and

            o So long as no Event of Default or Potential Event of Default has occurred and is continuing, Company may make Investments as required to be made by the Company pursuant to and in accordance with the terms of the Consulting Agreement.

            o  CONTINGENT OBLIGATIONS.

            Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create or become or remain liable with respect to any Contingent Obligation, except:

            o Subsidiaries of Company may become and remain liable with respect to Contingent Obligations in respect of the Subsidiary Guaranty;

            o Company may become and remain liable with respect to Contingent Obligations in respect of (x) Letters of Credit and (y) surety bonds incurred in the ordinary course of business;

            o Company and its Subsidiaries may become and remain liable with respect to Contingent Obligations under (x) Interest Rate Agreements with Lenders or with any other party acceptable to Administrative Agent with respect to Indebtedness in an aggregate notional principal amount not to exceed at any time the aggregate amount of the Commitments and (y) Currency Agreements with Lenders entered into in the ordinary course of business for hedging purposes only;

            o Company and its Subsidiaries may become and remain liable with respect to Contingent Obligations in respect of customary indemnification and purchase price adjustment obligations incurred in connection with Asset Sales or other sales of assets;

            o Company and its Subsidiaries may become and remain liable with respect to Contingent Obligations in respect of the performance by the Subsidiaries of Company of obligations (other than obligations for the payment of money) of such Subsidiaries incurred in the ordinary course of business;

            o Company and its Subsidiaries may become and remain liable with respect to Contingent Obligations in respect of any Indebtedness of Company or any of its wholly-owned Domestic Subsidiaries permitted by subsection 7.1 (other than subsection 7.1(vi));

            o Company and its Subsidiaries, as applicable, may remain liable with respect to Contingent Obligations described in SCHEDULE 7.4 annexed hereto;

            o Company and its Subsidiaries may become and remain liable with respect to Contingent Obligations in connection with Operating Leases;

            o Subsidiary Guarantors may become and remain liable with respect to Contingent Obligations arising under subordinated guaranties of the Senior Subordinated Notes as set forth in and to the extent required under the Senior Subordinated Note Indenture as in effect on the Closing Date;

            o Company and its Domestic Subsidiaries may become and remain liable with respect to other Contingent Obligations; PROVIDED that the maximum aggregate liability, contingent or otherwise, of Company and its Domestic Subsidiaries in respect of all such Contingent Obligations, together with the aggregate principal amount of all Indebtedness permitted under subsection 7.1(ix), shall at no time exceed $20 million;

            o Foreign Subsidiaries may become and remain liable with respect to other Contingent Obligations; PROVIDED that the Contingent Obligations are non-recourse to Company and its Domestic Subsidiaries and the maximum aggregate liability, contingent or otherwise, of Foreign Subsidiaries in respect of all such Contingent Obligations, together with the aggregate principal amount of all Indebtedness permitted under subsection 7.1(xi), shall at no time exceed $10 million;

            o Company and its Subsidiaries may become and remain liable with respect to Contingent Obligations in respect of the contingent deferred purchase price of any Permitted Acquisitions in an aggregate amount not to exceed $5 million at any time outstanding; and

            o Company and its Subsidiaries may become and remain liable with respect to Contingent Obligations in respect of any Indebtedness of SGIL permitted under subsection 7.1(x).

            o  RESTRICTED JUNIOR PAYMENTS.

            Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, declare, order, pay, make or set apart any sum for any Restricted Junior Payment, except:

            o Company may make Restricted Junior Payments consisting of payment-in-kind dividends paid on the Convertible Preferred Stock;

            o Company may make payments of regularly scheduled interest in respect of the Senior Subordinated Notes in accordance with the terms of and to the extent required by, and subject to the subordination provisions contained in, the Senior Subordinated
               Note Indenture;

            o Company may repurchase (x) shares of its common stock and/or warrants, rights or options to purchase such common stock to the extent such repurchase is deemed to occur upon the exercise of stock options to acquire common stock or similar arrangements to acquire common stock; PROVIDED that such repurchased common stock and/or warrants, rights or options to acquire shares of such common stock represent a portion of the exercise price thereof; PROVIDED FURTHER that no cash is expended (or obligation to expend cash is incurred) by Company or any of its Subsidiaries pursuant to this clause (iii)(x) and (y) shares of its common stock and/or warrants, rights or options to purchase such common stock held by directors, executive officers, members of management or employees of Company or any of its Subsidiaries upon the death, disability, retirement or termination of employment of such directors, executive officers, members of management or employees, so long as (1) no Potential Event of Default or Event of Default then exists or would result therefrom and (2) the aggregate amount of cash expended by Company pursuant to this clause (iii) (y) does not exceed $2 million in any Fiscal Year of Company; and

            o Company may make withholding tax payments on behalf of the holders of the Convertible Preferred Stock solely to the extent required in connection with the payment by Company of payment-in-kind dividends on the Convertible Preferred Stock; PROVIDED that the aggregate amount of such withholding tax payments made by Company in any Fiscal Year shall not exceed $1 million; PROVIDED, FURTHER, that the aggregate amount of such withholding tax payments made by Company shall not exceed $5 million for the period from the Closing Date through and including December 31, 2005; PROVIDED, FURTHER, still, that prior to Company making any such withholding tax payments in any Fiscal Year, the holders of the Convertible Preferred Stock shall have previously made, or transferred to Company adequate funds so that Company may make on behalf of the holders of the Convertible Preferred Stock, withholding tax payments in an amount equal to 10% of the fair market value of such payment-in-kind dividends.

            o  FINANCIAL COVENANTS

            o MINIMUM FIXED CHARGE COVERAGE RATIO. Company shall not permit the Consolidated Fixed Charge Coverage Ratio, calculated on a Pro Forma Basis, for any four-Fiscal Quarter period ending during any of the periods set forth below to be less than the correlative ratio indicated:


                                                         MINIMUM  FIXED CHARGE
                   PERIOD                                COVERAGE RATIO
     --------------------------------------------      -------------------------
     Closing Date through September 30, 2000                     1.35:1.00

     October  1, 2000  through  June 30, 2002                    1.40:1.00

     July 1, 2002 and thereafter                                 1.45:1.00


            o MAXIMUM CONSOLIDATED LEVERAGE RATIO. Company shall not permit the Consolidated Leverage Ratio, calculated on a Pro Forma Basis, for any four-Fiscal Quarter period ending during any of the periods set forth below to exceed the correlative ratio indicated:


                                                            MAXIMUM CONSOLIDATED
                     PERIOD                                   LEVERAGE RATIO
     ----------------------------------------              ---------------------
     Closing Date through December 31, 2000                      5.25:1.00

     January 1, 2001 through March 31, 2001                      5.00:1.00

     April 1, 2001 through June 30, 2001                         4.75:1.00

     July 1, 2001 through September 30, 2001                     4.50:1.00

     October 1, 2001 through December 31, 2001                   4.35:1.00

     January 1, 2002 through March 31, 2002                      4.15:1.00

     April 1, 2002 through June 30, 2002                         4.10:1.00

     July 1, 2002 through September 30, 2002                     3.95:1.00

     October 1, 2002 through December 31, 2002                   3.80:1.00

     January 1, 2003 through March 31, 2003                      3.65:1.00

     April 1, 2003 through June 30, 2003                         3.55:1.00

     July 1, 2003 through September 30, 2003                     3.40:1.00

     October 1, 2003 through December 31, 2003                   3.30:1.00

     January 1, 2004 through March 31, 2004                      3.25:1.00

     April 1, 2004 through June 30, 2004                         3.15:1.00

     July 1, 2004 through September 30, 2004                     3.05:1.00

     October 1, 2004 through December 31, 2004                   2.95:1.00

     January 1, 2005 through March 31, 2005                      2.85:1.00

     April 1, 2005 through June 30, 2005                         2.75:1.00

     July 1, 2005 through September 30, 2005                     2.70:1.00

     October 1, 2005 through December 31, 2005                   2.60:1.00

     January 1, 2006 through March 31, 2006                      2.50:1.00

     April 1, 2006 through June 30, 2006                         2.45:1.00

     July 1, 2006 through September 30, 2006                     2.35:1.00

     October 1, 2006 through December 31, 2006                   2.25:1.00

     January 1, 2007 and thereafter                              2.00:1.00


            o MINIMUM INTEREST COVERAGE RATIO. Company shall not permit the Consolidated Interest Coverage Ratio, calculated on a Pro Forma Basis, during any of the periods set forth below to be less than the correlative ratio indicated:


                                                              MINIMUM INTEREST
                     PERIOD                                   COVERAGE RATIO
     ---------------------------------------               ---------------------
     Closing Date through December 31, 2000                      1.70:1.00

     January 1, 2001 through March 31, 2001                      1.75:1.00

     April 1, 2001 through June 30, 2001                         1.85:1.00

     July 1, 2001 through September 30, 2001                     1.90:1.00

     October 1, 2001 through December 31, 2001                   1.95:1.00

     January 1, 2002 through March 31, 2002                      2.05:1.00

     April 1, 2002 through June 30, 2002                         2.10:1.00

     July 1, 2002 through September 30, 2002                     2.20:1.00

     October 1, 2002 through December 31, 2002                   2.25:1.00

     January 1, 2003 through March 31, 2003                      2.35:1.00

     April 1, 2003 through June 30, 2003                         2.45:1.00

     July 1, 2003 through September 30, 2003                     2.50:1.00

     October 1, 2003 through December 31, 2003                   2.60:1.00

     January 1, 2004 through March 31, 2004                      2.65:1.00

     April 1, 2004 through June 30, 2004                         2.75:1.00

     July 1, 2004 through September 30, 2004                     2.80:1.00

     October 1, 2004 through December 31, 2004                   2.90:1.00

     January 1, 2005 through March 31, 2005                      2.95:1.00

     April 1, 2005 through June 30, 2005                         3.05:1.00

     July 1, 2005 through September 30, 2005                     3.15:1.00

     October 1, 2005 through December 31, 2005                   3.25:1.00

     January 1, 2006 through March 31, 2006                      3.35:1.00

     April 1, 2006 through June 30, 2006                         3.45:1:00

     July 1, 2006 and thereafter                                 3.50:1.00

            o MINIMUM CONSOLIDATED NET WORTH. Company shall not permit Consolidated Net Worth at any time to be less than the sum of (i) $38.7 million ("Base Amount") PLUS (ii) (a) the sum of Adjusted Consolidated Net Income for each Fiscal Quarter ending after the Closing Date and ending on or before such date of determination in which Adjusted Consolidated Net Income was positive MULTIPLIED by (b) 75%; PROVIDED that for purposes of calculating Adjusted Consolidated Net Income for the Fiscal Quarter ending on September 30, 2000, such Fiscal Quarter shall be deemed to commence on the first day after the Closing Date and end on September 30, 2000; PROVIDED FURTHER, that the Base Amount shall be increased to reflect 75% of any increase in the Consolidated Net Worth of Company and its Subsidiaries as a result of any Merger-related accounting adjustments made on or after the Closing Date.


            o  RESTRICTION ON FUNDAMENTAL CHANGES; ASSET SALES AND ACQUISITIONS.

            Company shall not, and shall not permit any of Company's Subsidiaries to, alter the corporate, capital or legal structure of Company or any of Company's Subsidiaries, or enter into any transaction of merger or consolidation, or liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease or sub-lease (as lessor or sublessor), transfer or otherwise dispose of, in one transaction or a series of transactions, all or any part of its business, property or assets, whether now owned or hereafter acquired, or acquire by purchase or otherwise all or substantially all the business, property or fixed assets of, or stock or other evidence of beneficial ownership of, any Person or any division or line of business of any Person, except:

            o any Domestic Subsidiary may be merged with or into Company or any Subsidiary Guarantor, or be liquidated, wound up or dissolved, or all or any part of its business, property or assets may be conveyed, sold, leased, transferred or otherwise disposed of, in one transaction or a series of transactions, to Company or any Subsidiary Guarantor; PROVIDED that, in the case of such a merger, Company or such Subsidiary Guarantor shall be the continuing or surviving corporation;

            o Company and its Subsidiaries may make (x) Consolidated Capital Expenditures permitted under subsection 7.8 and (y) Consolidated Capital Software Expenditures permitted under subsection 7.16;

            o Company and its Subsidiaries may dispose of obsolete, worn out or surplus property in the ordinary course of business;

            o Company and its Subsidiaries may sell or otherwise dispose of assets in transactions that do not constitute Asset Sales; PROVIDED that the consideration received for such assets shall be in an amount at least equal to the fair market value thereof;

            o  Acquisition Co. and Scientific Games may consummate the Merger;

            o Company or any of its Subsidiaries may convey, sell, transfer or otherwise dispose of for Cash any Margin Stock, whether now owned or hereafter acquired; PROVIDED that such disposition is for fair value and the proceeds are held in Cash or Cash Equivalents;

            o Company and its Subsidiaries may consummate Permitted Acquisitions; PROVIDED that each of the following conditions is satisfied:

            o the Acquired Business is engaged in a line of business that Company and its Subsidiaries are permitted to engage in under subsection 7.13A;

            o the Acquired Business becomes a Subsidiary Guarantor or is acquired by a Subsidiary Guarantor in such Permitted Acquisition;

            o the aggregate amount of Cash consideration paid by Company and its Subsidiaries (x) for any Permitted Acquisition or series of related Permitted Acquisitions made after the Closing Date shall not exceed $20 million and (y) for all Permitted Acquisitions made after the Closing Date shall not exceed $60 million;

            o the excess of the Revolving Loan Commitments over the Total Utilization of Revolving Loan Commitments immediately after giving effect to such Permitted Acquisition will be not less than $15 million;

            o concurrently with the consummation of such Permitted Acquisition, Company shall, and shall cause its Subsidiaries to, comply with the requirements of subsections 6.8 and 6.9 with respect to such Permitted Acquisition;

            o Company shall deliver to Administrative Agent an Officer's Certificate (1) certifying that no Potential Event of Default or Event of Default shall then exist or shall occur as a result of such Permitted Acquisition and (2) demonstrating that after giving effect to such Permitted Acquisition and to all Indebtedness to be incurred or assumed or repaid in connection with or as consideration for such Permitted Acquisition, Company will be in compliance with the financial covenants set forth in subsection 7.6, calculated on a Pro Forma Basis, as of the last day of the four Fiscal Quarter period most recently ended prior to the date of the proposed Permitted Acquisition for which the relevant financial information is available;

            o prior to the consummation of any Permitted Acquisition having a purchase price in excess of $10 million, Company shall deliver to Administrative Agent a copy, prepared in conformity with GAAP (subject to year-end adjustments and the absence of footnotes), of (i) financial statements of the Person or business so acquired for the immediately preceding four consecutive Fiscal Quarter period corresponding to the calculation period for the financial covenants in the immediately preceding clause and (ii) to the extent available from the applicable seller of the Acquired Business or the Acquired Business, audited or reviewed financial statements of the Person or business to be so acquired for the fiscal year ended within such period of such Person;

            o prior to the consummation of any Permitted Acquisition having a purchase price in excess of $15 million, Company shall deliver to Administrative Agent revised financial projections (in a form substantially consistent with previously provided projections) for Company, on a Pro Forma Basis, for such proposed Permitted Acquisition for the succeeding four Fiscal Quarters;

            o the aggregate purchase price of all Permitted Acquisitions that result in a new Foreign Subsidiary or result in the Acquired Business being owned by a Foreign Subsidiary shall not exceed $10 million; and

        o Company and its Subsidiaries may make Asset Sales of assets having a fair market value of not in excess of $20 million in any Fiscal Year or of $60 million in the aggregate for all such Asset Sales during the term of this Agreement; provided that in each case
            (x) the consideration received for such assets shall be in an amount at least equal to the fair market value thereof; (y) 80% of the consideration received therefor shall be Cash; and (z) the proceeds of any such Asset Sale are applied as required by subsection 2.4B(iii)(a).

            o  CONSOLIDATED CAPITAL EXPENDITURES.

            Company shall not, and shall not permit its Subsidiaries to, make or incur Consolidated Capital Expenditures, in any Fiscal Year indicated below, in an aggregate amount in excess of the corresponding amount (the "MAXIMUM CONSOLIDATED CAPITAL EXPENDITURES AMOUNT") set forth below opposite such Fiscal Year; PROVIDED that the Maximum Consolidated Capital Expenditures Amount for any Fiscal Year shall be increased by an amount equal to the excess, if any, of the Maximum Consolidated Capital Expenditures Amount for the previous Fiscal Year only (prior to any adjustment in accordance with this proviso) over the actual amount of Consolidated Capital Expenditures for such previous Fiscal Year; PROVIDED, FURTHER that in no event shall the amount of such increase exceed 50% of the Maximum Consolidated Capital Expenditures Amount for such previous Fiscal Year (prior to any adjustment in accordance with this proviso):


                    FISCAL YEAR                   MAXIMUM CONSOLIDATED CAPITAL
                                                         EXPENDITURES
         -----------------------------------------------------------------------
                 Fiscal Year 2000                        $80.0 million

                 Fiscal Year 2001                        $45.0 million

                 Fiscal Year 2002                        $35.0 million

                 Fiscal Year 2003                        $28.0 million

                 Fiscal Year 2004                        $28.0 million

                 Fiscal Year 2005                        $25.0 million

                 Fiscal Year 2006                        $25.0 million

                 Fiscal Year 2007                        $18.75 million


            o  SALES AND LEASE-BACKS.

            Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, become or remain liable as lessee or as a guarantor or other surety with respect to any lease, whether an Operating Lease or a Capital Lease, of any property (whether real, personal or mixed), whether now owned or hereafter acquired, (i) which Company or any of its Subsidiaries has sold or transferred or is to sell or transfer to any other Person (other than Company or any of its Subsidiaries) or (ii) which Company or any of its Subsidiaries intends to use for substantially the same purpose as any other property which has been or is to be sold or transferred by Company or any of its Subsidiaries to any Person (other than Company or any of its Subsidiaries) in connection with such lease; PROVIDED that Company and its Subsidiaries may become and remain liable as lessee, guarantor or other surety with respect to any such lease to the extent that (i) such lease, if a Capital Lease, is permitted pursuant to subsection 7.1(iii), (ii) the consideration received is at least equal to the fair market value of the property sold as determined in good faith by Company's Board of Directors; PROVIDED prior consent of the Board of Directors was obtained if such fair market value was determined to be in excess of $1 million and (iii) the Net Asset Sale Proceeds derived from the sale/leaseback of such sold properties or assets owned by the Company or its Subsidiaries shall be applied to prepay Loans and/or reduce commitments pursuant to subsection 2.4B(iii)(a) without regard to any reinvestment of such Net Asset Sale Proceeds otherwise permitted under such subsection.

            o  SALE OR DISCOUNT OF RECEIVABLES.

            Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, sell with recourse, or discount or otherwise sell for less than the face value thereof, any of its notes or accounts receivable; PROVIDED that Company may discount accounts receivable arising under letters of credit with respect to deferred customer financing in the ordinary course of business so long as the aggregate amount of such discount does not exceed $2 million in any Fiscal Year.

            o  TRANSACTIONS WITH STOCKHOLDERS AND AFFILIATES.

            Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any holder of 5% or more of any class of equity Securities of Company or with any Affiliate of Company or of any such holder, on terms that are less favorable to Company or that Subsidiary, as the case may be, than those that might be obtained at the time from Persons who are not such a holder or Affiliate; PROVIDED that the foregoing restriction shall not apply to (i) any transaction between Company and any of its wholly-owned Subsidiaries or between any of its wholly-owned Subsidiaries, (ii) reasonable and customary fees paid to members of the Boards of Directors of Company and its Subsidiaries, (iii) reasonable fees and compensation paid to, and indemnity provided on behalf of, officers, directors, employees or consultants of Company or any Subsidiary as determined in good faith by Company's Board of Directors or its senior management, (iv) Investments and Restricted Junior Payments permitted hereunder,
(v) transactions between the Company and any of its Subsidiaries or between Subsidiaries, in each case, so long as no portion of the minority interest in such Subsidiary is owned by an Affiliate of Company (other than a wholly-owned Subsidiary or directors or officers of such Subsidiary that hold capital stock of such Subsidiary to the extent that local law requires a resident of such jurisdiction to own capital stock of such Subsidiary); PROVIDED such transactions are not otherwise prohibited hereunder and the Board of Directors of (x) Company, in the case of a transaction between Company and any of its non-wholly owned Subsidiaries, or (y) the applicable wholly-owned Subsidiary in the case of a transaction between a non-wholly owned Subsidiary and such wholly-owned Subsidiary, in each case shall determine in good faith that such transaction is fair to Company or such wholly-owned Subsidiary, as the case may be, or (vi) any agreement as in effect as of the Closing Date (as amended by any amendment thereto or any transaction contemplated thereby, in each case solely to the extent such agreement and such transactions are set forth in SCHEDULE 7.11; PROVIDED that (a) any such amended agreement thereto is not more disadvantageous to Company or any Subsidiary, as applicable, in any material respect than such original agreement and (b) such amendment is not materially adverse to Lenders.

            o  DISPOSAL OF SUBSIDIARY EQUITY.

            Except pursuant to the Collateral Documents and except for any sale of 100% of the capital stock or other equity Securities of any its Subsidiaries in compliance with the provisions of subsection 7.7(i) or 7.7(viii), Company shall not:

            o directly or indirectly sell, assign, pledge or otherwise encumber or dispose of any shares of capital stock or other equity Securities of any of its Subsidiaries, except to qualify directors if required by applicable law; or

            o permit any of its Subsidiaries directly or indirectly to sell, assign, pledge or otherwise encumber or dispose of any shares of capital stock or other equity Securities of any of its Subsidiaries (including such Subsidiary), except to

               Company or a Domestic Subsidiary, or to qualify directors if required by applicable law.

            o  CONDUCT OF BUSINESS.

            o From and after the Closing Date, Company shall not, and shall not permit any of its Subsidiaries to, engage in any business other than (i) the businesses engaged in by Company and its Subsidiaries on the Closing Date and similar or related businesses and (ii) such other lines of business as may be consented to by Requisite Lenders.

            o Company will not permit Acquisition Co. to engage in any activities other than those that are necessary or advisable to effect the Merger, and to effect the transaction contemplated by this Agreement.

            o  AMENDMENTS OR WAIVERS OF RELATED AGREEMENTS.

            o None of Company or any of its Subsidiaries will agree to any material amendment to, or waive any of its material rights under, any Related Agreement or the Consulting Agreement, as the case may be, or terminate or agree to terminate any Related Agreement or the Consulting Agreement, as the case may be, without in each case obtaining the prior written consent of Requisite Lenders to such amendment, waiver or termination, other than any amendment, waiver or termination of any Related Agreement or the Consulting Agreement, as the case may be, which is neither material nor adverse to Lenders.

            o Company shall not, and shall not permit any of its Subsidiaries to, amend or otherwise change the terms of any Subordinated Indebtedness, or make any payment consistent with an amendment thereof or change thereto, if the effect of such amendment or change is to increase the interest rate on such Subordinated Indebtedness, change (to earlier dates) any dates upon which payments of principal or interest are due thereon, change any event of default or condition to an event of default with respect thereto (other than to eliminate any such event of default or increase any grace period related thereto), change the redemption, prepayment or defeasance provisions thereof, change the subordination provisions thereof (or of any guaranty thereof), or change any collateral therefor (other than to release such collateral), or if the effect of such amendment or change, together with all other amendments or changes made, is to increase materially the obligations of the obligor thereunder or to confer any additional rights on the holders of such Subordinated Indebtedness (or a trustee or other representative on their behalf) which would be adverse to Company or Lenders.

            o Company shall not, and shall not permit any of its Subsidiaries to, designate any Indebtedness as "Designated Senior Debt" (as defined in the Senior

               Subordinated Note Indenture) for purposes of the Senior Subordinated Note Indenture without the prior written consent of Requisite Lenders.

            o Company shall not make any payment on the Convertible Preferred Stock in cash which could be made by the issuance of additional shares of Convertible Preferred Stock.

            o  FISCAL YEAR.

            Other than in compliance with subsection 6.11, Company shall not change its Fiscal Year-end from October 31 of each calendar year, and, once such change has been effected in compliance with subsection 6.11, Company shall not change its Fiscal Year-end from December 31 of each calendar year.

            o  CONSOLIDATED CAPITAL SOFTWARE EXPENDITURES.

            Company shall not, and shall not permit its Subsidiaries to, make or incur Consolidated Capital Software Expenditures, in any Fiscal Year indicated below, in an aggregate amount in excess of the corresponding amount (the "MAXIMUM CONSOLIDATED CAPITAL SOFTWARE EXPENDITURES AMOUNT") set forth below opposite such Fiscal Year; PROVIDED that the Maximum Consolidated Capital Software Expenditures Amount for any Fiscal Year shall be increased by an amount equal to the excess, if any, of the Maximum Consolidated Capital Software Expenditures Amount for the previous Fiscal Year only (prior to any adjustment in accordance with this proviso) over the actual amount of Consolidated Capital Software Expenditures for such previous Fiscal Year; PROVIDED, FURTHER that in no event shall the amount of such increase exceed 50% of the Maximum Consolidated Capital Software Expenditures Amount for such previous Fiscal Year (prior to any adjustment in accordance with this proviso):


                    FISCAL YEAR                  MAXIMUM CONSOLIDATED CAPITAL
                                                     SOFTWARE EXPENDITURES
         -----------------------------------------------------------------------
                 Fiscal Year 2000                         $6.0 million

                 Fiscal Year 2001                         $5.0 million

                 Fiscal Year 2002                         $4.5 million

                 Fiscal Year 2003                         $4.0 million

                 Fiscal Year 2004                         $4.0 million

                 Fiscal Year 2005                         $4.0 million

                 Fiscal Year 2006                         $4.0 million

                 Fiscal Year 2007                         $3.0 million

            o  MARGIN STOCK.

      Notwithstanding anything to the contrary contained herein, Company and its Subsidiaries shall not own Margin Stock with an aggregate value in excess of $5,000,000.

            o  EVENTS OF DEFAULT

            If any of the following conditions or events ("EVENTS OF DEFAULT") shall occur:

            o  FAILURE TO MAKE PAYMENTS WHEN DUE.

            Failure by Company to pay any installment of principal of any Loan when due, whether at stated maturity, by acceleration, by notice of voluntary prepayment, by mandatory prepayment or otherwise; failure by Company to pay when due any amount payable to an Issuing Lender in reimbursement of any drawing under a Letter of Credit; or failure by Company to pay any interest on any Loan or any fee or any other amount due under this Agreement within five days after the date due; or

            o  DEFAULT IN OTHER AGREEMENTS.

            (i) Failure of Company or any of its Subsidiaries to pay when due any principal of or interest on or any other amount payable in respect of one or more items of Indebtedness (other than Indebtedness referred to in subsection 8.1) or Contingent Obligations in an aggregate principal amount of $5 million or more beyond the end of any grace period provided therefor; or (ii) breach or default by Company or any of its Subsidiaries with respect to any other material term of (a) one or more items of Indebtedness or Contingent Obligations in the aggregate principal amount referred to in clause (i) above or (b) any loan agreement, mortgage, indenture or other agreement relating to such item(s) of Indebtedness or Contingent Obligation(s), if the effect of such breach or default is to cause, or to permit the holder or holders of that Indebtedness or Contingent Obligation(s) (or a trustee on behalf of such holder or holders) to cause, that Indebtedness or Contingent Obligation(s) to become or be declared due and payable prior to its stated maturity or the stated maturity of any underlying obligation, as the case may be (upon the giving or receiving of notice, lapse of time, both, or otherwise); or

            o  BREACH OF CERTAIN COVENANTS.

            Failure of Company to perform or comply with any term or condition contained in subsection 2.5 or 6.2 or Section 7; or

            o  BREACH OF WARRANTY.

            Any representation, warranty, certification or other statement made by Company or any of its Subsidiaries in any Loan Document or in any statement or certificate at any time given by Company or any of its Subsidiaries in writing pursuant thereto or in connection therewith shall be false in any material respect on the date as of which made; or

            o  OTHER DEFAULTS UNDER LOAN DOCUMENTS.

            Any Loan Party shall default in the performance of or compliance with any term contained in this Agreement or any of the other Loan Documents, other than any such term referred to in any other subsection of this Section 8, and such default shall not have been remedied or waived within thirty (30) days after the earlier of (i) an officer of Company or such

Loan Party becoming aware of such default or (ii) receipt by Company and such Loan Party of notice from Administrative Agent or any Lender of such default; or

            o  INVOLUNTARY BANKRUPTCY; APPOINTMENT OF RECEIVER, ETC.

            A court having jurisdiction in the premises shall enter a decree or order for relief in respect of Company or any of its Subsidiaries in an involuntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, which decree or order is not stayed; or any other similar relief shall be granted under any applicable federal or state law; or (ii) an involuntary case shall be commenced against Company or any of its Subsidiaries under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect; or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over Company or any of its Subsidiaries, or over all or a substantial part of its property, shall have been entered; or there shall have occurred the involuntary appointment of an interim receiver, trustee or other custodian of Company or any of its Subsidiaries for all or a substantial part of its property; or a warrant of attachment, execution or similar process shall have been issued against any substantial part of the property of Company or any of its Subsidiaries, and any such event described in this clause (ii) shall continue for 60 days unless dismissed, bonded or discharged; or

            o  VOLUNTARY BANKRUPTCY; APPOINTMENT OF RECEIVER, ETC.

            (i) Company or any of its Subsidiaries shall have an order for relief entered with respect to it or commence a voluntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or shall consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property; or Company or any of its Subsidiaries shall make any assignment for the benefit of creditors; or (ii) Company or any of its Subsidiaries shall be unable, or shall fail generally, or shall admit in writing its inability, to pay its debts as such debts become due; or the Board of Directors of Company or any of its Subsidiaries (or any committee thereof) shall adopt any resolution or otherwise authorize any action to approve any of the actions referred to in clause (i) above or this clause (ii); or

            o  JUDGMENTS AND ATTACHMENTS.

            Any money judgment, writ or warrant of attachment or similar process involving either in any individual case or in the aggregate at any time an amount in excess of $5 million (in either case not adequately covered by insurance as to which a solvent and unaffiliated insurance company has acknowledged coverage) shall be entered or filed against Company or any of its Subsidiaries or any of their respective assets and shall remain undischarged, unvacated, unbonded or unstayed for a period of 60 days (or in any event later than five days prior to the date of any proposed sale thereunder); or

            o  DISSOLUTION.

            Any order, judgment or decree shall be entered against Company or any of its Subsidiaries decreeing the dissolution or split up of Company or that Subsidiary and such order shall remain undischarged or unstayed for a period in excess of 30 days; or

            o  EMPLOYEE BENEFIT PLANS.

            There shall occur one or more ERISA Events which individually or in the aggregate results in, or, excluding any event described in clause (x) of the definition of ERISA Event, would reasonably be expected to result in, liability to Company, any of its Subsidiaries or any of their respective ERISA Affiliates in excess of $5 million during the term of this Agreement; or there shall exist an amount of unfunded benefit liability calculated in accordance with the provisions of subsection 5.11D which exceeds $5 million; or

            o  CHANGE IN CONTROL.

            Any Change in Control shall occur; or

            o INVALIDITY OF GUARANTIES; FAILURE OF SECURITY; REPUDIATION OF OBLIGATIONS.

            At any time after the execution and delivery thereof, (i) any Subsidiary Guaranty for any reason, other than the satisfaction in full of all Obligations, shall cease to be in full force and effect (other than in accordance with its terms) or shall be declared to be null and void, (ii) any Collateral Document shall cease to be in full force and effect (other than by reason of a release of Collateral thereunder in accordance with the terms hereof or thereof, the satisfaction in full of the Obligations or any other termination of such Collateral Document in accordance with the terms hereof or thereof) or shall be declared null and void, or Administrative Agent for the benefit of Lenders shall not have or shall cease to have a valid and perfected First Priority Lien on any Collateral purported to be covered thereby, in each case for any reason other than the failure of any Agent or any Lender to take any action within its control, or (iii) any Loan Party shall contest the validity or enforceability of any Loan Document in writing or deny in writing that it has any further liability, including with respect to future advances by Lenders, under any Loan Document to which it is a party;

THEN (i) upon the occurrence of any Event of Default described in subsection 8.6 or 8.7, each of (a) the unpaid principal amount of and accrued interest on the Loans, (b) an amount equal to the maximum amount that may at any time be drawn under all Letters of Credit then outstanding (whether or not any beneficiary under any such Letter of Credit shall have presented, or shall be entitled at such time to present, the drafts or other documents or certificates required to draw under such Letter of Credit), and (c) all other Obligations shall automatically become immediately due and payable, without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by Company, and the obligation of each Lender to make any Loan, the obligation of the Person which is Administrative Agent to issue any Letter of Credit and the right of any Lender to issue any Letter of Credit hereunder shall thereupon terminate, and (ii) upon the occurrence and during the continuation of any other Event of Default, Administrative Agent shall, upon the written request, or may, with the written consent, of Requisite Lenders, by written notice to Company, declare all or any portion of the amounts described in clauses (a) through (c) above to be, and the same shall forthwith become, immediately due and payable, without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by Company, and the obligation of each Lender to make any Loan, the obligation of the Person which is Administrative Agent to issue any Letter of Credit and the right of any Lender to issue any Letter of Credit hereunder shall thereupon terminate; PROVIDED that the foregoing shall not affect in any way the obligations of Revolving Lenders under subsection 3.3C(i) or the obligations of Revolving Lenders to purchase participations in any unpaid Swing Line Loans as provided in subsection 2.1A(iv).

            Any amounts described in clause (b) above, when received by Administrative Agent, shall be held by Administrative Agent in the Collateral Account established pursuant to the Security Agreement and shall be applied as provided therein.

            Notwithstanding anything contained in the second preceding paragraph, if at any time within 60 days after an acceleration of the Loans pursuant to clause (ii) of such paragraph Company shall pay all arrears of interest and all payments on account of principal which shall have become due otherwise than as a result of such acceleration (with interest on principal and, to the extent permitted by law, on overdue interest, at the rates specified in this Agreement) and all Events of Default and Potential Events of Default (other than non-payment of the principal of and accrued interest on the Loans, in each case which is due and payable solely by virtue of acceleration) shall be remedied or waived pursuant to subsection 10.6, then Requisite Lenders, by written notice to Company, may at their option rescind and annul such acceleration and its consequences; but such action shall not affect any subsequent Event of Default or Potential Event of Default or impair any right consequent thereon. The provisions of this paragraph are intended merely to bind Lenders to a decision which may be made at the election of Requisite Lenders and are not intended, directly or indirectly, to benefit Company, and such provisions shall not at any time be construed so as to grant Company the right to require Lenders to rescind or annul any acceleration hereunder or to preclude Administrative Agent or Lenders from exercising any of the rights or remedies available to them under any of the Loan Documents, even if the conditions set forth in this paragraph are met.

            o  THE AGENTS

            o  APPOINTMENT.

            o Appointment of Agents. DLJ is hereby appointed Administrative Agent and Syndication Agent hereunder and under the other Loan Documents and each Lender hereby authorizes Administrative Agent and Syndication Agent to act as its agent in accordance with the terms of this Agreement and the other Loan Documents. LCPI is hereby appointed Documentation Agent. Each of Administrative Agent and Syndication Agent agrees to act upon the express conditions contained in this Agreement and the other Loan Documents, as applicable. The Documentation Agent shall have no duties or responsibilities under this Agreement and the other Loan Documents. The provisions of this Section 9 are solely for the benefit of each of Agents and Lenders and Company shall have no rights as a third party beneficiary of any of the provisions thereof. In performing its functions and duties under this Agreement, each of Administrative Agent and Syndication Agent shall act solely as an agent of Lenders and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for Company or any of its Subsidiaries.

            o Appointment of Supplemental Collateral Agents. It is the purpose of this Agreement and the other Loan Documents that there shall be no violation of any law of any jurisdiction denying or restricting the right of banking corporations or associations to transact business as agent or trustee in such


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               jurisdiction. It is recognized that in case of litigation under this Agreement or any of the other Loan Documents, and in particular in case of the enforcement of any of the Loan Documents, or in case Administrative Agent deems that by reason of any present or future law of any jurisdiction it may not exercise any of the rights, powers or remedies granted herein or in any of the other Loan Documents or take any other action which may be desirable or necessary in connection therewith, it may be necessary that Administrative Agent appoint an additional individual or institution as a separate trustee, co-trustee, collateral agent or collateral co-agent (any such additional individual or institution being referred to herein individually as a "Supplemental Collateral Agent" and collectively as "Supplemental Collateral Agents").

            In the event that Administrative Agent appoints a Supplemental Collateral Agent with respect to any Collateral, (i) each and every right, power, privilege or duty expressed or intended by this Agreement or any of the other Loan Documents to be exercised by or vested in or conveyed to Administrative Agent with respect to such Collateral shall be exercisable by and vest in such Supplemental Collateral Agent to the extent, and only to the extent, necessary to enable such Supplemental Collateral Agent to exercise such rights, powers and privileges with respect to such Collateral and to perform such duties with respect to such Collateral, and every covenant and obligation contained in the Loan Documents and necessary to the exercise or performance thereof by such Supplemental Collateral Agent shall run to and be enforceable by either Administrative Agent or such Supplemental Collateral Agent, and (ii) the provisions of this Section 9 and of subsections 10.2 and 10.3 that refer to Administrative Agent shall inure to the benefit of such Supplemental Collateral Agent and all references therein to Administrative Agent shall be deemed to be references to Administrative Agent and/or such Supplemental Collateral Agent, as the context may require.

            Should any instrument in writing from Company or any other Loan Party be required by any Supplemental Collateral Agent so appointed by Administrative Agent for more fully and certainly vesting in and confirming to him or it such rights, powers, privileges and duties, Company shall, or shall cause such other Loan Party to, execute, acknowledge and deliver any and all such instruments promptly upon request by Administrative Agent. In case any Supplemental Collateral Agent, or a successor thereto, shall die, become incapable of acting, resign or be removed, all the rights, powers, privileges and duties of such Supplemental Collateral Agent, to the extent permitted by law, shall vest in and be exercised by Administrative Agent until the appointment of a new Supplemental Collateral Agent.

            o  POWERS AND DUTIES; GENERAL IMMUNITY.

            o Powers; Duties Specified. Each Lender irrevocably authorizes each Agent to take such action on such Lender's behalf and to exercise such powers, rights and remedies hereunder and under the other Loan Documents as are specifically delegated or granted to such Agent by the terms hereof and thereof, together with such powers, rights and remedies as are reasonably incidental thereto. Each Agent shall have only those duties and responsibilities that are expressly specified in this Agreement and the other Loan Documents. Each Agent may exercise such powers, rights and remedies


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               and perform such duties by or through its agents or employees. No
               Agent shall have, by reason of this Agreement or any of the other Loan Documents, a fiduciary relationship in respect of any Lender; and nothing in this Agreement or any of the other Loan Documents, expressed or implied, is intended to or shall be so construed as to impose upon any Agent any obligations in respect of this Agreement or any of the other Loan Documents except as expressly set forth herein or therein. Notwithstanding anything herein to the contrary, Agent shall not be responsible for notifying any Federal banking authority of its activities hereunder (including pursuant to the Bank Service Company Act (12 U.S.C. 1867)).

            o No Responsibility for Certain Matters. No Agent shall be responsible to any Lender for the execution, effectiveness, genuineness, validity, enforceability, collectibility or sufficiency of this Agreement or any other Loan Document or for any representations, warranties, recitals or statements made herein or therein or made in any written or oral statements or in any financial or other statements, instruments, reports or certificates or any other documents furnished or made by such Agent to Lenders or by or on behalf of Company to such Agent or any Lender in connection with the Loan Documents and the transactions contemplated thereby or for the financial condition or business affairs of Company or any other Person liable for the payment of any Obligations, nor shall such Agent be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained in any of the Loan Documents or as to the use of the proceeds of the Loans or the use of the Letters of Credit or as to the existence or possible existence of any Event of Default or Potential Event of Default. Anything contained in this Agreement to the contrary notwithstanding, Administrative Agent shall not have any liability arising from confirmations of the amount of outstanding Loans or the Letter of Credit Usage or the component amounts thereof.

            o Exculpatory Provisions. None of the Agents nor any of their respective officers, directors, employees or agents shall be liable to Lenders for any action taken or omitted by any such Agent under or in connection with any of the Loan Documents except to the extent caused by such Agent's gross negligence or willful misconduct. Each Agent shall be entitled to refrain from any act or the taking of any action (including the failure to take an action) in connection with this Agreement or any of the other Loan Documents or from the exercise of any power, discretion or authority vested in it hereunder or thereunder unless and until such Agent shall have received instructions in respect thereof from Requisite Lenders (or such other Lenders as may be required to give such instructions under subsection 10.6) and, upon receipt of such instructions from Requisite Lenders (or such other Lenders, as the case may be), such Agent shall be entitled to act or (where so instructed) refrain from acting, or to exercise such power, discretion or authority, in accordance with such instructions. Without prejudice to the generality of the foregoing, (i) each Agent shall be entitled to rely, and shall be fully protected in relying,


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               upon any communication, instrument or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and shall be entitled to rely and shall be protected in relying on opinions and judgments of attorneys (who may be attorneys for Company and its Subsidiaries), accountants, experts and other professional advisors selected by it; and (ii) no Lender shall have any right of action whatsoever against any Agent as a result of such Agent acting or (where so instructed) refraining from acting under this Agreement or any of the other Loan Documents in accordance with the instructions of Requisite Lenders (or such other Lenders as may be required to give such instructions under subsection 10.6).

            o Agents Entitled to Act as Lender. The agency hereby created shall in no way impair or affect any of the rights and powers of, or impose any duties or obligations upon, any Person which is an Agent in its individual capacity as a Lender hereunder. With respect to its participation in the Loans and the Letters of Credit, each Person which is an Agent shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not performing the duties and functions delegated to it hereunder, and the term "Lender" or "Lenders" or any similar term shall, unless the context clearly otherwise indicates, include such Person in its individual capacity. Any Person which is an Agent and its Affiliates may accept deposits from, lend money to and generally engage in any kind of banking, trust, financial advisory or other business with Company or any of its Affiliates as if it were not performing the duties specified herein, and may accept fees and other consideration from Company for services in connection with this Agreement and otherwise without having to account for the same to Lenders.

            o REPRESENTATIONS AND WARRANTIES; NO RESPONSIBILITY FOR APPRAISAL OF CREDITWORTHINESS.

            Each Lender represents and warrants that it has made its own independent investigation of the financial condition and affairs of Company and its Subsidiaries in connection with the making of the Loans and the issuance of Letters of Credit hereunder and that it has made and shall continue to make its own appraisal of the creditworthiness of Company and its Subsidiaries. No Agent shall have any duty or responsibility, either initially or on a continuing basis, to make any such investigation or any such appraisal on behalf of Lenders or to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter, and no Agent shall have any responsibility with respect to the accuracy of or the completeness of any information provided to Lenders.

            o  RIGHT TO INDEMNITY.

            Each Lender, in proportion to its Pro Rata Share, severally agrees to indemnify each Agent, to the extent that such Agent shall not have been reimbursed by Company, for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits,


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costs, expenses (including counsel fees and disbursements) or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against such Agent in exercising its powers, rights and remedies or performing its duties hereunder or under the other Loan Documents or otherwise in its capacity as Administrative Agent or Syndication Agent, as the case may be, in any way relating to or arising out of this Agreement or the other Loan Documents; PROVIDED that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from any Agent's gross negligence or willful misconduct. If any indemnity furnished to any Agent for any purpose shall, in the opinion of such Agent, be insufficient or become impaired, such Agent may call for additional indemnity except against gross negligence or willful misconduct and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished.

            o  SUCCESSOR AGENTS AND SWING LINE LENDER.

            o Successor Agents. Each Agent may resign at any time by giving 30 days' prior written notice thereof to the other Agents, Lenders and Company, and any Agent may be removed at any time with or without cause by an instrument or concurrent instruments in writing delivered to Company and the Agents and signed by Requisite Lenders. Upon any notice of resignation or removal of Administrative Agent, Requisite Lenders shall have the right, upon five Business Days' notice to Company, to appoint a successor Administrative Agent. If for any reason Requisite Lenders cannot agree on a successor Administrative Agent, the resigning Administrative Agent shall have the right to designate a successor Administrative Agent, after consulting with Company. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, that successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Administrative Agent, and the retiring or removed Administrative Agent shall be discharged from its duties and obligations under this Agreement. After any retiring or removed Administrative Agent's resignation or removal hereunder as Administrative Agent, the provisions of this Section 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement.

            o Successor Swing Line Lender. Any resignation or removal of Administrative Agent pursuant to subsection 9.5A shall also constitute the resignation or removal of DLJ or its successor as Swing Line Lender, and any successor Administrative Agent appointed pursuant to subsection 9.5A shall, upon its acceptance of such appointment, become the successor Swing Line Lender for all purposes hereunder. In such event (i) Company shall prepay any outstanding Swing Line Loans made by the retiring or removed Administrative Agent in its capacity as Swing Line Lender, (ii) upon such prepayment, the retiring or removed Administrative Agent and Swing Line Lender shall surrender the Swing Line Note held by it to Company for cancellation, and (iii) Company shall issue a new Swing Line Note to the


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               successor Administrative Agent and Swing Line Lender
               substantially in the form of EXHIBIT IV-D annexed hereto, in the principal amount of the Swing Line Loan Commitment then in effect and with other appropriate insertions.

            o  COLLATERAL DOCUMENTS AND GUARANTIES.

            o Each Lender hereby further authorizes Administrative Agent, on behalf of and for the benefit of Lenders, to enter into each Collateral Document as secured party and to be the agent for and representative of Lenders under each Subsidiary Guaranty, and each Lender agrees to be bound by the terms of each Collateral Document and Subsidiary Guaranty; PROVIDED that Administrative Agent shall not (i) enter into or consent to any material amendment, modification, termination or waiver of any provision contained in any Collateral Document or Subsidiary Guaranty or
               (ii) release any Collateral (except as otherwise expressly permitted or required pursuant to the terms of this Agreement or the applicable Collateral Document), in each case without the prior consent of Requisite Lenders (or, if required pursuant to subsection 10.6, all Lenders); PROVIDED FURTHER, HOWEVER, that, without further written consent or authorization from Lenders, Administrative Agent may execute any documents or instruments necessary to (a) release any Lien encumbering any item of Collateral that is the subject of a sale or other disposition of assets permitted by this Agreement or to which Requisite Lenders have otherwise consented or (b) release any Subsidiary Guarantor from the Subsidiary Guaranty if all of the equity Securities of such Subsidiary Guarantor are sold to any Person (other than an Affiliate of Company) pursuant to a sale or other disposition permitted hereunder or to which Requisite Lenders have otherwise consented. Anything contained in any of the Loan Documents to the contrary notwithstanding, Company, each Agent and each Lender hereby agree that (X) no Lender shall have any right individually to realize upon any of the Collateral under any Collateral Document or to enforce any Subsidiary Guaranty, it being understood and agreed that all rights and remedies under the Collateral Documents and the Subsidiary Guaranties may be exercised solely by Administrative Agent for the benefit of Lenders in accordance with the terms thereof, and (Y) in the event of a foreclosure by Administrative Agent on any of the Collateral pursuant to a public or private sale, any Agent or any Lender may be the purchaser of any or all of such Collateral at any such sale and Administrative Agent, as agent for and representative of all Lenders (but not any Lender or Lenders in its or their respective individual capacities) if Requisite Lenders shall agree in writing shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Obligations as a credit on account of the purchase price for any collateral payable by Administrative Agent at such sale.

            o Each Lender hereby authorizes Administrative Agent to execute any and all powers of attorney or other instruments on behalf of such Lender necessary to


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               affect the pledge of any Subsidiary's shares of capital stock under the laws of a jurisdiction outside of the United States of America.

            o  MISCELLANEOUS

            o  SUCCESSORS AND ASSIGNS.

            o The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that Company may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by Company without such consent shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto and their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, the Affiliates of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

            o Any Lender may assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans at the time owing to it) and the other Loan Documents; provided that
               (i) except in the case of an assignment of the entire remaining amount of the assigning Lender's Commitments and the Loans at the time owing to it or in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund with respect to a Lender, the aggregate amount of the Revolving Loan Commitment (which for this purpose includes Loans outstanding thereunder) or principal outstanding balance of the Term Loan of the assigning Lender subject to each such assignment (determined as of the date the Assignment Agreement with respect to such assignment is delivered to Administrative Agent) shall not be less than $5 million, in the case of any assignment of a Revolving Loan, or $1 million, in the case of any assignment of a Term Loan, unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, Company otherwise consent (each such consent not to be unreasonably withheld or delayed),
               (ii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement with respect to the Loan or the Commitment assigned, except that this clause (ii) shall not prohibit any Lender from assigning all or a portion of its rights and obligations among separate Commitments or Loans on a non-PRO RATA basis, and (iii) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment Agreement, together with a processing and recordation fee of $1500, and the Eligible Assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an administrative questionnaire. Subject to acceptance and recording thereof by Administrative Agent in the Register, from and after the effective date specified in each Assignment Agreement, the Eligible Assignee thereunder


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               shall be a party hereto and, to the extent of the interest assigned by such Assignment Agreement, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment Agreement, be released from its obligations under this Agreement (and, in the case of an Assignment Agreement covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of subsections 2.6, 2.7, 3.6, 10.2 and 10.3. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection 10.1B shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection 10.1C.

            o Any Lender may, without the consent of, or notice to, Company or the Administrative Agent, sell participations to one or more banks or other entities (a "PARTICIPANT") in all or a portion of such Lender's rights and/or obligations under this Agreement (including all or a portion of its Commitments and/or the Loans owing to it); PROVIDED that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) Company, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; PROVIDED that such agreement or instrument may provide that such Lender will not, without the consent of the Participant agree to any amendment, modification or waiver described in clauses (a), (b), (c), (d) or (e) of subsection 10.6A that affects such Participant. Subject to subsection 10.1D, Company agrees that each Participant shall be entitled to the benefits of subsections 3.6, 2.6D and 2.7 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection 10.1B. To the extent permitted by law, each Participant also shall be entitled to the benefits of subsection
               10.4 as though it were a Lender, provided such Participant agrees to be subject to subsection 10.5 as though it were a Lender.

            o A Participant shall not be entitled to receive any greater payment under subsection 2.7 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with Company's prior written consent. A Participant that would be a foreign Lender if it were a Lender shall not be entitled to the benefits of subsection 2.7 unless Company is notified of the participation sold to such Participant and such Participant agrees, for the benefit of Company, to comply with Section 2.7B(iii)(a) as though it were a Lender.


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            o  Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including without limitation any pledge or assignment to secure obligations to a Federal Reserve Bank; PROVIDED that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

            o Information. Each Lender may furnish any information concerning any Loan Party in the possession of that Lender from time to time to assignees and participants (including prospective assignees and participants), subject to subsection 10.19.

            o Representations of Lenders. Each Lender listed on the signature pages hereof hereby represents and warrants (i) that it is an Eligible Assignee or, upon the approval of Administrative Agent and such other Persons, if any, required under the definition of Eligible Assignee, will be an Eligible Assignee; (ii) that it has experience and expertise in the making or acquiring of loans such as the Loans; and (iii) that it will make or acquire its Loans for its own account in the ordinary course of its business and without a view to distribution of such Loans within the meaning of the Securities Act or the Exchange Act or other federal securities laws (it being understood that, subject to the provisions of this subsection 10.1, the disposition of such Loans or any interests therein shall at all times remain within its exclusive control). Each Lender that becomes a party hereto pursuant to an Assignment Agreement will be deemed to agree that the representations and warranties of such Lender contained in
               Section 2(c) of such Assignment Agreement are incorporated herein by this reference.

            o  EXPENSES.

            Whether or not the transactions contemplated hereby shall be consummated, Company agrees to pay promptly (i) all the actual out of pocket and reasonable costs and expenses of preparation of the Loan Documents and any consents, amendments, waivers or other modifications thereto; (ii) all the costs of furnishing all opinions by counsel for Company (including any opinions requested by Administrative Agent or Lenders as to any legal matters arising hereunder) and of Company's performance of and compliance with all agreements and conditions on its part to be performed or complied with under this Agreement and the other Loan Documents including with respect to confirming compliance with environmental, insurance and solvency requirements; (iii) the reasonable fees, expenses and disbursements of counsel to Arranger and Administrative Agent in connection with the negotiation, preparation, execution and administration of the Loan Documents and any consents, amendments, waivers or other modifications thereto and any other documents or matters requested by Company; (iv) all the actual costs and reasonable expenses of creating and perfecting Liens in favor of Administrative Agent on behalf of Lenders pursuant to any Collateral Document, including filing and recording fees, expenses and taxes, stamp or documentary taxes, search fees, title insurance premiums, and reasonable fees, expenses and disbursements of counsel to Administrative Agent and of counsel


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providing any opinions that Administrative Agent or Requisite Lenders may request in respect of the Collateral Documents or the Liens created pursuant thereto; (v) all the actual out of pocket costs and reasonable expenses (including the reasonable fees, expenses and disbursements of any auditors, accountants or appraisers and any environmental or other consultants, advisors and agents employed or retained by Administrative Agent or their respective counsel) of obtaining and reviewing any appraisals, environmental audits or reports and any audits or reports provided for under subsection 4.1I, 6.9B or 6.9C; (vi) the custody or preservation of any of the Collateral; (vii) all other actual and reasonable costs and expenses incurred by Arranger or Administrative Agent in connection with the syndication of the Commitments and the negotiation, preparation and execution of the Loan Documents and any consents, amendments, waivers or other modifications thereto and the transactions contemplated thereby; and (viii) after the occurrence and during the continuation of an Event of Default, all costs and expenses, including reasonable attorneys' fees and costs of settlement, incurred by Administrative Agent and Lenders in enforcing any Obligations of or in collecting any payments due from any Loan Party hereunder or under the other Loan Documents by reason of such Event of Default (including in connection with the sale of, collection from, or other realization upon any of the Collateral or the enforcement of the Subsidiary Guaranties or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a "work-out" or pursuant to any insolvency or bankruptcy proceedings).

            o  INDEMNITY.

            In addition to the payment of expenses pursuant to subsection 10.2, whether or not the transactions contemplated hereby shall be consummated, Company agrees to defend (subject to Indemnitees' selection of counsel), indemnify, pay and hold harmless Arranger, Agents and Lenders, and the officers, directors, trustees, employees, agents and affiliates of Arranger, Agents and Lenders (collectively called the "INDEMNITEES"), from and against any and all Indemnified Liabilities (as hereinafter defined); PROVIDED that Company shall not have any obligation to any Indemnitee hereunder with respect to any Indemnified Liabilities to the extent such Indemnified Liabilities arise solely from the gross negligence or willful misconduct of that Indemnitee as determined by a final judgment of a court of competent jurisdiction.

            As used herein, "INDEMNIFIED LIABILITIES" means, collectively, any and all liabilities, obligations, losses, damages (including natural resource damages), penalties, actions, judgments, suits, claims (including Environmental Claims), costs (including without limitation the costs of any investigation, study, sampling, testing, abatement, cleanup, removal, remediation or other response action necessary to remove, remediate, clean up or abate any Hazardous Materials Activity not caused solely by the gross negligence or willful misconduct of Administrative Agent or the Lenders), expenses and disbursements of any kind or nature whatsoever (including the reasonable fees and disbursements of counsel for Indemnitees in connection with any investigative, administrative or judicial proceeding commenced or threatened by any Person, whether or not any such Indemnitee shall be designated as a party or a potential party thereto, and any fees or expenses incurred by Indemnitees in enforcing this indemnity), whether direct, indirect or consequential and whether based on any federal, state or foreign laws, statutes, rules or regulations (including securities and commercial laws, statutes, rules or regulations and Environmental
Laws), on common law or equitable cause or on contract or otherwise, that may be imposed on, incurred by, or asserted against any such Indemnitee, in


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any manner relating to or arising out of (i) this Agreement or the other Loan
Documents or the transactions contemplated hereby or thereby (including Lenders' agreement to make the Loans hereunder or the use or intended use of the proceeds thereof or the issuance of Letters of Credit hereunder or the use or intended use of any thereof), or any enforcement of any of the Loan Documents (including any sale of, collection from, or other realization upon any of the Collateral or the enforcement of the Subsidiary Guaranties), (ii) the statements contained in the commitment letter delivered by any Lender to Company with respect thereto, or (iii) any Environmental Claim or any Hazardous Materials Activity relating to or arising from, directly or indirectly, any past or present activity, operation, land ownership, or practice of Company or any of its Subsidiaries.

            No Lenders shall have any liability for special, incidental, consequential or punitive damages arising out of such Lender's breach of this Agreement or any other Loan Document to the extent such liability did not arise solely from the gross negligence or willful misconduct of such Lender as determined by a final judgment of a court of competent jurisdiction.

            To the extent that the undertakings to defend, indemnify, pay and hold harmless set forth in this subsection 10.3 may be unenforceable in whole or in part because they are violative of any law or public policy, Company shall contribute the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by Indemnitees or any of them.

            o  SET-OFF; SECURITY INTEREST IN DEPOSIT ACCOUNTS.

            In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence and during the continuation of any Event of Default each Lender is hereby authorized by Company at any time or from time to time, without notice to Company or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, including Indebtedness evidenced by certificates of deposit, whether matured or unmatured, but not including trust accounts) and any other Indebtedness at any time held or owing by that Lender to or for the credit or the account of Company against and on account of the obligations and liabilities of Company to that Lender under this Agreement, the Letters of Credit and participations therein and the other Loan Documents, including all claims of any nature or description arising out of or connected with this Agreement, the Letters of Credit and participations therein or any other Loan Document, irrespective of whether or not (i) that Lender shall have made any demand hereunder or (ii) the principal of or the interest on the Loans or any amounts in respect of the Letters of Credit or any other amounts due hereunder shall have become due and payable pursuant to
Section 8 and although said obligations and liabilities, or any of them, may be contingent or unmatured. Nothing in this subsection 10.4 or in subsection 10.5 shall limit any Lender's rights to make a set-off against other obligations owed such Lender prior to or instead of setting off against the Aggregate Amounts Due (as defined below) to such Lender. Company hereby further grants to each Agent and each Lender a security interest in all deposits and accounts maintained with such Agent or such Lender as security for the Obligations.

            o  RATABLE SHARING.

            Lenders hereby agree among themselves that if any of them shall, whether by voluntary payment (other than a voluntary prepayment of Loans made and applied in accordance with the terms of this Agreement), by realization upon security, through the exercise of any right of set-off or banker's lien, by counterclaim or cross action or by the enforcement of any right under the Loan Documents or otherwise (except pursuant to subsections 2.4B, 2.8B or 10.1), or as adequate protection of a deposit treated as cash collateral under the Bankruptcy Code, receive payment or reduction of a proportion of the aggregate amount of principal, interest, amounts payable in respect of Letters of Credit, fees and other amounts then due and owing to that Lender hereunder or under the other Loan Documents (collectively, the "AGGREGATE AMOUNTS DUE" to such Lender) which is greater than the proportion received by any other Lender in respect of the Aggregate Amounts Due to such other Lender, then the Lender receiving such proportionately greater payment shall (i) notify Administrative Agent and each other Lender of the receipt of such payment and (ii) apply a portion of such payment to purchase participations (which it shall be deemed to have purchased from each seller of a participation simultaneously upon the receipt by such seller of its portion of such payment) in the Aggregate Amounts Due to the other Lenders so that all such recoveries of Aggregate Amounts Due shall be shared by all Lenders in proportion to the Aggregate Amounts Due to them; PROVIDED that if all or part of such proportionately greater payment received by such purchasing Lender is thereafter recovered from such Lender upon the bankruptcy or reorganization of Company or otherwise, those purchases shall be rescinded and the purchase prices paid for such participations shall be returned to such purchasing Lender ratably to the extent of such recovery, but without interest. Company expressly consents to the foregoing arrangement and agrees that any holder of a participation so purchased may exercise any and all rights of banker's lien, set-off or counterclaim with respect to any and all monies owing by Company to that holder with respect thereto as fully as if that holder were owed the amount of the participation held by that holder.

            o  AMENDMENTS AND WAIVERS.

            o No amendment, modification, termination or waiver of any provision of this Agreement or of the other Loan Documents, and no consent to any departure by Company therefrom, shall in any event be effective without the written concurrence of Requisite Lenders; PROVIDED that any amendment, modification, termination, waiver or consent which:

            o extends, postpones or waives the final scheduled maturity of any Loan or Note, or extends the stated maturity of any Letter of Credit beyond the Revolving Loan Commitment Termination Date, or reduces the rate or extends the time of payment of interest or fees thereon (except in connection with a waiver of applicability of any post-default increase in interest rates), or reduces the principal amount thereof (except to the extent repaid in cash), or increases the amount or extends the expiration date of any Lender's Commitments; or

            o releases all or substantially all of (x) the Collateral (except as expressly provided in the Loan Documents) under all the Collateral Documents (it being understood that an increase in the amount of Indebtedness of the Company secured ratably by the Collateral shall not be deemed a release of Collateral), or (y) the Subsidiary Guarantors (except as expressly provided in the Loan Documents) from their obligations under the Subsidiary Guaranty, or subordinates the rights of any Lender in right of payment, or to any Collateral, to the prior payment or priority of any other Person (including, without limitation, any future Loans under this Agreement); or

            o  amends, modifies or waives any provision of this subsection 10.6;
               or

            o reduces the percentage specified in the definition "Requisite Lenders" or "Requisite Class Lenders" (it being understood that, with the consent of Requisite Lenders, holders of additional extensions of credit pursuant to this Agreement may be included in the determination of Requisite Lenders on substantially the same basis as the holders of extensions of Term Loans and Revolving Loan Commitments are included on the Closing Date); or

            o consents to the assignment or transfer by any Loan Party of any of its rights and obligations under this Agreement or any other Loan Document or amends, modifies or waives any provision of any Loan Document that, by its terms, requires the consent, approval or satisfaction of all of the Lenders;

shall be effective only if evidenced in a writing signed by or on behalf of all Lenders (with Obligations being directly affected in the case of clause (a) above).

            In addition, (i) no amendment, modification, termination or waiver of any provision of any Note held by a Lender or which increases the Commitments of any Lender over the amount thereof then in effect shall be effective without the written concurrence of such Lender, (ii) no amendment, modification, termination or waiver of any provision of subsection 2.1A(iv) or any other provision of this Agreement relating to the Swing Line Lender shall be effective without the written concurrence of Swing Line Lender, (iii) no amendment, modification, termination or waiver of any provision of Section 9 or of any other provision of this Agreement which, by its terms, expressly requires the approval or concurrence of Administrative Agent shall be effective without the written concurrence of Administrative Agent, (iv) no amendment, modification, termination or waiver of any provision of subsection 2.3C or subsection 2.4 or any Collateral Document or Subsidiary Guaranty that has the effect of changing any voluntary or mandatory prepayments or Commitment reductions or voluntary prepayment fees or application of proceeds of Collateral or payments pursuant to the Subsidiary Guaranty applicable to any Class (the "AFFECTED CLASS") in a manner that disproportionately disadvantages such Class relative to the other Classes shall be effective without the written concurrence of Requisite Class Lenders of the Affected Class (it being understood and agreed that any amendment, modification, termination or waiver of any such provision that only postpones or reduces any voluntary or mandatory prepayment or Commitment reduction set forth in subsection 2.4 with respect to one Class but not the other Classes shall be deemed to disproportionately disadvantage one Class but not to disproportionately disadvantage such other Classes for purposes of this clause (iv), and it being further understood that any amendment covered by clause (v) or clause (vi) shall be deemed not to disproportionately disadvantage any

Class), (v) any increase in the Tranche A Term Loan Commitments, Tranche B
Term Loan Commitments or Revolving Loan Commitments (and any appropriate conforming and supplemental modifications to this Agreement) shall require the approval of Supermajority Lenders and each Lender increasing its Tranche A Term Loan Commitment, Tranche B Term Loan Commitment or Revolving Loan Commitment, as the case may be (provided that increases pursuant to subsection 2.1A(v) do not require the consent of either Requisite Lenders or Supermajority Lenders), (vi) the creation of an additional Class of commitments and loans made thereunder (and any appropriate conforming and supplemental modifications to this Agreement) shall require the approval of Supermajority Lenders and each Lender providing a commitment under such additional Class, and (vii) no amendment, modification, waiver or consent in respect of any provision of this Agreement or any other Loan Document shall be effective without the consent of all of the Tranche B Term Loan Lenders if such amendment, modification, termination, waiver or consent amends, modifies, terminates or waives subsection 2.3C.

            o If, in connection with any proposed amendment, modification, termination or waiver of any of the provisions of this Agreement or the Notes which requires the consent of all Lenders, the consent of Requisite Lenders is obtained but the consent of one or more of such other Lenders whose consent is required is not obtained, then Company shall have the right, so long as all non-consenting Lenders whose individual consent is required are treated as described in either clause (i) or (ii) below, to either (i) replace each such non-consenting Lender or Lenders with one or more Replacement Lenders pursuant to subsection 2.8 so long as at the time of such replacement, each such Replacement Lender consents to the proposed amendment, modification, termination or waiver, or (ii) terminate such non-consenting Lender's Commitments and repay in full its outstanding Loans in accordance with subsections 2.4B(i)(b) and 2.4B(ii)(b); PROVIDED that unless the Commitments that are terminated and the Loans that are repaid pursuant to the preceding clause (ii) are immediately replaced in full at such time through the addition of new Lenders or the increase of the Commitments and/or outstanding Loans of existing Lenders (who in each case must specifically consent thereto), then in the case of any action pursuant to the preceding clause (ii), the Requisite Lenders (determined before giving effect to the proposed action) shall specifically consent thereto; PROVIDED FURTHER that Company shall not have the right to terminate such non-consenting Lender's Commitment and repay in full its outstanding Loans pursuant to clause (ii) of this subsection 10.6B if, immediately after the termination of such Lender's Revolving Loan Commitment in accordance with subsection 2.4B(ii)(b), the Revolving Loan Exposure of all Lenders would exceed the Revolving Loan Commitments of all Lenders; PROVIDED STILL FURTHER that Company shall not have the right to replace a Lender solely as a result of the exercise of such Lender's rights (and the withholding of any required consent by such Lender) pursuant to the second paragraph of subsection 10.6A.

            o Administrative Agent may, but shall have no obligation to, with the concurrence of any Lender, execute amendments, modifications, waivers or consents on behalf of that Lender. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on Company in any case shall entitle Company to any other or further notice or demand in similar or other circumstances. Any amendment, modification, termination, waiver or consent effected in accordance with this subsection 10.6 shall be binding upon each Lender at the time outstanding, each future Lender and, if signed by Company, on Company.

            o  INDEPENDENCE OF COVENANTS.

            All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or would otherwise be within the limitations of, another covenant shall not avoid the occurrence of an Event of Default or Potential Event of Default if such action is taken or condition exists.

            o  NOTICES.

            Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, telexed or sent by telefacsimile or United States mail or courier service and shall be deemed to have been given when delivered in person or by courier service, upon receipt of telefacsimile or telex, or three Business Days after depositing it in the United States mail with postage prepaid and properly addressed; PROVIDED that notices to Administrative Agent shall not be effective until received. For the purposes hereof, the address of each party hereto shall be as set forth under such party's name on the signature pages hereof or (i) as to Company and Administrative Agent, such other address as shall be designated by such Person in a written notice delivered to the other parties hereto and (ii) as to each other party, such other address as shall be designated by such party in a written notice delivered to Administrative Agent.

            o  SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS.

            o All representations, warranties and agreements made herein shall survive the execution and delivery of this Agreement and the making of the Loans and the issuance of the Letters of Credit hereunder.

            o Notwithstanding anything in this Agreement or implied by law to the contrary, the agreements of Company set forth in subsections 2.6D, 2.7, 3.5A, 3.6, 5.12, 6.7A, 10.2, 10.3 and 10.4 and the
               agreements of Lenders set forth in subsections 9.2C, 9.4 and 10.5 shall survive the payment of the Loans, the cancellation or expiration of the Letters of Credit and the reimbursement of any amounts drawn thereunder, the foreclosure (including by the exercise of power of sale) of any Mortgage or any deed given in lieu of foreclosure, and the termination of this Agreement.

            o  FAILURE OR INDULGENCE NOT WAIVER; REMEDIES CUMULATIVE.

            No failure or delay on the part of any Agent or any Lender in the exercise of any power, right or privilege hereunder or under any other Loan Document shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude any other or further exercise thereof or of any other power, right or privilege. All rights and remedies existing under this Agreement and the other Loan Documents are cumulative to, and not exclusive of, any rights or remedies otherwise available.

            o  MARSHALLING; PAYMENTS SET ASIDE.

            None of Agents or Lenders shall be under any obligation to marshal any assets in favor of Company or any other party or against or in payment of any or all of the Obligations. To the extent that Company makes a payment or payments to Administrative Agent or Lenders (or to Administrative Agent for the benefit of Lenders), or any of Agents or Lenders enforce any security interests or exercise their rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, any other state or federal law, common law or any equitable cause, then, to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor or related thereto, shall be revived and continued in full force and effect as if such payment or payments had not been made or such enforcement or setoff had not occurred.

            o  SEVERABILITY.

            In case any provision in or obligation under this Agreement or the Notes shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

            o  OBLIGATIONS SEVERAL; INDEPENDENT NATURE OF LENDERS' RIGHTS.

            The obligations of Lenders hereunder are several and no Lender shall be responsible for the obligations or Commitments of any other Lender hereunder. Nothing contained herein or in any other Loan Document, and no action taken by Lenders pursuant hereto or thereto, shall be deemed to constitute Lenders as a partnership, an association, a joint venture or any other kind of entity. The amounts payable at any time hereunder to each Lender shall be a separate and independent debt, and each Lender shall be entitled to protect and enforce its rights arising out of this Agreement and it shall not be necessary for any other Lender to be joined as an additional party in any proceeding for such purpose.

            o  HEADINGS.

            Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

            o  APPLICABLE LAW.

            THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

            o  CONSENT TO JURISDICTION AND SERVICE OF PROCESS.

            ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST COMPANY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY OBLIGATIONS THEREUNDER, MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW YORK. BY EXECUTING AND DELIVERING THIS AGREEMENT, COMPANY, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY

            (I) ACCEPTS GENERALLY AND UNCONDITIONALLY THE NONEXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS;

            (II) WAIVES ANY OBJECTION TO VENUE AND ANY DEFENSE OF FORUM NON CONVENIENS;

            (III) AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO COMPANY AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SUBSECTION 10.8;

            (IV) AGREES THAT SERVICE AS PROVIDED IN CLAUSE (III) ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER COMPANY IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT;

            (V) AGREES THAT LENDERS RETAIN THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST COMPANY IN THE COURTS OF ANY OTHER JURISDICTION; AND

            (VI) AGREES THAT THE PROVISIONS OF THIS SUBSECTION 10.17 RELATING TO JURISDICTION AND VENUE SHALL BE BINDING AND ENFORCEABLE TO THE FULLEST EXTENT PERMISSIBLE UNDER NEW YORK GENERAL OBLIGATIONS LAW SECTION 5-1402 OR OTHERWISE.

            o  WAIVER OF JURY TRIAL.

            EACH OF THE PARTIES TO THIS AGREEMENT HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR ANY DEALINGS BETWEEN THEM

RELATING TO THE SUBJECT MATTER OF THIS LOAN TRANSACTION OR THE LENDER/BORROWER RELATIONSHIP THAT IS BEING ESTABLISHED. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including contract claims, tort claims, breach of duty claims and all other common law and statutory claims. Each party hereto acknowledges that this waiver is a material inducement to enter into a business relationship, that each has already relied on this waiver in entering into this Agreement, and that each will continue to rely on this waiver in their related future dealings. Each party hereto further warrants and represents that it has reviewed this waiver with its legal counsel and that it knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SUBSECTION 10.18 AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE LOANS MADE HEREUNDER. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

            o  CONFIDENTIALITY.

            Each Lender shall hold all non-public information obtained pursuant to the requirements of this Agreement which has been identified as confidential by Company in accordance with such Lender's customary procedures for handling confidential information of this nature and in accordance with safe and sound banking practices, it being understood and agreed by Company that in any event a Lender may make disclosures to Affiliates and professional advisors of such Lender or disclosures reasonably required by (a) any bona fide assignee, transferee or participant in connection with the contemplated or actual assignment or transfer by such Lender of any Loans or any participations therein or (b) by any direct or indirect contractual counterparties in swap agreements or such contractual counterparties' professional advisors provided that such contractual counterparty or professional advisor to such contractual counterparty agrees to keep such information confidential to the same extent required of the Lenders hereunder, or disclosures required or requested by any governmental agency or representative thereof or pursuant to legal process; PROVIDED that, unless specifically prohibited (or requested not to do so) by applicable law or court order, each Lender shall notify Company of any request by any governmental agency or representative thereof (other than any such request in connection with any examination of the financial condition of such Lender by such governmental agency) for disclosure of any such non-public information prior to disclosure of such information, or disclosure of information in connection with any litigation to which such Lender is a party, or disclosure of information which is or becomes publicly available other than as a result of a breach by such Lender of this subsection 10.19, or disclosure of information which is received by such Lender without restriction as to its disclosure or use from a Person who, to such Lender's knowledge or reasonable belief, was not prohibited from disclosing it by any duty of confidentiality; and PROVIDED FURTHER that in no event shall Administrative Agent or any Lender be obligated or required to return any materials furnished by Company or any of its Subsidiaries.

            o  COUNTERPARTS; EFFECTIVENESS.

            This Agreement and any amendments, waivers, consents or supplements hereto or in connection herewith may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto and receipt by Company and Administrative Agent of written or telephonic notification of such execution and authorization of delivery thereof.

                  [Remainder of page intentionally left blank]

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

            COMPANY:

                                    AUTOTOTE CORPORATION




                                    By:_________________________________
                                    Name:
                                    Title:

                                    Notice Address:

                                    [            ]
                                    Tel.: [            ]
                                    Fax: [            ]

            LENDERS:

                                    DLJ CAPITAL FUNDING, INC., individually
                                    and as Administrative Agent and
                                    Syndication Agent




                                    By:_________________________________
                                    Name:
                                    Title:

                                    Notice Address:

                                    277 Park Avenue
                                    New York, NY 10172
                                    Attention: [              ]
                                    Tel.: 212-892-2903
                                    Fax: 212-892-6031





                                    LEHMAN COMMERCIAL PAPER INC.,
                                    individually and as Documentation Agent



                                    By:_________________________________
                                    Name:
                                    Title:

                                    Notice Address:

                                    ____________________________________
                                    ____________________________________
                                    Attention:__________________________
                                    Tel.:_______________________________
                                    Fax:________________________________

                                    LEHMAN BROTHERS INC., as Co-Arranger




                                    By:_________________________________
                                    Name:
                                    Title:

                                    Notice Address:

                                    ____________________________________
                                    ____________________________________
                                    Attention:__________________________
                                    Tel.:_______________________________
                                    Fax:________________________________

                                  $345,000,000

                      AMENDED AND RESTATED CREDIT AGREEMENT


                           DATED AS OF OCTOBER 6, 2000


                                      AMONG


            AUTOTOTE CORPORATION,
                                  AS BORROWER,

                           THE LENDERS LISTED HEREIN,

                                   AS LENDERS,

                           DLJ CAPITAL FUNDING, INC.,

                              AS SYNDICATION AGENT,

                          LEHMAN COMMERCIAL PAPER INC.,

                             AS DOCUMENTATION AGENT,

                                       AND

                           DLJ CAPITAL FUNDING, INC.,

                             AS ADMINISTRATIVE AGENT





                  LEAD ARRANGER AND SOLE BOOK RUNNING MANAGER:

                            DLJ CAPITAL FUNDING, INC.



                                  CO-ARRANGER:

                              LEHMAN BROTHERS INC.

                                  $345,000,000
                              AUTOTOTE CORPORATION
                      AMENDED AND RESTATED CREDIT AGREEMENT


                                TABLE OF CONTENTS

                                                                            PAGE

Section 1.  DEFINITIONS......................................................2
      1.1   Defined Terms....................................................2
      1.2   Accounting Terms; Utilization of GAAP for Purposes of
            Calculations Under Agreement....................................35
      1.3   Other Definitional Provisions and Rules of Construction.........36


Section 2.  AMOUNTS AND TERMS OF COMMITMENTS AND LOANS......................36
      2.1   Commitments; Making of Loans; Notes.............................36
      2.2   Interest on the Loans...........................................45
      2.3   Fees............................................................49
      2.4   Repayments, Prepayments and Reductions in Loan Commitments;
            General Provisions Regarding Payments...........................50
      2.5   Use of Proceeds.................................................60
      2.6   Special Provisions Governing LIBO Rate Loans....................61
      2.7   Increased Costs; Taxes; Capital Adequacy........................63
      2.8   Obligation of Lenders and Issuing Lenders to Mitigate;
            Replacement of Lender...........................................67


Section 3.  LETTERS OF CREDIT...............................................69
      3.1   Issuance of Letters of Credit and Lenders' Purchase of
            Participations Therein..........................................69
      3.2   Letter of Credit Fees...........................................72
      3.3   Drawings and Reimbursement of Amounts Paid Under Letters of
            Credit..........................................................73
      3.4   Obligations Absolute............................................75
      3.5   Indemnification; Nature of Issuing Lenders' Duties..............76
      3.6   Increased Costs and Taxes Relating to Letters of Credit.........77


Section 4.  CONDITIONS TO LOANS AND LETTERS OF CREDIT.......................78
      4.1   Conditions to Initial Loans.....................................78
      4.2   Conditions to All Loans.........................................89
      4.3   Conditions to Letters of Credit.................................90
      4.4   Restatement Effective Date Conditions...........................90


Section 5.  COMPANY'S REPRESENTATIONS AND WARRANTIES........................93
      5.1   Organization, Powers, Qualification, Good Standing,

                                                                            PAGE

            Business and Subsidiaries.......................................93
      5.2   Authorization of Borrowing, etc.................................94
      5.3   Financial Condition.............................................96
      5.4   No Material Adverse Change; No Restricted Junior Payments.......96
      5.5   Title to Properties; Liens; Real Property.......................96
      5.6   Litigation; Adverse Facts.......................................97
      5.7   Payment of Taxes................................................97
      5.8   Performance of Agreements; Materially Adverse Agreements........98
      5.9   Governmental Regulation.........................................98
      5.10  Securities Activities...........................................98
      5.11  Employee Benefit Plans..........................................98
      5.12  Certain Fees....................................................99
      5.13  Environmental Protection.......................................100
      5.14  Employee Matters...............................................101
      5.15  Solvency.......................................................101
      5.16  Matters Relating to Collateral.................................101
      5.17  Related Agreements.............................................102
      5.18  Disclosure.....................................................102
      5.19  Certain Jurisdictions..........................................102


Section 6.  COMPANY'S AFFIRMATIVE COVENANTS................................102
      6.1   Financial Statements and Other Reports.........................103
      6.2   Legal Existence, etc...........................................108
      6.3   Payment of Taxes and Claims; Tax Consolidation.................109
      6.4   Maintenance of Properties; Insurance; Application of Net
            Insurance/Condemnation Proceeds................................109
      6.5   Inspection Rights; Lender Meeting..............................112
      6.6   Compliance with Laws, etc......................................112
      6.7 Environmental Review and Investigation, Disclosure, Etc.; Company's Actions Regarding Hazardous Materials Activities,
            Environmental Claims and Violations of Environmental Laws......112
      6.8   Execution of Subsidiary Guaranty and Personal Property
            Collateral Documents by Certain Subsidiaries and Future
            Subsidiaries; IP Collateral....................................115
      6.9   Leasehold Properties; Matters Relating to Additional Real
            Property Collateral; Certain Opinions; Removal of Liens........116
      6.10  Interest Rate Protection.......................................120
      6.11  Fiscal Year....................................................120
      6.12  Connecticut Lottery Corporation................................120
      6.13  Delisting......................................................120


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Section 7.  COMPANY'S NEGATIVE COVENANTS...................................121
      7.1   Indebtedness...................................................121
      7.2   Liens and Related Matters......................................123
      7.3   Investments; Joint Ventures....................................127
      7.4   Contingent Obligations.........................................128
      7.5   Restricted Junior Payments.....................................129
      7.6   Financial Covenants............................................130
      7.7   Restriction on Fundamental Changes; Asset Sales and
            Acquisitions...................................................132
      7.8   Consolidated Capital Expenditures..............................135
      7.9   Sales and Lease-Backs..........................................135
      7.10  Sale or Discount of Receivables................................136
      7.11  Transactions with Stockholders and Affiliates..................136
      7.12  Disposal of Subsidiary Equity..................................137
      7.13  Conduct of Business............................................137
      7.14  Amendments or Waivers of Related Agreements....................137
      7.15  Fiscal Year....................................................138
      7.16  Consolidated Capital Software Expenditures.....................138
      7.17  Margin Stock...................................................139


Section 8.  EVENTS OF DEFAULT..............................................139
      8.1   Failure to Make Payments When Due..............................139
      8.2   Default in Other Agreements....................................139
      8.3   Breach of Certain Covenants....................................139
      8.4   Breach of Warranty.............................................140
      8.5   Other Defaults Under Loan Documents............................140
      8.6   Involuntary Bankruptcy; Appointment of Receiver, etc...........140
      8.7   Voluntary Bankruptcy; Appointment of Receiver, etc.............140
      8.8   Judgments and Attachments......................................141
      8.9   Dissolution....................................................141
      8.10  Employee Benefit Plans.........................................141
      8.11  Change in Control..............................................141
      8.12  Invalidity of Guaranties; Failure of Security; Repudiation
            of Obligations.................................................141


Section 9.  THE AGENTS.....................................................142
      9.1   Appointment....................................................142
      9.2   Powers and Duties; General Immunity............................144
      9.3   Representations and Warranties; No Responsibility For
            Appraisal of Creditworthiness..................................145
      9.4   Right to Indemnity.............................................145
      9.5   Successor Agents and Swing Line Lender.........................146
      9.6   Collateral Documents and Guaranties............................146


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Section 10. MISCELLANEOUS..................................................147
      10.1  Successors and Assigns.........................................147
      10.2  Expenses.......................................................149
      10.3  Indemnity......................................................150
      10.4  Set-Off; Security Interest in Deposit Accounts.................151
      10.5  Ratable Sharing................................................152
      10.6  Amendments and Waivers.........................................152
      10.7  Independence of Covenants......................................155
      10.8  Notices........................................................155
      10.9  Survival of Representations, Warranties and Agreements.........155
      10.10 Failure or Indulgence Not Waiver; Remedies Cumulative..........155
      10.11 Marshalling; Payments Set Aside................................156
      10.12 Severability...................................................156
      10.13 Obligations Several; Independent Nature of Lenders' Rights.....156
      10.14 Headings.......................................................156
      10.15 Applicable Law.................................................156
      10.17 Consent to Jurisdiction and Service of Process.................157
      10.18 Waiver of Jury Trial...........................................158
      10.19 Confidentiality................................................158
      10.20 Counterparts; Effectiveness....................................159
      Signature pages......................................................S-1


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


                                    EXHIBITS


I              FORM OF NOTICE OF BORROWING

II             FORM OF NOTICE OF CONVERSION/CONTINUATION

III            FORM OF REQUEST FOR ISSUANCE OF LETTER OF CREDIT

IV-A           FORM OF TRANCHE A TERM NOTE

IV-B           FORM OF TRANCHE B TERM NOTE

IV-C           FORM OF REVOLVING NOTE

IV-D           FORM OF SWING LINE NOTE

V              FORM OF COMPLIANCE CERTIFICATE

VI             FORM OF FINANCIAL CONDITION CERTIFICATE

VII-A          FORM OF CLOSING DATE OPINION OF KRAMER LEVIN NAFTALIS &
               FRANKEL L.L.P

VII-B          FORM OF CLOSING DATE OPINION OF SMITH, GAMBRELL & RUSSELL, LLP

VII-C FORM OF CLOSING DATE OPINION OF SILLS, CUMMIS, RADIN, TISCHMAN, EPSTEIN & GROSS P.A.

VII-D FORM OF CLOSING DATE OPINION OF TOBIN, CARBERRY, O'MALLEY, RILEY & SELINGER, P.C.

VII-E          FORM OF CLOSING DATE OPINION OF SHRECK MORRIS

VII-F          FORM OF CLOSING DATE OPINION OF MARTIN E. SCHLOSS, ESQ.

VII-G          FORM OF CLOSING DATE OPINION OF C. GRAY BETHEA, ESQ.

VIII           FORM OF OPINION OF O'MELVENY & MYERS LLP

IX             FORM OF ASSIGNMENT AGREEMENT

X              FORM OF CERTIFICATE RE NON-BANK STATUS

XI             INTENTIONALLY OMITTED

XII            FORM OF SECURITY AGREEMENT

XIII           FORM OF SUBSIDIARY GUARANTY

XIV            FORM OF AGREEMENT OF JOINDER

XV             FORM OF COLLATERAL ACCESS AGREEMENT

XVI            MASTER RESTATEMENT CONFIRMATION

XVII FORM OF RESTATEMENT EFFECTIVE DATE OPINION OF KRAMER LEVIN NAFTALIS & FRANKEL L.L.P

XVIII          FORM OF RESTATEMENT EFFECTIVE DATE OPINION OF MARTIN E.
               SCHLOSS, ESQ.

XIX            FORM OF RESTATEMENT EFFECTIVE DATE OPINION OF O'MELVENY &
               MYERS LLP





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


                                    SCHEDULES

2.1         LENDERS' COMMITMENTS AND PRO RATA SHARES

5.1         SUBSIDIARIES OF COMPANY

5.5         REAL PROPERTY

5.6         LITIGATION

5.13        ENVIRONMENTAL MATTERS

7.1         CERTAIN EXISTING INDEBTEDNESS

7.2         CERTAIN EXISTING LIENS

7.2C(a) CERTAIN EXISTING AGREEMENTS WITH GOVERNMENTAL AUTHORITIES PROHIBITING THE ASSUMPTION OR CREATION OF LIENS

7.2C(e) EXISTING RIGHTS OF FIRST REFUSAL WITH RESPECT TO INTERESTS IN CERTAIN SUBSIDIARIES AND JOINT VENTURES

7.2C(g) CERTAIN AGREEMENTS PROHIBITING THE CREATION OR ASSUMPTION OF ANY LIEN ON ASSETS

7.2D(a) CERTAIN EXISTING AGREEMENTS WITH GOVERNMENTAL AUTHORITIES RESTRICTING THE ABILITY TO TRANSFER ASSETS

7.2D(c) CERTAIN AGREEMENTS RESTRICTING THE PAYMENT OF DIVIDENDS AND THE MAKING OF DISTRIBUTIONS ON EQUITY INTERESTS

7.3         CERTAIN EXISTING INVESTMENTS

7.4         CERTAIN EXISTING CONTINGENT OBLIGATIONS

7.11(vi) TRANSACTIONS WITH AFFILIATES

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